                                                                   Exhibit 99(f)
PIMCO FUNDS ANNUAL REPORT


MULTI-MANAGER SERIES
June 30, 2000

Share Classes
/Ins/ Institutional
/Adm/ Administrative

PIMCO EQUITY ADVISORS
Equity Income Fund                       Mid-Cap Equity Fund
Value Fund                               Opportunity Fund
Renaissance Fund                         Innovation Fund
Growth Fund                              Global Innovation Fund
Select Growth Fund                       International Growth Fund
Target Fund

-------------------------------------------------------------------------------
CADENCE CAPITAL MANAGEMENT

Mega-Cap Fund                            Small-Cap Fund
Capital Appreciation Fund                Micro-Cap Fund
Mid-Cap Fund

-------------------------------------------------------------------------------
NFJ INVESTMENT GROUP

Small-Cap Value Fund                     NFJ Equity Income Fund
NFJ Value Fund

-------------------------------------------------------------------------------
PARAMETRIC PORTFOLIO ASSOCIATES

Enhanced Equity Fund                     Tax-Efficient Structured
Tax-Efficient Equity Fund                Emerging Markets Fund
Structured Emerging Markets Fund

-------------------------------------------------------------------------------
BLAIRLOGIE CAPITAL MANAGEMENT

International Fund

                                                                   PIMCO FUNDS

PIMCO FUNDS ANNUAL REPORT

MULTI-MANAGER
SERIES


Dear PIMCO Funds Shareholder:

The first half of 2000 could serve as a textbook illustration of U.S. stock market volatility. After reaching record highs in the first quarter, both the Dow Jones Industrial Average and the tech-focused NASDAQ Composite Index tumbled during the second quarter, before starting to recover lost ground as the quarter ended.

This unprecedented volatility has presented a challenge for many investors, some of whom may have lost sight of the stock market's inherent risks, especially in the context of the longest bull market in history. In times like these that try investors' souls--and patience--it's more important than ever to remember a few time-honored principles...

Maintain a diversified investment portfolio. Have a healthy respect for risk. Keep your focus on the long term. Or as Bill Gross--PIMCO's oft-quoted bond chief--has said, "Set your sights on a horizon and sail until you get there."

Those who can stick with these precepts will be able to ride out short-term market gyrations and ultimately reach their investment goals. At PIMCO, we're committed to providing investors with the kind of high quality investment vehicles that can help them get there.

How have our Funds fared during these volatile times? Well, I'm pleased to report that they have weathered the storms well, overcoming the extreme market fluctuations to report strong performance over the past six months. You see, our Fund Managers keep their sights firmly planted on the horizon too.

On the following pages you will find a more complete review of each Fund in light of financial market activities as well as specific details about the total return investment performance. We appreciate the trust you have placed in us, and we will continue to focus our efforts to meet your investment needs.

If you have any questions regarding your investment, contact your financial adviser, or call us at 1-888-87-PIMCO. Or visit our Web site at www.pimcofunds.com.

Sincerely,

/s/ Stephen J. Treadway

Stephen J. Treadway

President, Chief Executive Officer

July 31, 2000


OF INTEREST On May 5, 2000, Allianz AG completed the acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors L.P. ("PIMCO Advisors"), of which PIMCO is a subsidiary partnership. As a result of this transaction, PIMCO Advisors, and its subsidiaries, are now controlled by Allianz AG, a leading provider of financial services, particularly in Europe. PIMCO remains operationally independent, continues to operate under its existing name, and now leads the global fixed income investment efforts of Allianz AG. Key employees at each of PIMCO Advisors' investment units, including PIMCO's Bill Gross, have signed long-term employment contracts and have significant profit-sharing and retention arrangements to ensure continuity of the investment process and staff. With the addition of PIMCO Advisors, the Allianz Group manages assets of approximately $650 billion, including more than 300 mutual funds for retail and institutional clients around the world.

                                                             ANNUAL REPORT     1

GROWTH, VALUE OR BLEND? A ROUNDTABLE DISCUSSION

MANAGER
Q & A


Ken Corba is PIMCO's leading growth investment expert and the manager of PIMCO Growth, Select Growth and Growth and Income (formerly the Mid-Cap Equity Fund) Funds. He has more than 15 years of growth investment experience. John Schneider manages PIMCO Renaissance and Value Funds and has more than 12 years of value investing experience. Dave Breed manages PIMCO Capital Appreciation and Mid-Cap Funds and has more than 30 years of experience, specializing in growth-at-a-reasonable-price, a type of blend investing.

Q: EACH OF YOU IS A STRONG BELIEVER IN YOUR OWN PARTICULAR INVESTMENT STYLE. CAN YOU EXPLAIN WHY AN INVESTOR SHOULD HAVE EXPOSURE TO IT?

KC: While it's true that different investment styles outperform at various times, I believe growth stock investing offers the greatest potential for capital appreciation over the long term. For the last several years, growth stocks have dominated the stock market in terms of both performance and earnings growth--and I think this trend is likely to continue.

JS: I think it's prudent to have exposure to value stocks. Although they've underperformed in recent years, history has shown that different investment styles fall in and out of favor, so it makes sense to have exposure to various investment styles. In addition, stock valuations are at historically high levels, which I do not believe are sustainable. I would not be surprised to see a rotation towards lower valuation issues in the near term.

DB: Growth-at-a-reasonable-price (GARP) investing represents what I believe to be the best of both worlds for investors. It provides access to growth potential but it also places importance on reasonable valuation. While investors are certainly enamored with growth stocks right now, I believe they are becoming more price sensitive, which usually happens during periods of rising interest rates. GARP investing is the often-overlooked alternative to growth and value investing.

Q: CAN YOU GIVE US AN EXAMPLE OF ONE OF YOUR BEST PERFORMING HOLDINGS THAT EXEMPLIFIES YOUR INVESTMENT STYLE?

KC: One of our best performing holdings is JDS Uniphase, which makes fiber optic components. Fiber optic telecommunications equipment is one of the fastest-growing industries right now, and JDS Uniphase is the leader in this area. The company has a very successful acquisition strategy, which has enabled it to gain market share and complement its existing product line. It's one of the great wealth-creating companies of our time--and just the kind of stock we like to own.

JS: Ace Limited, a property and casualty insurance (P&C) company, has nearly doubled since we added it to the portfolio. For more than a decade, property and casualty insurance companies performed poorly because the industry suffered from too much competition. However, we anticipated that the industry would lose its weakest players, which would enable it to gain pricing power and increase extremely narrow profit margins. As a result, we added fundamentally strong P&C insurers, such as Ace, that we expected would benefit from the industry consolidation. Ace, which boasts a strong balance sheet and an exceptional management team, did indeed outperform.

DB: Corning, a fiber optic telecommunications equipment maker, has turned in a strong performance for the Fund. We were attracted to the company last year because of its relatively low valuation in such a high-growth industry. Its stock price has risen as a result of several strategic acquisitions and plant expansions that would increase capacity, as well as general investor enthusiasm for this industry.

Q: WHAT AREAS OF TECHNOLOGY DO YOUR RESPECTIVE PORTFOLIOS HAVE EXPOSURE TO? HOW DO THESE FIT WITH YOUR RESPECTIVE INVESTMENT STYLES?

KC: Because technology is such an important part of the stock market in general--it now comprises 34% of the S&P 500 Index--and growth investing in particular, we have significant exposure to this sector. We are invested in many high-growth industries within technology, such as networking, fiber optics and wireless telecommunications. We own many of the premier, blue chip tech companies, including Cisco Systems, EMC and Nokia.

JS: We limit our exposure in the technology sector to companies we understand and can value--typically commodity technology companies, such as semiconductor manufacturers. They are cyclical companies, and we like to purchase them at the time in their business cycle when they are undervalued and offer upside potential. While we had a lot of exposure to commodity technology last year (chip maker Micron was our largest holding for much of the year), we don't have much exposure right now because we believe these stocks are near the peak of their business cycle and are relatively overvalued.

2    PIMCO FUNDS

 [PHOTO]                    [PHOTO]                      [PHOTO]
Ken Corba                John Schneider                David Breed


DB: We own a number of different technology companies, such as chip maker Intel and networking giant Cisco Systems. Because our goal is to offer investors an overall portfolio that is growth-oriented but reasonably valued, we are able to own these higher growth tech names and balance them out with companies, such as Tyco and General Electric, that offer low relative valuations.

Q: TO WHAT DO YOU ATTRIBUTE THE RECENT VOLATILITY IN THE MARKET?

KC: I think when you see the kind of huge appreciation that we've experienced in the past year, it only makes sense that the market would experience a correction. I welcomed this correction, because I felt it was needed. And it proved to be just the kind of correction that usually is best for the market-- deep, hard, frightening and short. A lot of the excesses were shaken out of the stock market, which was healthy, and now the stock market appears to be resuming its ascent.

JS: I attribute the volatility to the shift from institutional investors dominating the stock market to individual investors, especially day traders, comprising the majority of stock market investors. This has resulted in a dramatic shortening of investors' time horizons as well as a dramatic increase in investors' expectations. In addition, individual investors are much more likely to adopt a herd mentality, resulting in mass exoduses from particular stocks and sectors.

DB: I agree with both Ken and John. Certainly the en masse addition of day traders and do-it-yourself investors to the stock market has changed the environment and contributed to recent volatility. However, I believe a correction was virtually inevitable after such a huge rise in the stock market over a relatively short period of time.

Q: WHAT IS YOUR OUTLOOK FOR THE STOCK MARKET IN THE COMING MONTHS?

KC: I think the volatility is behind us, and the stock market should outperform in the second half of the year for several reasons. First of all, the Federal Reserve is almost finished tightening the money supply--if it hasn't already. And growth stocks have historically performed best in periods of economic deceleration with declining interest rates. In addition, we think the political backdrop is also positive for the stock market. Proposed tax cuts, such as the elimination of the estate tax, should stimulate the economy and the stock market. And, of course, corporate fundamentals remain very strong, which should augur well for equities.

JS: I don't think the volatility is necessarily behind us, and I think the stock market may turn in a lackluster performance in the coming months. I believe there is still a good chance that the domestic economy could plunge into a recession and take the stock market down with it. However, I'm confident that many value stocks have such low valuations that they can withstand a recession.

DB: I am optimistic about the stock market for the second half of the year. I agree with Ken that corporate fundamentals are strong and that the economic backdrop should be positive for equities. However, I believe that we still have the specter of rising inflation, as gas prices show no signs of dropping soon. I think that, in this environment, investors will become increasingly concerned about valuations and, while they will not abandon growth stocks, they will flock to those growth stocks that have reasonable prices.



PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The views of the manager are not indicative of the future performance of any PIMCO Fund. Investment return will fluctuate and the value of an investor's shares will fluctuate and may be worth more or less than original cost when redeemed. This article is distributed for educational purposes and the opinions of the managers should not be considered investment advice. Equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value. All holdings are as of 6/30/00. PIMCO Growth Fund held JDS Uniphase (4.11%), Cisco Systems (5.45%), EMC (7.92%) and Nokia (5.99%) in its portfolio. PIMCO Select Growth Fund held JDS Uniphase (5.30%), Cisco Systems (5.61%), EMC (6.80%), and Nokia (4.41%) in its portfolio. PIMCO Growth & Income Fund (formerly the Mid-Cap Equity Fund) held EMC (2.34%) in its portfolio. PIMCO Renaissance Fund held Ace Limited (5.44%) in its portfolio, as did PIMCO Value Fund (5.14% of its portfolio). PIMCO Capital Appreciation Fund held Corning (2.03%), Intel (1.88%), Cisco Systems (1.69%), Tyco (1.54%) and General Electric (2.43%) in its portfolio.

The S&P 500 Index is an unmanaged market index. It is not possible to invest directly in an unmanaged index.

                                                             ANNUAL REPORT    3

PIMCO FUNDS FINANCIAL INFORMATION

We are pleased to present an in-depth review of the PIMCO Multi-Manager Series Funds as of June 30, 2000. In order to help analyze, compare and contrast the Funds, the report is broken down into a number of sections. Listed below is a table of contents and descriptions of the various sections.

Pages 5-28 FUND SUMMARIES*
A summary of a Fund's performance record and portfolio composition, and a review from the Fund's investment manager.

Pages 50-83 SCHEDULE OF INVESTMENTS*
The Schedule of Investments includes a listing of securities in the Fund's portfolio as of June 30, 2000, including the number of shares or principal amount and value as of that date.


SCHEDULE OF
FUND NAME                                                  FUND SUMMARY
INVESTMENTS
Equity Income Fund                                         Page 5                  Page 50
Value Fund                                                 Page 6                  Page 51
Renaissance Fund                                           Page 7                  Page 52
Growth Fund                                                Page 8                  Page 53
Select Growth Fund                                         Page 9                  Page 54
Target Fund                                                Page 10                 Page 55
Mid-Cap Equity Fund                                        Page 11                 Page 56
Opportunity Fund                                           Page 12                 Page 57
Innovation Fund                                            Page 13                 Page 58
Global Innovation Fund                                     Page 14                 Page 59
International Growth Fund                                  Page 15                 Page 60
Mega-Cap Fund                                              Page 16                 Page 61
Capital Appreciation Fund                                  Page 17                 Page 62
Mid-Cap Fund                                               Page 18                 Page 63
Small-Cap Fund                                             Page 19                 Page 64
Micro-Cap Fund                                             Page 20                 Page 65
Small-Cap Value Fund                                       Page 21                 Page 66
Enhanced Equity Fund                                       Page 22                 Page 68
Tax-Efficient Equity Fund                                  Page 23                 Page 70
Structured Emerging Markets Fund                           Page 24                 Page 73
Tax-Efficient Structured Emerging Markets Fund             Page 25                 Page 76
International Fund                                         Page 26                 Page 79
NFJ Equity Income Fund                                     Page 27                 Page 82
NFJ Value Fund                                             Page 28                 Page 83

Pages 30-37 FINANCIAL HIGHLIGHTS
This chart shows a per share breakdown of the factors that affect a Fund's NAV for the current and past reporting periods. In addition to showing total returns, the chart reports distributions, asset sizes, expense ratios and portfolio turnover rates.

Pages 38-40 STATEMENTS OF ASSETS AND LIABILITIES
A "balance sheet" of a Fund as of the last day of the fiscal period. It includes the Fund's Class level NAVs per share by dividing the Fund's Class level net assets (assets minus liabilities) by the number of Class level shares outstanding.

Pages 41-43 STATEMENTS OF OPERATIONS
This statement lists a Fund's income, expenses, and gains and losses on securities and currency transactions, and appreciation or depreciation from portfolio holdings.

Pages 44-49 STATEMENTS OF CHANGES IN NET ASSETS
This reports the increase or decrease in a Fund's net assets during the reporting period. Changes in net assets are due to a variety of factors, including investment operations, dividends, distributions and capital share transactions.

Pages 84-91 NOTES TO FINANCIAL STATEMENTS
A description of the significant accounting policies of the Funds, and more detailed information about the schedules and tables that appear in the report.


*The Fund Summaries and Schedule of Investments for many Funds include a summary of the Fund's allocation of investments to certain "Related Industries," such as "Technology." "Communication," "Financial & Business Services," and "Health Care." These Related Industries represent broad groupings of loosely-associated industries and sectors developed by PIMCO Advisors for informational purposes, and are not intended to show a Fund's investment allocation to (or concentration in) a particular industry. (Individual industries are normally classified for these purposes by reference to Standard Industrial Classification (SIC) codes developed by the U.S. Office of Management and Budget.) Funds that invest a substantial portion of their assets in Related Industries (such as "Technology") may be subject to greater levels of risk and volatility because companies in Related Industries are often subject to similar business risks and regulatory burdens, and their securities may react similarly to economic, market, political and other developments.

4    PIMCO FUNDS

PIMCO EQUITY INCOME FUND

JUNE 30, 2000

OBJECTIVE
Current income as a
primary objective and
long-term growth of capital
as a secondary objective

PORTFOLIO
Income producing common
stocks of companies with
market capitalizations of
more than $2 billion.

TOTAL NET ASSETS
$69.9 million

NUMBER OF SECURITIES IN THE PORTFOLIO
40 (not including short-term instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors
(as of 5/8/00)


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                INST'L CLASS        ADMIN. CLASS          S&P 500    Lipper Equity
                (INCEP. 3/08/91)    (INCEP. 11/30/94)     Index      Income Fund Average
----------------------------------------------------------------------------------------
1 YEAR          -12.83%             -13.17%                7.25%      -6.71%
3 YEARS           6.13%               5.84%               19.67%       7.07%
5 YEARS          13.77%              13.46%               23.80%      13.58%
INCEPTION        13.29%              15.25%               --          --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                               PIMCO
                              Equity
                              Income            S&P 500
      Month                    Fund              Index
===================        =============     =============

    3/31/1991                5,000,000         5,000,000
    4/30/1991                5,034,636         5,012,000
    5/31/1991                5,319,615         5,228,518
    6/30/1991                5,134,629         4,989,052
    7/31/1991                5,421,923         5,221,542
    8/31/1991                5,502,697         5,345,293
    9/30/1991                5,532,987         5,256,026
   10/31/1991                5,571,975         5,326,457
   11/30/1991                5,349,510         5,111,801
   12/31/1991                5,820,738         5,696,591
    1/31/1992                5,965,177         5,590,634
    2/29/1992                6,116,657         5,663,312
    3/31/1992                6,017,412         5,552,878
    4/30/1992                6,125,605         5,716,132
    5/31/1992                6,136,148         5,744,142
    6/30/1992                6,141,420         5,658,669
    7/31/1992                6,416,503         5,889,825
    8/31/1992                6,230,286         5,769,261
    9/30/1992                6,283,491         5,837,050
   10/31/1992                6,291,695         5,857,187
   11/30/1992                6,481,829         6,056,624
   12/31/1992                6,678,968         6,130,939
    1/31/1993                6,713,379         6,182,194
    2/28/1993                6,852,877         6,266,457
    3/31/1993                7,009,814         6,398,680
    4/30/1993                6,872,708         6,244,023
    5/31/1993                6,925,440         6,411,051
    6/30/1993                7,048,480         6,429,835
    7/31/1993                7,037,196         6,403,987
    8/31/1993                7,285,359         6,646,954
    9/30/1993                7,279,450         6,595,972
   10/31/1993                7,338,489         6,732,443
   11/30/1993                7,264,797         6,668,283
   12/31/1993                7,244,360         6,748,903
    1/31/1994                7,485,093         6,978,365
    2/28/1994                7,323,454         6,788,973
    3/31/1994                7,031,262         6,492,973
    4/30/1994                7,086,480         6,576,213
    5/31/1994                7,130,340         6,684,129
    6/30/1994                7,030,089         6,520,301
    7/31/1994                7,261,756         6,734,427
    8/31/1994                7,559,317         7,010,539
    9/30/1994                7,420,033         6,839,131
   10/31/1994                7,508,099         6,992,806
   11/30/1994                7,105,537         6,738,128
   12/31/1994                7,128,119         6,838,055
    1/31/1995                7,360,723         7,015,365
    2/28/1995                7,600,312         7,288,754
    3/31/1995                7,819,936         7,503,845
    4/30/1995                8,022,855         7,724,833
    5/31/1995                8,318,505         8,033,595
    6/30/1995                8,345,382         8,220,215
    7/31/1995                8,637,759         8,492,798
    8/31/1995                8,759,800         8,514,115
    9/30/1995                8,990,321         8,873,410
   10/31/1995                8,955,485         8,841,732
   11/30/1995                9,263,351         9,229,884
   12/31/1995                9,513,516         9,407,652
    1/31/1996                9,656,255         9,727,888
    2/29/1996                9,784,719         9,818,066
    3/31/1996                9,980,549         9,912,614
    4/30/1996               10,232,220        10,058,726
    5/31/1996               10,397,604        10,318,140
    6/30/1996               10,419,988        10,357,452
    7/31/1996                9,941,075         9,899,860
    8/31/1996               10,282,119        10,108,648
    9/30/1996               10,636,733        10,677,563
   10/31/1996               10,878,310        10,972,050
   11/30/1996               11,698,210        11,801,427
   12/31/1996               11,556,478        11,567,641
    1/31/1997               11,812,152        12,290,387
    2/28/1997               12,153,051        12,386,744
    3/31/1997               11,746,786        11,877,772
    4/30/1997               12,175,500        12,586,875
    5/31/1997               12,938,613        13,353,165
    6/30/1997               13,303,510        13,951,386
    7/31/1997               14,149,548        15,061,498
    8/31/1997               13,830,125        14,217,753
    9/30/1997               14,693,065        14,996,459
   10/31/1997               14,241,238        14,495,577
   11/30/1997               14,832,089        15,166,577
   12/31/1997               15,183,146        15,426,988
    1/31/1998               15,242,961        15,597,610
    2/28/1998               16,140,192        16,722,510
    3/31/1998               16,902,461        17,578,870
    4/30/1998               16,662,284        17,755,713
    5/31/1998               16,552,203        17,450,492
    6/30/1998               16,209,160        18,159,332
    7/31/1998               15,574,494        17,965,934
    8/31/1998               13,448,868        15,368,420
    9/30/1998               14,436,778        16,352,921
   10/31/1998               15,349,856        17,683,067
   11/30/1998               16,404,968        18,754,838
   12/31/1998               16,454,558        19,835,492
    1/31/1999               16,098,100        20,665,012
    2/28/1999               15,580,661        20,022,744
    3/31/1999               15,719,974        20,823,854
    4/30/1999               17,480,796        21,630,362
    5/31/1999               17,863,080        21,119,669
    6/30/1999               18,245,156        22,291,811
    7/31/1999               17,614,402        21,595,860
    8/31/1999               17,135,496        21,488,291
    9/30/1999               16,586,425        20,899,948
   10/31/1999               16,445,364        22,222,497
   11/30/1999               15,951,651        22,674,280
   12/31/1999               16,138,353        24,009,796
    1/31/2000               15,110,148        22,803,955
    2/29/2000               13,485,881        22,371,873
    3/31/2000               15,378,675        24,560,513
    4/30/2000               15,648,213        23,821,487
    5/31/2000               15,453,546        23,332,670
    6/30/2000               15,904,195        23,907,821


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 4/01/91, the first full month following the Fund's Institutional Class inception on 3/08/91, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 11/30/94.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS          % of Total Investments
-----------------------------------------------

EMC CORP.                                  4.4%
Technology
-----------------------------------------------
CALPINE CAPITAL TRUST II                   3.7%
Utilities
-----------------------------------------------
CITIGROUP, INC.                            3.5%
Financial & Business Services
-----------------------------------------------
GENERAL MOTORS CORP. `H'                   3.2%
Consumer Discretionary
-----------------------------------------------
COX COMMUNICATIONS, INC.                   3.1%
Communications
-----------------------------------------------
UTILICORP UNITED                           3.1%
Energy
-----------------------------------------------
TYCO INTERNATIONAL LTD.                    3.1%
Capital Goods
-----------------------------------------------
NEXTEL COMM.                               2.9%
(5.250% due 01/15/2010)
Technology
-----------------------------------------------
JABIL CIRCUIT, INC.                        2.9%
Technology
-----------------------------------------------
DUKE ENERGY CORP.                          2.8%
Utilities
-----------------------------------------------
TOP TEN TOTAL                             32.7%
-----------------------------------------------




TOP 5 RELATED
INDUSTRIES               % of Total Investments
-----------------------------------------------

TECHNOLOGY                                19.9%
-----------------------------------------------
FINANCIAL & BUSINESS SERVICES             19.4%
-----------------------------------------------
ENERGY                                    17.0%
-----------------------------------------------
HEALTH CARE                               11.1%
-----------------------------------------------
COMMUNICATIONS                            10.6%
-----------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------

COMMON STOCK                              97.1%
-----------------------------------------------
CONVERTIBLE BONDS & NOTES                  2.9%
-----------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

For the one-year period ended June 30, 2000, PIMCO Equity Income Fund posted a return of -12.83% for Institutional Class shares and -13.17% for Administrative Class shares.

   With investors yearning for high earnings growth, the technology sector dominated the market dramatically this year to the exclusion of virtually all other sectors. Prior to its management change in May, the Fund had very little exposure to the tech sector, which hurt the Fund's performance. However, recent additions to the portfolio in this sector did help to boost performance. For instance, EMC, the leading provider of data storage solutions, benefited from increased corporate demand for computing storage due to greater data traffic and Internet use.

   The Fund's exposure to the energy sector contributed to its performance. Energy stocks benefited from significantly higher prices for oil and gas. Ultramar Diamond Shamrock, an independent petroleum refining company reported strong results this year. This news, along with the ever-increasing demand for power generation, helped advance the stock's price significantly.

   The financial services sector also helped the Fund's performance, despite the rising interest rate environment. Morgan Stanley Dean Witter, the financial services giant, experienced strong earnings growth in the second half of the fiscal year, benefiting from an increase in equity underwriting and merger activity. The company also benefited from dynamic growth in its global business.

   One disappointment for the Fund this year was Fortune Brands, a holding company involved in a variety of businesses including home products, golf products, liquor and office products. As concern about rising interest rates and a slowing economy increased, investors shied away from retailers, and the company's performance suffered. Fortune Brands has since been removed from the portfolio.

    The manager's outlook for the Fund is optimistic. While the Fund's philosophy of investing in dividend-paying, reasonably valued securities remains intact, the Fund's increased exposure to technology issues could contribute positively to the Fund's performance going forward.


                                                             ANNUAL REPORT    5

PIMCO VALUE FUND

JUNE 30, 2000

OBJECTIVE
Long-term growth of
capital and income

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of more than $5
billion and below average
valuations whose business
fundamentals are expected to
improve

TOTAL NET ASSETS
$166.2 million

NUMBER OF SECURITIES IN THE PORTFOLIO
41 (not including short-term instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN    For periods ended 6/30/00

                  INST'L CLASS         ADMIN. CLASS        S&P 500      Lipper Multi-Cap
                  (INCEP. 12/30/91)    (INCEP. 8/21/97)    Index        Value Fund Avg.
-----------------------------------------------------------------------------------------
1 YEAR            -6.65%               -7.00%               7.25%       -3.99%
3 YEARS            7.76%               --                  19.67%        7.78%
5 YEARS           14.90%               --                  23.80%       14.20%
INCEPTION         14.04%                5.75%              --           --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                           PIMCO              S&P 500
      Month              Value Fund            Index
==================      =============      =============

   12/31/1991             5,000,000          5,000,000
    1/31/1992             5,144,543          4,907,000
    2/29/1992             5,318,513          4,970,791
    3/31/1992             5,199,220          4,873,861
    4/30/1992             5,222,775          5,017,152
    5/31/1992             5,177,665          5,041,736
    6/30/1992             5,067,395          4,966,715
    7/31/1992             5,247,250          5,169,606
    8/31/1992             5,095,741          5,063,784
    9/30/1992             5,166,445          5,123,283
   10/31/1992             5,199,464          5,140,958
   11/30/1992             5,478,838          5,316,008
   12/31/1992             5,657,265          5,381,235
    1/31/1993             5,776,676          5,426,222
    2/28/1993             5,839,127          5,500,182
    3/31/1993             6,021,274          5,616,236
    4/30/1993             5,916,309          5,480,491
    5/31/1993             6,000,080          5,627,094
    6/30/1993             6,041,965          5,643,582
    7/31/1993             6,013,326          5,620,895
    8/31/1993             6,340,080          5,834,151
    9/30/1993             6,355,890          5,789,403
   10/31/1993             6,576,391          5,909,186
   11/30/1993             6,510,186          5,852,872
   12/31/1993             6,585,324          5,923,633
    1/31/1994             6,890,617          6,125,037
    2/28/1994             6,778,756          5,958,803
    3/31/1994             6,415,209          5,698,999
    4/30/1994             6,337,376          5,772,060
    5/31/1994             6,337,376          5,866,780
    6/30/1994             6,191,689          5,722,985
    7/31/1994             6,450,687          5,910,928
    8/31/1994             6,722,772          6,153,276
    9/30/1994             6,518,708          6,002,828
   10/31/1994             6,588,249          6,137,712
   11/30/1994             6,257,410          5,914,176
   12/31/1994             6,317,178          6,001,883
    1/31/1995             6,489,231          6,157,512
    2/28/1995             6,779,505          6,397,470
    3/31/1995             6,966,570          6,586,260
    4/30/1995             7,155,132          6,780,225
    5/31/1995             7,427,832          7,051,231
    6/30/1995             7,557,689          7,215,031
    7/31/1995             7,890,844          7,454,281
    8/31/1995             7,988,826          7,472,991
    9/30/1995             8,210,920          7,788,352
   10/31/1995             8,234,873          7,760,547
   11/30/1995             8,589,768          8,101,235
   12/31/1995             8,774,957          8,257,265
    1/31/1996             9,026,323          8,538,342
    2/29/1996             9,224,369          8,617,492
    3/31/1996             9,300,160          8,700,479
    4/30/1996             9,422,631          8,828,724
    5/31/1996             9,613,992          9,056,417
    6/30/1996             9,572,367          9,090,922
    7/31/1996             9,057,641          8,689,285
    8/31/1996             9,411,035          8,872,542
    9/30/1996             9,668,844          9,371,889
   10/31/1996             9,807,853          9,630,365
   11/30/1996            10,649,629         10,358,325
   12/31/1996            10,559,934         10,153,126
    1/31/1997            10,916,251         10,787,494
    2/28/1997            11,102,507         10,872,067
    3/31/1997            10,714,973         10,425,334
    4/30/1997            11,137,719         11,047,727
    5/31/1997            11,796,226         11,720,312
    6/30/1997            12,097,138         12,245,382
    7/31/1997            12,897,623         13,219,747
    8/31/1997            12,628,072         12,479,177
    9/30/1997            13,388,728         13,162,661
   10/31/1997            12,716,422         12,723,028
   11/30/1997            13,027,978         13,311,977
   12/31/1997            13,327,284         13,540,544
    1/31/1998            13,382,242         13,690,302
    2/28/1998            14,179,131         14,677,647
    3/31/1998            14,755,186         15,429,289
    4/30/1998            14,461,368         15,584,508
    5/31/1998            14,406,277         15,316,610
    6/30/1998            14,438,304         15,938,771
    7/31/1998            13,829,793         15,769,023
    8/31/1998            11,847,523         13,489,138
    9/30/1998            12,527,952         14,353,252
   10/31/1998            13,639,900         15,520,746
   11/30/1998            14,427,531         16,461,458
   12/31/1998            14,682,095         17,409,967
    1/31/1999            14,315,043         18,138,052
    2/28/1999            13,790,682         17,574,322
    3/31/1999            13,750,211         18,277,470
    4/30/1999            15,204,256         18,985,357
    5/31/1999            15,615,182         18,537,112
    6/30/1999            16,214,406         19,565,922
    7/31/1999            16,044,844         18,955,074
    8/31/1999            15,896,477         18,860,659
    9/30/1999            15,442,287         18,344,260
   10/31/1999            15,474,193         19,505,085
   11/30/1999            15,240,219         19,901,623
   12/31/1999            15,313,324         21,073,829
    1/31/2000            14,393,210         20,015,441
    2/29/2000            13,013,039         19,636,194
    3/31/2000            15,019,464         21,557,203
    4/30/2000            14,979,870         20,908,547
    5/31/2000            15,639,776         20,479,504
    6/30/2000            15,135,471         20,984,323


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 1/01/92, the first full month following the Fund's Institutional Class inception on 12/30/91, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annual basis. The Administrative Class commenced operations on 8/21/97.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS                   % of Total Investments
--------------------------------------------------------

WASHINGTON MUTUAL, INC.                             5.5%
Financial & Business Services
--------------------------------------------------------
ACE LTD.                                            5.1%
Financial & Business Services
--------------------------------------------------------
DEERE & CO.                                         5.0%
Capital Goods
--------------------------------------------------------
TENET HEALTHCARE CORP.                              4.4%
Health Care
--------------------------------------------------------
XL CAPITAL LTD.                                     4.3%
Financial & Business Services
--------------------------------------------------------
R & B FALCON CORP.                                  3.7%
Energy
--------------------------------------------------------
RAYTHEON CO. `B'                                    3.6%
Aerospace
--------------------------------------------------------
FEDERAL HOME LOAN MORTGAGE CORP.                    3.5%
Financial & Business Services
--------------------------------------------------------
AON CORP.                                           3.3%
Financial & Business Services
--------------------------------------------------------
PETROLEO BRASILEIRO SA                              3.2%
Energy
--------------------------------------------------------
TOP TEN TOTAL                                      41.6%
--------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                        % of Total Investments
--------------------------------------------------------

FINANCIAL & BUSINESS SERVICES                      29.7%
--------------------------------------------------------
CONSUMER STAPLES                                   11.1%
--------------------------------------------------------
ENERGY                                             10.1%
--------------------------------------------------------
AEROSPACE                                           8.6%
--------------------------------------------------------
COMMUNICATIONS                                      8.2%
--------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------

COMMON STOCK                                       96.1%
--------------------------------------------------------
CASH EQUIVALENTS                                    3.9%
--------------------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Value Fund Institutional Class shares returned -6.65% and Administrative Class shares returned -7.00% for the twelve-month period ended June 30, 2000.

   Management of PIMCO Value Fund was shifted from NFJ Investment Group to PIMCO Equity Advisors on May 8, 2000. The new manager will continue to focus on low valuation stocks, but will purchase only issues from that universe that show a strong catalyst for change.

   The Fund's exposure to the energy sector, which benefited from significantly higher prices for oil, gas and natural gas liquids, helped its performance during this year. Ultramar Diamond Shamrock, an independent petroleum refining company, reported strong revenues as a result of higher profit margins and increased demand. The company recently announced the completion of the Colorado Springs pipeline expansion project, which should help its efforts to grow earnings and returns through integrated operations. This news, accompanied with the ever-increasing demand for power generation, helped boost the stock's price significantly this year.

   The financial services sector posted lackluster returns during this period. As a result of rising interest rates, J.P. Morgan, Federal Home Loan Management and Washington Mutual all suffered. These companies witnessed a drop in their respective stock prices as profit margins narrowed because of the hike in interest rates. In addition, indications of a slowing economy in the first half of 2000 caused financial services companies to be unpopular with investors.

   The Fund's performance was hurt by its exposure to the health care sector. In particular, the HMO industry was punished by investors for much of the year, despite exceeding earnings expectations. The area was unpopular with investors in the second half of 1999 because of external problems, such as class-action lawsuits and federal attempts at HMO legislation, which received much attention from the press. Aetna, one of the Fund's largest holdings, saw its profits squeezed by rising medical costs.

   Looking ahead, the manager is optimistic that value stocks will once again return to favor. The manager believes the Fund's philosophy of investing in low valuation stocks with a catalyst should bode well for PIMCO Value Fund.

6    PIMCO FUNDS

PIMCO RENAISSANCE FUND

JUNE 30, 2000

OBJECTIVE
Long-term growth of
capital and income

PORTFOLIO
Primarily common stocks of
companies with below-average
valuations whose business
fundamentals are expected
to improve

TOTAL NET ASSETS
$478.2 million

NUMBER OF SECURITIES IN THE PORTFOLIO
60 (not including short-term instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00


              INST'L CLASS        ADMIN. CLASS         Russell 1000     Lipper Multi-Cap
              (INCEP. 12/30/97)   (INCEP. 8/31/98)     Value Index      Value Fund Avg.
----------------------------------------------------------------------------------------
1 YEAR         3.30%               3.36%               -8.92%           -3.99%
INCEPTION     11.02%              20.68%               --               --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                        PIMCO             Russell
                     Renaissance        1000 Value
     Month              Fund               Index
================     ============      =============

    12/31/1997         5,000,000         5,000,000
     1/31/1998         5,005,928         4,929,500
     2/28/1998         5,388,263         5,261,255
     3/31/1998         5,595,732         5,583,244
     4/30/1998         5,723,177         5,620,596
     5/31/1998         5,604,624         5,537,411
     6/30/1998         5,652,045         5,608,401
     7/31/1998         5,536,455         5,509,693
     8/31/1998         4,555,424         4,689,851
     9/30/1998         4,718,435         4,959,048
    10/31/1998         4,922,940         5,343,374
    11/30/1998         5,234,143         5,592,376
    12/31/1998         5,591,637         5,782,516
     1/31/1999         5,947,095         5,828,777
     2/28/1999         5,659,994         5,746,591
     3/31/1999         5,912,917         5,865,545
     4/30/1999         6,217,107         6,413,387
     5/31/1999         6,032,542         6,342,840
     6/30/1999         6,230,779         6,526,782
     7/31/1999         6,261,539         6,335,547
     8/31/1999         6,066,721         6,100,499
     9/30/1999         5,612,144         5,886,981
    10/31/1999         5,577,965         6,226,071
    11/30/1999         5,779,620         6,177,508
    12/31/1999         6,139,865         6,207,160
     1/31/2000         5,881,887         6,004,807
     2/29/2000         5,512,120         5,558,649
     3/31/2000         6,208,659         6,236,805
     4/30/2000         6,432,239         6,164,458
     5/31/2000         6,642,921         6,229,185
     6/30/2000         6,436,539         5,944,511


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 1/1/98, the first full month following the Fund's Institutional Class inception on 12/30/97, compared to the Russell 1000 Value Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 8/31/98.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------




TOP 10 HOLDINGS                      % of Total Investments
-----------------------------------------------------------

FOUNDATION HEALTH SYSTEMS, INC. `A'                    5.8%
Health Care
-----------------------------------------------------------
ACE LTD.                                               5.4%
Financial & Business Services
-----------------------------------------------------------
WASHINGTON MUTUAL, INC.                                4.8%
Financial & Business Services
-----------------------------------------------------------
TUPPERWARE CORP.                                       4.3%
Consumer Discretionary
-----------------------------------------------------------
NIAGARA MOHAWK HOLDINGS, INC.                          4.0%
Utilities
-----------------------------------------------------------
CNH GLOBAL NV                                          3.9%
Capital Goods
-----------------------------------------------------------
AETNA, INC.                                            3.4%
Health Care & Business Services
-----------------------------------------------------------
R & B FALCON CORP.                                     3.3%
Energy
-----------------------------------------------------------
ARROW ELECTRONICS, INC.                                2.7%
Technology
-----------------------------------------------------------
SUIZA FOODS CORP.                                      2.6%
Consumer Staples
-----------------------------------------------------------
TOP TEN TOTAL                                         40.2%
-----------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                           % of Total Investments
-----------------------------------------------------------

FINANCIAL & BUSINESS SERVICES                         21.9%
-----------------------------------------------------------
CONSUMER STAPLES                                      12.4%
-----------------------------------------------------------
HEALTH CARE                                           11.6%
-----------------------------------------------------------
UTILITIES                                              8.7%
-----------------------------------------------------------
ENERGY                                                 8.5%
-----------------------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------------------

COMMON STOCK                                          95.3%
-----------------------------------------------------------
CASH EQUIVALENTS                                       3.8%
-----------------------------------------------------------
CONVERTIBLE BONDS & NOTES                              0.9%
-----------------------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Renaissance Fund posted strong relative returns for the one-year period ended June 30, 2000. The Fund's Institutional Class shares returned 3.30%, outperforming the Russell 1000 Value Index return of -8.92% and the Lipper Multi-Cap Value Fund Average return of -3.99% for the same period.

   The technology sector contributed to the Fund's performance this year. The Fund invested in a number of cyclical technology companies, such as semiconductor manufacturers and electronics distributors, that exhibited low valuations early in this period. Micron Technology, a leading maker of chips for PCs, contributed to the Fund's performance for much of the year, as the demand for semiconductors outpaced supply. Arrow Electronics, the world's largest distributor of electronic components and computer products to industrial and commercial customers, was another standout performer. It benefited from the global economic recovery, which boosted demand for its products. The company's global distribution network spans the world's three dominant electronic markets--North America, Europe and the Asia/Pacific region. Furthermore, it is poised to continue its growth given the strong global economy.

   The property and casualty (P&C) industry also boosted the Fund's returns. The industry was finally able to gain pricing power in the past year, as it shed its weakest players and finally increased its extremely narrow profit margins. As a result, we added fundamentally strong P&C insurers, such as Ace Limited, that we expected would benefit from the industry consolidation. Ace, which boasts a strong balance sheet and an exceptional management team, outperformed.

   The financial services sector was a disappointment, although the Fund's underweighting in this area benefited its performance. Companies such as Federal Home Loan Management modestly underperformed in the first half of 2000 as a result of rising interest rates and signs that the economy is slowing. With profit margins being squeezed and fewer home mortgage originations, these companies proved unattractive to investors.

   Looking ahead, the manager is optimistic that PIMCO Renaissance Fund will continue its relative outperformance, given the positioning of its portfolio and its philosophy of investing in low valuation stocks with a catalyst for positive price appreciation. In addition, the manager is hopeful that, in the coming months, investors will once again favor value stocks.


                                                             ANNUAL REPORT     7

PIMCO GROWTH FUND

JUNE 30, 2000

OBJECTIVE
Long-term growth of capital;
income is an incidental
consideration

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of at least
$5 billion

TOTAL NET ASSETS
$2.9 billion

NUMBER OF SECURITIES IN THE PORTFOLIO
41 (not including short-term instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00


                INST'L CLASS         ADMIN. CLASS          S&P 500        Lipper Lg.-Cap
                (INCEP. 3/31/99)     (INCEP. 3/31/99)      Index          Growth Fund Average
---------------------------------------------------------------------------------------------
1 YEAR          32.66%               32.66%                7.25%          26.43%
INCEPTION       25.31%               24.71%                --             --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                              PIMCO
                              Growth            S&P 500
     Month                     Fund              Index
=================          =============      ===========

    3/31/1999                5,000,000         5,000,000
    4/30/1999                4,876,879         5,193,650
    5/31/1999                4,624,240         5,071,028
    6/30/1999                4,995,203         5,352,470
    7/31/1999                4,785,737         5,185,366
    8/31/1999                4,798,529         5,159,538
    9/30/1999                4,779,341         5,018,271
   10/31/1999                5,172,689         5,335,827
   11/30/1999                5,521,266         5,444,305
   12/31/1999                6,500,721         5,764,974
    1/31/2000                6,231,270         5,475,441
    2/29/2000                6,875,690         5,371,694
    3/31/2000                7,216,742         5,897,206
    4/30/2000                6,572,323         5,719,760
    5/31/2000                6,027,770         5,602,390
    6/30/2000                6,626,966         5,740,489


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 4/1/99, the first full month following the Fund's Institutional Class inception on 3/31/99, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 3/31/99.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS                % of Total Investments
-----------------------------------------------------

EMC CORP.                                        7.9%
Technology
-----------------------------------------------------
NOKIA CORP. SP- ADR                              6.0%
Communications
-----------------------------------------------------
CISCO SYSTEMS, INC.                              5.5%
Technology
-----------------------------------------------------
NORTEL NETWORKS CORP.                            4.7%
Technology
-----------------------------------------------------
MORGAN STANLEY, DEAN WITTER,                     4.3%
DISCOVER AND CO.
Financial & Business Services
-----------------------------------------------------
JDS UNIPHASE CORP.                               4.1%
Technology
-----------------------------------------------------
CITIGROUP, INC.                                  3.6%
Financial & Business Services
-----------------------------------------------------
ENRON CORP.                                      3.3%
Energy
-----------------------------------------------------
SUN MICROSYSTEMS, INC.                           3.1%
Technology
-----------------------------------------------------
OMNICOM GROUP                                    3.1%
Financial & Business Services
-----------------------------------------------------
TOP TEN TOTAL                                   45.6%
-----------------------------------------------------




TOP 5 RELATED
INDUSTRIES                     % of Total Investments
-----------------------------------------------------

TECHNOLOGY                                      43.7%
-----------------------------------------------------
FINANCIAL & BUSINESS SERVICES                   18.7%
-----------------------------------------------------
HEALTH CARE                                     12.1%
-----------------------------------------------------
COMMUNICATIONS                                   8.8%
-----------------------------------------------------
CONSUMER DISCRETIONARY                           7.5%
-----------------------------------------------------
PORTFOLIO COMPOSITION
-----------------------------------------------------

COMMON STOCK                                    98.9%
-----------------------------------------------------
CASH EQUIVALENTS                                 1.1%
-----------------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Growth Fund posted stellar returns for the one-year period ended June 30, 2000. The Fund's Institutional Class shares returned 32.66%, significantly outpacing both the S&P 500 Index's return of 7.25% and its Lipper Average return of 26.43%.

   Technology was the best performing sector for the Fund over the past year. Although this sector began to turn downwards in the second quarter, it dominated the market for the previous three quarters and overwhelmingly outperformed all other sectors over the past year. In particular, fiber optics and wireless telecommunications saw explosive growth during this period. For example, JDS Uniphase, a maker of fiber optic components for telecom networks, experienced enormous growth over the past year. The rush to add public network bandwidth to handle growing Internet and data traffic has spawned rapid development of optical networking technology, which in turn has driven demand for optical components to dramatic proportions. As the largest independent supplier of this equipment, JDS Uniphase has benefited enormously from this increased demand.

   Another standout for the Fund was Cisco Systems, a company that creates hardware and software solutions for engaging in networking on the Internet. As the information superhighway grows faster than ever, and companies race to participate in commerce over the Internet, Cisco should benefit from strong demand for its Internet infrastructure equipment and its optical networking capabilities. As the largest supplier of these products, Cisco exhibits major market dominance in this industry.

   The Fund also benefited from its exposure to the financial services industry. Citigroup, the banking and financial services giant, contributed to the Fund's performance despite the rising interest rate environment. The stock's price increased more than 33% since June of last year while its net revenue and income increased significantly as well. These results reflect volume-related growth in commissions and higher income at Salomon Smith Barney, which accounts for more than a quarter of the company's earnings.

   Looking ahead, the manager believes the economic climate will be positive for growth stocks, as inflation appears to be under control and there is a strong possibility of significant tax cuts in the near future. The manager is optimistic that PIMCO Growth Fund is poised to continue its outperformance in this environment.


8    PIMCO FUNDS

PIMCO SELECT GROWTH FUND

JUNE 30, 2000

OBJECTIVE
Long-term growth of capital;
income is an incidental
consideration

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of at least
$10 billion

TOTAL NET ASSETS
$16.9 million

NUMBER OF SECURITIES IN THE PORTFOLIO
16 (not including short-term instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                INST'L CLASS         ADMIN. CLASS         S&P 500        Lipper Lg.-Cap
                (INCEP. 12/28/94)    (INCEP. 5/31/95)     Index          Growth Fund Average
--------------------------------------------------------------------------------------------
1 YEAR          13.11%               12.54%                7.25%         26.43%
3 YEAR          26.55%               26.09%               19.67%         27.69%
5 YEAR          23.80%               23.41%               23.80%         25.59%
INCEPTION       25.27%               23.80%               --             --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                               PIMCO
                               Select
                               Growth            S&P 500
     Month                      Fund              Index
=================           =============      =============

  12/31/1994                  5,000,000          5,000,000
   1/31/1995                  5,034,965          5,129,650
   2/28/1995                  5,189,810          5,329,552
   3/31/1995                  5,339,660          5,486,828
   4/30/1995                  5,545,390          5,648,415
   5/31/1995                  5,735,746          5,874,182
   6/30/1995                  5,921,094          6,010,639
   7/31/1995                  6,181,582          6,209,952
   8/31/1995                  6,246,704          6,225,539
   9/30/1995                  6,422,032          6,488,256
  10/31/1995                  6,386,996          6,465,093
  11/30/1995                  6,502,485          6,748,911
  12/31/1995                  6,397,852          6,878,895
   1/31/1996                  6,644,715          7,113,052
   2/29/1996                  6,799,004          7,178,990
   3/31/1996                  6,772,780          7,248,124
   4/30/1996                  6,875,788          7,354,962
   5/31/1996                  7,107,556          7,544,646
   6/30/1996                  6,987,958          7,573,391
   7/31/1996                  6,513,499          7,238,799
   8/31/1996                  6,761,043          7,391,465
   9/30/1996                  7,225,188          7,807,457
  10/31/1996                  7,333,489          8,022,786
  11/30/1996                  7,777,005          8,629,229
  12/31/1996                  7,546,203          8,458,284
   1/31/1997                  7,917,776          8,986,757
   2/28/1997                  7,731,989          9,057,213
   3/31/1997                  7,327,631          8,685,052
   4/30/1997                  7,628,168          9,203,550
   5/31/1997                  8,245,634          9,763,862
   6/30/1997                  8,496,992         10,201,283
   7/31/1997                  9,327,566         11,012,999
   8/31/1997                  8,748,350         10,396,051
   9/30/1997                  9,322,102         10,965,443
  10/31/1997                  9,065,279         10,599,197
  11/30/1997                  9,185,494         11,089,834
  12/31/1997                  9,456,557         11,280,246
   1/31/1998                  9,675,240         11,405,006
   2/28/1998                 10,425,854         12,227,535
   3/31/1998                 11,129,186         12,853,707
   4/30/1998                 11,353,779         12,983,015
   5/31/1998                 11,206,020         12,759,837
   6/30/1998                 12,051,200         13,278,142
   7/31/1998                 11,867,979         13,136,729
   8/31/1998                  9,840,730         11,237,421
   9/30/1998                 10,679,999         11,957,290
  10/31/1998                 11,117,365         12,929,896
  11/30/1998                 11,950,724         13,713,577
  12/31/1998                 13,339,575         14,503,754
   1/31/1999                 14,552,263         15,110,301
   2/28/1999                 13,903,046         14,640,673
   3/31/1999                 14,717,630         15,226,446
   4/30/1999                 14,711,505         15,816,166
   5/31/1999                 14,099,036         15,442,747
   6/30/1999                 15,225,979         16,299,819
   7/31/1999                 14,968,742         15,790,939
   8/31/1999                 14,901,371         15,712,284
   9/30/1999                 14,050,039         15,282,086
  10/31/1999                 14,607,386         16,249,137
  11/30/1999                 15,323,974         16,579,482
  12/31/1999                 16,576,821         17,556,013
   1/31/2000                 15,823,981         16,674,300
   2/29/2000                 16,354,554         16,358,361
   3/31/2000                 16,670,030         17,958,699
   4/30/2000                 16,756,069         17,418,322
   5/31/2000                 15,508,505         17,060,898
   6/30/2000                 17,222,112         17,481,449



*Past performance is no guarantee for future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 1/1/95, the first full month following the Fund's Institutional Class inception on 12/28/94, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 5/31/95.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS                % of Total Investments
-----------------------------------------------------

CORNING, INC.                                    8.0%
Technology
-----------------------------------------------------
GENENTECH, INC.                                  7.6%
Health Care
-----------------------------------------------------
AMERICAN INTERNATIONAL GROUP, INC.               6.9%
Financial & Business Services
-----------------------------------------------------
EMC CORP.                                        6.8%
Technology
-----------------------------------------------------
NORTEL NETWORKS CORP.                            6.0%
Technology
-----------------------------------------------------
JOHNSON & JOHNSON                                6.0%
Health Care
-----------------------------------------------------
CISCO SYSTEMS, INC.                              5.6%
Technology
-----------------------------------------------------
COMVERSE TECHNOLOGY, INC.                        5.5%
Technology
-----------------------------------------------------
SUN MICROSYSTEMS, INC.                           5.4%
Technology
-----------------------------------------------------
CITIGROUP, INC.                                  5.3%
Financial & Business Services
-----------------------------------------------------
TOP TEN TOTAL                                   63.1%
-----------------------------------------------------




TOP 5 RELATED
INDUSTRIES                     % of Total Investments
-----------------------------------------------------

TECHNOLOGY                                      46.6%
-----------------------------------------------------
FINANCIAL & BUSINESS SERVICES                   17.2%
-----------------------------------------------------
HEALTH CARE                                     13.6%
-----------------------------------------------------
CONSUMER DISCRETIONARY                           5.1%
-----------------------------------------------------
COMMUNICATIONS                                   4.4%
-----------------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------------

COMMON STOCK                                    90.6%
-----------------------------------------------------
CASH EQUIVALENTS                                 9.4%
-----------------------------------------------------


------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Select Growth Fund, which was the PIMCO Core Equity Fund prior to April 3, 2000, posted strong returns for its first quarter in existence. As a result of its prior weighting in value securities, the Fund's Institutional Class shares posted a relatively weak one-year return of 13.11%.

   The Fund greatly benefited from its exposure to the technology sector, which performed extremely well over the past year. It offered investors the greatest earnings growth potential of any sector due to an increase in corporate spending, as companies realized technology's ability to boost profit margins. A standout performer within technology was EMC, the data storage company. Corporate demand for data storage continued to grow at a fast pace in the second half of the year. EMC is the greatest beneficiary of this growing demand, which is expanding its already dominant market share. As the capabilities of computers and networks continue to increase, the need for data storage will grow even further.

   Another strong area for the Fund was telecommunications, which has seen tremendous growth recently. A holding that benefited from the growth in telecom was Comverse Technology, the eighth largest holding in the Fund. It is the leading provider of voicemail systems to digital wireless carriers and derives approximately 65% of its business from this activity. A shortening of cell phone handset upgrade cycles, as well as an increase in cell phone subscriptions, were also key to Comverse's growth.

   The financial services sector also helped the Fund, despite the rising interest rate environment. Morgan Stanley Dean Witter experienced strong earnings growth in the second half of the year. It benefited from an increase in equity underwriting and merger activity, as well as dynamic growth in its global business.

   Looking ahead, the manager is optimistic that the economic climate will be positive for growth stocks, as inflation appears to be under control and there is a strong possibility of significant tax cuts in the near future, all of which should augur well for PIMCO Select Growth Fund.


                                                            ANNUAL REPORT      9

PIMCO TARGET FUND

June 30, 2000

OBJECTIVE
Capital appreciation;
no consideration given
to income

PORTFOLIO
Primarily common stocks
of companies with market
capitalizations of between
$1 billion and $10 billion

TOTAL NET ASSETS
$2.2 billion

NUMBER OF SECURITIES
IN THE PORTFOLIO
63 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors

------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                INST'L CLASS          ADMIN. CLASS         S&P Mid-Cap        Lipper Multi-Cap
               (INCEP. 3/31/99)      (INCEP. 3/31/99)      400 Index          Growth Fund Average
-------------------------------------------------------------------------------------------------
1 YEAR              89.85%               91.13%              17.09%               45.76%
INCEPTION           78.47%               79.35%              --                   --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                              PIMCO                S&P
                              Target             Mid-Cap
     Month                     Fund             400 Index
=================          =============      =============

     3/31/1999               5,000,000          5,000,000
     4/30/1999               5,143,819          5,394,000
     5/31/1999               5,003,060          5,417,734
     6/30/1999               5,428,397          5,707,041
     7/31/1999               5,345,777          5,586,051
     8/31/1999               5,431,457          5,395,008
     9/30/1999               5,370,257          5,228,303
    10/31/1999               5,875,153          5,494,946
    11/30/1999               6,741,126          5,783,431
    12/31/1999               8,204,952          6,126,966
     1/31/2000               8,436,917          5,954,186
     2/29/2000              11,525,372          6,370,979
     3/31/2000              10,995,165          6,904,230
     4/30/2000               9,977,831          6,663,272
     5/31/2000               9,076,479          6,580,648
     6/30/2000              10,305,896          6,682,648


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 4/01/99, the first full month following the Fund's Institutional Class inception on 3/31/99, compared to the S&P Mid-Cap 400 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 3/31/99.


------------------------------------------------------------------------------
 PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
------------------------------------------

SDL, INC.                             6.4%
Technology
------------------------------------------
COMVERSE TECHNOLOGY, INC.             4.6%
Technology
------------------------------------------
SANMINA CORP.                         3.8%
Technology
------------------------------------------
JABIL CIRCUIT, INC.                   3.6%
Technology
------------------------------------------
CALPINE CORP.                         3.5%
Utilities
------------------------------------------
MINIMED, INC.                         3.2%
Health Care
------------------------------------------
E-TEK DYNAMICS, INC.                  2.7%
Technology
------------------------------------------
PMC - SIERRA, INC.                    2.4%
Technology
------------------------------------------
MEDIMMUNE, INC.                       2.4%
Health Care
------------------------------------------
CIENA CORP.                           2.2%
Technology
------------------------------------------
TOP TEN TOTAL                        34.8%
------------------------------------------




TOP 5 RELATED
INDUSTRIES          % of Total Investments
------------------------------------------

TECHNOLOGY                           53.4%
------------------------------------------
HEALTH CARE                          14.0%
------------------------------------------
CONSUMER DISCRETIONARY                5.5%
------------------------------------------
COMMUNICATIONS                        5.5%
------------------------------------------
UTILITIES                             4.3%
------------------------------------------




PORTFOLIO COMPOSITION
------------------------------------------

COMMON STOCK                         94.4%
------------------------------------------
CASH EQUIVALENTS                      5.6%
------------------------------------------



------------------------------------------------------------------------------
 PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Target Fund posted stellar results for the one-year period ended June 30, 2000, with its Institutional Class shares returning 89.85%. These results dramatically outperformed those of the S&P Mid-Cap 400 Index, which returned 17.09%, as well as its Lipper Average, which returned 45.76% for the same period.

   The technology sector dominated the market dramatically in the first three quarters of the fiscal year. Although the last quarter brought about a slight downturn because of rising interest rates, the technology sector performed extremely well overall. One of the strongest areas of technology was telecommunications, which has seen huge growth over the past year. In particular, Spectra Diode Laboratories (SDL) helped the Fund's performance. SDL is a provider of solutions for optical communications, providing products to power the transmission of data, voice, and Internet information over fiber optic networks. The company's products enable customers to meet the need for increasing bandwidth by expanding their fiber optic communication networks more quickly and efficiently than by using conventional electronic and optical technologies. Due to rapidly growing demand in this area, SDL's stock price rose substantially during the year.

   Another holding that benefited from the growth in technology was Jabil Circuit, a company that designs and manufactures electronic circuit board assemblies and systems for major original equipment manufacturers. Due to the explosive growth in telecommunications, personal computers, and computer peripherals, Jabil Circuit saw significant growth as a major supplier for these industries, with its stock price rising more than 100% over the past year.

   The biotechnology sector also enhanced the Fund's performance during the year. Investors showed renewed interest in this area because of its exciting product offerings.

   For example, Medimmune is a company that is focused on using advances in immunology and other biological sciences to develop important new products that address significant medical needs. It benefited from sales of Synagis, which is used for the treatment of respiratory problems in premature infants. The market opportunity for this drug is huge because it addresses an area of healthcare that is both sensitive and growing.

   The manager's outlook for mid-cap stocks remains positive. The manager believes that, if the Federal Reserve is able to negotiate a soft landing for the economy, mid-caps could continue to see strong earnings growth and significantly outperform.

10   PIMCO FUNDS

PIMCO MID-CAP EQUITY FUND

June 30, 2000

OBJECTIVE
Capital appreciation;
no consideration given
to income

PORTFOLIO
Primarily common stocks
of companies with market
capitalizations of $1 billion
to $10 billion

TOTAL NET ASSETS
$4.9 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
36 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                          INST'L CLASS            S&P Mid-Cap         Lipper Mid-Cap
                          (INCEP. 12/28/94)       400 Index           Core Fund Average
---------------------------------------------------------------------------------------
1 YEAR                           49.32%             17.09%                 37.60%
3 YEARS                          33.86%             20.38%                 20.94%
5 YEARS                          27.67%             21.21%                 20.59%
INCEPTION                        28.52%             --                     --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                            PIMCO
                           Mid-Cap             S&P
                           Equity           Mid-Cap 400
     Month                  Fund               Index
=================       =============      =============

   12/31/1994             5,000,000          5,000,000
    1/31/1995             4,910,000          5,052,050
    2/28/1995             5,190,000          5,317,126
    3/31/1995             5,370,000          5,409,394
    4/30/1995             5,445,000          5,517,999
    5/31/1995             5,435,000          5,651,109
    6/30/1995             5,850,000          5,881,160
    7/31/1995             6,205,000          6,187,969
    8/31/1995             6,205,000          6,302,409
    9/30/1995             6,375,000          6,455,173
   10/31/1995             6,467,605          6,289,081
   11/30/1995             6,542,693          6,563,757
   12/31/1995             6,585,784          6,547,426
    1/31/1996             6,539,441          6,642,416
    2/29/1996             6,750,557          6,868,179
    3/31/1996             7,002,866          6,950,487
    4/30/1996             7,389,054          7,162,762
    5/31/1996             7,734,048          7,259,631
    6/30/1996             7,548,678          7,150,700
    7/31/1996             6,704,215          6,666,927
    8/31/1996             7,100,701          7,051,429
    9/30/1996             7,574,424          7,358,871
   10/31/1996             7,574,424          7,380,285
   11/30/1996             7,945,164          7,796,017
   12/31/1996             7,725,848          7,804,670
    1/31/1997             7,914,427          8,097,657
    2/28/1997             7,578,521          8,031,095
    3/31/1997             7,266,187          7,688,729
    4/30/1997             7,454,766          7,887,944
    5/31/1997             8,073,541          8,577,666
    6/30/1997             8,273,906          8,818,698
    7/31/1997             8,957,505          9,691,838
    8/31/1997             9,122,512          9,680,208
    9/30/1997             9,700,035         10,236,819
   10/31/1997             9,051,795          9,791,518
   11/30/1997             9,063,581          9,936,432
   12/31/1997             8,978,700         10,321,966
    1/31/1998             8,811,246         10,125,849
    2/28/1998             9,568,774         10,964,269
    3/31/1998            10,055,187         11,458,757
    4/30/1998            10,414,016         11,668,453
    5/31/1998            10,015,317         11,143,372
    6/30/1998            10,788,793         11,213,575
    7/31/1998            10,485,782         10,778,489
    8/31/1998             8,731,506          8,772,612
    9/30/1998             9,544,852          9,591,097
   10/31/1998             9,616,618         10,448,541
   11/30/1998            10,190,744         10,969,923
   12/31/1998            11,662,454         12,295,090
    1/31/1999            12,056,796         11,816,811
    2/28/1999            11,268,112         11,197,610
    3/31/1999            12,115,528         11,511,143
    4/30/1999            12,753,187         12,418,221
    5/31/1999            12,434,358         12,472,861
    6/30/1999            13,290,164         13,138,912
    7/31/1999            13,105,578         12,860,367
    8/31/1999            13,223,041         12,420,542
    9/30/1999            12,635,724         12,036,748
   10/31/1999            13,525,091         12,650,622
   11/30/1999            15,589,093         13,314,779
   12/31/1999            17,704,654         14,105,677
    1/31/2000            17,490,608         13,707,897
    2/29/2000            20,288,494         14,667,450
    3/31/2000            21,251,701         15,895,115
    4/30/2000            20,074,448         15,340,376
    5/31/2000            18,973,641         15,150,155
    6/30/2000            19,845,113         15,384,983


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 1/01/95, the first full month following the Fund's Institutional Class inception on 12/28/94, compared to the S&P Mid-Cap 400 Index, an unmanaged market index.

------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------




TOP 10 HOLDINGS         % of total investments
----------------------------------------------

EL PASO ENERGY CORP.                      4.2%
Energy
----------------------------------------------
JOHNSON & JOHNSON                         4.1%
Health Care
----------------------------------------------
MINIMED, INC.                             3.8%
Health Care
----------------------------------------------
COMVERSE TECHNOLOGY, INC.                 3.8%
Technology
----------------------------------------------
PMC - SIERRA, INC.                        3.6%
Technology
----------------------------------------------
VALERO ENERGY CORP.                       3.5%
Energy
----------------------------------------------
ACE LTD.                                  3.3%
Financial & Business Services
----------------------------------------------
GENERAL ELECTRIC CO.                      3.2%
Capital Goods
----------------------------------------------
NABORS INDUSTRIES, INC.                   3.2%
Energy
----------------------------------------------
SDL, Inc.                                 2.9%
Technology
----------------------------------------------
TOP TEN TOTAL                            35.6%
----------------------------------------------




TOP 5 RELATED
INDUSTRIES              % of Total Investments
----------------------------------------------

TECHNOLOGY                               25.3%
----------------------------------------------
FINANCIAL & BUSINESS SERVICES            17.1%
----------------------------------------------
ENERGY                                   16.4%
----------------------------------------------
HEALTH CARE                              14.9%
----------------------------------------------
CAPITAL GOODS                             8.7%
----------------------------------------------




PORTFOLIO COMPOSITION
----------------------------------------------

COMMON STOCK                             89.7%
----------------------------------------------
CASH EQUIVALENTS                         10.3%
----------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Mid-Cap Equity Fund Institutional Class shares posted a return of 49.32% for the one-year period ended June 30, 2000 besting the 17.09% return for the S&P Mid-Cap 400 Index.

   The technology sector contributed to the Fund's performance. One of the strongest areas of technology was telecommunications, which has seen huge growth over the past year. In particular, Spectra Diode Laboratories was a standout performer. SDL is a provider of solutions for optical communications, providing products to power the transmission of data, voice, and Internet information over fiber optic networks. The company's products enable customers to meet the need for increasing bandwidth by expanding their fiber optic communication networks more quickly and efficiently than by using conventional electronic and optical technologies. Due to the increased need for optical components to handle the increased demand for more bandwidth, SDL's stock price rose significantly.

   The biotechnology sector also enhanced the Fund's performance during the fiscal year. Investors showed renewed interest in this area because of its exciting product offerings.

   For example, Medimmune is a company that is focused on using advances in immunology and other biological sciences to develop important new products that address significant medical needs. This company saw its stock price rise over 200% since last June. Its most important drug, Synagis, is used for the treatment of respiratory problems in premature infants. The market opportunity for this drug is huge because it addresses an area of healthcare that is both sensitive and growing.

   The property and casualty (P&C) industry also boosted the Fund's returns. The industry was finally able to gain pricing power in the past year, as it shed its weakest players and finally increased its extremely narrow profit margins. As a result, we added fundamentally strong P&C insurers, such as Ace Limited, that we expected would benefit from the industry consolidation. Ace, which boasts a strong balance sheet and an exceptional management team, outperformed.

   It should be noted that on August 7, 2000, this Fund will be renamed PIMCO Growth & Income Fund. It will invest primarly in securities of companies with market captiatilizations of at least $1 billion and its investment objective will be to primarily seek long-term growth of capital, with income as a secondary objective.


                                                             ANNUAL REPORT  11

PIMCO OPPORTUNITY FUND

June 30, 2000

OBJECTIVE
Capital appreciation;
no consideration given
to income

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of between
$100 million and $2 billion

TOTAL NET ASSETS
$619.0 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
94 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity
Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------




AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS        ADMIN. CLASS        Russell 2000     Lipper Sm.-Cap
                 (INCEP. 3/31/99)    (INCEP. 3/31/99)     Index            Growth Fund Average
----------------------------------------------------------------------------------------------
1 YEAR               50.24%               50.36%             14.31%            57.71%
INCEPTION            53.19%               53.28%             --                --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                            PIMCO
                         Opportunity      Russell 2000
     Month                  Fund             Index
=================       =============      ===========

    3/31/1999             5,000,000         5,000,000
    4/30/1999             5,338,785         5,448,000
    5/31/1999             5,268,692         5,527,541
    6/30/1999             5,668,224         5,777,386
    7/31/1999             5,703,271         5,619,085
    8/31/1999             5,593,458         5,411,179
    9/30/1999             5,728,972         5,412,261
   10/31/1999             5,971,963         5,433,910
   11/30/1999             6,726,636         5,758,315
   12/31/1999             8,326,702         6,410,156
    1/31/2000             8,385,691         6,306,953
    2/29/2000            10,770,071         7,348,230
    3/31/2000            10,046,685         6,863,982
    4/30/2000             8,177,679         6,450,770
    5/31/2000             7,376,676         6,074,690
    6/30/2000             8,516,087         6,604,403


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 4/01/99, the first full month following the Fund's Institutional Class inception on 3/31/99, compared to the Russell 2000 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 3/31/99.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS                % of Total Investments
-----------------------------------------------------

WINSTAR COMMUNICATIONS, INC.                     2.4%
Communications
-----------------------------------------------------
ART TECHNOLOGY GROUP, INC.                       1.9%
Technology
-----------------------------------------------------
NETRO CORP.                                      1.9%
Technology
-----------------------------------------------------
AVIS RENT A CAR, INC.                            1.9%
Consumer Services
-----------------------------------------------------
AEROFLEX, INC.                                   1.8%
Technology
-----------------------------------------------------
TRANSWITCH CORP.                                 1.8%
Technology
-----------------------------------------------------
KANA COMMUNICATIONS, INC.                        1.8%
Technology
-----------------------------------------------------
VARIAN SEMICONDUCTOR EQUIPMENT                   1.8%
Technology
-----------------------------------------------------
DIGITAL MICROWAVE CORP.                          1.7%
Technology
-----------------------------------------------------
INFORMATICA CORP.                                1.7%
Technology
-----------------------------------------------------
TOP TEN TOTAL                                   18.7%
-----------------------------------------------------





TOP 5 RELATED
INDUSTRIES                     % of Total Investments
-----------------------------------------------------

TECHNOLOGY                                      51.3%
-----------------------------------------------------
HEALTH CARE                                     10.7%
-----------------------------------------------------
ENERGY                                           8.5%
-----------------------------------------------------
FINANCIAL & BUSINESS SERVICES                    6.8%
-----------------------------------------------------
COMMUNICATIONS                                   5.7%
-----------------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------------

COMMON STOCK                                    94.5%
-----------------------------------------------------
CASH EQUIVALENTS                                 5.5%
-----------------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

For the twelve-month period ended June 30, 2000, PIMCO Opportunity Fund Institutional Class shares returned 50.24%, significantly outperforming the Russell 2000 Index's return of 14.31% for the same period.

   The Fund's best performance in the past year was delivered by the technology sector. This sector benefited from an increase in corporate spending as companies recognized technology's ability to boost profit margins. Many areas within technology showed incredible strength, including semiconductors. Fairchild Semiconductor, a company that designs and develops memory semiconductors, aided the Fund's performance this year. It benefited from greater demand for semiconductors, fueled by the global economic recovery as well as general investor interest in technology stocks.

   Another stellar performer for the Fund was True North Communications, the sixth largest advertising agency in the world. It benefited from the booming domestic economy, which has caused an increase in corporate advertising expenditures. Furthermore, the massive increase in Internet advertising has helped True North considerably, as it owns a significant share of an Internet advertising agency.

   The biotechnology industry also enhanced the Fund's performance during the past year. Medicis Pharmaceutical, a company that offers prescription and over-the-counter products to treat a number of dermatological conditions, showed tremendous strength this period. Aside from announcing record earnings in 1999, the company recently introduced Plexion, a new prescription cleanser specifically designed for the treatment of the acne rosacea--the only product of its kind. This news propelled the stock's price more than 125% in the past year.

   The manager believes that the economy is slowing, and that the Fed is nearing the end of the rate cycle, which should bode well for a market rebound over the next six months. While the manager expects continued volatility, he is optimistic that small-cap stocks can perform well if the economy does not enter a recession and interest rates don't rise significantly.

12   PIMCO FUNDS

PIMCO INNOVATION FUND

June 30, 2000

OBJECTIVE
Capital appreciation;
no consideration given
to income

PORTFOLIO
Primarily common stocks of
technology-related companies
with market capitalizations of
more than $200 million

TOTAL NET ASSETS
$5.5 billion

NUMBER OF SECURITIES
IN THE
PORTFOLIO
52 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity
Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                     INST'L CLASS       ADMIN. CLASS        S&P 500      Lipper Science &
                    (INCEP. 3/5/99)    (INCEP. 3/31/00)      Index       Technology Fund Average
------------------------------------------------------------------------------------------------
1 YEAR                  115.34%              --              7.25%           84.03%
INCEPTION                98.25%             -27.45%          --               --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                              PIMCO
                            Innovation             S&P 500
     Month                    Fund                  Index
==================         ============         =============

    3/31/1999                5,000,000            5,000,000
    4/30/1999                4,939,306            5,193,650
    5/31/1999                4,819,364            5,071,028
    6/30/1999                5,419,075            5,352,470
    7/31/1999                5,369,942            5,185,366
    8/31/1999                5,783,237            5,159,538
    9/30/1999                5,881,503            5,018,271
   10/31/1999                6,702,312            5,335,827
   11/30/1999                7,872,832            5,444,305
   12/31/1999               10,557,847            5,764,974
    1/31/2000               10,501,543            5,475,441
    2/29/2000               14,663,230            5,371,694
    3/31/2000               13,292,624            5,897,206
    4/30/2000               11,202,933            5,719,760
    5/31/2000                9,718,110            5,602,390
    6/30/2000               11,669,454            5,740,489


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 4/1/99, the first full month following the Fund's Institutional Class inception on 3/5/99, compared to the S&P 500 Index, an unmanaged market index.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS            % of Total Investments
-------------------------------------------------

MICRON TECHNOLOGY, INC.                      4.2%
Technology
-------------------------------------------------
SIEBEL SYSTEMS, INC.                         3.9%
Technology
-------------------------------------------------
INTEL CORP.                                  3.6%
Technology
-------------------------------------------------
CISCO SYSTEMS, INC.                          3.5%
Technology
-------------------------------------------------
E-TEK DYNAMICS, INC.                         3.4%
Technology
-------------------------------------------------
CIENA CORP.                                  3.3%
Technology
-------------------------------------------------
ORACLE CORP.                                 3.1%
Technology
-------------------------------------------------
GEMSTAR INTERNATIONAL GROUP LTD.             3.1%
Consumer Discretionary
-------------------------------------------------
JUNIPER NETWORKS, INC.                       3.0%
Technology
-------------------------------------------------
NORTEL NETWORKS CORP.                        3.0%
Technology
-------------------------------------------------
TOP TEN TOTAL                               34.1%
-------------------------------------------------




TOP 4 RELATED
INDUSTRIES                 % of Total Investments
-------------------------------------------------

TECHNOLOGY                                  80.5%
-------------------------------------------------
COMMUNICATIONS                               9.2%
-------------------------------------------------
HEALTH CARE                                  4.3%
-------------------------------------------------
CONSUMER DISCRETIONARY                       4.0%
-------------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------------

COMMON STOCK                               97.9%
-------------------------------------------------
CASH EQUIVALENTS                            2.1%
-------------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Innovation Fund posted stellar results for the one-year period ended June 30, 2000, with Institutional Class shares returning 115.34%. The Fund was able to significantly outperform both the S&P 500 Index and its Lipper Average return during this period.

   The technology sector continued to lead the stock market, pushing the Fund's performance higher this year. It led the market because it offered investors the greatest earnings growth potential of any sector. A variety of areas within technology showed tremendous strength, including telecommunications and software. Ericsson, a manufacturer of advanced systems and products for wired and mobile communications, is the number one provider of wireless infrastructure in the world. Its stock rose over 140% this year due to the increase in cell phone demand and subscriptions stimulated by cheaper service. Furthermore, it has benefited from recent technological advances in cell phone handset technology, which has shortened upgrade cycles for cell phones.

   Another standout performer for the Fund was Veritas Software, a company that makes enterprise data storage management software. Veritas' products are in great demand as companies seek effective, economical ways to store greater amounts of data. The company experienced a surge in sales growth in the past year as corporate Internet use and the need for data storage increased.

   The biotechnology sector also enhanced the Fund's performance during this year. Investors showed renewed interest in this area because of its exciting product offerings. For example, Medimmune is a company that is focused on using advances in immunology and other biological sciences to develop important new products that address significant medical needs. It benefited from better-than-expected prescription trends for its products over the past year. As a result, the company saw its stock price rise over 200% since last June. Its most important drug, Synagis, is used for the treatment of respiratory problems in premature infants. The market opportunity and growth potential for this company are huge, because we believe that biotech companies have strong product pipelines which will boost their prices in the years to come.

   The manager's outlook for the technology sector for the second half of the year remains very positive, as he anticipates that the favorable economic backdrop will remain in place and corporate fundamentals should continue to be robust.


                                                             ANNUAL REPORT  13

PIMCO GLOBAL INNOVATION FUND

June 30, 2000

OBJECTIVE
Capital appreciation;
no consideration given
to income

PORTFOLIO
Primarily common stocks of
U.S. and non-U.S. technolgy-related
companies with market
capitalizations of more than
$200 million

TOTAL NET ASSETS
$104.7 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
60 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


------------------------------------------------------------------------------
PERFORMANCE*
-----------------------------------------------------------------------------



TOTAL RETURN   For periods ended 6/30/00

                             INST'L CLASS          NASDAQ             Lipper Science & Technology
                            (INCEP. 3/31/00)      Composite Index     Fund Average
-------------------------------------------------------------------------------------------------
INCEPTION                       -6.00%                  --                      --


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS         % of Total Investments
----------------------------------------------

JUNIPER NETWORKS, INC.                    3.3%
Technology
----------------------------------------------
NORTEL NETWORKS CORP.                     2.9%
Technology
----------------------------------------------
INTEL CORP.                               2.6%
Technology
----------------------------------------------
EMC CORP.                                 2.3%
Technology
----------------------------------------------
CISCO SYSTEMS, INC.                       2.3%
Technology
----------------------------------------------
REDBACK NETWORKS, INC.                    2.2%
Technology
----------------------------------------------
i2 TECHNOLOGIES, INC.                     2.2%
Technology
----------------------------------------------
BEA SYSTEMS, INC.                         2.2%
Technology
----------------------------------------------
DELL COMPUTER CORP.                       2.2%
Technology
----------------------------------------------
VERITAS SOFTWARE CORP.                    2.1%
Technology
----------------------------------------------
TOP TEN TOTAL                            24.3%
----------------------------------------------




TOP 4 RELATED
INDUSTRIES              % of Total Investments
----------------------------------------------

TECHNOLOGY                               73.8%
----------------------------------------------
HEALTH CARE                              10.3%
----------------------------------------------
COMMUNICATIONS                            7.2%
----------------------------------------------
CAPITAL GOODS                             1.2%
----------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------

COMMON STOCK                              92.5%
-----------------------------------------------
CASH EQUIVALENTS                           7.5%
-----------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

A continuation of the global economic recovery fueled the demand for semiconductors and other technological commodities. Applied Materials, a semiconductor manufacturer, experienced revenue growth as a result of increased global demand. The semiconductor industry finally achieved some pricing power after several years of extreme pricing pressure and, consequently, Applied Materials' stock price rose significantly over the past year.

   Bookham Technology, a British manufacturer of fiber optic components that increase the capacity of fiber optic cables to transport voice and data, also contributed to the Fund's performance. The company benefited from the explosion in demand for telecommunications capabilities. Investors were attracted to Bookham because it has the potential to revolutionize the fiber optics industry because its silicon-based products offer significant advantages over the competition. Deregulation in Europe should encourage the build-out of fiber-optics-based networks by new competitive local exchange carriers (CLECs) and Bookham could experience high growth as a result.

   Another standout performer for the Fund was Cisco Systems, a top ten holding. As the number of companies engaging in commerce via the Internet increases, Cisco will benefit from the strong demand for its Internet infrastructure equipment and its optical networking capabilities. As the leader in networking solutions for the Internet, Cisco should continue to see its earnings grow as the Internet grows.

   The Fund's exposure to biotechnology also enhanced its performance during this year, as investors have been attracted to their robust product pipelines. For instance, Teva Pharmaceuticals, the largest producer of branded and generic pharmaceuticals in Israel, saw its stock price propelled upward as a result of higher sales. It also recently acquired a Dutch pharmaceutical company, which allowed it to substantially increase its presence in Europe. With product offerings in all major therapeutic categories and a greater presence globally, Teva is poised to continue its rapid growth.

    Looking ahead, the manager is optimistic that the Fund will continue its outperformance. The manager believes that technology could turn in a strong performance in the second half of the year, fueled by strong corporate fundamentals and a favorable economic environment.


14   PIMCO FUNDS

PIMCO INTERNATIONAL GROWTH FUND

June 30, 2000

OBJECTIVE
Long-term
capital appreciation

PORTFOLIO
An international
portfolio of common stocks

TOTAL NET ASSETS
$10.5 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
68 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity
Advisors


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                                INST'L CLASS         MSCI           Lipper International
                               (INCEP. 12/31/97)     EAFE Index     Fund Average
-----------------------------------------------------------------------------------------
1 YEAR                                56.29%           17.46%            24.46%
INCEPTION                             49.50%           --                --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                           PIMCO
                       International         MSCI
                          Growth             EAFE
     Month                 Fund              Index
================       ============      =============

   12/31/1997            5,000,000         5,000,000
   1/31/1998             5,190,000         5,230,000
   2/28/1998             5,595,000         5,566,812
   3/31/1998             6,090,000         5,739,383
   4/30/1998             6,385,000         5,785,872
   5/31/1998             6,635,000         5,759,257
   6/30/1998             6,775,000         5,804,179
   7/31/1998             7,040,000         5,864,543
   8/31/1998             5,940,000         5,139,099
   9/30/1998             5,570,000         4,982,870
  10/31/1998             5,895,000         5,503,580
  11/30/1998             6,490,000         5,787,015
  12/31/1998             6,970,063         6,016,759
   1/31/1999             7,529,624         6,000,514
   2/28/1999             7,317,751         5,858,902
   3/31/1999             7,801,255         6,104,976
   4/30/1999             8,393,412         6,353,448
   5/31/1999             8,051,156         6,027,516
   6/30/1999             8,713,937         6,263,795
   7/31/1999             9,208,306         6,451,709
   8/31/1999             9,555,995         6,476,870
   9/30/1999             9,936,279         6,543,582
   10/31/1999           10,419,783         6,790,275
   11/30/1999           12,473,316         7,027,935
   12/31/1999           14,617,010         7,659,746
   1/31/2000            14,430,636         7,174,118
   2/29/2000            16,946,679         7,368,537
   3/31/2000            15,974,874         7,655,910
   4/30/2000            14,297,512         7,254,740
   5/31/2000            13,119,365         7,079,175
   6/30/2000            13,618,580         7,357,387


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 1/01/98, the first full month following the Fund's Institutional Class inception on 12/31/97, compared to the Morgan Stanley Capital International (MSCI) EAFE Index (Europe, Australasia, Far East), an unmanaged market index. The Fund may invest in foreign securities which involve potentially higher risks including foreign currency fluctuations and political or economic uncertainty.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS              % of Total Investments
---------------------------------------------------

GERMANY/SIEMENS AG                             5.8%
---------------------------------------------------
UNITED KINGDOM/LASMO PLC                       4.2%
---------------------------------------------------
FRANCE/PSA PEUGEOT CITROEN                     4.2%
---------------------------------------------------
NETHERLANDS/KONINKLIJKE PHILIPS                4.1%
ELECTRONICS NV SP- ADR
---------------------------------------------------
JAPAN/ORACLE CORP.                             3.1%
---------------------------------------------------
JAPAN/NTT DATA CORP.                           2.9%
---------------------------------------------------
UNITED KINGDOM/PACE MICRO                      2.7%
TECHNOLOGY PLC
---------------------------------------------------
JAPAN/YAMANOUCHI PHARMACEUTICAL                2.6%
---------------------------------------------------
JAPAN/NTT MOBILE COMMUNICATION                 2.5%
NETWORK, INC.
---------------------------------------------------
NETHERLANDS/STMICROELECTRONICS NV              2.5%
---------------------------------------------------
TOP TEN TOTAL                                 34.6%
---------------------------------------------------




TOP 5
COUNTRIES                    % of Total Investments
---------------------------------------------------

JAPAN                                         22.5%
---------------------------------------------------
UNITED KINGDOM                                19.6%
---------------------------------------------------
GERMANY                                        9.0%
---------------------------------------------------
NETHERLANDS                                    8.5%
---------------------------------------------------
FRANCE                                         7.4%
---------------------------------------------------




REGIONAL BREAKDOWN
---------------------------------------------------

EUROPE                                        62.8%
---------------------------------------------------
ASIA                                          28.6%
---------------------------------------------------
CANADA                                         4.4%
---------------------------------------------------
AUSTRALIA                                      2.4%
---------------------------------------------------
LATIN AMERICA                                  1.8%
---------------------------------------------------




PORTFOLIO COMPOSITION
---------------------------------------------------

COMMON STOCK                                100.0%
---------------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO International Growth Fund posted stellar returns for the one-year period ended June 30, 2000, gaining 56.29% during this period. The Fund significantly outperformed the MSCI EAFE Index, which returned 17.46%, as well as the Lipper International Fund Average, which posted a return of 24.46%.

   The Fund benefited from its exposure to the energy sector. Rising oil and gas prices resulted in wider profit margins for many energy companies. In particular, Woodside Petroleum, Australia's second largest oil producer, contributed to the Fund's performance. The company returned nearly 30% in the second quarter, as rising oil prices and oil field acquisitions boosted earnings revisions.

   The financial services sector also enhanced the Fund's performance. A healthy worldwide economy boosted earnings for many insurance, asset management and brokerage firms. ING Groep, the Dutch insurance and financial service giant, turned in a strong performance, benefiting from the expansion of its global business through well-timed acquisitions as well as the shedding of less profitable units.

   For much of the year, the technology sector greatly contributed to the Fund's performance. Investors flocked to tech stocks of all nationalities, lured by their strong earnings growth. Nokia, the Finnish cell phone handset maker, saw its stock price more than double during the year as a result of strong sales and profit growth. However, in the second quarter of 2000, investors fled the technology sector as rising interest rates caused concerns about high valuations. In particular, technology stocks in Japan, Italy and Spain with expensive valuations, suffered significant losses. For instance, Softbank and Oracle Japan sold off sharply in the second quarter. However, the Fund had reduced its technology exposure early in the first quarter, aiding its performance.

   Looking ahead, the manager remains confident that its strategy of minimizing regional bets and concentrating on investing in attractive stocks within various regions should bode well for the Fund over the long term. The manager is optimistic that its holdings are poised for significant growth, and should outperform in the long run.


                                                             ANNUAL REPORT  15

PIMCO MEGA-CAP FUND

June 30, 2000

OBJECTIVE
Seeks long-term
growth of capital

PORTFOLIO
Common stocks of
companies with very
large market capitalizations
that have improving fundamentals
and whose stock is reasonably
valued by the market

TOTAL NET ASSETS
$4.0 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
45 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                           ADMIN. CLASS          S&P 500      Lipper Multi-Cap
                          (INCEP.8/31/99)        Index        Core Fund Average
--------------------------------------------------------------------------------

INCEPTION                     33.54%               --                 --



CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                                  PIMCO
                                Mega-Cap          S&P 500
     Month                        Fund             Index
==================            =============     ============

     8/31/1999                  5,000,000        5,000,000
     9/30/1999                  4,960,000        4,863,102
    10/31/1999                  5,140,000        5,170,839
    11/30/1999                  5,520,000        5,275,962
    12/31/1999                  6,212,079        5,586,716
     1/31/2000                  6,017,013        5,306,135
     2/29/2000                  6,802,276        5,205,596
     3/31/2000                  6,892,306        5,714,859
     4/30/2000                  6,287,104        5,542,899
     5/31/2000                  5,941,988        5,429,159
     6/30/2000                  6,677,234        5,562,988


*Past performance is no guarantee of future results. Investment returns and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The Fund's Institutional Class Shares commenced operations on 8/31/99. Since the fund is less than 1-year old, the reported returns are cumulative. The S&P 500 Index is an unmanaged market index and it is not possible to invest in an unmanaged market index.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS         % of Total Investments
----------------------------------------------

CORNING, INC.                             4.0%
Technology
----------------------------------------------
REDBACK NETWORKS, INC.                    3.9%
Technology
----------------------------------------------
PFIZER, INC.                              3.5%
Health Care
----------------------------------------------
GENERAL ELECTRIC CO.                      3.5%
Capital Goods
----------------------------------------------
CISCO SYSTEMS, INC.                       3.3%
Technology
----------------------------------------------
INTEL CORP.                               3.3%
Technology
----------------------------------------------
NORTEL NETWORKS CORP.                     2.7%
Technology
----------------------------------------------
EMC CORP.                                 2.6%
Technology
----------------------------------------------
MICRON TECHNOLOGY, INC.                   2.6%
Technology
----------------------------------------------
TYCO INTERNATIONAL LTD.                   2.5%
Capital Goods
----------------------------------------------
TOP TEN TOTAL                            31.9%
----------------------------------------------




TOP 5 RELATED
INDUSTRIES             % of Total Investments
----------------------------------------------

TECHNOLOGY                               51.0%
----------------------------------------------
HEALTH CARE                              12.4%
----------------------------------------------
ENERGY                                    8.1%
----------------------------------------------
CAPITAL GOODS                             6.0%
----------------------------------------------
CONSUMER STAPLES                          5.9%
----------------------------------------------




PORTFOLIO COMPOSITION
---------------------------------------------

COMMON STOCK                            95.8%
---------------------------------------------
CASH EQUIVALENTS                         4.2%
----------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Mega-Cap Fund Institutional Class shares returned 33.54% for the period since inception through June 30, 2000.

     The Fund benefited from its exposure to the technology sector, which dominated the stock market for much of the year. A standout in this area was Corning, a maker of fiber optic components for telecommunications networks. The stock was added to the portfolio last year because of its relatively low valuation in such a high-growth industry. Its stock price has risen as a result of several strategic acquisitions and plant expansions that should increase capacity, as well as general investor enthusiasm for this industry.

   Another positive contributor to the Fund's performance was Cisco Systems, the networking giant. Cisco is one of the greatest beneficiaries of the Internet explosion, and as companies race to participate in commerce on the Web, strong demand for Internet infrastructure and optical networking capabilities will benefit Cisco. As the largest supplier of networking solutions, Cisco remains the market leader in this industry.

   The energy sector also enhanced the Fund's performance. These stocks turned in a strong performance as a result of rising oil and gas prices, which created wider profit margins for many energy companies. Apache, an oil exploration and production company, turned in a strong performance during this period. Apache's strategic acquisition of fields in the Gulf of Mexico has significantly increased its overall production, allowing the company to more greatly benefit from the high prices for oil and gas. With exploration in what appears to be a promising region in Egypt, Apache is poised to continue to outperform as the country's demand for exploration continues to grow.

   One disappointment for the Fund this year was the specialty retail industry. Rising interest rates and a general lack of enthusiasm on the part of investors hurt this sector. The Fund's exposure to this area remains small, however, as concerns about a slowing economy should continue to weaken retail sales in the coming months.

   Looking ahead, the manager is optimistic that the Fund is positioned to continue its strong performance. The manager is confident that, in a rising interest rate environment, investors will place more emphasis on valuations and more stable, large-capitalization issues. In such a climate, the manager's philosophy of purchasing growing but reasonably priced stocks in the large-cap universe should bode well of the Fund.

16   PIMCO FUNDS

PIMCO CAPITAL APPRECIATION FUND

June 30, 2000

OBJECTIVE
Growth of capital

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of at least
$1 billion that have improving
fundamentals and whose stock is
reasonably valued by
the market

TOTAL NET ASSETS
$793.8 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
94 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN  For periods ended 6/30/00

                     INST'L CLASS        ADMIN. CLASS        S&P 500     Lipper Multi-Cap
                    (INCEP. 3/08/91)    (INCEP. 7/31/96)     Index       Core Fund Average
-------------------------------------------------------------------------------------------
1 YEAR                  22.79%              22.48%            7.25%           11.54%
3 YEARS                 21.76%              21.44%           19.67%           16.27%
5 YEARS                 24.24%              --               23.80%           19.33%
INCEPTION               19.90%              26.12%           --               --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                                  PIMCO
                                  Capital
                               Appreciation            S&P 500
     Month                         Fund                 Index
==================             =============        =============

      3/31/1991                  5,000,000            5,000,000
      4/30/1991                  4,854,350            5,012,000
      5/31/1991                  5,094,373            5,228,518
      6/30/1991                  4,820,061            4,989,052
      7/31/1991                  5,164,862            5,221,542
      8/31/1991                  5,327,032            5,345,293
      9/30/1991                  5,253,318            5,256,026
     10/31/1991                  5,433,351            5,326,457
     11/30/1991                  5,275,577            5,111,801
     12/31/1991                  6,008,526            5,696,591
      1/31/1992                  5,951,282            5,590,634
      2/29/1992                  6,015,540            5,663,312
      3/31/1992                  5,817,823            5,552,878
      4/30/1992                  5,805,268            5,716,132
      5/31/1992                  5,830,077            5,744,142
      6/30/1992                  5,646,491            5,658,669
      7/31/1992                  5,811,083            5,889,825
      8/31/1992                  5,666,801            5,769,261
      9/30/1992                  5,816,058            5,837,050
     10/31/1992                  6,018,924            5,857,187
     11/30/1992                  6,371,407            6,056,624
     12/31/1992                  6,459,843            6,130,939
      1/31/1993                  6,679,451            6,182,194
      2/28/1993                  6,599,169            6,266,457
      3/31/1993                  6,904,241            6,398,680
      4/30/1993                  6,735,135            6,244,023
      5/31/1993                  7,040,790            6,411,051
      6/30/1993                  7,153,400            6,429,835
      7/31/1993                  7,052,175            6,403,987
      8/31/1993                  7,310,181            6,646,954
      9/30/1993                  7,525,186            6,595,972
     10/31/1993                  7,543,860            6,732,443
     11/30/1993                  7,393,094            6,668,283
     12/31/1993                  7,603,513            6,748,903
      1/31/1994                  7,871,521            6,978,365
      2/28/1994                  7,764,846            6,788,973
      3/31/1994                  7,377,445            6,492,973
      4/30/1994                  7,405,400            6,576,213
      5/31/1994                  7,399,773            6,684,129
      6/30/1994                  7,191,566            6,520,301
      7/31/1994                  7,367,360            6,734,427
      8/31/1994                  7,587,534            7,010,539
      9/30/1994                  7,384,297            6,839,131
     10/31/1994                  7,554,006            6,992,806
     11/30/1994                  7,208,583            6,738,128
     12/31/1994                  7,279,887            6,838,055
      1/31/1995                  7,275,418            7,015,365
      2/28/1995                  7,638,905            7,288,754
      3/31/1995                  7,973,994            7,503,845
      4/30/1995                  8,248,506            7,724,833
      5/31/1995                  8,550,420            8,033,595
      6/30/1995                  8,920,691            8,220,215
      7/31/1995                  9,416,251            8,492,798
      8/31/1995                  9,507,671            8,514,115
      9/30/1995                  9,884,778            8,873,410
     10/31/1995                  9,700,127            8,841,732
     11/30/1995                  9,998,064            9,229,884
     12/31/1995                  9,983,895            9,407,652
      1/31/1996                 10,319,950            9,727,888
      2/29/1996                 10,710,996            9,818,066
      3/31/1996                 10,731,348            9,912,614
      4/30/1996                 10,866,103           10,058,726
      5/31/1996                 11,141,737           10,318,140
      6/30/1996                 11,121,089           10,357,452
      7/31/1996                 10,561,962            9,899,860
      8/31/1996                 11,016,637           10,108,648
      9/30/1996                 11,692,504           10,677,563
     10/31/1996                 11,987,428           10,972,050
     11/30/1996                 12,859,911           11,801,427
     12/31/1996                 12,658,812           11,567,641
      1/31/1997                 13,397,357           12,290,387
      2/28/1997                 13,259,311           12,386,744
      3/31/1997                 12,776,151           11,877,772
      4/30/1997                 13,183,386           12,586,875
      5/31/1997                 14,025,466           13,353,165
      6/30/1997                 14,625,966           13,951,386
      7/31/1997                 16,206,592           15,061,498
      8/31/1997                 15,599,190           14,217,753
      9/30/1997                 16,544,805           14,996,459
     10/31/1997                 16,248,006           14,495,577
     11/30/1997                 16,662,144           15,166,577
     12/31/1997                 16,991,599           15,426,988
      1/31/1998                 16,723,663           15,597,610
      2/28/1998                 17,951,702           16,722,510
      3/31/1998                 18,949,019           17,578,870
      4/30/1998                 18,963,905           17,755,713
      5/31/1998                 18,651,313           17,450,492
      6/30/1998                 19,447,678           18,159,332
      7/31/1998                 18,889,478           17,965,934
      8/31/1998                 15,808,216           15,368,420
      9/30/1998                 16,693,892           16,352,921
     10/31/1998                 17,460,487           17,683,067
     11/30/1998                 18,599,214           18,754,838
     12/31/1998                 19,980,246           19,835,492
      1/31/1999                 20,637,174           20,665,012
      2/28/1999                 19,812,008           20,022,744
      3/31/1999                 20,292,687           20,823,854
      4/30/1999                 20,989,673           21,630,362
      5/31/1999                 20,268,654           21,119,669
      6/30/1999                 21,502,398           22,291,811
      7/31/1999                 20,709,276           21,595,860
      8/31/1999                 20,300,699           21,488,291
      9/30/1999                 19,795,985           20,899,948
     10/31/1999                 21,181,945           22,222,497
     11/30/1999                 22,199,383           22,674,280
     12/31/1999                 24,435,384           24,009,796
      1/31/2000                 23,763,118           22,803,955
      2/29/2000                 25,653,256           22,371,873
      3/31/2000                 26,880,871           24,560,513
      4/30/2000                 25,701,971           23,821,487
      5/31/2000                 25,331,738           23,332,670
      6/30/2000                 26,403,465           23,907,821


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 4/01/91, the first full month following the Fund's Institutional Class inception on 3/08/91, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 7/31/96.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS         % of Total Investments
----------------------------------------------

GENERAL ELECTRIC CO.                      2.4%
Capital Goods
----------------------------------------------
EXXON MOBIL CORP.                         2.1%
Energy
----------------------------------------------
CORNING, INC.                             2.0%
Technology
----------------------------------------------
PFIZER, INC.                              2.0%
Health Care
----------------------------------------------
INTEL CORP.                               1.9%
Technology
----------------------------------------------
NORTEL NETWORKS CORP.                     1.7%
Technology
----------------------------------------------
CISCO SYSTEMS, INC.                       1.7%
Technology
----------------------------------------------
VIACOM, INC. `B'                          1.7%
Consumer Services
----------------------------------------------
SDL, INC.                                 1.7%
Technology
----------------------------------------------
CIENA CORP.                               1.7%
Technology
----------------------------------------------
TOP TEN TOTAL                            18.9%
----------------------------------------------




TOP 5 RELATED
INDUSTRIES              % of Total Investments
----------------------------------------------

TECHNOLOGY                               28.9%
----------------------------------------------
ENERGY                                   17.0%
----------------------------------------------
FINANCIAL & BUSINESS SERVICES            10.5%
----------------------------------------------
HEALTH CARE                              10.0%
----------------------------------------------
CONSUMER DISCRETIONARY                    7.1%
----------------------------------------------




PORTFOLIO COMPOSITION
----------------------------------------------

COMMON STOCK                             92.9%
----------------------------------------------
CASH EQUIVALENTS                          7.1%
----------------------------------------------



------------------------------------------------------------------------------
 PORTFOLIO INSIGHTS
------------------------------------------------------------------------------

PIMCO Capital Appreciation Fund posted strong returns for the twelve months ended June 30, 2000. The Fund's Institutional Class shares returned 22.79% during this period, outpacing the S&P 500 Index's return of 7.25% as well as its Lipper Average return of 11.54% for the same period.

   The technology sector greatly contributed to the Fund's performance. These stocks dominated the market in the past year, due to an increase in corporate spending as companies realized technology's ability to boost profit margins. Tech proved extremely attractive to investors because it offered the greatest earnings growth potential of any sector. Many areas of technology benefited from this surge in investment, such as semiconductors. For instance, Intel, a leading maker of chips for PCs, posted returns of more than 100% over the past year. The company benefited from a continuation of the global economic recovery, which fueled demand for semiconductors, as well as greater pricing power for the entire industry.

   Another positive contributor to the Fund's performance was Cisco Systems, the networking giant. Cisco is one of the greatest beneficiaries of the Internet explosion, and as companies race to participate in commerce on the Web, strong demand for Internet infrastructure and optical networking capabilities will benefit Cisco. As the largest supplier of networking solutions, Cisco remains the market leader in this industry.

   The Fund's exposure to the energy sector also boosted its performance this year. For example, Exxon Mobil, posted strong returns. The company benefited from significantly higher prices for oil and gas. It announced in May that it had completed the sale of it's California refinery and fuels terminal and the assignment of California supply arrangements to Valero Energy Corporation. This sale, coupled with the high demand for oil, helped Exxon's stock price appreciate over the past year.

   One disappointment for the Fund this year was the retail industry. Rising interest rates and a general lack of enthusiasm on the part of investors hurt this sector. The Fund's exposure to this area remains small, however, as concerns about a slowing economy should continue to weaken retail sales in the coming months.

   Looking ahead, the manager is optimistic that the Fund is positioned to continue its strong performance. The manager is confident that, in a rising interest rate environment, investors will place more emphasis on valuations. In such a climate, the manager's philosophy of purchasing growing but reasonably priced stocks should bode well for the Fund.


                                                             ANNUAL REPORT  17

PIMCO MID-CAP FUND

June 30, 2000

OBJECTIVE
Growth of capital

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of more than
$500 million (excluding the
largest 200 companies) that
have improving fundamentals and
whose stock is reasonably valued
by the market

TOTAL NET ASSETS
$1.1 billion

NUMBER OF SECURITIES
IN THE
PORTFOLIO
77 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


-------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                   INST'L CLASS         ADMIN. CLASS         Russell 2000 Mid-Cap     Lipper Mid-Cap
                   (INCEP. 8/26/91)    (INCEP. 11/30/94)     Index                    Core Fund Average
--------------------------------------------------------------------------------------------------------
1 YEAR                 34.88%                34.53%                 12.65%                37.60%
3 YEARS                19.52%                19.28%                 16.16%                20.94%
5 YEARS                22.07%                21.79%                 18.74%                20.59%
INCEPTION              18.85%                24.08%                 --                    --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                             PIMCO             Russell 2000
                            Mid-Cap             Mid-Cap
     Month                    Fund                Index
==================       =============        =============

    8/31/1991              5,000,000            5,000,000
    9/30/1991              4,974,950            4,970,800
   10/31/1991              5,157,144            5,072,701
   11/30/1991              5,011,661            4,862,945
   12/31/1991              5,665,299            5,407,887
    1/31/1992              5,671,673            5,509,555
    2/29/1992              5,727,031            5,636,110
    3/31/1992              5,555,924            5,492,107
    4/30/1992              5,519,126            5,535,055
    5/31/1992              5,524,162            5,570,812
    6/30/1992              5,378,127            5,480,453
    7/31/1992              5,525,925            5,709,591
    8/31/1992              5,364,436            5,578,099
    9/30/1992              5,541,064            5,693,789
   10/31/1992              5,722,284            5,833,116
   11/30/1992              6,066,939            6,127,047
   12/31/1992              6,185,404            6,291,558
    1/31/1993              6,414,599            6,417,263
    2/28/1993              6,216,680            6,424,579
    3/31/1993              6,470,422            6,633,570
    4/30/1993              6,293,134            6,457,781
    5/31/1993              6,562,549            6,662,815
    6/30/1993              6,765,881            6,738,172
    7/31/1993              6,682,647            6,770,650
    8/31/1993              7,013,472            7,071,740
    9/30/1993              7,201,787            7,098,825
   10/31/1993              7,128,883            7,104,717
   11/30/1993              6,929,867            6,939,959
   12/31/1993              7,160,996            7,191,324
    1/31/1994              7,309,331            7,389,733
    2/28/1994              7,299,101            7,289,232
    3/31/1994              7,033,122            6,978,711
    4/30/1994              7,058,599            7,026,585
    5/31/1994              6,930,633            7,036,141
    6/30/1994              6,700,295            6,827,801
    7/31/1994              6,851,806            7,062,131
    8/31/1994              7,210,540            7,396,947
    9/30/1994              7,026,048            7,216,165
   10/31/1994              7,167,804            7,271,369
   11/30/1994              6,829,168            6,950,556
   12/31/1994              6,991,678            7,040,844
    1/31/1995              6,924,894            7,185,463
    2/28/1995              7,346,142            7,557,383
    3/31/1995              7,582,451            7,773,675
    4/30/1995              7,753,580            7,890,902
    5/31/1995              8,020,945            8,150,197
    6/30/1995              8,493,975            8,424,125
    7/31/1995              9,295,489            8,833,116
    8/31/1995              9,367,547            8,968,440
    9/30/1995              9,501,369            9,171,037
   10/31/1995              9,355,709            8,965,881
   11/30/1995              9,536,022            9,411,754
   12/31/1995              9,599,034            9,466,624
    1/31/1996              9,789,114            9,666,181
    2/29/1996             10,026,714            9,893,143
    3/31/1996             10,152,383           10,036,296
    4/30/1996             10,364,554           10,320,625
    5/31/1996             10,539,595           10,476,466
    6/30/1996             10,325,462           10,319,110
    7/31/1996              9,831,497            9,680,460
    8/31/1996             10,367,953           10,141,443
    9/30/1996             11,095,622           10,642,329
   10/31/1996             11,169,983           10,727,681
   11/30/1996             11,849,848           11,381,211
   12/31/1996             11,841,245           11,265,123
    1/31/1997             12,326,596           11,686,551
    2/28/1997             12,120,488           11,668,787
    3/31/1997             11,774,758           11,172,864
    4/30/1997             12,027,407           11,450,845
    5/31/1997             12,858,488           12,286,299
    6/30/1997             13,483,461           12,688,306
    7/31/1997             14,733,407           13,746,765
    8/31/1997             14,713,461           13,596,925
    9/30/1997             15,750,651           14,373,309
   10/31/1997             15,418,218           13,814,188
   11/30/1997             15,524,596           14,142,965
   12/31/1997             15,887,569           14,533,311
    1/31/1998             15,605,123           14,260,085
    2/28/1998             16,523,072           15,375,224
    3/31/1998             17,031,474           16,104,009
    4/30/1998             17,278,614           16,144,269
    5/31/1998             16,692,539           15,645,411
    6/30/1998             17,010,291           15,862,100
    7/31/1998             16,523,072           15,105,478
    8/31/1998             13,578,576           12,688,602
    9/30/1998             14,560,074           13,509,554
   10/31/1998             14,962,560           14,430,906
   11/30/1998             15,788,713           15,113,487
   12/31/1998             17,147,689           15,999,138
    1/31/1999             16,406,007           15,971,939
    2/28/1999             15,523,405           15,440,074
    3/31/1999             15,597,573           15,923,348
    4/30/1999             16,398,590           17,100,083
    5/31/1999             16,361,506           17,050,493
    6/30/1999             17,066,104           17,652,376
    7/31/1999             16,598,844           17,166,935
    8/31/1999             16,035,166           16,722,312
    9/30/1999             15,738,493           16,133,686
   10/31/1999             16,279,921           16,898,423
   11/30/1999             17,221,857           17,385,098
   12/31/1999             19,373,700           18,914,986
    1/31/2000             18,911,534           18,288,900
    2/29/2000             23,033,757           19,695,317
    3/31/2000             23,987,906           20,823,858
    4/30/2000             22,504,502           19,838,890
    5/31/2000             22,019,974           19,313,159
    6/30/2000             23,018,848           19,884,829


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 9/01/91, the first full month following the Fund's Institutional Class inception on 8/26/91, compared to the Russell 2000 Mid-Cap Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 11/30/94.


------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS         % of Total Investments
----------------------------------------------

ALLERGAN, INC.                             1.9%
Health Care
-----------------------------------------------
INTEGRATED DEVICE TECHNOLOGY, INC.         1.8%
Technology
-----------------------------------------------
TEKTRONIX, INC.                            1.8%
Technology
-----------------------------------------------
WATERS CORP.                               1.8%
Capital Goods
-----------------------------------------------
BROCADE COMMUNICATIONS SYSTEMS, INC.       1.7%
Technology
-----------------------------------------------
CIENA CORP.                                1.6%
Technology
-----------------------------------------------
IDEC PHARMACEUTICALS CORP.                 1.6%
Health Care
-----------------------------------------------
ADC TELECOMMUNICATION, INC.                1.6%
Communications
-----------------------------------------------
DENDRITE INTERNATIONAL, INC.               1.6%
Technology
-----------------------------------------------
APACHE CORP.                               1.6%
Energy
-----------------------------------------------
TOP TEN TOTAL                             17.0%
-----------------------------------------------




TOP 5 RELATED
INDUSTRIES               % of Total Investments
-----------------------------------------------

TECHNOLOGY                                31.5%
-----------------------------------------------
FINANCIAL & BUSINESS SERVICES             17.0%
-----------------------------------------------
ENERGY                                    16.7%
-----------------------------------------------
HEALTH CARE                                5.9%
-----------------------------------------------
CONSUMER DISCRETIONARY                     5.0%
-----------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------

COMMON STOCK                              93.7%
-----------------------------------------------
CASH EQUIVALENTS                           6.3%
-----------------------------------------------



------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

For the one-year period ended June 30, 2000, PIMCO Mid-Cap Fund Institutional Class shares posted a return of 34.88% and Administrative Class shares returned 34.53%, significantly outperforming the Russell 2000 Mid-Cap Index.

   The technology sector contributed to the Fund's strong performance. This sector proved extremely attractive to investors because of its high earnings growth and solid fundamentals. A variety of areas within technology showed strength at different times during the year, including semiconductor manufacturers, business-to-business Internet companies, telecommunications providers and software companies.

   The energy sector also contributed to the Fund's performance over the past year. Apache, an independent gas and oil exploration company, saw its stock price soar over the past year, benefiting from rising oil and gas prices. As a result of a recent acquisition, the company was able to increase its oil and gas production to meet greater demand. With energy prices showing no signs of retreating, this company should continue to perform well in the coming months.

   The biotechnology sector also enhanced the Fund's performance during this period. Investors were attracted to biotech companies because of their strong product pipelines. In addition, the industry is benefiting from a strong demographic trend--the aging of Baby Boomers--which has increased demand for pharmaceutical products. Allergan, the Fund's largest holding and a provider of eye care and specialty pharmaceutical products, benefited from having a large share of a growing market--ocular pharmaceuticals. Fourth-largest holding Waters Corporation also had a substantial impact on the Fund's performance. The company, which manufactures equipment for the biotechnology industry, enjoyed higher revenues as a result of increased sales of its equipment, as biotechnological research continues to expand to new frontiers.

   One disappointment for the Fund this year was the retail industry. Rising interest rates and a general lack of enthusiasm on the part of investors hurt this sector. The Fund's exposure to this area remains small, however, as concerns about a slowing economy should continue to weaken retail sales in the coming months.

   Looking ahead, the manager believes that investors will pay more attention to valuation as a result of the recent market correction and rising interest rates. In addition, the manager is optimistic that mid-cap stocks in general and PIMCO Mid-Cap Fund in particular will continue to outperform the stock market given the positive economic climate.


18   PIMCO FUNDS

PIMCO SMALL-CAP FUND

June 30, 2000

OBJECTIVE
Growth of capital

PORTFOLIO
Common stocks of companies with market
capitalizations of more than $100 million
(excluding the largest 1,000 companies) that have improving fundamentals and whose stock is reasonably valued by the market

TOTAL NET ASSETS
$37.0 million

NUMBER OF SECURITIES IN THE PORTFOLIO
84 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


------------------------------------------------------------------------------
PERFORMANCE*
------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                     INST'L CLASS        ADMIN. CLASS        Russell 2000     Lipper Small-Cap
                    (INCEP. 1/17/91)    (INCEP. 9/27/95)     Index            Core Fund Average
-----------------------------------------------------------------------------------------------
1 YEAR                   15.86%               15.70%            14.31%             27.14%
3 YEARS                   5.53%                5.25%            10.57%             12.84%
5 YEARS                  11.11%               --                14.27%             15.92%
INCEPTION                16.90%                8.55%            --                 --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                            PIMCO
                          Small-Cap         Russell 2000
     Month                  Fund               Index
==================       ============       ===========

    1/31/1991             5,000,000          5,000,000
    2/28/1991             5,463,287          5,560,750
    3/31/1991             5,843,531          5,950,725
    4/30/1991             5,766,171          5,935,373
    5/31/1991             6,033,043          6,218,074
    6/30/1991             5,766,171          5,858,483
    7/31/1991             6,099,236          6,063,471
    8/31/1991             6,374,882          6,287,092
    9/30/1991             6,383,633          6,336,132
   10/31/1991             6,581,876          6,503,659
   11/30/1991             6,263,398          6,202,670
   12/31/1991             6,995,446          6,699,007
    1/31/1992             7,323,081          7,242,297
    2/29/1992             7,544,456          7,453,699
    3/31/1992             7,247,813          7,201,466
    4/30/1992             7,066,286          6,948,623
    5/31/1992             7,030,866          7,041,039
    6/30/1992             6,694,376          6,710,181
    7/31/1992             6,951,171          6,943,427
    8/31/1992             6,712,086          6,747,067
    9/30/1992             6,955,598          6,902,452
   10/31/1992             7,249,837          7,120,293
   11/30/1992             7,809,634          7,665,565
   12/31/1992             8,162,949          7,932,403
    1/31/1993             8,548,383          8,200,677
    2/28/1993             8,456,613          8,011,570
    3/31/1993             9,066,884          8,271,465
    4/30/1993             8,644,742          8,044,082
    5/31/1993             9,154,066          8,399,872
    6/30/1993             9,374,314          8,452,035
    7/31/1993             9,374,314          8,568,758
    8/31/1993             9,934,112          8,938,757
    9/30/1993            10,250,718          9,191,009
   10/31/1993            10,066,641          9,427,677
   11/30/1993             9,599,036          9,120,523
   12/31/1993            10,158,807          9,432,172
    1/31/1994            10,348,945          9,727,682
    2/28/1994            10,609,706          9,692,370
    3/31/1994             9,979,534          9,181,873
    4/30/1994            10,202,267          9,236,321
    5/31/1994             9,887,181          9,132,413
    6/30/1994             9,631,853          8,824,285
    7/31/1994             9,903,478          8,969,356
    8/31/1994            10,354,377          9,468,950
    9/30/1994            10,316,350          9,436,850
   10/31/1994            10,528,218          9,398,725
   11/30/1994             9,898,046          9,018,923
   12/31/1994            10,214,126          9,260,359
    1/31/1995             9,843,666          9,143,401
    2/28/1995            10,372,895          9,524,041
    3/31/1995            10,437,578          9,687,283
    4/30/1995            10,502,262          9,902,534
    5/31/1995            10,766,877         10,072,759
    6/30/1995            11,296,106         10,595,333
    7/31/1995            12,824,991         11,205,624
    8/31/1995            12,836,751         11,437,469
    9/30/1995            13,160,169         11,641,742
   10/31/1995            12,360,445         11,121,123
   11/30/1995            12,383,966         11,588,322
   12/31/1995            12,445,286         11,894,022
    1/31/1996            12,400,748         11,881,176
    2/29/1996            12,807,956         12,251,512
    3/31/1996            13,037,010         12,500,831
    4/30/1996            13,787,799         13,169,250
    5/31/1996            14,144,106         13,688,250
    6/30/1996            13,253,339         13,126,211
    7/31/1996            12,318,034         11,979,767
    8/31/1996            13,132,449         12,675,313
    9/30/1996            13,717,811         13,170,664
   10/31/1996            13,533,295         12,967,704
   11/30/1996            14,214,095         13,501,973
   12/31/1996            14,540,393         13,855,860
    1/31/1997            14,856,225         14,132,700
    2/28/1997            14,005,909         13,789,982
    3/31/1997            13,738,667         13,139,233
    4/30/1997            13,787,257         13,175,891
    5/31/1997            15,342,119         14,641,709
    6/30/1997            16,277,466         15,269,253
    7/31/1997            17,309,992         15,979,731
    8/31/1997            17,686,560         16,345,667
    9/30/1997            18,877,002         17,542,170
   10/31/1997            18,233,192         16,772,069
   11/30/1997            17,953,802         16,663,050
   12/31/1997            18,425,982         16,954,654
    1/31/1998            17,857,536         16,686,770
    2/28/1998            19,368,772         17,921,591
    3/31/1998            20,380,883         18,659,961
    4/30/1998            20,699,768         18,763,150
    5/31/1998            19,493,552         17,751,816
    6/30/1998            19,424,230         17,789,095
    7/31/1998            18,231,879         16,348,179
    8/31/1998            14,294,347         13,173,362
    9/30/1998            14,599,368         14,204,837
   10/31/1998            14,627,097         14,784,394
   11/30/1998            15,971,958         15,559,096
   12/31/1998            16,859,127         16,522,204
    1/31/1999            15,730,361         16,741,950
    2/28/1999            14,456,882         15,385,852
    3/31/1999            14,225,341         15,625,871
    4/30/1999            15,267,278         17,025,949
    5/31/1999            15,542,234         17,274,528
    6/30/1999            16,511,815         18,055,336
    7/31/1999            15,701,419         17,560,620
    8/31/1999            14,992,322         16,910,877
    9/30/1999            15,137,036         16,914,259
   10/31/1999            15,585,648         16,981,916
   11/30/1999            15,889,546         17,995,737
   12/31/1999            17,857,650         20,032,854
    1/31/2000            16,670,999         19,710,325
    2/29/2000            20,202,010         22,964,500
    3/31/2000            19,955,997         21,451,140
    4/30/2000            18,624,632         20,159,781
    5/31/2000            17,452,453         18,984,466
    6/30/2000            19,131,130         20,639,911


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 2/01/91, the first full month following the Fund's Institutional Class inception on 1/17/91, compared to the Russell 2000 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 9/27/95. The Fund may invest in stocks of small and intermediate sized companies which may have less liquidity than those of larger companies and may be subject to greater price volatility than the overall stock market.


------------------------------------------------------------------------------
PORTIFOLIO COMPOSITION
------------------------------------------------------------------------------



TOP 10 HOLDINGS              % of Total Investments
----------------------------------------------------

MITCHELL ENERGY & DEVELOPMENT                   2.2%
CORP. `A'
Energy
----------------------------------------------------
QUANTA SERVICES, INC.                           2.0%
Technology
----------------------------------------------------
CENTRAL NEWSPAPERS, INC. `A'                    2.0%
Consumer Services
----------------------------------------------------
POWER-ONE, INC.                                 2.0%
Capital Goods
----------------------------------------------------
DENDRITE INTERNATIONAL, INC.                    1.9%
Technology
----------------------------------------------------
VARIAN, INC.                                    1.9%
Technology
----------------------------------------------------
INVITROGEN CORP.                                1.8%
Health Care
----------------------------------------------------
FEDERATED INVESTORS, INC. `B'                   1.7%
Financial & Business Services
----------------------------------------------------
PERKINELMER, INC.                               1.7%
Technology
----------------------------------------------------
TEKTRONIX, INC.                                 1.7%
Technology
----------------------------------------------------
TOP TEN TOTAL                                  18.9%
----------------------------------------------------




TOP 5 RELATED
INDUSTRIES                    % of Total Investments
----------------------------------------------------

TECHNOLOGY                                     35.2%
----------------------------------------------------
ENERGY                                         15.5%
----------------------------------------------------
FINANCIAL & BUSINESS SERVICES                  11.4%
----------------------------------------------------
CONSUMER DISCRETIONARY                          7.9%
----------------------------------------------------
HEALTH CARE                                     7.5%
----------------------------------------------------




PORTFOLIO COMPOSITION
-----------------------------------------------------

COMMON STOCK                                    97.2%
-----------------------------------------------------
CASH EQUIVALENTS                                 2.8%
-----------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Small-Cap Fund Institutional Class shares returned 15.86% and Administrative Class shares returned 15.70% for the one-year period ended June 30, 2000.

   The Fund's exposure to technology enhanced its performance. Tech stocks performed well for much of the year, until the market correction in the second quarter. One standout performer in this sector was TranSwitch, which participates in the high-growth communications semiconductor market, focusing on products that facilitate the delivery of data over telecommunications networks. The company is riding a spectacular wave of success as a broadband communications enabler with strong revenue and earnings growth. The company benefited from strong demand for its semiconductor products as a result of the build-up of voice and data traffic on telecommunications networks.

   The energy sector also contributed to the Fund's performance. Natural gas prices are at record highs for this time of year and there is no sign that equilibrium in the supply and demand of this resource will be restored any time soon. Stocks of natural gas exploration and production companies rallied as storage inventory refills remained weak. The imbalance has been exacerbated by a long and cold spring in many regions followed by unusually hot early summer, which further strained demand. The Fund was considerably overweighted relative to the benchmark in this sector, and it was one of the top contributors to performance.

   Consumer discretionary stocks proved disappointing this year. Rising interest rates and a general lack of enthusiasm on the part of investors hurt this sector. The Fund's exposure to this area remains small, however, as concerns about a slowing economy should continue to weaken retail sales in the coming months.

   The manager's hallmark has always been and remains buying profitable, growing companies at prices that make sense. Recent market volatility and sector leadership changes have not altered its commitment to this philosophy, and the manager continues to focus on fundamentals and bottom-up analysis and stock selection. This philosophy should bode well for the Fund as investors place more importance on valuations.


                                                             ANNUAL REPORT  19

PIMCO MICRO-CAP FUND

June 30, 2000

OBJECTIVE
Long-term growth
of capital

PORTFOLIO
Common stocks of companies with market
capitalizations of less than $250 million that have improving fundamentals and whose stock is reasonably valued by the market

TOTAL NET ASSETS
$238.8 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
65 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS       ADMIN. CLASS      Russell 2000   Lipper Small-Cap
                  (INCEP. 6/25/93)   (INCEP. 4/01/96)  Index          Core Fund Average
-----------------------------------------------------------------------------------------
1 YEAR            25.60%             25.28%            14.31%         27.14%
3 YEARS           13.69%             13.41%            10.57%         12.84%
5 YEARS           19.16%             --                14.27%         15.92%
INCEPTION         18.76%             16.75%            --             --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                            PIMCO
                          Micro-Cap         Russell 2000
     Month                  Fund               Index
=================       =============      =============

    6/30/1993             5,000,000          5,000,000
    7/31/1993             5,021,687          5,069,050
    8/31/1993             5,277,282          5,287,932
    9/30/1993             5,442,666          5,437,157
   10/31/1993             5,547,911          5,577,164
   11/30/1993             5,517,841          5,395,460
   12/31/1993             5,893,716          5,579,823
    1/31/1994             6,099,194          5,754,639
    2/28/1994             6,084,159          5,733,749
    3/31/1994             5,763,413          5,431,753
    4/30/1994             5,903,739          5,463,963
    5/31/1994             5,723,320          5,402,493
    6/30/1994             5,487,771          5,220,213
    7/31/1994             5,482,760          5,306,033
    8/31/1994             5,808,518          5,601,580
    9/30/1994             5,958,868          5,582,590
   10/31/1994             5,953,856          5,560,037
   11/30/1994             5,838,588          5,335,355
   12/31/1994             5,953,856          5,478,183
    1/31/1995             5,803,506          5,408,993
    2/28/1995             6,003,973          5,634,170
    3/31/1995             6,124,253          5,730,740
    4/30/1995             6,389,871          5,858,077
    5/31/1995             6,455,022          5,958,777
    6/30/1995             6,941,154          6,267,918
    7/31/1995             7,472,390          6,628,950
    8/31/1995             7,602,693          6,766,103
    9/30/1995             7,813,183          6,886,946
   10/31/1995             7,707,938          6,578,962
   11/30/1995             7,923,440          6,855,344
   12/31/1995             8,111,989          7,036,188
    1/31/1996             7,666,725          7,028,589
    2/29/1996             8,040,337          7,247,670
    3/31/1996             8,444,657          7,395,160
    4/30/1996             9,355,656          7,790,579
    5/31/1996             9,729,268          8,097,606
    6/30/1996             9,452,898          7,765,118
    7/31/1996             8,736,381          7,086,913
    8/31/1996             9,268,651          7,498,379
    9/30/1996             9,601,319          7,791,416
   10/31/1996             9,350,538          7,671,350
   11/30/1996             9,780,448          7,987,410
   12/31/1996            10,044,807          8,196,760
    1/31/1997            10,387,828          8,360,531
    2/28/1997            10,073,392          8,157,788
    3/31/1997             9,581,728          7,772,822
    4/30/1997             9,324,462          7,794,508
    5/31/1997            10,444,998          8,661,647
    6/30/1997            11,348,288          9,032,885
    7/31/1997            11,977,160          9,453,185
    8/31/1997            12,520,277          9,669,663
    9/30/1997            13,800,890         10,377,483
   10/31/1997            13,292,075          9,921,911
   11/30/1997            13,349,245          9,857,419
   12/31/1997            13,730,013         10,029,924
    1/31/1998            13,453,742          9,871,451
    2/28/1998            14,488,151         10,601,938
    3/31/1998            15,561,110         11,038,738
    4/30/1998            15,708,883         11,099,782
    5/31/1998            15,137,066         10,501,504
    6/30/1998            15,201,315         10,523,557
    7/31/1998            14,237,580          9,671,149
    8/31/1998            11,635,495          7,793,012
    9/30/1998            12,053,114          8,403,205
   10/31/1998            12,001,715          8,746,055
   11/30/1998            12,522,132          9,204,349
   12/31/1998            13,197,781          9,774,098
    1/31/1999            13,304,000          9,904,093
    2/28/1999            12,374,579          9,101,862
    3/31/1999            11,405,325          9,243,851
    4/30/1999            12,500,715         10,072,100
    5/31/1999            13,025,174         10,219,153
    6/30/1999            13,277,445         10,681,058
    7/31/1999            13,051,729         10,388,397
    8/31/1999            12,573,741         10,004,027
    9/30/1999            12,274,998         10,006,027
   10/31/1999            12,122,308         10,046,052
   11/30/1999            12,826,012         10,645,801
   12/31/1999            13,914,763         11,850,906
    1/31/2000            14,180,312         11,660,106
    2/29/2000            16,596,807         13,585,189
    3/31/2000            16,357,813         12,689,925
    4/30/2000            15,235,868         11,925,992
    5/31/2000            14,439,222         11,230,707
    6/30/2000            16,676,471         12,210,024


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 7/1/93, the first full month following the Fund's Institutional Class inception on 6/25/93, compared to the Russell 2000 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 4/01/96. The Fund may invest in stocks of small and intermediate sized companies which may have less liquidity than those of larger companies and may be subject to greater price volatility than the overall stock market.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

BRAUN'S FASHIONS CORP.                3.9%
Consumer Discretionary
-------------------------------------------
TELCOM SEMICONDUCTOR, INC.            3.7%
Technology
-------------------------------------------
PRIMA ENERGY CORP.                    3.4%
Energy
-------------------------------------------
MERIX CORP.                           3.3%
Technology
-------------------------------------------
PHOTON DYNAMICS, INC.                 3.1%
Technology
-------------------------------------------
CYBEX COMPUTER PRODUCTS               3.1%
Technology
-------------------------------------------
ST. MARY LAND & EXPLORATION           3.1%
Energy
-------------------------------------------
RADIANT SYSTEMS, INC.                 3.0%
Technology
-------------------------------------------
PATINA OIL & GAS CORP.                2.8%
Energy
-------------------------------------------
CROSS TIMBERS OIL CO.                 2.8%
Energy
-------------------------------------------
TOP TEN TOTAL                        32.2%
-------------------------------------------




TOP 5 RELATED
INDUSTRIES          % of Total Investments
-------------------------------------------

TECHNOLOGY                           45.2%
-------------------------------------------
ENERGY                               19.8%
-------------------------------------------
CONSUMER DISCRETIONARY               11.9%
-------------------------------------------
CAPITAL GOODS                         5.9%
-------------------------------------------
FINANCIAL & BUSINESS SERVICES         4.7%
-------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          92.7%
-------------------------------------------
CASH EQUIVALENTS                       7.3%
-------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

PIMCO Micro-Cap Fund Institutional Class shares returned 25.60% and Administrative Class shares returned 25.28% for the one-year period ended June 30, 2000.

   The technology sector was a strong performer for the Fund for much of this period. One standout in this area was Merix Corporation, which manufactures printed circuit boards for use in electronics components used in the communications, computer and medical instruments industries. Its stock price rose significantly as a result of strong earnings and several announcements, including expanded plant capacity and a secondary offering which attracted additional investor interest in the company and its prospects.

   Three-Five Systems, a semiconductor company that specializes in liquid crystal display components and technology, contributed to the Fund's performance. Three-Five's stock rose significantly as a result of continued growth in demand for mobile handsets, as well as important accomplishments in its R&D efforts.

   The energy sector also contributed to the Fund's performance. Rising oil and gas prices resulted in higher profit margins for many energy companies. Both Prima Energy and Patina Oil and Gas posted strong gains. Both of these companies are engaged in natural gas and crude oil exploration and development, and therefore benefited from the rising natural gas prices and the unusually short supply. In addition, Patina's recent earnings received a boost from reduced leverage and the resulting lower interest expense.

   An area of disappointment for the Fund was financial services. This sector was under pressure for much of the year, as rising interest rates squeezed profit margins. However, it did perform well in the second quarter, as investors anticipated that the recent round of Federal Reserve rate hikes were nearing an end.

   Looking ahead, the manager is optimistic that investors will place more importance on valuations. The manager remains committed to its philosophy of buying stocks of growing, profitable companies at reasonable prices, which should bode well for the Fund over the long term.

20   PIMCO FUNDS

PIMCO SMALL-CAP VALUE FUND

June 30, 2000

OBJECTIVE
Long-term
growth of capital
and income

PORTFOLIO
Primarily common stocks of companies
with market capitalizations of between
$100 million and $1.5 billion and
below-average price-to-earnings
ratios relative to the market and
their industry groups

TOTAL NET ASSETS
$285.0 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
101 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
NFJ Investment Group


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS       ADMIN. CLASS       Russell 2000   Lipper Small-Cap
                  (INCEP. 10/01/91)  (INCEP. 11/01/95)  Index          Fund Average
----------------------------------------------------------------------------------------
1 YEAR            -8.88%             -9.12%             14.31%          6.40%
3 YEARS            0.60%              0.31%             10.57%          4.95%
5 YEARS           10.39%              --                14.27%         13.14%
INCEPTION         11.52%              9.68%             --             --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



      Month                PIMCO           Russell 2000
                          Small-Cap           Index
                           Value
                            Fund
=================       =============      =============

    9/30/1991             5,000,000          5,000,000
   10/31/1991             5,057,765          5,132,200
   11/30/1991             4,942,474          4,894,682
   12/31/1991             5,307,711          5,286,354
    1/31/1992             5,669,482          5,715,078
    2/29/1992             5,861,326          5,881,901
    3/31/1992             5,810,840          5,682,857
    4/30/1992             5,692,503          5,483,332
    5/31/1992             5,697,568          5,556,260
    6/30/1992             5,515,246          5,295,172
    7/31/1992             5,683,331          5,479,232
    8/31/1992             5,596,835          5,324,279
    9/30/1992             5,652,803          5,446,897
   10/31/1992             5,755,927          5,618,801
   11/30/1992             6,164,818          6,049,089
   12/31/1992             6,302,353          6,259,658
    1/31/1993             6,581,536          6,471,360
    2/28/1993             6,549,919          6,322,130
    3/31/1993             6,718,541          6,527,220
    4/30/1993             6,541,983          6,347,787
    5/31/1993             6,653,133          6,628,549
    6/30/1993             6,669,012          6,669,713
    7/31/1993             6,692,411          6,761,821
    8/31/1993             6,915,669          7,053,797
    9/30/1993             6,979,457          7,252,855
   10/31/1993             7,112,529          7,439,616
   11/30/1993             6,984,825          7,197,233
   12/31/1993             7,174,310          7,443,163
    1/31/1994             7,443,124          7,676,357
    2/28/1994             7,431,872          7,648,492
    3/31/1994             7,099,942          7,245,646
    4/30/1994             7,124,167          7,288,612
    5/31/1994             6,954,544          7,206,616
    6/30/1994             6,830,154          6,963,464
    7/31/1994             6,936,926          7,077,944
    8/31/1994             7,215,540          7,472,185
    9/30/1994             7,039,274          7,446,854
   10/31/1994             6,908,581          7,416,769
   11/30/1994             6,748,316          7,117,058
   12/31/1994             6,909,938          7,307,581
    1/31/1995             6,947,635          7,215,286
    2/28/1995             7,258,630          7,515,659
    3/31/1995             7,302,170          7,644,477
    4/30/1995             7,472,713          7,814,337
    5/31/1995             7,654,211          7,948,666
    6/30/1995             7,898,295          8,361,043
    7/31/1995             8,291,107          8,842,639
    8/31/1995             8,454,664          9,025,593
    9/30/1995             8,618,222          9,186,790
   10/31/1995             8,281,407          8,775,957
   11/30/1995             8,622,778          9,144,635
   12/31/1995             8,669,760          9,385,870
    1/31/1996             8,629,498          9,375,733
    2/29/1996             8,817,388          9,667,975
    3/31/1996             9,086,486          9,864,718
    4/30/1996             9,396,789         10,392,185
    5/31/1996             9,700,346         10,801,741
    6/30/1996             9,635,021         10,358,221
    7/31/1996             9,105,773          9,453,534
    8/31/1996             9,540,028         10,002,407
    9/30/1996             9,831,792         10,393,301
   10/31/1996            10,021,779         10,233,140
   11/30/1996            10,686,731         10,654,745
   12/31/1996            11,072,978         10,934,006
    1/31/1997            11,435,630         11,152,467
    2/28/1997            11,483,984         10,882,020
    3/31/1997            11,048,801         10,368,498
    4/30/1997            11,161,626         10,397,426
    5/31/1997            12,120,640         11,554,139
    6/30/1997            12,717,001         12,049,350
    7/31/1997            13,369,775         12,610,006
    8/31/1997            13,732,427         12,898,775
    9/30/1997            14,739,794         13,842,965
   10/31/1997            14,489,967         13,235,259
   11/30/1997            14,659,205         13,149,230
   12/31/1997            14,950,861         13,379,342
    1/31/1998            14,696,739         13,167,948
    2/28/1998            15,620,050         14,142,376
    3/31/1998            16,238,414         14,725,042
    4/30/1998            16,187,590         14,806,472
    5/31/1998            15,450,635         14,008,403
    6/30/1998            14,976,274         14,037,820
    7/31/1998            13,892,018         12,900,757
    8/31/1998            11,850,569         10,395,430
    9/30/1998            12,189,399         11,209,392
   10/31/1998            12,672,231         11,666,735
   11/30/1998            13,112,710         12,278,072
   12/31/1998            13,581,889         13,038,085
    1/31/1999            13,050,655         13,211,491
    2/28/1999            12,386,612         12,141,361
    3/31/1999            12,209,534         12,330,766
    4/30/1999            13,254,295         13,435,602
    5/31/1999            13,705,844         13,631,762
    6/30/1999            14,210,516         14,247,918
    7/31/1999            14,033,438         13,857,525
    8/31/1999            13,528,766         13,344,797
    9/30/1999            12,944,408         13,347,465
   10/31/1999            12,873,577         13,400,855
   11/30/1999            12,776,184         14,200,886
   12/31/1999            12,712,411         15,808,427
    1/31/2000            12,049,549         15,553,911
    2/29/2000            11,813,462         18,121,862
    3/31/2000            12,458,163         16,927,631
    4/30/2000            12,848,615         15,908,588
    5/31/2000            13,057,462         14,981,117
    6/30/2000            12,948,499         16,287,470


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 10/01/91, the Fund's Institutional Class inception, compared to the Russell 2000 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 11/01/95. The Fund may invest in stocks of small and intermediate sized companies which may have less liquidity than those of larger companies and may be subject to greater price volatility than the overall stock market.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

OWENS & MINOR, INC.                    1.5%
Health Care
-------------------------------------------
ENERGEN CORP.                          1.3%
Utilities
-------------------------------------------
ST. MARY LAND & EXPLORATION            1.3%
Energy
-------------------------------------------
NEWPORT NEWS SHIPBUILDING, INC.        1.2%
Aerospace
-------------------------------------------
MDC HOLDINGS, INC.                     1.2%
Building
-------------------------------------------
CROSS TIMBERS OIL CO.                  1.2%
Energy
-------------------------------------------
SELECTIVE INSURANCE GROUP              1.2%
Financial & Business Services
-------------------------------------------
DENTSPLY INTERNATIONAL, INC.           1.2%
Health Care
-------------------------------------------
WORLD FUEL SERVICES CORP.              1.2%
Energy
-------------------------------------------
BINDLEY WESTERN INDUSTRIES, INC.       1.2%
Health Care
-------------------------------------------
TOP TEN TOTAL                         12.5%
-------------------------------------------




TOP 5 RELATED
INDUSTRIES          % of Total Investments
-------------------------------------------

FINANCIAL & BUSINESS SERVICES         22.5%
-------------------------------------------
CONSUMER DISCRETIONARY                12.8%
-------------------------------------------
CAPITAL GOODS                         10.5%
-------------------------------------------
UTILITIES                             10.4%
-------------------------------------------
MATERIALS & PROCESSING                 9.5%
-------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          99.3%
-------------------------------------------
CASH EQUIVALENTS                       0.7%
-------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

PIMCO Small-Cap Value Fund Institutional Class shares returned -8.88% and Administrative Class shares returned -9.12% for the twelve-month period ended June 30, 2000.

   The past year proved to be a very difficult one for the value investor. Due to the complete dominance of high valuation technology stocks over all other sectors, value funds suffered. PIMCO Small-Cap Value Fund, which is a style-pure, small-cap value fund that focuses on dividend-yielding stocks with low fundamental valuations, had little exposure to the technology sector and therefore did not reap the strong returns.

   The Fund's exposure to the energy sector helped its performance during the fiscal year. The sector benefited from significantly higher prices for oil, gas and natural gas liquids. Energen Corp., the Fund's second largest holding, saw its net income rise significantly this year due to higher production, realized commodity prices and property sales gains. A second energy holding of the Fund, National Fuel Gas Company, also performed well as a result of increased oil production due to a 95-well drilling program they had completed. We anticipate a positive outlook for the company, as consumption of natural gas for power generation should increase due to increasing demands for electric power, growing concerns about air quality and the environmental impact of using coal and oil, and this increase will lead to a rise in prices, ultimately benefiting the energy sector.

   The healthcare sector also aided the Fund's performance, particularly in the pharmaceutical area. Bindley Western Industries, a wholesale distributor of pharmaceuticals and related health care products, saw its stock price rise significantly during the year. Its announced purchase of Premier Pharmacy Services, an Indianapolis based pharmacy, should accelerate Bindley's growth projections and offer it the opportunity to operating in a large market area with an excellent management team already in place. Furthermore, the company recently posted its twelfth consecutive quarter in which net earnings increased at least 25%. These results reflect increased direct store delivery sales.

   The financial services sector was disappointing for the Fund. Companies such as Pacific Century Financial Corporation and Washington Federal Inc. suffered since last June. These companies, along with many other banks, witnessed a drop in their respective stock prices as a result of the climbing interest-rate environment, despite their solid fundamentals.

   Looking ahead, the manager remains optimistic that the market will broaden, as it did in the second quarter of 2000, as investors become more price-sensitive. The manager remains committed to its style-pure investment philosophy, which should bode well for the Fund over the long term.


                                                             ANNUAL REPORT   21

PIMCO ENHANCED EQUITY FUND

June 30, 2000

OBJECTIVE
A total return which equals or exceeds the total return performance of an Index
(currently the S&P 500 Index) that
represents the performance of a reasonably broad spectrum of common stocks that are publicly traded in the U.S.

PORTFOLIO
Common stocks represented in the
S&P Index with market capitalizations
of more than $5 billion

TOTAL NET ASSETS
$48.3 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
170 (not including
short-term
instruments)


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS       ADMIN. CLASS      S&P 500        Lipper Large-Cap
                  (INCEP. 2/11/91)   (INCEP. 8/21/97)  Index          Core Fund Average
-----------------------------------------------------------------------------------------
1 YEAR             4.45%              4.47%             7.25%         11.37%
3 YEARS           17.69%             --                19.67%         18.89%
5 YEARS           21.34%             --                23.80%         21.79%
INCEPTION         16.27%             15.86%            --             --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                           PIMCO
                         Enhanced
                          Equity             S&P 500
    Month                  Fund               Index
================       =============      =============

   2/28/1991             5,000,000          5,000,000
   3/31/1991             5,144,566          5,121,000
   4/30/1991             5,115,155          5,133,290
   5/31/1991             5,300,523          5,355,049
   6/30/1991             5,075,075          5,109,787
   7/31/1991             5,333,939          5,347,903
   8/31/1991             5,480,005          5,474,649
   9/30/1991             5,419,564          5,383,222
  10/31/1991             5,465,540          5,455,357
  11/30/1991             5,283,355          5,235,506
  12/31/1991             5,952,777          5,834,448
   1/31/1992             5,802,938          5,725,928
   2/29/1992             5,823,246          5,800,365
   3/31/1992             5,655,707          5,687,258
   4/30/1992             5,745,137          5,854,463
   5/31/1992             5,780,821          5,883,150
   6/30/1992             5,689,062          5,795,608
   7/31/1992             5,951,493          6,032,359
   8/31/1992             5,890,137          5,908,877
   9/30/1992             6,002,622          5,978,306
  10/31/1992             6,088,490          5,998,931
  11/30/1992             6,269,695          6,203,195
  12/31/1992             6,345,501          6,279,308
   1/31/1993             6,344,518          6,331,803
   2/28/1993             6,386,122          6,418,105
   3/31/1993             6,490,130          6,553,528
   4/30/1993             6,278,351          6,395,129
   5/31/1993             6,424,602          6,566,198
   6/30/1993             6,393,262          6,585,437
   7/31/1993             6,319,865          6,558,964
   8/31/1993             6,550,824          6,807,811
   9/30/1993             6,472,088          6,755,595
  10/31/1993             6,590,333          6,895,368
  11/30/1993             6,519,411          6,829,656
  12/31/1993             6,581,173          6,912,226
   1/31/1994             6,709,580          7,147,242
   2/28/1994             6,566,472          6,953,266
   3/31/1994             6,296,768          6,650,103
   4/30/1994             6,377,723          6,735,358
   5/31/1994             6,460,694          6,845,885
   6/30/1994             6,300,283          6,678,092
   7/31/1994             6,508,397          6,897,400
   8/31/1994             6,786,534          7,180,194
   9/30/1994             6,586,276          7,004,638
  10/31/1994             6,707,298          7,162,032
  11/30/1994             6,489,129          6,901,191
  12/31/1994             6,549,132          7,003,536
   1/31/1995             6,755,489          7,185,137
   2/28/1995             6,989,421          7,465,142
   3/31/1995             7,143,473          7,685,438
   4/30/1995             7,302,946          7,911,774
   5/31/1995             7,589,561          8,228,008
   6/30/1995             7,772,994          8,419,145
   7/31/1995             8,015,780          8,698,323
   8/31/1995             8,056,089          8,720,156
   9/30/1995             8,395,839          9,088,147
  10/31/1995             8,352,166          9,055,702
  11/30/1995             8,681,857          9,453,247
  12/31/1995             8,803,247          9,635,317
   1/31/1996             9,059,190          9,963,303
   2/29/1996             9,094,903         10,055,663
   3/31/1996             9,156,282         10,152,499
   4/30/1996             9,281,710         10,302,147
   5/31/1996             9,490,758         10,567,839
   6/30/1996             9,538,857         10,608,103
   7/31/1996             9,083,198         10,139,437
   8/31/1996             9,305,032         10,353,277
   9/30/1996             9,838,632         10,935,960
  10/31/1996            10,114,426         11,237,574
  11/30/1996            10,863,864         12,087,022
  12/31/1996            10,664,922         11,847,578
   1/31/1997            11,388,613         12,587,815
   2/28/1997            11,480,027         12,686,503
   3/31/1997            10,969,634         12,165,215
   4/30/1997            11,441,938         12,891,478
   5/31/1997            12,089,451         13,676,311
   6/30/1997            12,538,901         14,289,010
   7/31/1997            13,712,042         15,425,986
   8/31/1997            12,942,644         14,561,822
   9/30/1997            13,742,514         15,359,373
  10/31/1997            13,194,032         14,846,370
  11/30/1997            13,750,131         15,533,609
  12/31/1997            13,954,567         15,800,321
   1/31/1998            14,164,608         15,975,072
   2/28/1998            15,241,065         17,127,195
   3/31/1998            16,068,100         18,004,278
   4/30/1998            16,186,248         18,185,401
   5/31/1998            15,910,569         17,872,794
   6/30/1998            16,593,201         18,598,787
   7/31/1998            16,278,140         18,400,710
   8/31/1998            13,692,016         15,740,336
   9/30/1998            14,414,031         16,748,661
  10/31/1998            15,687,401         18,110,998
  11/30/1998            16,606,329         19,208,705
  12/31/1998            17,653,581         20,315,511
   1/31/1999            18,363,348         21,165,105
   2/28/1999            17,653,581         20,507,294
   3/31/1999            18,242,537         21,327,791
   4/30/1999            18,937,203         22,153,816
   5/31/1999            18,408,652         21,630,765
   6/30/1999            19,571,463         22,831,272
   7/31/1999            18,922,101         22,118,480
   8/31/1999            18,801,290         22,008,308
   9/30/1999            18,242,537         21,405,727
  10/31/1999            19,224,130         22,760,281
  11/30/1999            19,480,854         23,222,998
  12/31/1999            20,741,274         24,590,833
   1/31/2000            19,481,364         23,355,811
   2/29/2000            18,993,149         22,913,272
   3/31/2000            20,977,507         25,154,877
   4/30/2000            20,363,301         24,397,967
   5/31/2000            19,906,584         23,897,321
   6/30/2000            20,442,045         24,486,390


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 3/01/91, the first full month following the Fund's Institutional Class inception on 2/11/91, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annual basis. The Administrative Class commenced operations on 8/21/97.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

INTEL CORP.                            4.4%
Technology
-------------------------------------------
GENERAL ELECTRIC CO.                   4.1%
Capital Goods
-------------------------------------------
CISCO SYSTEMS, INC.                    4.1%
Technology
-------------------------------------------
MICROSOFT CORP.                        3.8%
Technology
-------------------------------------------
PFIZER, INC.                           3.1%
Health Care
-------------------------------------------
CITIGROUP, INC.                        2.4%
Financial & Business Services
-------------------------------------------
ORACLE CORP.                           2.2%
Technology
-------------------------------------------
SUN MICROSYSTEMS, INC.                 2.2%
Technology
-------------------------------------------
MERCK & CO., INC.                      1.8%
Health Care
-------------------------------------------
WAL-MART STORES, INC.                  1.6%
Consumer Discretionary
-------------------------------------------
TOP TEN TOTAL                         29.7%
-------------------------------------------




TOP 5 RELATED
INDUSTRIES          % of Total Investments
-------------------------------------------

TECHNOLOGY                            31.4%
-------------------------------------------
FINANCIAL & BUSINESS SERVICES         12.8%
-------------------------------------------
HEALTH CARE                           12.1%
-------------------------------------------
COMMUNICATIONS                         7.6%
-------------------------------------------
CONSUMER DISCRETIONARY                 7.4%
-------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          99.2%
-------------------------------------------
CASH EQUIVALENTS                       0.8%
-------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

PIMCO Enhanced Equity Fund Institutional Class shares posted a return of 4.45% and Administrative Class shares posted a return of 4.47% for the one-year period ended June 30, 2000.

   The Fund suffered for much of the year because of its fundamentals-oriented investment strategy. Investors flocked to expensive growth stocks, which rose to record high levels, and ignored inexpensive but fundamentally strong value stocks, which suffered. However, the second quarter of 2000 marked a return to relative normalcy, as investors reacquainted themselves with earnings as a valuation metric, rather than focusing on price momentum or lofty long-term growth expectations.

   The technology sector turned in a strong performance for much of the year. Fund holding and Internet search engine Yahoo! saw its stock price rise significantly over the past year. The company benefited from its dominant presence on the Internet, strong branding campaign and its inclusion in the S&P 500 Index. Another standout performer for the Fund was Sun Microsystems, the network computing giant. The company benefited from increased demand for networking solutions. It remains the dominant player in this industry, and continues to take market share away from competitors IBM and Hewlett Packard.

   Exposure to the financial services sector also enhanced the Fund's performance. Despite rising interest rates, companies such as Morgan Stanley Dean Witter and Citigroup performed well. These companies benefiting from a healthy worldwide economy, which boosted brokerage and asset management business for these companies.

   The health care sector also contributed to the Fund's performance. In particular, pharmaceutical and biotechnology companies are benefiting from the fact that Baby Boomers are aging, and are therefore using more pharmaceutical products, both prescription and non-prescription. For example, Allergan, a biotech company that specializes in eye- and skin-care pharmaceutical products, posted strong returns for the period due to increased sales. It is poised to continue this outperformance, as it boasts a robust product pipeline.

   A disappointment for the Fund was communications giant AT&T. The company suffered from management missteps and earnings disappointments in recent months, driving its stock price down.

   Looking ahead, the manager is optimistic that its stock selection will bode well for the Fund, as investors favor companies that deliver profits rather than promises.

22   PIMCO FUNDS

PIMCO TAX-EFFICIENT EQUITY FUND

June 30, 2000

OBJECTIVE
Maximum after-tax
growth of capital

PORTFOLIO
Broadly diversified portfolio of at least
200 common stocks of companies represented in the S&P 500 Index with market capitalizations of more than $5 billion.

TOTAL NET ASSETS
$56.8 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
294 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Parametric Portfolio Associates


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS       ADMIN. CLASS      S&P 500        Lipper Large-Cap
                  (INCEP. 7/02/99)   (INCEP. 9/30/98)  Index          Core Fund Average
-----------------------------------------------------------------------------------------
1 YEAR            6.21%               5.77%            7.25%          11.37%
INCEPTION         4.41%              22.26%            --             --

CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                              PIMCO
                          Tax-Efficient        S&P 500
     Month                 Equity Fund          Index
================          =============     =============

   7/31/1999                5,000,000         5,000,000
   8/31/1999                4,951,111         4,975,095
   9/30/1999                4,791,111         4,838,878
  10/31/1999                5,075,556         5,145,083
  11/30/1999                5,164,444         5,249,682
  12/31/1999                5,515,556         5,558,888
   1/31/2000                5,217,778         5,279,705
   2/29/2000                5,182,222         5,179,667
   3/31/2000                5,631,111         5,686,394
   4/30/2000                5,422,222         5,515,290
   5/31/2000                5,306,667         5,402,116
   6/30/2000                5,471,111         5,535,279


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 10/01/98, the first full month following the Fund's Administration Class inception on 9/30/98, compared to the S&P 500 Index, an unmanaged market index. The performance of the Administrative Class (shown above) reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

GENERAL ELECTRIC CO.                   4.5%
Capital Goods
-------------------------------------------
INTEL CORP.                            4.3%
Technology
-------------------------------------------
CISCO SYSTEMS, INC.                    3.5%
Technology
-------------------------------------------
MICROSOFT CORP.                        3.4%
Technology
-------------------------------------------
EXXON MOBIL CORP.                      2.7%
Energy
-------------------------------------------
ORACLE CORP.                           2.3%
Technology
-------------------------------------------
WAL-MART STORES, INC.                  2.1%
Consumer Discretionary
-------------------------------------------
PFIZER, INC.                           2.1%
Health Care
-------------------------------------------
CITIGROUP, INC.                        1.9%
Financial & Business Services
-------------------------------------------
LUCENT TECHNOLOGIES, INC.              1.6%
Technology
-------------------------------------------
TOP TEN TOTAL                         28.4%
-------------------------------------------




TOP 5 RELATED
INDUSTRIES          % of Total Investments
-------------------------------------------

TECHNOLOGY                            31.7%
-------------------------------------------
FINANCIAL & BUSINESS SERVICES         13.6%
-------------------------------------------
HEALTH CARE                           11.7%
-------------------------------------------
CONSUMER DISCRETIONARY                 8.9%
-------------------------------------------
CONSUMER STAPLES                       6.5%
-------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          99.6%
-------------------------------------------
CASH EQUIVALENTS                       0.4%
-------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Tax-Efficient Fund Institutional Class shares posted a return of 6.21% for the one-year period ended June 30, 2000.

   The Fund's performance suffered because of the importance its investment process places on earnings, since many of the stocks that performed well during this period had no earnings. Investors were more concerned about future earnings growth, and were less interested in strong fundamentals and current earnings, which did not augur well for the Fund.

   Exposure to the technology sector enhanced the Fund's performance. Cisco Systems, a company that creates hardware and software solutions for engaging in networking on the Internet, was one positive contributor to the Fund's performance. As Internet use grows, and companies race to participate in commerce on the Web, increased demand for Internet infrastructure and optical networking capabilities will benefit Cisco. As the largest supplier of this product, Cisco exhibits major market dominance in this industry. Its stock price soared almost 100% since last June.

   Another area of technology that benefited the Fund was semiconductors. Intel, a semiconductor chip maker, saw incredible returns over the past year. In the latter half of 1999, a continuation of the global economic recovery sparked the demand for semiconductors, and this industry finally achieved some pricing power after several years of pressure. Accompanied by the high demand for personal computers, this trend boosted Intel's stock price during this period.

   The Fund also benefited from its exposure to the financial services industry. Citigroup, the banking and financial services giant, contributed to the Fund's performance despite rising interest rates. The company benefited from growth of its global business, including asset management and other services.

   During the first half of 2000, rising interest rates caused concern that the economy would slow. This resulted in investors' fear of a decline in spending by consumers and manufacturers, which hurt cyclical stocks. Consumer durables, raw materials, capital goods, business equipment and services and new home building declined.

   Looking ahead, the manager remains cautiously optimistic about the economy and the stock market. Going forward, the manager expects that the Fund's fundamentals-based, disciplined stock selection process could outperform, as investors choose companies that deliver profits and not just promises.


                                                             ANNUAL REPORT   23

PIMCO STRUCTURED EMERGING MARKETS FUND

June 30, 2000

OBJECTIVE
Long-term growth
of capital

PORTFOLIO
Common stocks of companies located in, or whose business relates to emerging markets

TOTAL NET ASSETS
$35.4 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
334 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Parametric Portfolio Associates


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                INST'L CLASS           IFC Investable             Lipper Emerging Mkts.
                (INCEP. 6/30/98 )      Composite Index            Fund Average
-----------------------------------------------------------------------------------------
1 YEAR          6.64%                  10.70%                     15.8%
INCEPTION       17.38%                 --                         --

CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                              PIMCO
                            Structured          IFC Investable
                            Emerging              Composite
      Month                Markets Fund            Index
=================         =============         =============

    6/30/1998               5,000,000             5,000,000
    7/31/1998               5,110,000             5,199,590
    8/31/1998               3,870,000             3,737,595
    9/30/1998               3,970,000             3,914,989
   10/31/1998               4,350,000             4,364,821
   11/30/1998               4,700,000             4,693,492
   12/31/1998               4,647,944             4,621,682
    1/31/1999               4,564,852             4,508,451
    2/28/1999               4,580,432             4,588,701
    3/31/1999               4,917,992             5,117,778
    4/30/1999               5,707,364             5,815,843
    5/31/1999               5,873,547             5,711,740
    6/30/1999               6,460,383             6,334,319
    7/31/1999               6,335,745             6,242,472
    8/31/1999               6,346,132             6,309,890
    9/30/1999               6,226,687             6,133,844
   10/31/1999               6,335,745             6,238,120
   11/30/1999               6,735,624             6,798,927
   12/31/1999               7,670,735             7,709,983
    1/31/2000               7,720,617             7,720,777
    2/29/2000               7,831,465             7,713,056
    3/31/2000               7,720,617             7,825,667
    4/30/2000               7,027,812             7,015,710
    5/31/2000               6,756,232             6,819,972
    6/30/2000               6,889,251             7,012,295


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 7/01/98, the first full month following the Fund's Institutional Class inception on 6/30/98, compared to the IFC Investable Composite Index, an unmanaged market index. The Fund may invest in foreign securities which involve potentially higher risks including foreign currency fluctuations and political or economic uncertainty.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

CHINA/CHINA TELECOM LTD.               2.4%
-------------------------------------------
BALTIC NATIONS/BALTIC FUND `A'         2.1%
-------------------------------------------
TAIWAN/R.O.C. TAIWAN FUND              1.6%
-------------------------------------------
VENEZUELA/ELECTRIDAD DE CARACAS        1.5%
SP-ADR
-------------------------------------------
TAIWAN/TAIWAN FUND, INC.               1.5%
-------------------------------------------
MEXICO/CARSO GLOBAL TELECOM `A1'       1.3%
-------------------------------------------
INDIA/UTI INDIA IT FUND                1.2%
-------------------------------------------
SAUDI ARABIA/SAUDI ARABIAN             1.1%
INVEST. FUND
-------------------------------------------
VENEZUELA/COMPANIA ANONIMA             1.1%
NACIONAL TELEFONOS DE V
-------------------------------------------
MEXICO/GRUPO FINANCIERO                1.0%
BANAMEX ACCIVAL SA
-------------------------------------------
TOP TEN TOTAL                         14.8%
-------------------------------------------




TOP 5
COUNTRIES           % of Total Investments
-------------------------------------------

MEXICO                                 6.9%
-------------------------------------------
BRAZIL                                 4.7%
-------------------------------------------
TAIWAN                                 4.4%
-------------------------------------------
ISRAEL                                 4.3%
-------------------------------------------
CHINA                                  4.2%
-------------------------------------------




REGIONAL BREAKDOWN
-------------------------------------------

ASIA                                  39.9%
-------------------------------------------
LATIN AMERICA                         25.9%
-------------------------------------------
EUROPE                                20.5%
-------------------------------------------
AFRICA                                13.6%
-------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          99.9%
-------------------------------------------
CASH EQUIVALENTS                       0.1%
-------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

PIMCO Structured Emerging Markets Fund posted a return of 6.64% for the twelve-month period ended June 30, 2000.

   Many emerging markets stocks suffered in the second half of the fiscal year, as inflation-induced fears of higher interest rates dampened investor exuberance for riskier stocks and markets. In particular, the dramatic global slump in technology and telecommunications stocks in the second quarter of 2000 negatively impacted several emerging markets.

   The Fund benefited from its exposure to China. The United States' legislative moves toward permanent normalization of trade with China resulted in strong price appreciation for many Chinese stocks. In particular, China Telecom posted strong returns as a result of investor enthusiasm over the growth potential for wireless communications in the region.

   The Fund's exposure to Turkey also enhanced its performance. The Turkish stock market performed well as a result of falling interest rates. The region also benefited from a strong European economy, which helped to boost its own economy and increase corporate profitability.

   A standout performer for the Fund was SK Telecom, the dominant wireless company in Korea. It benefited from the growth of wireless Internet subscriptions in Korea, where wire line Internet penetration is already fairly high and citizens have shown a particular affinity for new and `best of breed' technologies.

   Looking ahead, the manager is optimistic that the Fund's overweighting in Europe will prove beneficial. As markets in Poland, Hungary and the Czech Republic approach accession to the European Union, the manager expects significant outperformance due to economic gains and a reduction in perceptions of investment risk. In addition, these markets are now benefiting from Europe's current economic strength and are less linked than the Asian and Latin American regions to the expected economic slowdown in the United States.


24   PIMCO FUNDS

PIMCO TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND

June 30, 2000

OBJECTIVE
Long-term growth of capital; the Fund also seeks to achieve superior after-tax returns for its shareholders by using a variety of tax-efficient management strategies.

PORTFOLIO
Common stocks of companies located in, or whose business relates to, emerging markets

TOTAL NET ASSETS
$87.0 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
340 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Parametric Portfolio Associates


-------------------------------------------------------------------------------
PERFORMANCE
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS          IFC Investable       Lipper Emerging Mkts.
                  (INCEP. 6/30/98 )     Composite Index      Fund Average
-----------------------------------------------------------------------------------------
1 YEAR             7.55%                10.70%               15.81%
INCEPTION         19.78%                --                   --

CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                              PIMCO
                           Tax-Efficient
                            Structured        IFC Investable
                             Emerging           Composite
     Month                 Markets Fund           Index
=================          =============       =============

    6/30/1998                5,000,000           5,000,000
    7/31/1998                5,100,000           5,199,590
    8/31/1998                3,835,000           3,737,595
    9/30/1998                3,970,000           3,914,989
   10/31/1998                4,385,000           4,364,821
   11/30/1998                4,770,000           4,693,492
   12/31/1998                4,731,710           4,621,682
    1/31/1999                4,636,069           4,508,451
    2/28/1999                4,681,372           4,588,701
    3/31/1999                5,023,666           5,117,778
    4/30/1999                5,854,232           5,815,843
    5/31/1999                6,045,514           5,711,740
    6/30/1999                6,669,697           6,334,319
    7/31/1999                6,709,967           6,242,472
    8/31/1999                6,709,967           6,309,890
    9/30/1999                6,599,225           6,133,844
   10/31/1999                6,715,001           6,238,120
   11/30/1999                7,163,003           6,798,927
   12/31/1999                8,167,343           7,709,983
    1/31/2000                8,197,781           7,720,777
    2/29/2000                8,385,477           7,713,056
    3/31/2000                8,218,072           7,825,667
    4/30/2000                7,457,139           7,015,710
    5/31/2000                7,056,382           6,819,972
    6/30/2000                7,173,058           7,012,295


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 7/01/98, the first full month following the Fund's Institutional Class inception on 6/30/98, compared to the IFC Investable Composite Index, an unmanaged market index. The Fund may invest in foreign securities which involve potentially higher risks including foreign currency fluctuations and political or economic uncertainty.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITIONS
-------------------------------------------------------------------------------



TOP 10 HOLDINGS      % of Total Investments
--------------------------------------------

BRAZIL/PETROLEO BRASILEIRO SA           3.0%
--------------------------------------------
BRAZIL/TELECOMUNICACOES
BRASILEIRAS SA SP - ADR                 2.5%
--------------------------------------------
CHINA/CHINA TELECOM LTD.                2.3%
--------------------------------------------
INDIA/THE INDIA FUND, INC.              1.8%
--------------------------------------------
SOUTH KOREA/TRIGEM COMPUTER, INC.       1.8%
--------------------------------------------
VENEZUELA/ELECTRIDAD
DE CARACAS SP - ADR                     1.3%
--------------------------------------------
HUNGARY/MAGYAR
TAVKOZLESI RT. SP - ADR                 1.2%
--------------------------------------------
TURKEY/DOGAN SIRKETLER
GRUBU HOLDING AS                        1.2%
--------------------------------------------
BALTIC NATIONS/BALTIC FUND `A'          1.1%
--------------------------------------------
TAIWAN/TAIWAN FUND, INC.                1.1%
--------------------------------------------
TOP TEN TOTAL                          17.3%
--------------------------------------------




TOP 5
COUNTRIES            % of Total Investments
--------------------------------------------

BRAZIL                                  6.9%
--------------------------------------------
MEXICO                                  5.0%
--------------------------------------------
TURKEY                                  5.0%
--------------------------------------------
CHINA                                   4.6%
--------------------------------------------
ISRAEL                                  4.5%
--------------------------------------------




REGIONAL BREAKDOWN
--------------------------------------------

ASIA                                   42.6%
--------------------------------------------
LATIN AMERICA                          26.8%
--------------------------------------------
EUROPE                                 19.2%
--------------------------------------------
AFRICA                                 11.2%
--------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------

COMMON STOCK                           99.8%
--------------------------------------------
CASH EQUIVALENTS                        0.2%
--------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

PIMCO Tax-Efficient Structured Emerging Markets Fund Institutional Class shares posted a return of 7.55% for the one-year period ended June 30, 2000.

   Many emerging markets stocks suffered in the second half of the year, as inflation-induced fears of higher interest rates dampened investor exuberance for riskier stocks and markets. In particular, the dramatic global slump in technology and telecommunications stocks in the second quarter of 2000 negatively impacted several emerging markets.

   The Fund benefited from its exposure to China. The United States' legislative moves toward permanent normalization of trade with China resulted in strong price appreciation for many Chinese stocks. In particular, China Telecom posted strong returns as a result of investor enthusiasm over the growth potential for wireless communications in the region.

   The Fund's exposure to Turkey also enhanced its performance. The Turkish stock market performed well as a result of falling interest rates. The region also benefited from a strong European economy, which helped to boost its own economy and increase corporate profitability.

   A standout performer for the Fund was SK Telecom, the dominant wireless company in Korea. It benefited from the growth of wireless Internet subscriptions in Korea, where wire line Internet penetration is already fairly high and citizens have shown a particular affinity for new and `best of breed' technologies.

   The manager used the drop in emerging markets in the second quarter to harvest losses in order to offset future capital gains taxes. The manager remains steadfast in its efforts to maintain a tax-efficient portfolio for investors.

   Looking ahead, the manager is optimistic that the Fund's overweighting in Europe will prove beneficial. As markets in Poland, Hungary and the Czech Republic approach accession to the European Union, the manager expects significant outperformance due to economic gains and a reduction in perceptions of investment risk. In addition, these markets are now benefiting from Europe's current economic strength and are less linked than the Asian and Latin American regions to the expected economic slowdown in the United States.


                                                             ANNUAL REPORT   25

PIMCO INTERNATIONAL FUND

June 30, 2000

OBJECTIVE
Capital appreciation through investment in an international portfolio; income is an incidental consideration

PORTFOLIO
Primarily common stocks of foreign
(non-U.S.) issuers (developed and emerging markets) with market capitalizations of more than $500 million

TOTAL NET ASSETS
$139.4 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
271 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Blairlogie Capital Management
(an independent sub-adviser not
owned by PIMCO Advisors L.P.)


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                  INST'L CLASS       ADMIN. CLASS      MSCI EAFE    Lipper International
                  (INCEP. 9/30/98)   (INCEP. 9/30/98)  Index        Fund Average
-----------------------------------------------------------------------------------------
1 YEAR            11.10%             10.78%            17.46%       24.46%
INCEPTION         19.63%             19.10%            --           --


CHANGE IN VALUE
$5,000,000 invested at the Fund's inception



                               PIMCO                 MSCI
                           International             EAFE
    Month                      Fund                  Index
=================          =============         =============

    9/30/1998                5,000,000             5,000,000
   10/31/1998                5,377,268             5,522,500
   11/30/1998                5,692,455             5,806,909
   12/31/1998                5,846,447             6,037,443
    1/31/1999                5,851,743             6,021,142
    2/28/1999                5,687,576             5,879,043
    3/31/1999                5,931,178             6,125,963
    4/30/1999                6,153,597             6,375,289
    5/31/1999                5,925,882             6,048,237
    6/30/1999                6,153,597             6,285,328
    7/31/1999                6,280,694             6,473,888
    8/31/1999                6,211,850             6,499,136
    9/30/1999                6,158,893             6,566,077
   10/31/1999                6,381,312             6,813,618
   11/30/1999                6,635,506             7,052,095
   12/31/1999                7,501,950             7,686,078
    1/31/2000                7,105,183             7,198,781
    2/29/2000                7,227,265             7,393,868
    3/31/2000                7,379,868             7,682,229
    4/30/2000                6,952,580             7,279,680
    5/31/2000                6,726,728             7,103,512
    6/30/2000                6,836,602             7,382,680


*Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that fund shares, when redeemed, may be worth more or less than their original cost. The line graph above assumes the investment of $5,000,000 on 10/01/98, the first full month following the Fund's Institutional Class inception on 9/30/98, compared to the MSCI EAFE Index, an unmanaged market index. The Fund may invest in foreign securities which involve potentially higher risks including foreign currency fluctuations and political or economic uncertainty. The performance of the Administrative Class reflects the payment of a service fee in an amount not to exceed 0.25% on an annualized basis. The Administrative Class commenced operations on 9/30/98.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------



TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

FINLAND/NOKIA CORP.                    3.5%
-------------------------------------------
UNITED KINGDOM/MORGAN                  3.4%
STANLEY CAPITAL LLC
-------------------------------------------
UNITED KINGDOM/MSCI WORLD EQUITY       2.5%
BENCHMARK SHARES
-------------------------------------------
SWEDEN/MSCI SWEDEN OPAL SERIES B       2.2%
-------------------------------------------
HUNGARY/MAGYAR TAVKOZLESI RT.          2.0%
-------------------------------------------
GERMANY/DEUTSCHE TELEKOM               1.7%
-------------------------------------------
JAPAN/NIPPON T&T                       1.5%
-------------------------------------------
GERMANY/ALLIANZ AG                     1.4%
-------------------------------------------
JAPAN/FANUC                            1.2%
-------------------------------------------
JAPAN/MURATA MANUFACTURING CO.         1.2%
-------------------------------------------
TOP TEN HOLDINGS                      20.6%
-------------------------------------------




TOP 5
COUNTRIES           % of Total Investments
-------------------------------------------

JAPAN                                 21.0%
-------------------------------------------
GERMANY                               10.3%
-------------------------------------------
FRANCE                                 8.6%
-------------------------------------------
UNITED KINGDOM                         5.8%
-------------------------------------------
FINLAND                                4.4%
-------------------------------------------




REGIONAL BREAKDOWN
-------------------------------------------

EUROPE                                56.4%
-------------------------------------------
ASIA                                  34.2%
-------------------------------------------
LATIN AMERICA                          2.1%
-------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          92.6%
-------------------------------------------
CASH EQUIVALENTS                       7.4%
-------------------------------------------



-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

PIMCO International Fund Institutional Class shares returned 11.10% for the one-year period ended June 30, 2000.

   The global economic recovery that began in the second half of 1999 proved to be positive for the Fund this year. Many emerging markets countries made significant comebacks during the year, and a number of developed countries also posted solid returns.

   However, the Fund's underweight position within these rebounding emerging market regions proved to be harmful and resulted in its underperformance when compared to its peers. As evidenced by our Top 10 holdings, we had a greater exposure to more established names in overseas areas, and although this approach is beneficial to the fund's stability, it detracted from returns.

   In the technology sector, the upsurge in telecommunications positively contributed to the Fund's performance. One of the Fund's top ten holdings, Nokia, posted strong gains. The Finnish cell phone handset maker benefited from an increase in first-time cell phone subscriptions, stimulated by the introduction of affordable "one rate" plans. Nokia's performance was also boosted by shorter upgrade cycles for cell phone handsets, which resulted from technological advances such as longer battery life and the switch from analog to digital technology. Nokia should continue to perform well, as many lesser developed countries build out their wireless infrastructure.

   Another contributor to the Fund from the telecommunications sector was Deutsche Telekom. The German telecommunications giant benefited from Germany's significant economic recovery after a serious recession in 1998. Furthermore, the explosive growth in cell phone handset subscriptions boosted the company's stock price this year.

   The Fund's exposure to Sony also enhanced its performance. Sony, the world's leading consumer electronics company, benefited from the worldwide increase in Internet usage. Investors bid up shares of the company, as Sony is attempting to leverage its strong music and movie franchises in order to capture interactive media opportunities on the Internet. As the number of Internet subscribers grows, the company could see its business increase significantly.

   Looking ahead, the manager is cautiously optimistic about the prospects for international stocks. Given the slowing economy in the United States, the manager believes international stocks could outperform in the coming year.


26   PIMCO FUNDS

PIMCO NFJ EQUITY INCOME FUND

June 30, 2000

OBJECTIVE
Current income as a primary objective
and long-term growth of capital as a
secondary objective

PORTFOLIO
Income producing common stocks of
companies with market capitalizations
of more than $2 billion

TOTAL NET ASSETS
$29.5 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
47 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
NFJ Investment Group


--------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------



TOTAL RETURN   For periods ended 6/30/00

               INST'L CLASS      ADMIN. CLASS      S&P 500   Lipper Equity
               (INCEP. 5/08/00)  (INCEP. 5/08/00)  Index     Income Fund Average

--------------------------------------------------------------------------------

INCEPTION      -5.73%             -5.78%              --           --



--------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------

NFJ Equity Income Fund was started on May 8, 2000. The Fund's Institutional Class shares posted a return of -5.73% and its Administrative shares posted a return of -5.78% for the period since inception through June 30, 2000.

   Value stocks, although generally outperforming growth stocks on a relative basis, were buffeted back and forth during the quarter as the internal market debate raged concerning Federal Reserve policy and the ramifications of an economic slowdown.

   Although the Fund posted negative returns during the period, there were a number of sectors that positively contributed to its performance. Its performance was enhanced by an underweighting in the technology sector. Tech stocks came under pressure in the second quarter, as concerns about rising interest rates resulted in an investor flight away from many high valuation tech stocks.

   The Fund also benefited from exposure to both consumer staples and consumer cyclical stocks, which continued to perform well as a result of the strong domestic economy. Retail giant J.C. Penney saw its stock price rise as a result of efforts to turn itself around. It hired a turnaround expert as CEO, sold unprofitable assets, and is paying down its debt--all signs of a commitment to improve its profitability, which was well received by investors.

   Mallinckrodt, a maker of healthcare products and specialty chemicals, enhanced the Fund's performance during this period. The company's stock performance over the past several years was lackluster, despite strong fundamentals and a broad product line. However, in June, Tyco International agreed to purchase Mallinckrodt at a 65% premium to its stock price, propelling it upward.

   The Fund's exposure to the financial services sector proved disappointing. Rising interest rates caused investors to shy away from this area. Holdings such as HRPT Properties Trust and J.P. Morgan suffered as a result.

   The manager remains confident that the foundation is currently being laid for a return to value investing. The manager remains committed to its value philosophy and process. The manager has not and will not gravitate from its dedicated value discipline for the sake of short-term performance.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------


TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

USX-U.S. STEEL GROUP, INC.             3.7%
Materials & Processing
-------------------------------------------
DELUXE CORP.                           3.6%
Financial & Business Services
-------------------------------------------
UNION PLANTERS CORP.                   3.6%
Financial & Business Services
-------------------------------------------
ULTRAMAR DIAMOND SHAMROCK CORP.        3.5%
Energy
-------------------------------------------
MALLINCKRODT, INC.                     2.9%
Health Care
-------------------------------------------
THOMAS & BETTS CORP.                   2.5%
Consumer Discretionary
-------------------------------------------
J.C. PENNEY CO.                        2.0%
Consumer Discretionary
-------------------------------------------
REPSOL SA SP - ADR                     1.9%
Energy
-------------------------------------------
U.S. WEST, INC.                        1.9%
Communications
-------------------------------------------
KERR MCGEE CORP.                       1.9%
Energy
-------------------------------------------
TOP TEN TOTAL                         27.5%
-------------------------------------------



TOP 5 RELATED
INDUSTRIES          % of Total Investments
-------------------------------------------

FINANCIAL & BUSINESS SERVICES         17.9%
-------------------------------------------
CONSUMER DISCRETIONARY                15.2%
-------------------------------------------
ENERGY                                12.9%
-------------------------------------------
UTILITIES                              9.2%
-------------------------------------------
CONSUMER STAPLES                       8.0%
-------------------------------------------



PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          90.4%
-------------------------------------------
CASH EQUIVALENTS                       9.6%
-------------------------------------------



                                                             ANNUAL REPORT   27

PIMCO NFJ VALUE FUND

June 30, 2000

OBJECTIVE
Long-term growth of
capital and income

PORTFOLIO
Primarily common stocks of companies with market capitalizations of more than
$2 billion that are undervalued relative to the market and to their industry groups

TOTAL NET ASSETS
$0.9 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
41 (not including
short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
NFJ Investment Group


-------------------------------------------------------------------------------
PERFORMANCE*
-------------------------------------------------------------------------------


TOTAL RETURN   For periods ended 6/30/00

               INST'L CLASS           S&P 500               Lipper Multi-Cap
               (INCEP. 5/08/00)       Index                 Value Fund Avg.
-------------------------------------------------------------------------------

INCEPTION      -2.90%                 --                    --


-------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
-------------------------------------------------------------------------------

NFJ Value Fund was launched on May 8, 2000. The Fund's Institutional shares posted a return of -2.90% for the period since inception through June 30, 2000.

   Market volatility was not confined to the NASDAQ Composite Index during this period, as value stocks also experienced some turbulence. Concerns about interest rates, inflation, and a domestic economic slowdown resulted in investor movement in and out of various sectors during this period.

   Although the Fund posted negative returns during the period, there were a number of sectors that positively contributed to its performance, such as the consumer cyclical sector. Central Newspapers was a strong performer during this period. This fundamentally strong but under-appreciated stock received a buyout offer from Gannett, which boosted its stock price significantly.

   The Fund's exposure to the energy sector, which benefited from significantly higher prices for oil, gas and natural gas liquids, saw its profit margins widen in the second quarter. With no sign of an increase in oil production in the near future, this sector should continue to perform well.

   The Fund's underweighting in technology aided its performance during this period. Tech stocks came under pressure in the second quarter, as concerns about rising interest rates resulted in an investor flight away from many high valuation tech stocks.

   Mallinckrodt, a maker of healthcare products and specialty chemicals, enhanced the Fund's performance during this period. The company's stock performance over the past several years was lackluster, despite strong fundamentals and a broad product line. However, in June, Tyco International agreed to purchase Mallinckrodt at a 65% premium to its stock price, propelling it upward.

   The Fund's exposure to the financial services sector proved disappointing. Rising interest rates caused investors to shy away from this area. Holdings such as financial services giant J.P. Morgan suffered as a result.

   The manager remains confident that the foundation is currently being laid for a return to value investing. The manager remains committed to its value philosophy and process. The manager has not and will not gravitate from its dedicated value discipline for the sake of short-term performance.


-------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------


TOP 10 HOLDINGS     % of Total Investments
-------------------------------------------

ULTRAMAR DIAMOND SHAMROCK CORP.        4.1%
Energy
-------------------------------------------
WESTVACO CORP.                         4.1%
Materials & Processing
-------------------------------------------
NICOR, INC.                            4.0%
Utilities
-------------------------------------------
KERR MCGEE CORP.                       3.9%
Energy
-------------------------------------------
MORGAN, J.P. & CO., INC.               3.7%
Financial & Business Services
-------------------------------------------
BROWN-FORMAN CORP.                     3.6%
Consumer Staples
-------------------------------------------
GTE CORP.                              3.5%
Communications
-------------------------------------------
VERIZON COMMUNICATIONS                 3.5%
Communications
-------------------------------------------
MALLINCKRODT, INC.                     3.4%
Health Care
-------------------------------------------
WHIRLPOOL CORP.                        3.1%
Consumer Discretionary
-------------------------------------------
TOP TEN TOTAL                         36.9%
-------------------------------------------



TOP 5 RELATED
INDUSTRIES          % of Total Investments
-------------------------------------------

ENERGY                                14.2%
-------------------------------------------
FINANCIAL & BUSINESS SERVICES         13.4%
-------------------------------------------
CONSUMER DISCRETIONARY                12.0%
-------------------------------------------
CONSUMER STAPLES                      10.1%
-------------------------------------------
COMMUNICATIONS                         9.1%
-------------------------------------------



PORTFOLIO COMPOSITION
-------------------------------------------

COMMON STOCK                          95.3%
-------------------------------------------
CASH EQUIVALENTS                       4.7%
-------------------------------------------


28   PIMCO FUNDS

FINANCIAL HIGHLIGHTS -
INSTITUTIONAL AND ADMINISTRATIVE CLASSES

                             NET ASSET                      NET REALIZED/      TOTAL           DIVIDENDS      DIVIDENDS IN
SELECTED PER SHARE           VALUE                          UNREALIZED         INCOME FROM     FROM NET       EXCESS OF NET
DATA FOR THE                 BEGINNING    NET INVESTMENT    GAIN (LOSS) ON     INVESTMENT      INVESTMENT     INVESTMENT
YEAR OR PERIOD ENDED:        OF PERIOD    INCOME (LOSS)     INVESTMENTS        OPERATIONS      INCOME         INCOME
                             ---------    --------------    --------------     ----------      ----------     -------------
EQUITY INCOME FUND
  Institutional Class
   06/30/2000                   $15.62        $ 0.39(a)         $(2.44)(a)        $(2.05)         $(0.39)           $ 0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    16.09          0.44(a)           1.28(a)           1.72           (0.43)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1998                    15.41          0.44(a)           2.75(a)           3.19           (0.42)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1997                    14.36          0.40              3.17              3.57           (0.55)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   11/01/1995-06/30/1996         13.09          0.78              1.31              2.09           (0.34)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

  Administrative Class
   06/30/2000                    15.61          0.37(a)          (2.46)(a)         (2.09)          (0.33)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    16.08          0.41(a)           1.28(a)           1.69           (0.40)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1998                    15.40          0.40(a)           2.75(a)           3.15           (0.38)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1997                    14.35          0.27              3.26              3.53           (0.51)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   11/01/1995-06/30/1996         13.13          0.75              1.31              2.06           (0.36)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

VALUE FUND
  Institutional Class
   06/30/2000                   $15.30        $ 0.28(a)         $(1.33)(a)        $(1.05)         $(0.26)           $ 0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    15.66          0.28(a)           1.36(a)           1.64           (0.28)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1998                    14.81          0.25(a)           2.47(a)           2.72           (0.24)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1997                    12.46          1.05              2.11              3.16           (0.31)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   11/01/1995-06/30/1996         12.53          0.25              1.62              1.87           (0.17)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

  Administrative Class
   06/30/2000                    15.26          0.24(a)          (1.33)(a)         (1.09)          (0.25)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    15.65          0.26(a)           1.32(a)           1.58           (0.25)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   08/21/1997-06/30/1998         15.66          0.19(a)           1.65(a)           1.84           (0.22)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

RENAISSANCE FUND
  Institutional Class
   06/30/2000                   $18.23        $ 0.42(a)         $(0.23)(a)        $ 0.19           $0.00            $ 0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    19.07          0.06(a)           1.43(a)           1.49            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   12/30/1997-06/30/1998         16.73          0.05              2.29              2.34            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

  Administrative Class
   06/30/2000                    18.18          0.11(a)           0.09(a)           0.20            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   08/31/1998-06/30/1999         15.37          0.02(a)           5.12(a)           5.14            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

GROWTH FUND
  Institutional Class
   06/30/2000                   $31.24        $(0.14)(a)        $ 9.73(a)         $ 9.59          $ 0.00            $ 0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   03/31/1999-06/30/1999         31.27         (0.01)(a)         (0.02)(a)         (0.03)           0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

  Administrative Class
   06/30/2000                    31.23         (0.21)(a)          9.59(a)           9.38            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   03/31/1999-06/30/1999         31.27         (0.04)(a)          0.00(a)          (0.04)           0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------

SELECT GROWTH FUND
  Institutional Class
   06/30/2000                   $24.86        $ 0.05(a)         $ 2.86(a)         $ 2.91          $(0.02)           $ 0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    20.39         (0.04)(a)          5.24(a)           5.20            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1998                    15.55          0.03(a)           6.11(a)           6.14            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1997                    13.55          0.03(a)           2.78(a)           2.81           (0.02)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   11/01/1995-06/30/1996         12.72          0.51              0.65              1.16           (0.04)            (0.01)
                             ---------    --------------    --------------     ----------      ----------     -------------

Administrative Class
   06/30/2000                    24.67         (0.01)(a)          2.76(a)           2.75           (0.03)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1999                    20.32         (0.03)(a)          5.11(a)           5.08            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1998                    15.53         (0.01)(a)          6.10(a)           6.09            0.00              0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   06/30/1997                    13.56          0.00(a)           2.77(a)           2.77           (0.01)             0.00
                             ---------    --------------    --------------     ----------      ----------     -------------
   11/01/1995-06/30/1996         12.73          0.49              0.65              1.14           (0.02)            (0.01)
                             ---------    --------------    --------------     ----------      ----------     -------------


                           DISTRIBUTIONS
SELECTED PER SHARE         FROM NET
DATA FOR THE               REALIZED
YEAR OR PERIOD ENDED:      CAPITAL GAINS
                           -------------

EQUITY INCOME FUND
  Institutional Class
   06/30/2000                    $(0.48)
                           -------------
   06/30/1999                     (1.76)
                           -------------
   06/30/1998                     (2.09)
                           -------------
   06/30/1997                     (1.97)
                           -------------
   11/01/1995-06/30/1996          (0.48)
                           -------------

  Administrative Class
   06/30/2000                     (0.48)
                           -------------
   06/30/1999                     (1.76)
                           -------------
   06/30/1998                     (2.09)
                           -------------
   06/30/1997                     (1.97)
                           -------------
   11/01/1995-06/30/1996          (0.48)
                           -------------

VALUE FUND
  Institutional Class
   06/30/2000                    $(0.57)
                           -------------
   06/30/1999                     (1.72)
                           -------------
   06/30/1998                     (1.63)
                           -------------
   06/30/1997                     (0.50)
                           -------------
   11/01/1995-06/30/1996          (1.77)
                           -------------

  Administrative Class
   06/30/2000                     (0.57)
                           -------------
   06/30/1999                     (1.72)
                           -------------
   08/21/1997-06/30/1998          (1.63)
                           -------------

RENAISSANCE FUND
  Institutional Class
   06/30/2000                    $(2.59)
                           -------------
   06/30/1999                     (2.33)
                           -------------
   12/30/1997-06/30/1998           0.00
                           -------------

  Administrative Class
   06/30/2000                     (2.59)
                           -------------
   08/31/1998-06/30/1999          (2.33)
                           -------------

GROWTH FUND
  Institutional Class
   06/30/2000                    $(5.66)
                           -------------
   03/31/1999-06/30/1999           0.00
                           -------------

  Administrative Class
   06/30/2000                     (5.66)
                           -------------
   03/31/1999-06/30/1999           0.00
                           -------------

SELECT GROWTH FUND
  Institutional Class
   06/30/2000                    $(3.72)
                           -------------
   06/30/1999                     (0.73)
                           -------------
   06/30/1998                     (1.30)
                           -------------
   06/30/1997                     (0.79)
                           -------------
   11/01/1995-06/30/1996          (0.28)
                           -------------

  Administrative Class
   06/30/2000                     (3.72)
                           -------------
   06/30/1999                     (0.73)
                           -------------
   06/30/1998                     (1.30)
                           -------------
   06/30/1997                     (0.79)
                           -------------
   11/01/1995-06/30/1996          (0.28)
                           -------------


* Annualized
(a) Per share amounts based on average number of shares outstanding during the period.
(b) Ratio of expenses to average net assets excluding interest expense is 0.83%.
(c) Ratio of expenses to average net assets excluding interest expense is 1.08%.


30  SEE ACCOMPANYING NOTES

                              DISTRIBUTIONS                                  FUND
SELECTED PER SHARE            IN EXCESS       TAX BASIC                      REIMBURSEMENT
DATA FOR THE                  NET REALIZED    RETURN OF       TOTAL          FEE ADDED TO      NET ASSET VALUE
YEAR OR PERIOD ENDED:         CAPITAL GAINS   CAPITAL         DISTRIBUTIONS  PAID-IN-CAPITAL   END OF PERIOD
---------------------         -------------   -------------   -------------  ---------------   ---------------
EQUITY INCOME FUND
  Institutional Class
   06/30/2000                       $(2.16)          $0.00          $(3.03)            $0.00            $10.54
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (2.19)             0.00             15.62
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1998                         0.00            0.00           (2.51)             0.00             16.09
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1997                         0.00            0.00           (2.52)             0.00             15.41
                              ------------    ------------    ------------   ---------------   ---------------
   11/01/1995-06/30/1996              0.00            0.00           (0.82)             0.00             14.36
                              ------------    ------------    ------------   ---------------   ---------------

  Administrative Class
   06/30/2000                        (2.16)           0.00           (2.97)             0.00             10.55
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (2.16)             0.00             15.61
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1998                         0.00            0.00           (2.47)             0.00             16.08
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1997                         0.00            0.00           (2.48)             0.00             15.40
                              ------------    ------------    ------------   ---------------   ---------------
   11/01/1995-06/30/1996              0.00            0.00           (0.84)             0.00             14.35
                              ------------    ------------    ------------   ---------------   ---------------

VALUE FUND
  Institutional Class
   06/30/2000                       $(2.00)         $ 0.00          $(2.83)            $0.00            $11.42
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (2.00)             0.00             15.30
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1998                         0.00            0.00           (1.87)             0.00             15.66
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1997                         0.00            0.00           (0.81)             0.00             14.81
                              ------------    ------------    ------------   ---------------   ---------------
   11/01/1995-06/30/1996              0.00            0.00           (1.94)             0.00             12.46
                              ------------    ------------    ------------   ---------------   ---------------

  Administrative Class
   06/30/2000                        (2.00)           0.00           (2.82)             0.00             11.35
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (1.97)             0.00             15.26
                              ------------    ------------    ------------   ---------------   ---------------
   08/21/1997-06/30/1998              0.00            0.00           (1.85)             0.00             15.65
                              ------------    ------------    ------------   ---------------   ---------------

RENAISSANCE FUND
  Institutional Class
   06/30/2000                       $(0.86)         $ 0.00          $(3.45)            $0.00            $14.97
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (2.33)             0.00             18.23
                              ------------    ------------    ------------   ---------------   ---------------
   12/30/1997-06/30/1998              0.00            0.00            0.00              0.00             19.07
                              ------------    ------------    ------------   ---------------   ---------------

  Administrative Class
   06/30/2000                        (0.86)           0.00           (3.45)             0.00             14.93
                              ------------    ------------    ------------   ---------------   ---------------
   08/31/1998-06/30/1999              0.00            0.00           (2.33)             0.00             18.18
                              ------------    ------------    ------------   ---------------   ---------------

GROWTH FUND
  Institutional Class
   06/30/2000                       $ 0.00          $ 0.00          $(5.66)            $0.00            $35.17
                              ------------    ------------    ------------   ---------------   ---------------
   03/31/1999-06/30/1999              0.00            0.00            0.00              0.00             31.24
                              ------------    ------------    ------------   ---------------   ---------------

  Administrative Class
   06/30/2000                         0.00            0.00           (5.66)             0.00             34.95
                              ------------    ------------    ------------   ---------------   ---------------
   03/31/1999-06/30/1999              0.00            0.00            0.00              0.00             31.23
                              ------------    ------------    ------------   ---------------   ---------------

SELECT GROWTH FUND
  Institutional Class
   06/30/2000                       $ 0.00          $(0.01)         $(3.75)            $0.00            $24.02
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (0.73)             0.00             24.86
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1998                         0.00            0.00           (1.30)             0.00             20.39
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1997                         0.00            0.00           (0.81)             0.00             15.55
                              ------------    ------------    ------------   ---------------   ---------------
   11/01/1995-06/30/1996              0.00            0.00           (0.33)             0.00             13.55
                              ------------    ------------    ------------   ---------------   ---------------

  Administrative Class
   06/30/2000                         0.00           (0.01)          (3.76)             0.00             23.66
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1999                         0.00            0.00           (0.73)             0.00             24.67
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1998                         0.00            0.00           (1.30)             0.00             20.32
                              ------------    ------------    ------------   ---------------   ---------------
   06/30/1997                         0.00            0.00           (0.80)             0.00             15.53
                              ------------    ------------    ------------   ---------------   ---------------
   11/01/1995-06/30/1996              0.00            0.00           (0.31)             0.00             13.56
                              ------------    ------------    ------------   ---------------   ---------------

                                                                                         RATIO OF NET
                                                                       RATIO OF          INVESTMENT
SELECTED PER SHARE                                                     EXPENSES TO       INCOME (LOSS)     PORTFOLIO
DATA FOR THE                                     NET ASSETS END        AVERAGE NET       TO AVERAGE        TURNOVER
YEAR OR PERIOD ENDED:           TOTAL RETURN     OF PERIOD (000S)      ASSETS            NET ASSETS        RATE
---------------------           ------------     ----------------      ------------      ----------        ---------
Equity Income Fund
  Institutional Class
   06/30/2000                       (12.83)%             $ 28,812          0.72%             3.21%               114%
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        12.56                123,012          0.71              3.00                 76
                                ----------       ----------------      --------          --------          ---------
   06/30/1998                        21.84                138,650          0.71              2.71                 45
                                ----------       ----------------      --------          --------          ---------
   06/30/1997                        27.67                121,138          0.72              3.03                 45
                                ----------       ----------------      --------          --------          ---------
   11/01/1995-06/30/1996             16.35                116,714          0.70*             3.41*                52
                                ----------       ----------------      --------          --------          ---------
  Administrative Class
   06/30/2000                       (13.17)                 2,827          0.97              3.00                114
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        12.31                 13,797          0.96              2.80                 76
                                ----------       ----------------      --------          --------          ---------
   06/30/1998                        21.58                 11,699          0.96              2.45                 45
                                ----------       ----------------      --------          --------          ---------
   06/30/1997                        27.40                  8,145          0.97              2.79                 45
                                ----------       ----------------      --------          --------          ---------
   11/01/1995-06/30/1996             16.08                  6,097          0.95*             3.19*                52
                                ----------       ----------------      --------          --------          ---------
VALUE FUND
  Institutional Class
   06/30/2000                        (6.65)%             $ 41,996          0.70%             2.18%               196%
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        12.30                 69,181          0.71              1.99                101
                                ----------       ----------------      --------          --------          ---------
   06/30/1998                        19.35                 83,219          0.71              1.59                 77
                                ----------       ----------------      --------          --------          ---------
   06/30/1997                        26.38                 74,613          0.73              2.02                 71
                                ----------       ----------------      --------          --------          ---------
   11/01/1995-06/30/1996             16.24                 52,727          0.70*             2.40*                29
                                ----------       ----------------      --------          --------          ---------
  Administrative Class
   06/30/2000                        (7.00)                24,380          0.96              1.97                196
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        11.91                 23,164          0.95              1.81                101
                                ----------       ----------------      --------          --------          ---------
   08/21/1997-06/30/1998             12.71                 10,349          0.96*             1.40*                77
                                ----------       ----------------      --------          --------          ---------
RENAISSANCE FUND
  Institutional Class
   06/30/2000                         3.30%              $  6,394          0.85%             2.73%               133%
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        10.24                    136          0.86              0.38                221
                                ----------       ----------------      --------          --------          ---------
   12/30/1997-06/30/1998             13.99                    851          0.86*             0.55*               192
                                ----------       ----------------      --------          --------          ---------

  Administrative Class
   06/30/2000                         3.36                    953          1.10              0.71                133
                                ----------       ----------------      --------          --------          ---------
   08/31/1998-06/30/1999             36.41                    427          1.09*             0.13*               221
                                ----------       ----------------      --------          --------          ---------
GROWTH FUND
  Institutional Class
   06/30/2000                        32.66%              $ 17,533          0.77%            (0.39)%               72%
                                ----------       ----------------      --------          --------          ---------
   03/31/1999-06/30/1999             (0.10)                   948          0.74*            (0.19)*              131
                                ----------       ----------------      --------          --------          ---------
  Administrative Class
   06/30/2000                        31.92                 15,116          1.02             (0.63)                72
                                ----------       ----------------      --------          ---------         ---------
   03/31/1999-06/30/1999             (0.13)                 6,164          0.97*            (0.53)*              131
                                ----------       ----------------      --------          ---------         ---------
SELECT GROWTH FUND
  Institutional Class
   06/30/2000                        13.11%              $  2,613          0.94%(b)          0.20%               170%
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        26.34                  1,184          1.01             (0.20)                95
                                ----------       ----------------      --------          --------          ---------
   06/30/1998                        41.83                  1,915          0.83              0.20                120
                                ----------       ----------------      --------          --------          ---------
   06/30/1997                        21.59                  6,444          0.87              0.23                139
                                ----------       ----------------      --------          --------          ---------
   11/01/1995-06/30/1996              9.41                 10,452          0.82*             0.53*                73
                                ----------       ----------------      --------          --------          ---------
  Administrative Class
   06/30/2000                        12.54                     49          1.18(c)          (0.05)               170
                                ----------       ----------------      --------          --------          ---------
   06/30/1999                        25.84                     15          1.08             (0.17)                95
                                ----------       ----------------      --------          --------          ---------
   06/30/1998                        41.54                128,666          1.08             (0.07)               120
                                ----------       ----------------      --------          --------          ---------
   06/30/1997                        21.20                 29,332          1.13             (0.03)               139
                                ----------       ----------------      --------          --------          ---------
   11/01/1995-06/30/1996              9.23                 33,575          1.07*             0.28*                73
                                ----------       ----------------      --------          --------          ---------


                                                       SEE ACCOMPANYING NOTES 31

FINANCIAL HIGHLIGHTS -
INSTITUTIONAL AND ADMINISTRATIVE CLASSES (CONT.)

                             NET ASSET                      NET REALIZED/      TOTAL           DIVIDENDS      DIVIDENDS IN
SELECTED PER SHARE           VALUE                          UNREALIZED         INCOME FROM     FROM NET       EXCESS OF NET
DATA FOR THE                 BEGINNING    NET INVESTMENT    GAIN (LOSS) ON     INVESTMENT      INVESTMENT     INVESTMENT
YEAR OR PERIOD ENDED:        OF PERIOD    INCOME (LOSS)     INVESTMENTS        OPERATIONS      INCOME         INCOME
                             ---------    --------------    --------------     ----------      ----------     -------------
TARGET FUND
  Institutional Class
   06/30/2000                   $17.74        $(0.14)(a)        $15.30(a)         $15.16          $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   03/31/1999-06/30/1999         16.34         (0.02)(a)          1.42(a)           1.40            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
  Administrative Class
   06/30/2000                    17.73         (0.19)(a)         15.55(a)          15.36            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   03/31/1999-06/30/1999         16.34         (0.03)(a)          1.42(a)           1.39            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
MID-CAP EQUITY FUND
  Institutional Class
   06/30/2000                   $15.84        $(0.07)(a)        $ 5.81(a)         $ 5.74          $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1999                    13.53         (0.03)(a)          2.99(a)           2.96            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1998                    14.04         (0.03)(a)          3.61(a)           3.58            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1997                    14.66         (0.06)(a)          1.31(a)           1.25            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   11/01/1995-06/30/1996         12.92          0.49              1.62              2.11            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
OPPORTUNITY FUND
  Institutional Class
   06/30/2000                   $24.26        $(0.12)(a)        $11.17(a)         $11.05          $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   03/31/1999-06/30/1999         21.40         (0.03)(a)          2.89(a)           2.86            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
  Administrative Class
   06/30/2000                    24.26         (0.18)(a)         11.24(a)          11.06            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   03/31/1999-06/30/1999         21.40         (0.05)(a)          2.91(a)           2.86            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
INNOVATION FUND
  Institutional Class
   06/30/2000                   $37.50        $(0.37)(a)        $41.80(a)         $41.43          $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   03/05/1999-06/30/1999         32.73         (0.05)(a)          4.82(a)           4.77            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------

  Administrative Class
   3/10/2000 - 6/30/2000         99.70         (0.20)(a)        (27.17)(a)        (27.37)           0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
GLOBAL INNOVATION FUND
  Institutional Class
   03/31/2000 - 06/30/2000      $20.17        $(0.01)(a)        $(1.20)(a)        $(1.21)         $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
INTERNATIONAL GROWTH FUND
  Institutional Class
   06/30/2000                   $16.04        $(0.05)(a)        $ 8.90(a)         $ 8.85          $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1999                    13.55         (0.02)(a)          3.56(a)           3.54           (0.02)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   12/31/1997-06/30/1998         10.00          0.00(a)           3.55(a)           3.55            0.00               0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
MEGA-CAP FUND
  Institutional Class
   08/31/1999 - 06/30/2000      $10.00        $ 0.00(a)         $ 3.35(a)         $ 3.35          $ 0.00             $ 0.00
                             ---------    ----------        ----------         ---------       ----------     -------------
CAPITAL APPRECIATION FUND
  Institutional Class
   06/30/2000                   $26.84        $ 0.08(a)         $ 5.29(a)         $ 5.37          $(0.07)            $(0.04)
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1999                    26.13          0.16(a)           2.35(a)           2.51           (0.15)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1998                    21.19          0.15(a)           6.59(a)           6.74           (0.12)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1997                    18.10          0.24              5.08              5.32           (0.10)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   11/01/1995-06/30/1996         16.94          0.35              1.99              2.34           (0.15)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
  Administrative Class
   06/30/2000                    26.64          0.01(a)           5.25(a)           5.26           (0.03)             (0.02)
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1999                    25.99          0.09(a)           2.34(a)           2.43           (0.13)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   06/30/1998                    21.16          0.10(a)           6.55(a)           6.65           (0.14)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------
   07/31/1996-06/30/1997         17.19          0.16              6.03              6.19           (0.09)              0.00
                             ---------    ----------        ----------         ---------       ---------      -------------

* Annualized
(a) Per share amounts based on average number of shares outstanding during the period.
(b) Ratio of expenses to average net assets excluding interest expense is 0.88%.

32  SEE ACCOMPANYING NOTES

                           DISTRIBUTIONS   DISTRIBUTIONS                   FUND
SELECTED PER SHARE         FROM NET        IN EXCESS                       REIMBURSEMENT
DATA FOR THE               REALIZED        NET REALIZED     TOTAL          FEE ADDED TO      NET ASSET VALUE
YEAR OR PERIOD ENDED:      CAPITAL GAINS   CAPITAL GAINS    DISTRIBUTIONS  PAID-IN-CAPITAL   END OF PERIOD     TOTAL RETURN
                           -------------   -------------    -------------  ---------------   ---------------   ------------
TARGET FUND
  Institutional Class
   06/30/2000                    $(1.80)          $ 0.00          $(1.80)           $0.00             $31.10         89.85%
                           ------------    -------------    ------------   --------------    ---------------   -----------
   03/31/1999-06/30/1999
                                   0.00             0.00            0.00             0.00              17.74          8.57
                           ------------    -------------    ------------   --------------    ---------------   -----------
  Administrative Class
   06/30/2000                     (1.80)            0.00           (1.80)            0.00              31.29         91.13
                           ------------    -------------    ------------   --------------    ---------------   -----------
   03/31/1999-06/30/1999           0.00             0.00            0.00             0.00              17.73          8.51
                           ------------    -------------    ------------   --------------    ---------------   -----------
MID-CAP EQUITY FUND
  Institutional Class
   06/30/2000                    $(8.18)          $(0.42)         $(8.60)           $0.00             $12.98         49.32%
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1999                     (0.65)            0.00           (0.65)            0.00              15.84         23.18
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1998                     (4.09)            0.00           (4.09)            0.00              13.53         30.40
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1997                     (1.87)            0.00           (1.87)            0.00              14.04          9.61
                           ------------    -------------    ------------   --------------    ---------------   -----------
   11/01/1995-06/30/1996          (0.37)            0.00           (0.37)            0.00              14.66         16.72
                           ------------    -------------    ------------   --------------    ---------------   -----------
OPPORTUNITY FUND
  Institutional Class
   06/30/2000                    $(7.88)          $ 0.00          $(7.88)           $0.00             $27.43         50.24%
                           ------------    -------------    ------------   --------------    ---------------   -----------
   03/31/1999-06/30/1999           0.00             0.00            0.00             0.00              24.26         13.36
                           ------------    -------------    ------------   --------------    ---------------   -----------
  Administrative Class
   06/30/2000                     (7.88)            0.00           (7.88)            0.00              27.44         50.36
                           ------------    -------------    ------------   --------------    ---------------   -----------
   03/31/1999-06/30/1999           0.00             0.00            0.00             0.00              24.26         13.36
                           ------------    -------------    ------------   --------------    ---------------   -----------
INNOVATION FUND
  Institutional Class
   06/30/2000                    $(6.39)          $ 0.00          $(6.39)           $0.00             $72.54        115.34%
                           ------------    -------------    ------------   --------------    ---------------   -----------
   03/05/1999-06/30/199            0.00             0.00            0.00             0.00              37.50         14.57
                           ------------    -------------    ------------   --------------    ---------------   -----------
  Administrative Class
   3/10/2000 - 6/30/2000           0.00             0.00            0.00             0.00              72.33        (27.45)
                           ------------    -------------    ------------   --------------    ---------------   -----------
GLOBAL INNOVATION FUND
  Institutional Class
   03/31/2000 - 06/30/2000       $ 0.00           $ 0.00          $ 0.00            $0.00             $18.96         (6.00)%
                           ------------    -------------    ------------   --------------    ---------------   ------------
INTERNATIONAL GROWTH FUND
  Institutional Class
   06/30/2000                    $(4.43)          $ 0.00          $(4.43)           $0.00             $20.46         56.28%
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1999                     (1.03)            0.00           (1.05)            0.00              16.04         28.62
                           ------------    -------------    ------------   --------------    ---------------   -----------
   12/31/1997-06/30/1998           0.00             0.00            0.00             0.00              13.55         35.50
                           ------------    -------------    ------------   --------------    ---------------   -----------
MEGA-CAP FUND
  Institutional Class
   08/31/1999 - 06/30/2000       $ 0.00           $ 0.00          $ 0.00            $0.00             $13.35         33.54%
                           ------------    -------------    ------------   --------------    ---------------   -----------
CAPITAL APPRECIATION FUND
  Institutional Class
   06/30/2000                    $(5.00)          $ 0.00          $(5.11)           $0.00             $27.10         22.79%
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1999                     (1.65)            0.00           (1.80)            0.00              26.84         10.57
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1998                     (1.68)            0.00           (1.80)            0.00              26.13         32.97
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1997                     (2.13)            0.00           (2.23)            0.00              21.19         31.52
                           ------------    -------------    ------------   --------------    ---------------   -----------
   11/01/1995-06/30/1996          (1.03)            0.00           (1.18)            0.00              18.10         14.65
                           ------------    -------------    ------------   --------------    ---------------   -----------
  Administrative Class
   06/30/2000                     (5.00)            0.00           (5.05)            0.00              26.85         22.49
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1999                     (1.65)            0.00           (1.78)            0.00              26.64         10.30
                           ------------    -------------    ------------   --------------    ---------------   -----------
   06/30/1998                     (1.68)            0.00           (1.82)            0.00              25.99         32.55
                           ------------    -------------    ------------   --------------    ---------------   -----------
   07/31/1996-06/30/1997          (2.13)            0.00           (2.22)            0.00              21.16         38.26
                           ------------    -------------    ------------   --------------    ---------------   -----------

                                                                         RATIO OF NET
SELECTED PER SHARE                                     RATIO OF          INVESTMENT
DATA FOR THE                                           EXPENSES TO       INCOME (LOSS)      PORTFOLIO
YEAR OR PERIOD ENDED:            NET ASSETS END        AVERAGE NET       TO AVERAGE         TURNOVER
                                 OF PERIOD (000S)      ASSETS            NET ASSETS         RATE
                                 ----------------      ------------      -------------      --------
[caad 214]TARGET FUND
  Institutional Class
   06/30/2000                            $ 18,436          0.81%              (0.50)%             99%
                                 ----------------      --------          ----------         --------
   03/31/1999-06/30/1999                    1,298          0.79*              (0.39)*            229
                                 ----------------      --------          ----------         --------
   06/30/2000                               6,699          1.06               (0.78)              99
                                 ----------------      --------          ----------         --------
  Administrative Class
   03/31/1999-06/30/1999                    5,513          1.02*              (0.61)*            229
                                 ----------------      --------          ----------         --------
MID-CAP EQUITY FUND
  Institutional Class
   06/30/2000                            $  4,914          1.03%(b)           (0.46)%            195%
                                 ----------------      --------          ----------         --------
   06/30/1999                               7,399          0.89               (0.22)             273
                                 ----------------      --------          ----------         --------
   06/30/1998                               8,488          0.89               (0.25)             268
                                 ----------------      --------          ----------         --------
   06/30/1997                               7,591          1,15               (0.43)             202
                                 ----------------      --------          ----------         --------
   11/01/1995-06/30/1996                    8,378          0.88*              (0.32)*             97
                                 ----------------      --------          ----------         --------
OPPORTUNITY FUND
  Institutional Class
   06/30/2000                            $ 39,205          0.91%              (0.42)%            254%
                                 ----------------      --------          ----------         --------
   03/31/1999-06/30/1999                      417          0.88*              (0.54)*            175
                                 ----------------      --------          ----------         --------
  Administrative Class
   06/30/2000                               8,486          1.16               (0.67)             254
                                 ----------------      --------          ----------         --------
   03/31/1999-06/30/1999                    2,010          1.12*              (0.82)*            175
                                 ----------------      --------          ----------         --------
INNOVATION FUND
  Institutional Class
   06/30/2000                            $ 28,334          0.90%              (0.52)%            186%
                                 ----------------      --------          ----------         --------
   03/05/1999-06/30/1999                      444          0.88*              (0.15)*            119
                                 ----------------      --------          ----------         --------
  Administrative Class
   3/10/2000 - 6/30/2000                      668          1.15*              (0.92)*            186
                                 ----------------      --------          ----------         --------
GLOBAL INNOVATION FUND
  Institutional Class
   03/31/2000 - 06/30/2000               $    403          1.40%*(c)          (0.25)%*           131%
                                 ----------------      --------          ----------         --------
INTERNATIONAL GROWTH FUND
  Institutional Class
   06/30/2000                            $ 10,541          1.35%              (0.22)%             62%
                                 ----------------      --------          ----------         --------
   06/30/1999                               8,408          1.39               (0.15)             269
                                 ----------------      --------          ----------         --------
   12/31/1997-06/30/1998                    6,822          1.36*               0.08*              60
                                 ----------------      --------          ----------         --------
MEGA-CAP FUND
  Institutional Class
   08/31/1999 - 06/30/2000               $  4,009          0.71%*(d)           0.04%*            151%
                                 ----------------      --------          ----------         --------
CAPITAL APPRECIATION FUND
  Institutional Class
   06/30/2000                            $372,028          0.71%               0.29%             119%
                                 ----------------      --------          ----------         --------
   06/30/1999                             645,967          0.71                0.64              120
                                 ----------------      --------          ----------         --------
   06/30/1998                             805,856          0.71                0.64               75
                                 ----------------      --------          ----------         --------
   06/30/1997                             536,187          0.71                1.02               87
                                 ----------------      --------          ----------         --------
   11/01/1995-06/30/1996                  348,728          0.70*               1.33*              73
                                 ----------------      --------          ----------         --------
  Administrative Class
   06/30/2000                             180,423          0.96                0.04              119
                                 ----------------      --------          ----------         --------
   06/30/1999                             229,831          0.95                0.38              120
                                 ----------------      --------          ----------         --------
   06/30/1998                             132,384          0.96                0.39               75
                                 ----------------      --------          ----------         --------
   07/31/1996-06/30/1997                    3,115          0.96*               0.66*              87
                                 ----------------      --------          ----------         --------


(c) If the investment manager had not reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.47% for the period ended June 30, 2000.
(d) If the investment manager had not reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.26% for the period ended June 30, 2000.


                                                       SEE ACCOMPANYING NOTES 33

FINANCIAL HIGHLIGHTS --
INSTITUTIONAL AND ADMINISTRATIVE CLASSES (CONT.)



                             NET ASSET                      NET REALIZED/      TOTAL           DIVIDENDS      DIVIDENDS IN
SELECTED PER SHARE           VALUE                          UNREALIZED         INCOME FROM     FROM NET       EXCESS OF NET
DATA FOR THE                 BEGINNING    NET INVESTMENT    GAIN (LOSS) ON     INVESTMENT      INVESTMENT     INVESTMENT
YEAR OR PERIOD ENDED:        OF PERIOD    INCOME (LOSS)     INVESTMENTS        OPERATIONS      INCOME         INCOME
                             ---------    --------------    --------------     ----------      ----------     -------------
MID-CAP FUND
  Institutional Class
   06/30/2000                   $23.01        $ 0.09(a)         $ 7.91(a)         $ 8.00         $(0.07)           $(0.04)
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1999                    24.09          0.12(a)           0.11)(a)          0.01          (0.02)             0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1998                    20.28          0.11(a)           5.11(a)           5.22          (0.07)            (0.01)
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1997                    19.44         (0.07)             5.25              5.18          (0.05)             0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   11/01/1995-06/30/1996         18.16          0.32              1.53              1.85          (0.14)             0.00
                             ---------    ----------        ----------         ---------       --------       -----------
  Administrative Class
    06/30/2000                   22.88          0.03(a)           7.86(a)           7.89          (0.03)            (0.02)
                             ---------    ----------         ---------          --------        -------        ----------
    06/30/1999                   23.96          0.06(a)          (0.06)(a)          0.00          (0.01)             0.00
                             ---------    ----------        ----------         ---------       --------       -----------
    06/30/1998                   20.24          0.05(a)           5.08(a)           5.13          (0.07)            (0.01)
                             ---------    ----------        ----------         ---------       --------       -----------
    06/30/1997                   19.44         (0.13)             5.25              5.12          (0.03)             0.00
                             ---------    ----------        ----------         ---------       --------       -----------
    11/01/1995-06/30/1996        18.17          0.28              1.53              1.81          (0.11)             0.00
                             ---------    ----------        ----------         ---------       --------       -----------
SMALL-CAP FUND
  Institutional Class
   06/30/2000                   $11.41        $(0.05)(a)        $ 1.86(a)         $ 1.81         $ 0.00            $ 0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1999                    14.01         (0.01)(a)         (2.12)(a)         (2.13)          0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1998                    13.40         (0.03)(a)          2.52(a)           2.49           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1997                    20.83         (0.01)(a)          3.17(a)           3.16           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   11/01/1995-06/30/1996         21.02          2.02             (0.61)             1.41           0.00              0.00
                             ---------    ----------         ---------         ---------       --------       -----------
  Administrative Class
   06/30/2000                    11.34         (0.08)(a)          1.86(a)           1.78           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1999                    13.97         (0.04)(a)         (2.12)(a)         (2.16)          0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1998                    13.41         (0.07)(a)          2.51(a)           2.44           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1997                    20.82         (0.06)(a)          3.24(a)           3.18           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   11/01/1995-06/30/1996         21.01          2.02(a)          (0.61)(a)          1.41           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
MICRO-CAP FUND
  Institutional Class
   06/30/2000                   $20.00        $(0.19)(a)        $ 5.31(a)         $ 5.12          $0.00            $ 0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1999                    23.66         (0.14)(a)         (2.89)(a)         (3.03)          0.00              0.00
                             ---------    ----------         ---------          --------        -------        ----------
   06/30/1998                    19.85         (0.11)(a)          6.54(a)           6.43           0.00              0.00
                             ---------    ----------         ---------          --------        -------        ----------
   06/30/1997                    18.47          0.00              3.41              3.41           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   11/01/1995-06/30/1996         15.38          0.00              3.43              3.43           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
  Administrative Class
   06/30/2000                    19.82         (0.26)(a)          5.27(a)           5.01           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1999                    23.52         (0.19)(a)         (2.88)(a)         (3.07)          0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------

   06/30/1998                    19.78         (0.17)(a)          6.53(a)           6.36           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   06/30/1997                    18.46         (0.06)             3.41              3.35           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------
   04/01/1996-06/30/1996         16.73          0.03              1.70              1.73           0.00              0.00
                             ---------    ----------        ----------         ---------       --------       -----------


SMALL-CAP VALUE FUND
  Institutional Class
   06/30/2000                   $16.05        $ 0.37(a)         $(1.82)(a)        $ (1.45)       $(0.34)           $ 0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   06/30/1999                    17.68          0.32(a)          (1.29)(a)          (0.97)        (0.21)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   06/30/1998                    15.78          0.29(a)           2.50(a)            2.79         (0.13)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   06/30/1997                    14.20          0.46              3.63               4.09         (0.13)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   11/01/1995-06/30/1996         13.10          0.56              1.49               2.05         (0.21)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------

  Administrative Class
   06/30/2000                    15.97          0.34(a)          (1.81)(a)          (1.47)        (0.31)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   06/30/1999                    17.63          0.29(a)          (1.30)             (1.01)        (0.20)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   06/30/1998                    15.76          0.25(a)           2.49(a)            2.74         (0.11)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   06/30/1997                    14.20          0.38              3.68               4.06         (0.12)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------
   11/01/1995-06/30/1996         13.16          0.54              1.43               1.97         (0.19)             0.00
                             ---------    ----------        ----------         ----------      --------       -----------

* Annualized
(a) Per share amounts based on average number of shares outstanding during the period.


34 SEE ACCOMPANYING NOTES


                           DISTRIBUTIONS   DISTRIBUTIONS                   FUND
SELECTED PER SHARE         FROM NET        IN EXCESS OF                    REIMBURSEMENT
DATA FOR THE               REALIZED        NET REALIZED     TOTAL          FEE ADDED TO      NET ASSET VALUE
YEAR OR PERIOD ENDED:      CAPITAL GAINS   CAPITAL GAINS    DISTRIBUTIONS  PAID-IN-CAPITAL   END OF PERIOD     TOTAL RETURN
                           -------------   -------------    -------------  ---------------   ---------------   ------------
MID-CAP FUND
  Institutional Class
   06/30/2000              $      (0.02)         $  0.00         $ (0.13)            $0.00            $30.88         34.88%
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                     (1.07)            0.00           (1.09)             0.00             23.01          0.33
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (1.33)            0.00           (1.41)             0.00             24.09         26.16
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                     (4.29)            0.00           (4.34)             0.00             20.28         30.58
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   11/01/1995-06/30/1996          (0.43)            0.00           (0.57)             0.00             19.44         10.37
                           ------------    -------------    ------------   ---------------   ---------------   -----------
  Administrative Class
    06/30/2000                    (0.02)            0.00           (0.07)             0.00             30.70         34.53
                           ------------    -------------    ------------   ---------------   ---------------   -----------
    06/30/1999                    (1.07)            0.00           (1.08)             0.00             22.88          0.31
                           ------------    -------------    ------------   ---------------   ---------------   -----------
    06/30/1998                    (1.33)            0.00           (1.41)             0.00             23.96         25.75
                           ------------    -------------    ------------   ---------------   ---------------   -----------
    06/30/1997                    (4.29)            0.00           (4.32)             0.00             20.24         30.23
                           ------------    -------------    ------------   ---------------   ---------------   -----------
    11/01/1995-06/30/1996         (0.43)            0.00           (0.54)             0.00             19.44         10.17
                           ------------    -------------    ------------   ---------------   ---------------   -----------
SMALL-CAP FUND
  Institutional Class
   06/30/2000              $       0.00          $  0.00         $  0.00             $0.00            $13.22         15.86%
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                      0.00            (0.47)          (0.47)             0.00             11.41        (14.99)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (1.88)            0.00           (1.88)             0.00             14.01         19.33
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                    (10.59)            0.00          (10.59)             0.00             13.40         22.82
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   11/01/1995-06/30/1996          (1.60)            0.00           (1.60)             0.00             20.83          7.22
                           ------------    -------------    ------------   ---------------   ---------------   -----------
  Administrative Class
   06/30/2000                      0.00             0.00            0.00              0.00             13.12         15.70
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                      0.00            (0.47)          (0.47)             0.00             11.34        (15.26)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (1.88)            0.00           (1.88)             0.00             13.97         18.90
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                    (10.59)            0.00          (10.59)             0.00             13.41         23.12
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   11/01/1995-06/30/1996          (1.60)            0.00           (1.60)             0.00             20.82          7.18
                           ------------    -------------    ------------   ---------------   ---------------   -----------

MICRO-CAP FUND
  Institutional Class
   06/30/2000              $       0.00          $  0.00         $  0.00             $0.00            $25.12         25.60%
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                      0.00            (0.63)          (0.63)             0.00             20.00        (12.66)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (2.62)            0.00           (2.62)             0.00             23.66         33.95
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                     (2.03)            0.00           (2.03)             0.00             19.85         20.05
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   11/01/1995-06/30/1996          (0.34)            0.00           (0.34)             0.00             18.47         22.64
                           ------------    -------------    ------------   ---------------   ---------------   -----------
  Administrative Class
   06/30/2000                      0.00             0.00            0.00              0.00             24.83         25.28
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                      0.00            (0.63)          (0.63)             0.00             19.82        (12.91)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (2.62)            0.00           (2.62)             0.00             23.52         33.70
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                     (2.03)            0.00           (2.03)             0.00             19.78         19.72
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   04/01/1996-06/30/1996           0.00             0.00            0.00              0.00             18.46         10.34
                           ------------    -------------    ------------   ---------------   ---------------   -----------

SMALL-CAP VALUE FUND
  Institutional Class
   06/30/2000              $       0.00          $  0.00         $ (0.34)            $0.00            $14.26         (8.88)%
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                      0.00            (0.45)          (0.66)             0.00             16.05         (5.11)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (0.76)            0.00           (0.89)             0.00             17.68         17.77
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                     (2.38)            0.00           (2.51)             0.00             15.78         31.99
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   11/01/1995-06/30/1996          (0.74)            0.00           (0.95)             0.00             14.20         16.35
                           ------------    -------------    ------------   ---------------   ---------------   -----------
  Administrative Class
   06/30/2000                      0.00             0.00           (0.31)             0.00             14.19         (9.12)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1999                      0.00            (0.45)          (0.65)             0.00             15.97         (5.40)
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1998                     (0.76)            0.00           (0.87)             0.00             17.63         17.41
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   06/30/1997                     (2.38)            0.00           (2.50)             0.00             15.76         31.70
                           ------------    -------------    ------------   ---------------   ---------------   -----------
   11/01/1995-06/30/1996          (0.74)            0.00           (0.93)             0.00             14.20         15.64
                           ------------    -------------    ------------   ---------------   ---------------   -----------


                                                                         RATIO OF NET
SELECTED PER SHARE                                     RATIO OF          INVESTMENT
DATA FOR THE                                           EXPENSES TO       INCOME (LOSS)      PORTFOLIO
YEAR OR PERIOD ENDED:            NET ASSETS END        AVERAGE NET       TO AVERAGE         TURNOVER
                                 OF PERIOD (000S)      ASSETS            NET ASSETS         RATE
                                 ----------------      ------------      -------------      --------
MID-CAP FUND
  Institutional Class
   06/30/2000                           $ 582,715             0.71%             0.35%           164%
                                 ----------------      -----------       -----------        -------
   06/30/1999                             581,544             0.70              0.54             85
                                 ----------------      -----------       -----------        -------
   06/30/1998                             437,985             0.71              0.46             66
                                 ----------------      -----------       -----------        -------
   06/30/1997                             291,374             0.71              0.53             82
                                 ----------------      -----------       -----------        -------
   11/01/1995-06/30/1996                  231,011             0.70*             1.11*            79
                                 ----------------      -----------       -----------        -------
  Administrative Class
    06/30/2000                            142,986             0.96              0.10            164
                                 ----------------      -----------       -----------        -------
    06/30/1999                            104,337             0.95              0.30             85
                                 ----------------      -----------       -----------        -------
    06/30/1998                             73,614             0.95              0.22             66
                                 ----------------      -----------       -----------        -------
    06/30/1997                              2,066             0.96              0.28             82
                                 ----------------      -----------       -----------        -------
    11/01/1995-06/30/1996                   1,071             0.95*             0.89*            79
                                 ----------------      -----------       -----------        -------
SMALL-CAP FUND
  Institutional Class
   06/30/2000                           $  34,338             1.26%            (0.45)%          149%
                                 ----------------      -----------       -----------        -------
   06/30/1999                              66,393             1.25             (0.09)            94
                                 ----------------      -----------       -----------        -------
   06/30/1998                              47,641             1.26             (0.20)            77
                                 ----------------      -----------       -----------        -------
   06/30/1997                              33,390             1.32             (0.05)           129
                                 ----------------      -----------       -----------        -------
   11/01/1995-06/30/1996                   32,954             1.25*            (0.20)*           59
                                 ----------------      -----------       -----------        -------
  Administrative Class
   06/30/2000                               2,688             1.51             (0.67)           149
                                 ----------------      -----------       -----------        -------
   06/30/1999                               2,229             1.50             (0.33)            94
                                 ----------------      -----------       -----------        -------
   06/30/1998                                 981             1.49             (0.51)            77
                                 ----------------      -----------       -----------        -------

   06/30/1997                                   1             1.54             (0.36)           129
                                 ----------------      -----------       -----------        -------
   11/01/1995-06/30/1996                      112             1.50*            (0.41)*           59
                                 ----------------      -----------       -----------        -------
MICRO-CAP FUND
  Institutional Class
   06/30/2000                           $ 231,579             1.51%            (0.90)%           85%
                                 ----------------      -----------       -----------        -------
   06/30/1999                             234,439             1.50             (0.71)            73
                                 ----------------      -----------       -----------        -------
   06/30/1998                             257,842             1.51             (0.50)            72
                                 ----------------      -----------       -----------        -------
   06/30/1997                             164,139             1.52             (0.49)            84
                                 ----------------      -----------       -----------        -------
   11/01/1995-06/30/1996                   83,973             1.50*            (0.45)*           54
                                 ----------------      -----------       -----------        -------
  Administrative Class
   06/30/2000                               7,208             1.76             (1.19)            85
                                 ----------------      -----------       -----------        -------
   06/30/1999                               3,000             1.75             (0.97)            73
                                 ----------------      -----------       -----------        -------
   06/30/1998                               4,779             1.76             (0.74)            72
                                 ----------------      -----------       -----------        -------
   06/30/1997                               2,116             1.77             (0.74)            84
                                 ----------------      -----------       -----------        -------
   04/01/1996-06/30/1996                      566             1.73*            (0.74)*           54
                                 ----------------      -----------       -----------        -------
SMALL-CAP VALUE FUND
  Institutional Class
   06/30/2000                           $  30,059             0.86%             2.57%            55%
                                 ----------------      -----------       -----------        -------
   06/30/1999                              59,132             0.85              2.12             60
                                 ----------------      -----------       -----------        -------
   06/30/1998                              47,432             0.85              1.65             41
                                 ----------------      -----------       -----------        -------
   06/30/1997                              34,639             0.90              1.92             48
                                 ----------------      -----------       -----------        -------
   11/01/1995-06/30/1996                   29,017             0.85*             2.12*            35
                                 ----------------      -----------       -----------        -------
  Administrative Class
   06/30/2000                              15,313             1.11              2.38             55
                                 ----------------      -----------       -----------        -------
   06/30/1999                              21,022             1.10              1.92             60
                                 ----------------      -----------       -----------        -------
   06/30/1998                              10,751             1.10              1.39             41
                                 ----------------      -----------       -----------        -------
   06/30/1997                               5,916             1.16              1.68             48
                                 ----------------      -----------       -----------        -------
   11/01/1995-06/30/1996                    4,433             1.10*             1.86*            35
                                 ----------------      -----------       -----------        -------


                                                       SEE ACCOMPANYING NOTES 35

FINANCIAL HIGHLIGHTS --
INSTITUTIONAL AND ADMINISTRATIVE CLASSES (CONT.)



                                             NET ASSET                   NET REALIZED/     TOTAL         DIVIDENDS    DIVIDENDS IN
                                             VALUE                       UNREALIZED        INCOME FROM   FROM NET     EXCESS OF NET
                                             BEGINNING   NET INVESTMENT  GAIN (LOSS) ON    INVESTMENT    INVESTMENT   INVESTMENT
                                             OF PERIOD   INCOME (LOSS)   INVESTMENTS       OPERATIONS    INCOME       INCOME
                                             ---------   --------------  --------------    -----------   ----------   -------------
SELECTED PER SHARE DATA FOR THE YEAR
OR PERIOD ENDED:

 ENHANCED EQUITY FUND
  Institutional Class
   06/30/2000                                  $12.96       $0.07(a)       $ 0.49(a)         $ 0.56         $(0.07)       $   0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   06/30/1999                                   12.64        0.08(a)         1.91(a)           1.99          (0.06)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   06/30/1998                                   16.46        0.11(a)         3.91(a)           4.02          (0.11)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   06/30/1997                                   15.91        1.18            3.10              4.28          (0.10)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   11/01/1995-06/30/1996                        14.44        0.34            1.67              2.01          (0.16)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
  Administrative Class
   06/30/2000                                   12.87        0.03(a)         0.53(a)           0.56          (0.05)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   06/30/1999                                   12.59        0.05(a)         1.90(a)           1.95          (0.06)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   08/21/1997-06/30/1998                        17.53        0.05(a)         2.85(a)           2.90          (0.11)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
TAX-EFFICIENT EQUITY FUND
  Institutional Class
   07/02/1999 - 06/30/2000                     $11.79       $0.05(a)       $ 0.47(a)         $(0.52)        $ 0.00        $   0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
  Administrative Class
   06/30/2000                                   11.61        0.02(a)         0.65(a)           0.67           0.00         $  0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   09/30/1998 - 06/30/1999                       8.65        0.03(a)         2.93(a)           2.96           0.00            0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
STRUCTURED EMERGING MARKETS FUND
  Institutional Class
   06/30/2000                                  $12.42       $0.05(a)       $ 0.81(a)         $ 0.86         $(0.07)        $  0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   06/30/1999                                   10.00        0.15(a)         2.57(a)           2.72          (0.07)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
TAX-EFFICIENT STRUCTURED EMERGING MARKETS
FUND
Institutional Class
   06/30/2000                                  $13.25       $0.09(a)       $ 0.89(a)         $ 0.98         $(0.12)        $  0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   06/30/1999                                   10.00        0.16(a)         3.10(a)           3.26          (0.06)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
INTERNATIONAL FUND
  Institutional Class
   06/30/2000                                  $11.62       $0.08(a)       $ 1.24(a)         $ 1.32         $ 0.00         $  0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
   09/30/1998-06/30/1999                        10.47        0.14(a)         2.16(a)           2.30           0.00            0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
  Administrative Class
   06/30/2000                                   11.56        0.04(a)         1.24(a)           1.28           0.00           0.00
-------------------------------------------  --------    ---------       ---------         --------      ---------    ------------
   09/30/1998 - 06/30/1999                      10.47        0.09(a)         2.15(a)           2.24           0.00           0.00
-------------------------------------------  --------    ---------       --------          --------      ---------    ------------
NFJ EQUITY INCOME FUND
  Institutional Class
   05/08/2000 - 06/30/2000                     $10.51       $0.06(a)       $(0.66)(a)        $(0.60)        $(0.03)        $  0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
  Administrative Class
   05/08/2000 - 06/30/2000                      10.50        0.07(a)        (0.68)(a)         (0.61)         (0.02)           0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------
NFJ VALUE FUND
  Institutional Class
   05/08/2000 - 06/30/2000                     $11.22       $0.07(a)       $(0.39)(a)        $(0.32)        $(0.05)        $  0.00
-------------------------------------------  --------    --------        --------          --------      ---------    ------------

* Annualized
(a) Per share amounts based on average number of shares outstanding during the period.
(b) Ratio of expenses to average net assets excluding tax and interest expense is 0.95%.
(c) Ratio of expenses to average net assets excluding interest expense is 1.05%.
(d) Ratio of expenses to average net assets excluding interest expense is 1.30%.


36   SEE ACCOMPANYING NOTES

                                                       DISTRIBUTIONS  DISTRIBUTIONS                 FUND             NET ASSET
                                                       FROM NET       IN EXCESS OF                  REIMBURSEMENT    VALUE
                                                       REALIZED       NET REALIZED   TOTAL          FEE ADDED TO     END OF
                                                       CAPITAL GAINS  CAPITAL GAINS  DISTRIBUTIONS  PAID-IN-CAPITAL  PERIOD
                                                       -------------  -------------  -------------  ---------------  ---------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
 ENHANCED EQUITY FUND
  Institutional Class
   06/30/2000                                            $(0.47)         $0.00         $(0.54)          $0.00        $12.98
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   06/30/1999                                             (1.61)          0.00          (1.67)           0.00         12.96
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   06/30/1998                                             (7.73)          0.00          (7.84)           0.00         12.64
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   06/30/1997                                             (3.63)          0.00          (3.73)           0.00         16.46
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   11/01/1995-06/30/1996                                  (0.38)          0.00          (0.54)           0.00         15.91
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
  Administrative Class
   06/30/2000                                             (0.47)          0.00          (0.52)           0.00         12.91
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   06/30/1999                                             (1.61)          0.00          (1.67)           0.00         12.87
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   08/21/1997-06/30/1998                                  (7.73)          0.00          (7.84)           0.00         12.59
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

TAX-EFFICIENT EQUITY FUND
  Institutional Class
   07/02/1999 - 06/30/2000                               $ 0.00          $0.00          $0.00           $0.00        $12.31
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
  Administrative Class
   06/30/2000                                              0.00           0.00           0.00            0.00         12.28
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   09/30/1998 - 06/30/1999                                 0.00           0.00           0.00            0.00         11.61
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

STRUCTURED EMERGING MARKETS FUND
  Institutional Class
   06/30/2000                                            $(0.79)         $0.00         $(0.86)          $0.01(a)     $12.43
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   06/30/1999                                             (0.28)          0.00          (0.35)           0.05(a)      12.42
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND
  Institutional Class
   06/30/2000                                            $ 0.00          $0.00         $(0.12)          $0.03(a)     $14.14
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   06/30/1999                                              0.00           0.00          (0.06)           0.05(a)      13.25
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

INTERNATIONAL FUND
  Institutional Class
   06/30/2000                                            $(1.74)         $0.00         $(1.74)          $0.00        $11.20
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   09/30/1998-06/30/1999                                  (1.15)          0.00          (1.15)           0.00         11.62
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
  Administrative Class
   06/30/2000                                             (1.74)          0.00          (1.74)           0.00         11.10
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
   09/30/1998 - 06/30/1999                                (1.15)          0.00          (1.15)           0.00         11.56
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

NFJ EQUITY INCOME FUND
  Institutional Class
   05/08/2000 - 06/30/2000                               $ 0.00          $0.00         $(0.03)          $0.00        $ 9.88
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------
  Administrative Class
   05/08/2000 - 06/30/2000                                 0.00           0.00          (0.02)           0.00          9.87
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

NFJ VALUE FUND
  Institutional Class
   05/08/2000 - 06/30/2000                               $ 0.00          $0.00         $(0.05)          $0.00        $10.85
-----------------------------------------------------  -------------  -------------  -------------  ---------------  ---------

                                                                                         RATIO OF NET
                                                                 NET ASSETS  RATIO OF    INVESTMENT
                                                                 END OF      EXPENSES    INCOME (LOSS)  PORTFOLIO
                                                         TOTAL   PERIOD      TO AVERAGE  TO AVERAGE     TURNOVER
                                                         RETURN  (000S)      NET ASSETS  NET ASSETS     RATE
                                                        ------  ----------  ----------  -------------  ---------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
 ENHANCED EQUITY FUND
  Institutional Class
   06/30/2000                                            4.45%    $20,338      0.71%         0.54%         20%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   06/30/1999                                           17.95      42,619      0.71          0.66          34
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   06/30/1998                                           32.33      36,584      0.71          0.63          65
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   06/30/1997                                           31.45      44,838      0.74          1.31          91
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   11/01/1995-06/30/1996                                14.21      83,425      0.70*         1.58*         53
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
  Administrative Class
   06/30/2000                                            4.47      27,954      0.96          0.27          20
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   06/30/1999                                           17.63      24,015      0.96          0.41          34
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   08/21/1997-06/30/1998                                23.85      10,409      0.95*         0.47*         65
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

TAX-EFFICIENT EQUITY FUND
  Institutional Class
   07/02/1999 - 06/30/2000                               4.41%     $1,172      0.71%*        0.42%*        32%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
  Administrative Class
   06/30/2000                                            5.77      19,953      0.96          0.19          32
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   09/30/1998 - 06/30/1999                              34.28       3,391      0.92*         0.31*         13
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

STRUCTURED EMERGING MARKETS FUND
  Institutional Class
   06/30/2000                                            6.64%    $35,376      1.25%(b)      0.36%         24%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   06/30/1999                                           29.21      46,577      0.95          1.56          30
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND
  Institutional Class
   06/30/2000                                            7.55%    $86,973      1.00%(b)      0.64%         24%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   06/30/1999                                           33.39      72,509      0.95          1.57          28
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

INTERNATIONAL FUND
  Institutional Class
   06/30/2000                                           11.10%     $6,463      1.13%(c)      0.66%         58%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   09/30/1998-06/30/1999                                23.07       3,627      1.09*         1.70*         55
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
  Administrative Class
   06/30/2000                                           10.78      18,059      1.38  (d)     0.34          58
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
   09/30/1998 - 06/30/1999                              22.47      15,797      1.34*         1.06*         55
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

NFJ EQUITY INCOME FUND
  Institutional Class
   05/08/2000 - 06/30/2000                              (5.73)%   $24,888      0.70%*        3.81%*         3%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------
  Administrative Class
   05/08/2000 - 06/30/2000                              (5.78)      4,638      0.95*         4.74*          3
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

NFJ VALUE FUND
  Institutional Class
   05/08/2000 - 06/30/2000                              (2.90)%      $911      0.70%*        3.94%*         5%
-----------------------------------------------------   ------  ----------  ----------  -------------  ---------

                                                      SEE ACCOMPANYING NOTES  37

Amounts in thousands,               EQUITY INCOME  VALUE        RENAISSANCE  GROWTH       SELECT GROWTH  TARGET       MID-CAP
  except per share amounts          FUND           FUND         FUND         FUND         FUND           FUND         EQUITY FUND
                                    -------------  -----------  -----------  -----------  -------------  -----------  -----------
ASSETS:

Investments, at value               $       69,612 $   162,484  $   476,042  $ 2,915,435  $  16,975      $ 2,235,279   $     4,912
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Cash and foreign currency                        0         855            0          449          1                1             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Receivable for investments sold
  and forward foreign currency
  contracts                                 14,238       7,228       11,130        1,808          0            1,344             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Receivable for Fund shares sold                230         143          389       13,661        656           18,800             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Variation margin receivable                      0           0            0            0          0                0             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Interest and dividends receivable              166         415        1,700          316          1              227             6
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Manager reimbursement receivable                 0           0            0            0          0                0             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Other assets                                     0           0            0            0          3                0             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
                                            84,246     171,125      489,261    2,931,669     17,636        2,255,651         4,918
==================================  ============== ===========  ===========  ===========  =========      ===========   ===========

LIABILITIES:
Payable for investments purchased
  and forward foreign currency
  contracts                         $            0 $     4,066  $     6,251  $       440  $     722      $    14,261   $         0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Due to Custodian                            13,997           0            0            0          0                0             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Payable for Fund shares redeemed               245         683        3,214        8,545         14            7,160             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Dividends payable                                0           0            0            0          0                0             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Accrued investment advisory fee                 40          68          262        1,260          7            1,035             3
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Accrued administration fee                      28          52          174          997          5              750             1
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Accrued distribution fee                        18          55          274        1,703          3            1,205             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Accrued servicing fee                            9          28          109          626          3              468             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Other liabilities                                0           0          771            0          0                0             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
                                            14,337       4,952       11,055       13,571        754           24,879             4
==================================  ============== ===========  ===========  ===========  =========      ===========   ===========

NET ASSETS                          $       69,909 $   166,173  $   478,206  $ 2,918,098  $  16,882      $ 2,230,772   $     4,914
==================================  ============== ===========  ===========  ===========  =========      ===========   ===========

NET ASSETS CONSIST OF:
Paid in capital                     $       89,276 $   187,022  $   473,353  $ 1,631,648  $  15,879      $   999,648   $     2,677
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Undistributed (overdistributed)
  net investment income                         41          94       24,138            0          0          200,449         1,352
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Accumulated undistributed net
  realized gain (loss)                     (20,959)    (19,964)     (12,862)     172,794       (162)          67,219           (27)
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Net unrealized appreciation
  (depreciation)                             1,551        (979)      (6,423)   1,113,656      1,165          963,456           912
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
                                    $       69,909 $   166,173  $   478,206  $ 2,918,098  $  16,882      $ 2,230,772   $     4,914
==================================  ============== ===========  ===========  ===========  =========      ===========   ===========

NET ASSETS:
Institutional Class                 $       28,812 $    41,996  $     6,394  $    17,533  $   2,613      $    18,436   $     4,914
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Administrative Class                         2,827      24,380          953       15,116         49            6,699             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Other Classes                               38,270      99,797      470,859    2,885,449     14,220        2,205,637             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------

SHARES ISSUED AND OUTSTANDING:
Institutional Class                          2,739       3,678          427          499        109              593           379
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Administrative Class                           268       2,147           64          432          2              214             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------

NET ASSET VALUE AND REDEMPTION
  PRICE PER SHARE (NET ASSETS
  PER SHARE OUTSTANDING)
Institutional Class                 $        10.54 $     11.42  $     14.97  $     35.17  $   24.02      $     31.10   $     12.98
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------
Administrative Class                         10.55       11.35        14.93        34.95      23.66            31.29             0
----------------------------------  -------------- -----------  -----------  -----------  ---------      -----------   -----------

COST OF INVESTMENTS OWNED           $       68,061 $   163,463  $   482,466  $ 1,801,779  $  15,811      $ 1,271,822   $     4,000
==================================  ============== ===========  ===========  ===========  =========      ===========   ===========
COST OF FOREIGN CURRENCY HELD       $            0 $         0  $         0  $         0  $       0      $         0   $         0
==================================  ============== ===========  ===========  ===========  =========      ===========   ===========

38   See accompanying notes

                                                               GLOBAL                                  CAPITAL
Amounts in thousands,              OPPORTUNITY   INNOVATION    INNOVATION   INTERNATIONAL  MEGA-CAP    APPRECIATION  MID-CAP
  except per share amounts         FUND          FUND          FUND         GROWTH FUND    FUND        FUND          FUND
                                   -----------   -----------   ----------   -------------  --------    ------------  -----------
ASSETS:

Investments, at value              $   630,937   $ 5,509,148   $  105,626   $    10,600    $  4,090    $   797,602   $ 1,082,233
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Cash and foreign currency                1,364         2,127            1             0           1              3             1
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Receivable for investments sold
  and forward foreign currency
  contracts                             14,602        48,797        1,549             0           0          6,063         5,036
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Receivable for Fund shares sold          7,519        29,514        3,208             0           0            400         5,544
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Variation margin receivable                  0             0            0             0           0              0             0
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Interest and dividends receivable           53           175            4            19           1            444           618
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Manager reimbursement receivable             0             0           13             0          16              0             0
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Other assets                                 0             0            0             0           0              0             0
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
                                       654,475     5,589,761      110,401        10,619       4,108        804,512     1,093,432
================================== ===========   ===========   ==========   =============  ========    ============  ===========

LIABILITIES:
Payable for investments purchased
  and forward foreign currency
  contracts                        $    28,745   $    90,546   $    5,399   $         0    $     89    $     8,297   $    14,258
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Due to Custodian                             0             0            0            66           0              0             0
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Payable for Fund shares redeemed         5,792        11,780           60             0           0          1,693         2,074
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Dividends payable                            0             0            0             0           0              0             0
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Accrued investment advisory fee            332         2,951           76             7           1            320           417
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Accrued administration fee                 200         1,731           45             5           1            209           279
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Accrued distribution fee                   266         2,468           39             0           0             96           125
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Accrued servicing fee                      121         1,129           19             0           0             87           103
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Other liabilities                            0             0           15             0           8              0             0
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
                                        35,456       110,605        5,653            78          99         10,702        17,256
================================== ===========   ===========   ==========   =============  ========    ============  ===========

NET ASSETS                         $   619,019   $ 5,479,156   $  104,748   $    10,541    $  4,009    $   793,810   $ 1,076,176
================================== ===========   ===========   ==========   =============  ========    ============  ===========

NET ASSETS CONSIST OF:
Paid in capital                    $   399,557   $ 3,572,912   $   94,489   $     5,026    $  3,001    $   436,815   $   629,783
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Undistributed (overdistributed)
  net investment income                101,853       170,220          522         2,569         162        125,087       174,578
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Accumulated undistributed net
  realized gain (loss)                   4,947        50,831         (839)          509         (25)        67,446        85,334
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Net unrealized appreciation
  (depreciation)                       112,662     1,685,193       10,576         2,437         871        164,462       186,481
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
                                   $   619,019   $ 5,479,156   $  104,748   $    10,541    $  4,009    $   793,810   $ 1,076,176
================================== ===========   ===========   ==========   =============  ========    ============  ===========

NET ASSETS:
Institutional Class                $    39,205   $    28,334   $      403   $    10,541    $  4,009    $   372,028   $   582,715
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Administrative Class                     8,486           668            0             0           0        180,423       142,986
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Other Classes                          571,328     5,450,154      104,345             0           0        241,359       350,475
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------

SHARES ISSUED AND OUTSTANDING:
Institutional Class                      1,429           391           21           515         300         13,732        18,871
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Administrative Class                       309             9            0             0           0          6,722         4,657
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------

NET ASSET VALUE AND REDEMPTION
  PRICE PER SHARE (NET ASSETS
  PER SHARE OUTSTANDING)
Institutional Class                $     27.43   $     72.54   $    18.96   $     20.46    $  13.35    $     27.10   $     30.88
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------
Administrative Class                     27.44         72.33         0.00          0.00        0.00          26.85         30.70
---------------------------------- -----------   -----------   ----------   -------------  --------    ------------  -----------

COST OF INVESTMENTS OWNED          $   518,275   $ 3,823,955   $   95,050   $     8,162    $  3,219    $   633,140   $   895,751
================================== ===========   ===========   ==========   =============  ========    ============  ===========
COST OF FOREIGN CURRENCY HELD      $         0   $         0   $        0   $         6    $      0    $         0   $         0
================================== ===========   ===========   ==========   =============  ========    ============  ===========

Amounts in thousands,                 SMALL-CAP   MICRO-CAP     SMALL-CAP
  except per share amounts            FUND        FUND          VALUE FUND
                                      ---------   ----------    ---------

ASSETS:

Investments, at value                 $  37,807   $  238,086    $282,407
----------------------------------    ---------   ----------    --------
Cash and foreign currency                     0            1         121
----------------------------------    ---------   ----------    --------
Receivable for investments sold
  and forward foreign currency
  contracts                                 548          635       4,456
----------------------------------    ---------   ----------    --------
Receivable for Fund shares sold               0          278         666
----------------------------------    ---------   ----------    --------
Variation margin receivable                   0            0           0
----------------------------------    ---------   ----------    --------
Interest and dividends receivable            24           91         917
----------------------------------    ---------   ----------    --------
Manager reimbursement receivable              0            0           0
----------------------------------    ---------   ----------    --------
Other assets                                  0            0           0
----------------------------------    ---------   ----------    --------
                                         38,379      239,091     288,567
==================================    =========   ==========    ========

LIABILITIES:
Payable for investments purchased
  and forward foreign currency
  contracts                           $   1,305   $        0    $  1,851
----------------------------------    ---------   ----------    --------
Due to Custodian                              0            0           0
----------------------------------    ---------   ----------    --------
Payable for Fund shares redeemed              8            2       1,362
----------------------------------    ---------   ----------    --------
Dividends payable                             0            0           0
----------------------------------    ---------   ----------    --------
Accrued investment advisory fee              31          251         155
----------------------------------    ---------   ----------    --------
Accrued administration fee                    8           50          96
----------------------------------    ---------   ----------    --------
Accrued distribution fee                      0            0          84
----------------------------------    ---------   ----------    --------
Accrued servicing fee                         1            1          57
----------------------------------    ---------   ----------    --------
Other liabilities                             0            0           0
----------------------------------    ---------   ----------    --------
                                          1,353          304       3,605
==================================    =========   ==========    ========

NET ASSETS                            $  37,026   $  238,787    $284,962
==================================    =========   ==========    ========

NET ASSETS CONSIST OF:
Paid in capital                       $  29,026   $  146,992    $350,266
----------------------------------    ---------   ----------    --------
Undistributed (overdistributed)
  net investment income                   1,003            0       3,998
----------------------------------    ---------   ----------    --------
Accumulated undistributed net
  realized gain (loss)                    1,006       16,203     (10,644)
----------------------------------    ---------   ----------    --------
Net unrealized appreciation
  (depreciation)                          5,991       75,592     (58,658)
----------------------------------    ---------   ----------    --------
                                      $  37,026   $  238,787    $284,962
==================================    =========   ==========    ========

NET ASSETS:
Institutional Class                   $  34,338   $  231,579     $30,059
----------------------------------    ---------   ----------    ---------
Administrative Class                      2,688        7,208      15,313
----------------------------------    ---------   ----------    ---------
Other Classes                                 0            0     239,590
----------------------------------    ---------   ----------    ---------

SHARES ISSUED AND OUTSTANDING:
Institutional Class                       2,597        9,221       2,109
----------------------------------    ---------   ----------    ---------
Administrative Class                        205          290       1,079
----------------------------------    ---------   ----------    ---------

NET ASSET VALUE AND REDEMPTION
  PRICE PER SHARE (NET ASSETS
  PER SHARE OUTSTANDING)
Institutional Class                   $   13.22   $    25.12      $14.26
----------------------------------    ---------   ----------    ---------
Administrative Class                      13.12        24.83       14.19
----------------------------------    ---------   ----------    ---------

COST OF INVESTMENTS OWNED             $  31,816   $  162,494    $341,065
==================================    =========   ==========    =========
COST OF FOREIGN CURRENCY HELD         $       0   $        0    $      0
==================================    =========   ==========    =========



                                                   SEE ACCOMPANYING NOTES    39

JUNE 30, 2000

                                                                       STRUCTURED TAX-EFFICIENT
                                             ENHANCED   TAX-EFFICIENT   EMERGING   STRUCTURED                 NFJ EQUITY
Amounts in thousands,                         EQUITY       EQUITY        MARKETS    EMERGING   INTERNATIONAL    INCOME   NFJ VALUE
  except per share amounts                     FUND         FUND          FUND    MARKETS FUND      FUND         FUND      FUND
                                             ---------  -------------  ---------- ------------  -----------   ----------  --------
ASSETS:
Investments, at value                        $  48,298  $  56,844      $  35,054   $  85,889     $ 136,414    $  30,051   $    895
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Cash and foreign currency                            1          1            293       1,106           721            1          5
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Receivable for investments sold
and forward foreign currency contracts               0          0             74         191         1,290            0         32
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Receivable for Fund shares sold                      0         35              0           0         1,064            1          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Variation margin receivable                          0          0              0           0            67            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Interest and dividends receivable                   29         37             88         193           268           42          2
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Manager reimbursement receivable                     0          0              0           0             0            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Other assets                                         0          0              0           0            40            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
                                                48,328     56,917         35,509      87,379       139,864       30,095        934
==================================================================================================================================

LIABILITIES:
Payable for investments purchased
  and forward foreign currency contracts     $       0  $       0      $      25   $     205     $       0    $     555   $     23
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Due to Custodian                                     0          0              0           0             0            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Payable for Fund shares redeemed                     1         42              0           0           240            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Dividends payable                                    0          0              0           0             0            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Accrued investment advisory fee                     19         22             14          35            68            8          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Accrued administration fee                          10         17             16          38            77            4          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Accrued distribution fee                             0         17              0           0            69            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Accrued servicing fee                                6         12              0           0            29            2          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Other liabilities                                    0          0             78         128            11            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
                                                    36        110            133         406           494          569         23
===========================================  =========  =========      =========   =========     =========    =========   ========
NET ASSETS                                   $  48,292  $  56,807      $  35,376   $  86,973     $ 139,370    $  29,526   $    911
===========================================  =========  =========      =========   =========     =========    =========   ========

NET ASSETS CONSIST OF:
Paid in capital                              $  28,632  $  50,323      $  26,528   $  94,423     $ 110,463    $  31,509   $    946
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Undistributed (overdistributed)
  net investment income                             88          0             92          77         2,305           19         19
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Accumulated undistributed net
  realized gain (loss)                           6,325     (4,080)         4,999     (16,528)        8,485          (35)         0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Net unrealized appreciation (depreciation)      13,247     10,564          3,757       9,001        18,117       (1,967)       (54)
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
                                             $  48,292  $  56,807      $  35,376   $  86,973     $ 139,370    $  29,526   $    911
===========================================  =========  =========      =========   =========     =========    =========   ========

NET ASSETS:
Institutional Class                          $  20,338  $   1,172      $  35,376   $  86,973     $   6,463    $  24,888   $    911
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Administrative Class                            27,954     19,953              0           0        18,059        4,638          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Other Classes                                        0     35,682              0           0       114,848            0          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------

SHARES ISSUED AND OUTSTANDING:
Institutional Class                              1,567         95          2,846       6,151           577        2,520         84
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Administrative Class                             2,165      1,625              0           0         1,627          470          0
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------

NET ASSET VALUE AND REDEMPTION PRICE PER
    SHARE (NET ASSETS PER SHARE OUTSTANDING)
Institutional Class                          $   12.98  $   12.31      $   12.43   $   14.14     $   11.20    $    9.88   $  10.85
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------
Administrative Class                             12.91      12.28           0.00        0.00         11.10         9.87       0.00
-------------------------------------------  ---------  ---------      ---------   ---------     ---------    ---------   --------

COST OF INVESTMENTS OWNED                    $  35,051  $  46,280      $  31,229   $  76,782     $ 118,150    $  32,018   $    949
===========================================  =========  =========      =========   =========     =========    =========   ========
COST OF FOREIGN CURRENCY HELD                $       0  $       0      $      49   $     833     $       0    $       0   $      0
===========================================  =========  =========      =========   =========     =========    =========   ========

40  SEE ACCOMPANYING NOTES

STATEMENTS OF OPERATIONS
FOR THE YEAR OR PERIOD ENDED JUNE 30, 2000

                                     EQUITY                                                  SELECT                      MID-CAP
                                     INCOME         VALUE       RENAISSANCE     GROWTH       GROWTH         TARGET        EQUITY
Amounts in thousands                  FUND           FUND          FUND           FUND        FUND           FUND          FUND
                                    ----------    ----------    ----------    ----------    ----------    ----------    ---------
INVESTMENT INCOME:
Dividends, net of foreign taxes     $    5,956    $    5,492    $    7,624    $    9,034    $       13    $    1,148    $      19
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Interest and other income                  130           373           983         1,165            26         3,681           10
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Total Income                          6,086         5,865         8,607        10,199            39         4,829           29
==================================  ==========    ==========    ==========    ==========    ==========    ==========    =========

EXPENSES:
Investment advisory fees                   699           909         3,279        13,318            20         9,096           32
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Administration fees                        463           678         2,185        10,492            11         6,594           13
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Distribution and/or servicing
  fees - Administrative Class               25            56             2            33             0            17            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Distribution and/or servicing
  fees - Other Classes                     393         1,008         4,886        24,568            10        14,680            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Trustees' fees                              11            14            38           174             0            99            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Organization costs                           0             0             0             0             0             0            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Interest expense                            28             9            30           309             1            78            7
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Total Expenses                        1,619         2,674        10,420        48,894            42        30,564           52
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Reimbursement by manager                  0             0             0             0             0             0            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Net Expenses                          1,619         2,674        10,420        48,894            42        30,564           52
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------

NET INVESTMENT INCOME (LOSS)             4,467         3,191        (1,813)      (38,695)           (3)      (25,735)         (23)
==================================  ==========    ==========    ==========    ==========    ==========    ==========    =========

NET REALIZED AND UNREALIZED
  GAIN (LOSS):
Net realized gain (loss)
  on investments                       (14,073)       (4,356)       30,824       200,296            11       303,095        2,580
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net realized gain (loss) on
   foreign currency transactions             0             0             8             0             0             0            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net change in unrealized
  appreciation (depreciation) on
  investments                          (17,836)      (19,409)      (29,437)      540,201           989       731,179         (469)
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net change in unrealized
  appreciation (depreciation) on
  futures contracts and written
  options                                    0             0             0             0             0             0            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net change in unrealized
  appreciation (depreciation) on
  translation of assets and
  liabilities denominated in
  foreign currencies                         0             0             2             0             0             0            0
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Net Gain (Loss)                     (31,909)      (23,765)        1,397       740,497         1,000     1,034,274        2,111
----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
NET INCREASE (DECREASE) IN ASSETS
   RESULTING FROM OPERATIONS        $  (27,442)   $  (20,574)   $     (416)   $  701,802    $      997    $1,008,539    $   2,088
==================================  ==========    ==========    ==========    ==========    ==========    ==========    =========


                                                       SEE ACCOMPANYING NOTES 41

FOR THE YEAR OR PERIOD ENDED JUNE 30, 2000

                                                                   GLOBAL    INTERNATIONAL                  CAPITAL
                                     OPPORTUNITY   INNOVATION    INNOVATION     GROWTH        MEGA-CAP    APPRECIATION    MID-CAP
Amounts in thousands                    FUND          FUND          FUND         FUND           FUND          FUND          FUND
                                     ----------    ----------    ----------    ----------    ----------    ----------    ---------
INVESTMENT INCOME:
Dividends, net of foreign taxes      $    1,018    $      859    $        4    $      102    $       14    $    7,801    $   8,527
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Interest and other income                 1,646        11,772           159            33             8         1,518        2,298
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Total Income                           2,664        12,631           163           135            22         9,319       10,825
===================================  ==========    ==========    ==========    ==========    ==========    ==========    =========

EXPENSES:
Investment advisory fees                  3,486        21,684           158            97            13         4,181        4,609
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Administration fees                       2,117        12,860           100            58             8         2,654        3,041
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Distribution and/or servicing
  fees - Administrative Class                19             0             0             0             0           514          292
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Distribution and/or servicing
  fees - Other Classes                    4,165        26,637           116             0             0         1,574        2,163
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Trustees' fees                               34           180             0             1             0            65           67
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Organization costs                            0             0            15             0            16             0            0
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Tax expense                                   0             0             0             2             0             0            0
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Interest expense                             32            82             0             2             0            32           18
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Total Expenses                         9,853        61,443           389           160            37         9,020       10,190
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Reimbursement by manager                   0             0           (13)            0           (16)            0            0
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Net Expenses                           9,853        61,443           376           160            21         9,020       10,190
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------

NET INVESTMENT INCOME (LOSS)             (7,189)      (48,812)         (213)          (25)            1           299          635
===================================  ==========    ==========    ==========    ==========    ==========    ==========    =========

NET REALIZED AND UNREALIZED
  GAIN (LOSS):
Net realized gain (loss)
  on investments                        153,791       503,921          (104)        3,522           137       238,387      263,486
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net realized gain (loss) on
  foreign currency transactions               0             0             0             1             0             0            0
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net change in unrealized
  appreciation (depreciation) on
  investments                            55,969     1,278,026        10,576         1,078           871       (57,892)      39,729
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net change in unrealized
  appreciation (depreciation) on
  futures contracts and written
  options                                     0             0             0             0             0             0            0
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
Net change in unrealized
  appreciation (depreciation) on
  translation of assets and
  liabilities denominated in
  foreign currencies                          0             0             0             1             0             0            0
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------
   Net Gain (Loss)                      209,760     1,781,947        10,472         4,602         1,008       180,495      303,215
-----------------------------------  ----------    ----------    ----------    ----------    ----------    ----------    ---------

NET INCREASE (DECREASE) IN ASSETS
   RESULTING FROM OPERATIONS         $  202,571    $1,733,135    $   10,259    $    4,577    $    1,009    $  180,794    $ 303,850
===================================  ==========    ==========    ==========    ==========    ==========    ==========    =========

42 SEE ACCOMPANYING NOTES

                                        SMALL-CAP       MICRO-CAP     SMALL-CAP       ENHANCED      TAX-EFFICIENT
Amounts in thousands                      FUND            FUND        VALUE FUND     EQUITY FUND     EQUITY FUND
                                        -----------    -----------    ----------     -----------    --------------
INVESTMENT INCOME:
Dividends, net of foreign taxes         $       326    $       855    $   11,104     $       744    $       551
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Interest and other income                       142            516           408              19             22
--------------------------------------  -----------    -----------    ----------     -----------    -----------
   Total Income                                 468          1,371        11,512             763            573
======================================  ===========    ===========    ==========     ===========    ===========

EXPENSES:
Investment advisory fees                        578          2,796         1,978             276            227
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Administration fees                             145            559         1,233             153            174
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Distribution and/or servicing
  fees - Administrative Class                     6             11            42              67             43
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Distribution and/or servicing
  fees - Other Classes                            0              0         1,878               0            260
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Trustees' fees                                    4             15            23               4              3
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Organization costs                                0              0             0               0              0
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Tax expense                                       0              0             0               0              0
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Interest expense                                  1             10             9               3              3
--------------------------------------  -----------    -----------    ----------     -----------    -----------
   Total Expenses                               734          3,391         5,163             503            710
--------------------------------------  -----------    -----------    ----------     -----------    -----------
   Reimbursement by manager                       0              0             0               0              0
--------------------------------------  -----------    -----------    ----------     -----------    -----------
   Net Expenses                                 734          3,391         5,163             503            710
--------------------------------------  -----------    -----------    ----------     -----------    -----------

NET INVESTMENT INCOME (LOSS)                   (266)        (2,020)        6,349             260           (137)
======================================  ===========    ===========    ==========     ===========    ===========

NET REALIZED AND UNREALIZED GAIN
  (LOSS):
Net realized gain (loss) on
  investments                                12,400         25,525         1,428           6,329         (3,852)
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Net realized gain (loss) on
   foreign currency transactions                  0              0             0               0              0
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Net change in unrealized
  appreciation (depreciation) on
  investments                                (4,835)        27,726       (50,343)         (5,070)         7,274
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Net change in unrealized
  appreciation (depreciation) on
  futures contracts and written
  options                                         0              0             0               0              0
--------------------------------------  -----------    -----------    ----------     -----------    -----------
Net change in unrealized
  appreciation (depreciation) on
  translation of assets and
  liabilities denominated in
  foreign currencies                              0              0             0               0              0
--------------------------------------  -----------    -----------    ----------     -----------    -----------
   Net Gain (Loss)                            7,565         53,251       (48,915)          1,259          3,422
--------------------------------------  -----------    -----------    ----------     -----------    -----------

NET INCREASE (DECREASE) IN ASSETS
   RESULTING FROM OPERATIONS            $     7,299    $    51,231    $  (42,566)    $     1,519    $     3,285
======================================  ===========    ===========    ==========     ===========    ===========


                                                         TAX-EFFICIENT
                                        STRUCTURED        STRUCTURED
                                         EMERGING          EMERGING      INTERNATIONAL   NFJ EQUITY    NFJ VALUE
Amounts in thousands                    MARKETS FUND     MARKETS FUND       FUND        INCOME FUND      FUND
                                        ------------     -------------   -------------  -----------    ---------
INVESTMENT INCOME:
Dividends, net of foreign taxes         $       728      $     1,399      $     1,744   $        92    $         5
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Interest and other income                        21               50              603            29              1
--------------------------------------  -----------      -----------      -----------   -----------    -----------
   Total Income                                 749            1,449            2,347           121              6
======================================  ===========      ===========      ===========   ===========    ===========

EXPENSES:
Investment advisory fees                        210              399              812            11              1
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Administration fees                             234              444              927             6              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Distribution and/or servicing
  fees - Administrative Class                     0                0               42             2              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Distribution and/or servicing
  fees - Other Classes                            0                0            1,145             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Trustees' fees                                   13                6               10             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Organization costs                                0                0                0             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Tax expense                                     110               28                0             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Interest expense                                 14                8              114             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
   Total Expenses                               581              885            3,050            19              1
--------------------------------------  -----------      -----------      -----------   -----------    -----------
   Reimbursement by manager                       0                0                0             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
   Net Expenses                                 581              885            3,050            19              1
--------------------------------------  -----------      -----------      -----------   -----------    -----------

NET INVESTMENT INCOME (LOSS)                    168              564             (703)          102              5
======================================  ===========      ===========      ===========   ===========    ===========

NET REALIZED AND UNREALIZED GAIN
  (LOSS):
Net realized gain (loss) on
  investments                                 7,052           (6,140)          18,635           (35)            18
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Net realized gain (loss) on
   foreign currency transactions               (106)             (78)            (476)            0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Net change in unrealized
  appreciation (depreciation) on
  investments                                (1,580)          10,663            3,260        (1,967)           (54)
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Net change in unrealized
  appreciation (depreciation) on
  futures contracts and written
  options                                         0                0              (60)            0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
Net change in unrealized
  appreciation (depreciation) on
  translation of assets and
  liabilities denominated in
  foreign currencies                              1                1              149             0              0
--------------------------------------  -----------      -----------      -----------   -----------    -----------
   Net Gain (Loss)                            5,367            4,446           21,508        (2,002)           (36)
--------------------------------------  -----------      -----------      -----------   -----------    -----------

NET INCREASE (DECREASE) IN ASSETS
   RESULTING FROM OPERATIONS            $     5,535      $     5,010      $    20,805   $    (1,900)   $       (31)
======================================  ===========      ===========      ===========   ===========    ===========


                                                       SEE ACCOMPANYING NOTES 43

                                              EQUITY INCOME FUND               VALUE FUND                 RENAISSANCE FUND
                                         ----------------------------  ----------------------------  ----------------------------
                                         Year Ended      Year Ended    Year Ended     Year Ended      Year Ended     Year Ended
Amounts in thousands                     June 30, 2000  June 30, 1999  June 30, 2000  June 30, 1999  June 30, 2000  June 30, 1999
                                         -------------  -------------  -------------  -------------  -------------  -------------
INCREASE (DECREASE) IN NET ASSETS FROM:
OPERATIONS:
Net investment income (loss)              $   4,467       $   5,424       $   3,191      $   3,245      $   (1,813)     $  (4,312)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Net realized gain (loss)                    (14,073)         28,130          (4,356)        29,420          30,832        100,928
                                          ---------       ---------       ---------      ---------      ----------      ---------
Net change in unrealized appreciation
  (depreciation)                            (17,836)         (8,864)        (19,409)        (6,992)        (29,435)       (42,518)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Net increase (decrease) resulting from
  operations                                (27,442)         24,690         (20,574)        25,673            (416)        54,098
========================================  =========       =========       =========      =========      ==========      =========

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
  Institutional Class                        (3,008)         (3,796)         (1,501)        (1,539)              0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                         (290)           (331)           (493)          (310)              0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                              (1,272)         (1,192)         (1,286)        (1,228)              0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
In excess of net investment income
  Institutional Class                             0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                            0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                                   0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
From net realized capital gains
Institutional Class                          (3,494)        (15,114)         (3,045)        (9,693)            (20)           (11)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Administrative Class                           (401)         (1,194)           (836)        (1,646)            (98)           (25)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Other Classes                                (1,877)         (6,359)         (4,750)       (14,992)        (84,101)       (80,825)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
In excess of net realized capital gains
  Institutional Class                       (15,594)              0         (10,628)             0              (6)             0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                       (1,789)              0          (2,918)             0             (33)             0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                              (8,379)              0         (16,578)             0         (28,140)             0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Tax basis return of capital
  Institutional Class                             0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                            0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                                   0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------

Total Distributions                         (36,104)        (27,986)        (42,035)       (29,408)       (112,398)       (80,861)
========================================  =========       =========       =========      =========      ==========      =========

FUND SHARE TRANSACTIONS:
Receipts for shares sold
  Institutional Class                        12,519          28,202          33,916         19,355           8,314            105
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                        2,575           7,079          14,601         14,684             869          1,000
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                              17,019          38,810          50,168         65,101         212,839        305,834
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Issued in reorganization
  Institutional Class                             0               0               0              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                                   0               0           1,373              0               0              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Issued as reinvestment of distributions
  Institutional Class                        21,995          18,538          14,905         11,141              25              0
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                        2,476           1,521           4,210          1,950             131             25
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                              10,793           7,112          20,851         14,980         103,507         74,634
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Cost of shares redeemed
  Institutional Class                       (90,772)        (59,589)        (52,577)       (43,290)         (1,924)          (744)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Administrative Class                      (11,529)         (6,530)        (12,122)        (4,695)           (372)          (634)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
  Other Classes                             (33,626)        (31,549)        (78,181)       (83,212)       (392,194)      (350,656)
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
Net increase (decrease) resulting from
  Fund share transactions                   (68,550)          3,594          (2,856)        (3,986)        (68,805)        29,564
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------

FUND REIMBURSEMENT FEE:                           0               0               0              0               0              0
========================================  =========       =========       =========      =========      ==========      =========

TOTAL INCREASE (DECREASE) IN NET ASSETS    (132,096)            298         (65,465)        (7,721)       (181,619)         2,801
========================================  =========       =========       =========      =========      ==========      =========

NET ASSETS:
Beginning of period                         202,005         201,707         231,638        239,359         659,825        657,024
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------
End of period *                           $  69,909       $ 202,005       $ 166,173      $ 231,638      $  478,206      $ 659,825
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------

*Including net undistributed
  (overdistributed) investment income of: $      41       $   4,946       $      94      $  10,727      $   24,138      $  41,268
----------------------------------------  ---------       ---------       ---------      ---------      ----------      ---------

44 SEE ACCOMPANYING NOTES

                                                GROWTH FUND               SELECT GROWTH FUND                TARGET FUND
                                         ----------------------------  ----------------------------  ----------------------------
                                         Year Ended     Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
Amounts in thousands                     June 30, 2000  June 30, 1999  June 30, 2000  June 30, 1999  June 30, 2000  June 30, 1999
                                         -------------  -------------  -------------  -------------  -------------  -------------
INCREASE (DECREASE) IN NET ASSETS FROM:
OPERATIONS:
Net investment income (loss)              $  (38,695)    $  (24,048)      $       (3)   $     (125)    $  (25,735)     $   (12,880)
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Net realized gain (loss)                     200,296        413,535               11        47,076        303,095          124,994
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Net change in unrealized appreciation
  (depreciation)                             540,201        (30,494)             989       (29,090)       731,179            38,44
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Net increase (decrease) resulting from
  operations                                 701,802        358,993              997        17,861      1,008,539          150,558
========================================  ==========     ==========       ==========    ==========     ==========      ===========

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
Institutional Class                                0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                             0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                                    0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
In excess of net investment income
  Institutional Class                              0              0               (1)            0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                             0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                                    0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
From net realized capital gains
  Institutional Class                           (553)             0             (138)          (59)          (319)               0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                        (2,231)             0               (3)       (5,514)          (555)               0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                             (399,708)      (263,490)               0             0       (120,196)         (68,199)
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
In excess of net realized capital gains
  Institutional Class                              0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                             0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                                    0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Tax basis return of capital
  Institutional Class                              0              0              (66)            0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                             0              0               (3)            0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                                    0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------

Total Distributions                         (402,492)      (263,490)            (211)       (5,573)      (121,070)         (68,199)
========================================  ==========     ==========       ==========    ==========     ==========      ===========

FUND SHARE TRANSACTIONS:
Receipts for shares sold
  Institutional Class                         17,297          1,212            2,457         1,782         16,723            1,265
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                        11,200          6,217               47        34,758          2,172            5,508
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                            1,549,439      1,197,934           13,646             0      2,464,150        1,337,208
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Issued in reorganization
  Institutional Class                              0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                                    0              0                0             0              0                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Issued as reinvestment of distributions
  Institutional Class                            553              0              193            57            319                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                         2,231              0                3         5,514            555                0
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                              371,315        246,482                0             0        110,776           64,479
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Cost of shares redeemed
  Institutional Class                         (1,353)          (268)          (1,304)       (2,912)        (2,721)             (36)
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Administrative Class                        (6,359)          (288)             (14)     (180,869)        (5,556)            (275)
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
  Other Classes                           (1,758,585)    (1,227,582)            (131)            0     (2,409,356)      (1,510,466
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
Net increase (decrease) resulting from
  Fund share transactions                    185,738        223,707           14,897      (141,670)       177,062         (102,317)
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------

FUND REIMBURSEMENT FEE:                            0              0                0             0              0                0
========================================  ==========     ==========       ==========    ==========     ==========      ===========

TOTAL INCREASE (DECREASE) IN NET ASSETS      485,048        319,210           15,683      (129,382)     1,064,531          (19,958)
========================================  ==========     ==========       ==========    ==========     ==========      ===========

NET ASSETS:
Beginning of period                        2,433,050      2,113,840            1,199       130,581      1,166,241        1,186,199
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------
End of period *                           $2,918,098     $2,433,050       $   16,882    $    1,199     $2,230,772      $ 1,166,241
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------

*Including net undistributed
  (overdistributed) investment income of: $        0     $        1       $        0    $        0     $  200,449      $    67,742
----------------------------------------  ----------     ----------       ----------    ----------     ----------      -----------

                                             MID-CAP EQUITY FUND            OPPORTUNITY FUND
                                         ----------------------------  ----------------------------
                                         Year Ended      Year Ended    Year Ended     Year Ended
Amounts in thousands                     June 30, 2000  June 30, 1999  June 30, 2000  June 30, 1999
                                         -------------  -------------  -------------  -------------
INCREASE (DECREASE) IN NET ASSETS FROM:
OPERATIONS:
Net investment income (loss)              $      (23)     $      (33)     $  (7,189)    $   (6,871)
----------------------------------------  ----------      ----------      ---------     ----------
Net realized gain (loss)                       2,580           2,964        153,791         92,947
----------------------------------------  ----------      ----------      ---------     ----------
Net change in unrealized appreciation
  (depreciation)                                (469)           (130)        55,969        (86,017)
----------------------------------------  ----------      ----------      ---------     ----------
Net increase (decrease) resulting from
  operations                                   2,088           2,801        202,571             59
========================================  ==========      ==========      =========     ==========

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
  Institutional Class                              0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
In excess of net investment income
  Institutional Class                              0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
From net realized capital gains
  Institutional Class                         (2,734)           (425)        (1,540)             0
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0            (168)        (1,965)             0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0       (122,163)       (88,374)
----------------------------------------  ----------      ----------      ---------     ----------
In excess of net realized capital gains
  Institutional Class                           (142)              0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
Tax basis return of capital
  Institutional Class                              0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------

Total Distributions                           (2,876)           (593)      (125,668)       (88,374)
========================================  ==========      ==========      =========     ==========

FUND SHARE TRANSACTIONS:
Receipts for shares sold
  Institutional Class                          2,235           1,457         37,684            428
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0           2,607          6,173           1,990
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0        700,026      1,722,778
----------------------------------------  ----------      ----------      ---------     ----------
Issued in reorganization
  Institutional Class                              0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0              0              0
----------------------------------------  ----------      ----------      ---------     ----------
Issued as reinvestment of distributions
  Institutional Class                          1,370             184          1,540              0
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0             168          1,964              0
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0        113,143         81,564
----------------------------------------  ----------      ----------      ---------     ----------
Cost of shares redeemed
  Institutional Class                         (5,302)         (4,344)          (608)           (38)
----------------------------------------  ----------      ----------      ---------     ----------
  Administrative Class                             0          (5,740)        (2,767)          (101)
----------------------------------------  ----------      ----------      ---------     ----------
  Other Classes                                    0               0       (748,101)    (1,986,190)
----------------------------------------  ----------      ----------      ---------     ----------
Net increase (decrease) resulting from
  Fund share transactions                     (1,697)         (5,668)       109,054       (179,569)
----------------------------------------  ----------      ----------      ---------     ----------

FUND REIMBURSEMENT FEE:                            0               0              0              0
========================================  ==========      ==========      =========     ==========

TOTAL INCREASE (DECREASE) IN NET ASSETS       (2,485)         (3,460)       185,957       (267,884)
========================================  ==========      ==========      =========     ==========

NET ASSETS:
Beginning of period                            7,399          10,859        433,062        700,946
----------------------------------------  ----------      ----------      ---------     ----------
End of period *                           $    4,914      $    7,399      $ 619,019     $  433,062
----------------------------------------  ----------      ----------      ---------     ----------

*Including net undistributed
  (overdistributed) investment income of: $    1,352      $    2,766      $ 101,853     $   12,827
----------------------------------------  ----------      ----------      ---------     ----------

                                                       SEE ACCOMPANYING NOTES 45

                                                              GLOBAL
                                                              INNOVATION                                           MEGA-CAP
Amounts in thousands          INNOVATION FUND                 FUND                INTERNATIONAL GROWTH FUND        FUND
                              -----------------------------   -----------------   -----------------------------    ----------------
                                                                    Period from                                         Period from
INCREASE (DECREASE)              Year Ended      Year Ended   December 31, 1999      Year Ended      Year Ended     August 31, 1999
  IN NET ASSETS FROM:         June 30, 2000   June 30, 1999    to June 30, 2000   June 30, 2000   June 30, 1999    to June 30, 2000
OPERATIONS:

Net investment income
  (loss)                           $(48,812)       $(10,056)              $(213)           $(25)           $(10)                 $1
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
Net realized gain (loss)            503,921          82,075                (104)          3,523           1,916                 137
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
Net change in unrealized
  appreciation (depreciation)     1,278,026         250,804              10,576           1,079            (119)                871
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
Net increase (decrease)
  resulting from operations       1,733,135         322,823              10,259           4,577           1,787               1,009
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

DISTRIBUTIONS TO
  SHAREHOLDERS:
From net investment income
  Institutional Class                     0               0                   0               0              (8)                 (1)

----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                    0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                           0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
In excess of net investment
  income
  Institutional Class                     0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                    0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                           0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
From net realized capital
  gains
  Institutional Class                  (736)              0                   0          (2,103)           (519)                  0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                    0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                    (291,843)        (23,554)                  0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
In excess of net realized
  capital gains
  Institutional Class                     0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                    0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                           0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------


Total Distributions                (292,579)        (23,554)                  0          (2,103)           (527)                 (1)

----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

FUND SHARE TRANSACTIONS:
Receipts for shares sold
  Institutional Class                32,792             895                 391          12,739             355               3,000
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                  807               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                   4,811,154       1,310,384             100,247               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
Issued in reorganization
  Institutional Class                     0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                           0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

Issued as reinvestment of
  distributions
  Institutional Class                   582               0                   0           1,831               2                   1
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                    0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                     273,164          22,135                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
Cost of shares redeemed
  Institutional Class                (5,053)           (505)                 (8)        (14,911)            (31)                  0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Administrative Class                 (163)              0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
  Other Classes                  (2,339,586)       (753,602)             (6,141)              0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
Net increase (decrease)
  resulting from Fund
  share transactions              2,773,697         579,307              94,489            (341)            326               3,001
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

FUND REIMBURSEMENT FEE:                   0               0                   0               0               0                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

TOTAL INCREASE (DECREASE) IN
  NET ASSETS                      4,214,253         878,576             104,748           2,133           1,586               4,009
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

NET ASSETS:
Beginning of period               1,264,903         386,327                   0           8,408           6,822                   0
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------
End of period *                  $5,479,156      $1,264,903            $104,748         $10,541          $8,408              $4,009
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

*Including net undistributed
  (overdistributed) investment
  income of:                       $170,220              $0                $522          $2,569          $1,459                $162
----------------------------  -----------------------------   -----------------   -----------------------------    ----------------

46 SEE ACCOMPANYING NOTES

Amounts in thousands          CAPITAL APPRECIATION FUND   MID-CAP FUND              SMALL-CAP FUND
                              -------------------------   -----------------------   -----------------------
                               Year Ended    Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
INCREASE (DECREASE)              June 30,      June 30,     June 30,     June 30,     June 30,     June 30,
  IN NET ASSETS FROM:                2000          1999         2000         1999         2000         1999
OPERATIONS:

Net investment income (loss)  $       299    $    4,855   $      635   $    1,713    $    (266)   $    (53)
----------------------------  -------------------------   -----------------------   ----------------------
Net realized gain (loss)          238,387       127,483      263,486          867       12,400      (9,957)
----------------------------  -------------------------   -----------------------   ----------------------
Net change in unrealized
  appreciation (depreciation)     (57,892)      (27,333)      39,729        7,029       (4,835)        799
----------------------------  -------------------------   -----------------------   ----------------------
Net increase (decrease)
  resulting from operations       180,794       105,005      303,850        9,609        7,299      (9,211)
----------------------------  -------------------------   -----------------------   ----------------------

DISTRIBUTIONS TO
  SHAREHOLDERS:
From net investment income
  Institutional Class              (1,531)       (4,163)      (1,686)        (342)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class               (247)       (1,045)        (128)         (48)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                       (49)         (398)        (133)         (33)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
In excess of net investment
  income
  Institutional Class                (842)            0       (1,018)           0            0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class               (136)            0          (77)           0            0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                       (26)            0          (80)           0            0           0
----------------------------  -------------------------   -----------------------   ----------------------
From net realized capital
  gains
  Institutional Class             (91,584)      (43,876)        (426)     (21,475)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class            (39,815)      (12,574)         (75)      (4,502)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                   (37,105)      (14,257)        (216)     (15,306)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
In excess of net realized
  capital gains
  Institutional Class                   0             0            0            0            0      (2,229)
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class                  0             0            0            0            0         (52)
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                         0             0            0            0            0           0
----------------------------  -------------------------   -----------------------   ----------------------


Total Distributions              (171,335)      (76,313)      (3,839)     (41,706)           0      (2,281)
----------------------------  -------------------------   -----------------------   ----------------------

FUND SHARE TRANSACTIONS:
Receipts for shares sold
  Institutional Class             316,049       439,612      579,389      640,912       11,696      36,581
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class             60,068       152,828       78,391      104,472        1,215       1,691
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                    94,043        98,940      189,893      199,882            0           0
----------------------------  -------------------------   -----------------------   ----------------------
Issued in reorganization
  Institutional Class                   0             0            0            0            0           0
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                         0             0            0            0            0           0
----------------------------  -------------------------   -----------------------   ----------------------

Issued as reinvestment of
  distributions
  Institutional Class              79,661        35,601        2,801       19,896            0       2,229
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class             40,183        13,612          280        4,543            0          52
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                    35,616        13,712          414       14,079            0           0
----------------------------  -------------------------   -----------------------   ----------------------
Cost of shares redeemed
  Institutional Class            (672,004)     (649,159)    (759,314)    (505,497)     (50,657)     (8,682)
----------------------------  -------------------------   -----------------------   ----------------------
  Administrative Class           (150,725)      (76,012)     (73,751)     (74,169)      (1,149)       (379)
----------------------------  -------------------------   -----------------------   ----------------------
  Other Classes                  (122,166)      (77,743)    (250,063)    (157,774)           0           0
----------------------------  -------------------------   -----------------------   ----------------------
Net increase (decrease)
  resulting from Fund
  share transactions             (319,275)      (48,609)    (231,960)     246,344      (38,895)     31,492
----------------------------  -------------------------   -----------------------   ----------------------

FUND REIMBURSEMENT FEE:                 0             0            0            0            0           0
----------------------------  -------------------------   -----------------------   ----------------------

TOTAL INCREASE (DECREASE) IN
  NET ASSETS                     (309,816)      (19,917)      68,051      214,247      (31,596)     20,000
----------------------------  -------------------------   -----------------------   ----------------------

NET ASSETS:
Beginning of period             1,103,626     1,123,543    1,008,125      793,878       68,622      48,622
----------------------------  -------------------------   -----------------------   ----------------------
End of period *               $   793,810    $1,103,626   $1,076,176   $1,008,125    $  37,026    $ 68,622
----------------------------  -------------------------   -----------------------   ----------------------

*Including net undistributed
 (overdistributed) investment
 income of:                    $  125,087    $    1,527   $  174,578   $    1,312    $   1,003    $     12
----------------------------  -------------------------   -----------------------   ----------------------

Amounts in thousands           MICRO-CAP FUND            SMALL-CAP VALUE FUND FUND
                               -----------------------   -------------------------
                               Year Ended   Year Ended   Year Ended     Year Ended
INCREASE (DECREASE)              June 30,     June 30,     June 30,       June 30,
  IN NET ASSETS FROM:                2000         1999         2000           1999

OPERATIONS:

Net investment income (loss)    $ (2,020)   $  (1,742)   $   6,349      $   5,018
----------------------------    ---------------------    ------------------------
Net realized gain (loss)          25,525       (9,322)       1,428        (11,944)
----------------------------    ---------------------    ------------------------
Net change in unrealized
  appreciation (depreciation)     27,726      (26,056)     (50,343)       (15,379)
----------------------------    ---------------------    ------------------------
Net increase (decrease)
  resulting from operations       51,231      (37,120)     (42,566)       (22,305)
----------------------------    ---------------------    ------------------------

DISTRIBUTIONS TO
  SHAREHOLDERS:
From net investment income
  Institutional Class                  0            0         (937)          (796)
----------------------------    ---------------------    ------------------------
  Administrative Class                 0            0         (331)          (247)
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0       (4,386)        (1,810)
----------------------------    ---------------------    ------------------------
In excess of net investment
  income
  Institutional Class                  0            0            0              0
----------------------------    ---------------------    ------------------------
  Administrative Class                 0            0            0              0
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0            0              0
----------------------------    ---------------------    ------------------------
From net realized capital
  gains
  Institutional Class                  0            0            0              0
----------------------------    ---------------------    ------------------------
  Administrative Class                 0            0            0              0
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0            0              0
----------------------------    ---------------------    ------------------------
In excess of net realized
  capital gains
  Institutional Class                  0       (7,982)           0         (1,632)
----------------------------    ---------------------    ------------------------
  Administrative Class                 0          (83)           0           (543)
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0            0         (9,214)
----------------------------    ---------------------    ------------------------


Total Distributions                    0       (8,065)      (5,654)       (14,242)
----------------------------    ---------------------    ------------------------

FUND SHARE TRANSACTIONS:
Receipts for shares sold
  Institutional Class             46,143       98,906       24,902         37,773
----------------------------    ---------------------    ------------------------
  Administrative Class             4,998        2,225       10,894         22,238
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0      158,475        183,088
----------------------------    ---------------------    ------------------------
Issued in reorganization
  Institutional Class                  0            0            0              0
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0            0              0
----------------------------    ---------------------    ------------------------

Issued as reinvestment of
  distributions
  Institutional Class                  0        6,383          797          2,202
----------------------------    ---------------------    ------------------------
  Administrative Class                 0           83          324            790
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0        4,109         10,426
----------------------------    ---------------------    ------------------------
Cost of shares redeemed
  Institutional Class            (99,032)     (84,282)     (47,564)       (24,130)
----------------------------    ---------------------    ------------------------
  Administrative Class            (1,992)      (3,312)     (14,401)       (12,454)
----------------------------    ---------------------    ------------------------
  Other Classes                        0            0     (201,997)      (160,295)
----------------------------    ---------------------    ------------------------
Net increase (decrease)
  resulting from Fund
  share transactions             (49,883)      20,003      (64,461)        59,638
----------------------------    ---------------------    ------------------------

FUND REIMBURSEMENT FEE:                0            0            0              0
----------------------------    ---------------------    ------------------------

TOTAL INCREASE (DECREASE) IN
  NET ASSETS                       1,348      (25,182)    (112,681)        23,091
----------------------------    ---------------------    ------------------------

NET ASSETS:
Beginning of period              237,439      262,621      397,643        374,552
----------------------------    ---------------------    ------------------------
End of period *                 $238,787    $ 237,439    $ 284,962      $ 397,643
----------------------------    ---------------------    ------------------------

*Including net undistributed
 (overdistributed) investment
 income of:                     $      0    $       0    $   3,998      $   3,303
----------------------------    ---------------------    ------------------------

                                                       SEE ACCOMPANYING NOTES 47

STRUCTURED EMERGING
Amounts in thousands              ENHANCED EQUITY FUND            TAX-EFFICIENT EQUITY FUND            MARKETS FUND
                                 -----------------------------   ----------------------------------   -----------------------------
                                                                                        Period from
INCREASE (DECREASE) IN NET          Year Ended      Year Ended      Year Ended   September 30, 1998      Year Ended      Year Ended
  ASSETS FROM:                   June 30, 2000   June 30, 1999   June 30, 2000     to June 30, 1999   June 30, 2000   June 30, 1999

OPERATIONS:

Net investment income (loss)         $     260       $     310       $    (137)           $     (27)      $     168       $     546
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Net realized gain (loss)                 6,329           3,923          (3,852)                (228)          6,946           1,917
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Net change in unrealized
  appreciation (depreciation)           (5,070)          5,764           7,274                3,290          (1,579)         7,959
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Net increase (decrease)
  resulting from operations              1,519           9,997           3,285                3,035           5,535         10,422
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
   Institutional Class                    (231)           (201)              0                    0            (284)         (252)
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                   (108)            (83)              0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
In excess of net investment
   income
   Institutional Class                       0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                      0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
From net realized capital gains
   Institutional Class                  (1,500)         (4,601)              0                    0          (2,972)         (980)
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                   (952)         (1,928)              0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
In excess of net realized
   capital gains
   Institutional Class                       0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                      0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

Total Distributions                     (2,791)         (6,813)              0                    0          (3,256)       (1,232)
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

FUND SHARE TRANSACTIONS:
Receipts for shares sold
   Institutional Class                   6,548           8,851           1,085                    0           1,761         2,664
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                 12,786          15,340          20,566                3,320               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0          19,459               26,786               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Issued in reorganization
   Institutional Class                       0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0               0                    0               0        35,582
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Issued as reinvestment of
   distributions
   Institutional Class                   1,712           4,790               0                    0           3,230         1,209
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                  1,059           2,005               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0               0                    0               0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Cost of shares redeemed
   Institutional Class                 (28,964)         (9,355)             (8)                   0         (18,490)       (2,261)
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Administrative Class                (10,211)         (5,174)         (5,427)                (158)              0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
   Other Classes                             0               0         (10,104)              (5,032)              0             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
Net increase (decrease)
  resulting from Fund
  share transactions                   (17,070)         16,457          25,571               24,916         (13,499)       37,194
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

FUND REIMBURSEMENT FEE:                      0               0               0                    0              19           193
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

TOTAL INCREASE (DECREASE)
  IN NET ASSETS                        (18,342)         19,641          28,856               27,951         (11,201)       46,577
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

NET ASSETS:
Beginning of period                     66,634          46,993          27,951                    0          46,577             0
-------------------------------  -----------------------------   ----------------------------------   -----------------------------
End of period *                      $  48,292       $  66,634       $  56,807            $  27,951       $  35,376       $46,577
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

*Including net undistributed
  (overdistributed) investment
  income of:                         $      88       $     321       $       0            $      (5)      $      92       $   967
-------------------------------  -----------------------------   ----------------------------------   -----------------------------

48   SEE ACCOMPANYING NOTES

                                 TAX-EFFICIENT STRUCTURED                                                NFJ EQUITY
Amounts in thousands             EMERGING MARKETS FUND                INTERNATIONAL FUND                 INCOME FUND
                                 -------------------------------      -------------------------------    ----------------
                                                                                                              Period from
INCREASE (DECREASE) IN NET          Year Ended        Year Ended         Year Ended        Year Ended         May 8, 2000
  ASSETS FROM:                   June 30, 2000     June 30, 1999      June 30, 2000     June 30, 1999    to June 30, 2000

OPERATIONS:

Net investment income (loss)         $     564         $     739          $    (703)        $    (761)          $     102
-------------------------------  -------------------------------     --------------------------------    ----------------
Net realized gain (loss)                (6,218)          (10,520)            18,159            16,040                 (35)
-------------------------------  -------------------------------     --------------------------------    ----------------
Net change in unrealized
  appreciation (depreciation)           10,664            27,046              3,349           (16,663)             (1,967)
-------------------------------  -------------------------------     --------------------------------    ----------------
Net increase (decrease)
  resulting from operations              5,010            17,265             20,805            (1,384)             (1,900)
-------------------------------  -------------------------------     --------------------------------    ----------------

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
   Institutional Class                    (716)             (300)                 0                 0                 (72)
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0                  0                 0                 (11)
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
In excess of net investment
   income
   Institutional Class                       0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
From net realized capital gains
   Institutional Class                       0                 0               (651)              (67)                  0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0             (2,285)             (129)                  0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0            (16,473)          (11,816)                  0
-------------------------------  -------------------------------     --------------------------------    ----------------
In excess of net realized
   capital gains
   Institutional Class                       0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------

Total Distributions                       (716)             (300)           (19,409)          (12,012)                (83)
-------------------------------  -------------------------------     --------------------------------    ----------------

FUND SHARE TRANSACTIONS:
Receipts for shares sold
   Institutional Class                  16,041            12,518              3,806             5,567              26,504
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0              9,021            16,127               5,045
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0            864,448           736,111                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
Issued in reorganization
   Institutional Class                       0                 0                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0            44,157                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
Issued as reinvestment of
   distributions
   Institutional Class                     574               300                652                67                  70
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0              2,286               129                  11
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0             15,118            11,029                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
Cost of shares redeemed
   Institutional Class                  (6,600)           (1,678)            (1,128)           (2,213)                  0
-------------------------------  -------------------------------     --------------------------------    ----------------
   Administrative Class                      0                 0             (8,442)           (1,579)               (121)
-------------------------------  -------------------------------     --------------------------------    ----------------
   Other Classes                             0                 0           (896,874)         (757,207)                  0
-------------------------------  -------------------------------     --------------------------------    ----------------
Net increase (decrease)
  resulting from Fund
  share transactions                    10,015            55,297            (11,113)            8,031              31,509
-------------------------------  -------------------------------     --------------------------------    ----------------

FUND REIMBURSEMENT FEE:                    155               247                  0                 0                   0
-------------------------------  -------------------------------     --------------------------------    ----------------

TOTAL INCREASE (DECREASE)
  IN NET ASSETS                         14,464            72,509             (9,717)           (5,365)             29,526
-------------------------------  -------------------------------     --------------------------------    ----------------

NET ASSETS:
Beginning of period                     72,509                 0            149,087           154,452                   0
-------------------------------  -------------------------------     --------------------------------    ----------------
End of period *                      $  86,973         $  72,509          $ 139,370         $ 149,087           $  29,526
-------------------------------  -------------------------------     --------------------------------    ----------------

*Including net undistributed
  (overdistributed) investment
  income of:                         $      77         $     307          $   2,305         $  (1,499)          $      19
-------------------------------  -------------------------------     --------------------------------    ----------------

                                 NFJ VALUE
Amounts in thousands             FUND
                                 ----------------
                                      Period from
INCREASE (DECREASE) IN NET            May 8, 2000
  ASSETS FROM:                   to June 30, 2000

OPERATIONS:

Net investment income (loss)            $       5
-------------------------------  ----------------
Net realized gain (loss)                       18
-------------------------------  ----------------
Net change in unrealized
  appreciation (depreciation)                 (54)
-------------------------------  ----------------
Net increase (decrease)
  resulting from operations                   (31)
-------------------------------  ----------------

DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
   Institutional Class                         (4)
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
In excess of net investment
   income
   Institutional Class                          0
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
From net realized capital gains
   Institutional Class                          0
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
In excess of net realized
   capital gains
   Institutional Class                          0
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------

Total Distributions                            (4)
-------------------------------  ----------------

FUND SHARE TRANSACTIONS:
Receipts for shares sold
   Institutional Class                        942
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
Issued in reorganization
   Institutional Class                          0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
Issued as reinvestment of
   distributions
   Institutional Class                          4
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
Cost of shares redeemed
   Institutional Class                          0
-------------------------------  ----------------
   Administrative Class                         0
-------------------------------  ----------------
   Other Classes                                0
-------------------------------  ----------------
Net increase (decrease)
  resulting from Fund
  share transactions                          946
-------------------------------  ----------------

FUND REIMBURSEMENT FEE:                         0
-------------------------------  ----------------

TOTAL INCREASE (DECREASE)
  IN NET ASSETS                               911
-------------------------------  ----------------

NET ASSETS:
Beginning of period                             0
-------------------------------  ----------------
End of period *                         $     911
-------------------------------  ----------------

*Including net undistributed
  (overdistributed) investment
  income of:                            $      19
-------------------------------  ----------------

                                                       SEE ACCOMPANYING NOTES 49

SCHEDULE OF INVESTMENTS
EQUITY INCOME FUND
JUNE 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 96.7%
CAPITAL GOODS 7.7%
Tyco International Ltd.                                  45,000    $         2,132
General Electric Co.                                     35,000              1,855
Weatherford International, Inc.(b)                       35,000              1,393
                                                                   ---------------
                                                                             5,380
COMMUNICATIONS 10.6%
Cox Communications, Inc.                                 35,000              2,150
Nokia Corp. SP - ADR                                     35,000              1,748
GTE Corp.                                                20,000              1,245
SBC Communications, Inc.                                 28,000              1,211
Vodafone Group PLC SP - ADR                              25,000              1,036
                                                                   ---------------
                                                                             7,390
CONSUMER DISCRETIONARY 4.8%
General Motors Corp. `H'                                 25,000              2,194
Wal-Mart Stores, Inc.                                    20,000              1,152
                                                                   ---------------
                                                                             3,346
ENERGY 16.9%
Utilicorp United                                         90,000              2,138
Enron Corp.                                              30,000              1,935
EL Paso Energy Corp.                                     35,000              1,783
Peco Energy Co.                                          40,000              1,613
Exxon Mobil Corp.                                        20,000              1,570
Schlumberger Ltd.                                        20,000              1,493
Cooper Cameron Corp.(b)                                  20,000              1,320
                                                                   ---------------
                                                                            11,852
FINANCIAL & BUSINESS SERVICES 19.4%
Citigroup, Inc.                                          40,000              2,410
Spieker Properties, Inc.                                 42,000              1,932
Boston Properties, Inc.                                  50,000              1,931
Morgan Stanley, Dean Witter, Discover and Co.            20,000              1,665
American International Group, Inc.                       14,000              1,645
Omnicom Group                                            18,000              1,603
American Express                                         30,000              1,564
Federal National Mortgage Association                    15,000                783
                                                                   ---------------
                                                                            13,533
HEALTH CARE 11.1%
Schering-Plough Corp.                                    35,000              1,767
Johnson & Johnson                                        17,000              1,732
Merck & Co., Inc.                                        20,000              1,532
American Home Products Corp.                             25,000              1,469
Medtronic, Inc.                                          25,000              1,245
                                                                   ---------------
                                                                             7,745
TECHNOLOGY 19.8%
EMC CORP.(b)                                             40,000              3,077
Jabil Circuit, Inc.(b)                                   40,000              1,985
Hewlett Packard Co.                                      15,000              1,873
Scientific-Atlanta, Inc.                                 25,000              1,863
Flextronics International Ltd.(b)                        25,000              1,717
Nortel Networks Corp.                                    25,000              1,706
Intel Corp.                                              12,000              1,604
                                                                   ---------------
                                                                            13,825
UTILITIES 6.4%
Calpine Capital Trust II-144A                            35,000              2,538
Duke Energy Corp.                                        35,000              1,973
                                                                   ---------------
                                                                             4,511
                                                                   ---------------
Total Common Stocks
(Cost $66,147)                                                              67,582
                                                                   ---------------

                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
CONVERTIBLE BONDS & NOTES 2.9%
----------------------------------------------------------------------------------
TECHNOLOGY 2.9%
Nextel Communications
    5.250% due 01/15/2010                       $         2,000    $         2,030
                                                                   ---------------
Total Convertible Bonds & Notes
(Cost $1,914)                                                                2,030
                                                                   ===============

TOTAL INVESTMENTS(a) 99.6%                                         $        69,612
(Cost $68,061)

OTHER ASSETS AND LIABILITIES (NET) 0.4%                                        297
                                                                   ---------------

NET ASSETS 100.0%                                                  $        69,909
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30,  2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $68,096 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $         3,889

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                 (2,373)
                                                                   ---------------

Unrealized appreciation-net                                        $         1,516
                                                                   ===============

(b) Non-income producing security.

50  SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
VALUE FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 94.0%
AEROSPACE 8.5%
Raytheon Co. `B'                                        305,500    $         5,881
Boeing Co.                                              116,000              4,850
Northrop Grumman Corp.                                   50,000              3,313
                                                                   ---------------
                                                                            14,044
CAPITAL GOODS 4.9%
Deere & Co.                                             220,500              8,159
                                                                   ---------------
COMMUNICATIONS 8.0%
MCI WorldCom, Inc.(b)                                   129,300              5,931
GTE Corp.                                                70,000              4,358
AT&T Corp.                                               95,000              3,003
                                                                   ---------------
                                                                            13,292
CONSUMER DISCRETIONARY 3.1%
Eastman Kodak Co.                                        70,000              4,165
Tupperware Corp.                                         41,000                902
                                                                   ---------------
                                                                             5,067
CONSUMER SERVICES 1.5%
Waste Management, Inc.                                  113,800              2,162
Central Newspapers, Inc. `A'                              6,000                380
                                                                   ---------------
                                                                             2,542
CONSUMER STAPLES 10.9%
Philip Morris Cos., Inc.                                141,600              3,761
Kroger Co.(b)                                           146,100              3,223
Pepsi Bottling Group, Inc.                              100,000              2,919
SUPERVALU, Inc.                                         145,000              2,764
Sara Lee Corp.                                          120,200              2,321
Archer-Daniels-Midland Co.                              195,000              1,913
ConAgra, Inc.                                            61,900              1,180
                                                                   ---------------
                                                                            18,081
ENERGY 9.9%
Petroleo Brasileiro SA                                  170,000              5,136
R & B Falcon Corp.(b)                                   252,000              5,938
Diamond Offshore Drilling, Inc.                         140,000              4,918
Ultramar Diamond Shamrock Corp.                          20,000                496
                                                                   ---------------
                                                                            16,488
FINANCIAL & BUSINESS SERVICES 29.1%
Washington Mutual, Inc.                                 309,600              8,940
Ace Ltd.                                                298,400              8,355
XL Capital Ltd.                                         130,500              7,063
Federal Home Loan Mortgage Corp.                        138,800              5,621
Aon Corp.                                               170,000              5,281
Loews Corp.                                              85,000              5,100
UnumProvident Corp.                                     171,300              3,437
Allstate Corp.                                          120,000              2,670
AmSouth Bancorp                                          63,600              1,002
St. Paul Cos., Inc.                                      25,000                853
                                                                   ---------------
                                                                            48,322
HEALTH CARE 6.6%
Tenet Healthcare Corp.(b)                               265,000              7,155
Aetna, Inc.                                              60,000              3,851
                                                                   ---------------
                                                                            11,006
MATERIALS & PROCESSING 0.5%
International Paper Co.                                  28,000                835
                                                                   ---------------
TECHNOLOGY 2.9%
Xerox Corp.                                             130,000              2,698
Compaq Computer Corp.                                    82,400              2,106
                                                                   ---------------
                                                                             4,804
TRANSPORTATION 2.0%
CSX Corp.                                               160,000              3,390
                                                                   ---------------
UTILITIES 6.1%
PG&E Corp.                                              195,000              4,802
Public Service Enterprise Group, Inc.                   100,000              3,463
DTE Energy Co.                                           60,000              1,834
                                                                   ---------------
                                                                            10,099
                                                                   ---------------
Total Common Stocks
(Cost $157,108)                                         1                   56,129
                                                                   ===============

                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 3.8%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 3.8%
State Street Bank
    5.850% DUE 07/03/2000                       $         6,355    $         6,355
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $6,484.
    Repurchase proceeds are $6,358.)
                                                                   ---------------
Total Short-Term Instruments
(Cost $6,355)                                                                6,355
                                                                   ===============

TOTAL INVESTMENTS(a) 97.8%                                         $       162,484
(Cost $$163,463)

OTHER ASSETS AND LIABILITIES (NET) 2.2%                                      3,689
                                                                   ---------------

NET ASSETS 100.0%                                                  $       166,173
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments  based on cost for federal
 income tax  purposes of      $163,839  was as
follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $         7,458

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                 (8,813)
                                                                   ---------------

Unrealized depreciation-net                                        $        (1,355)
                                                                   ===============

(b) Non-income producing security.

                                                       SEE ACCOMPANYING NOTES 51

SCHEDULE OF INVESTMENTS
RENAISSANCE FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 94.9%
AEROSPACE 6.3%
Orbital Sciences Corp.(b)                               890,400    $        10,852
Raytheon Co. `B'                                        480,000              9,240
Litton Industries, Inc.(b)                              131,700              5,531
Raytheon Co. `A'                                        230,000              4,470
                                                                   ---------------
                                                                            30,093
CAPITAL GOODS 5.6%
                                                                   ---------------
CNH Global NV                                         2,016,800             18,655
Metso OYJ                                               665,400              8,004
                                                                   ---------------
                                                                            26,659
COMMUNICATIONS 1.8%
Loral Space & Communications Ltd.(b)                    839,500              5,824
MCI WorldCom, Inc.(b)                                    60,000              2,753
                                                                   ---------------
                                                                             8,577
CONSUMER DISCRETIONARY 5.2%
Tupperware Corp.                                        937,000             20,614
American Greetings Corp. `A'                            230,000              4,370
                                                                   ---------------
                                                                            24,984
CONSUMER STAPLES 12.4%
Suiza Foods Corp.(b)                                    253,400             12,385
Tate & Lyle PLC                                       2,215,387             11,062
Tyson Foods, Inc.                                     1,191,200             10,423
Great Atlantic & Pacific Tea Co., Inc.                  568,700              9,454
Philip Morris Cos., Inc.                                260,000              6,906
Corn Products International, Inc.                       191,400              5,072
Dean Foods Co.                                          103,900              3,292
Universal Foods                                          20,000                386
                                                                   ---------------
                                                                            58,980
ENERGY 8.5%
R & B Falcon Corp.(b)                                   661,000             15,575
Petroleo Brasileiro SA                                  330,000              9,970
Diamond Offshore Drilling, Inc.                         200,000              7,025
Ultramar Diamond Shamrock Corp.                         203,500              5,049
Tidewater, Inc.                                          85,000              3,060
                                                                   ---------------
                                                                            40,679
ENVIRONMENTAL SERVICES 0.9%
Republic Services, Inc.(b)                              283,100              4,530
                                                                   ---------------
FINANCIAL & BUSINESS SERVICES 21.7%
Ace Ltd.                                                924,500             25,886
Washington Mutual, Inc.                                 790,000             22,811
Everest Re Group Ltd.                                   338,200             11,118
Loews Corp.                                             157,000              9,420
UnumProvident Corp.                                     380,000              7,624
Federal Home Loan Mortgage Corp.                        140,000              5,670
Aon Corp.                                               142,700              4,433
Sovereign Bancorp, Inc.                                 600,000              4,219
XL Capital Ltd.                                          74,300              4,021
St. Paul Cos., Inc.                                      85,800              2,928
Pacific Century Financial Corp.                         185,300              2,710
AmeriCredit Corp.(b)                                    130,700              2,222
Fremont General Corp.                                   257,000              1,012
                                                                   ---------------
                                                                           104,074
HEALTH CARE 11.6%
Foundation Health Systems, Inc. `A'(b)                2,109,100             27,418
Aetna, Inc.                                             252,600             16,214
Tenet Healthcare Corp.(b)                               436,900             11,796
                                                                   ---------------
                                                                            55,428
MATERIALS & PROCESSING 7.9%
IMC Global, Inc.                                        834,000             10,842
Ispat International NV                                  782,800              7,437
Gaylord Container Corp. `A'(b)                        2,194,200              5,897
Ucar International, Inc(b)                              416,600              5,442
Mercer International, Inc.                              496,800              4,130
Buenaventura SA                                         126,500              2,190
Crompton Corp.                                          138,800              1,700
                                                                   ---------------
                                                                            37,638
TECHNOLOGY 3.1%
Arrow Electronics, Inc.(b)                              412,600             12,791
Fluor Corp.                                              34,800              1,100
Xerox Corp.                                              39,900                828
                                                                   ---------------
                                                                            14,719
TRANSPORTATION 1.2%
CSX Corp.                                               276,500              5,858
                                                                   ---------------
UTILITIES 8.7%
Niagara Mohawk Holdings, Inc.(b)                      1,380,200    $        19,236
Western Resources, Inc.                                 618,500              9,587
PG&E Corp.                                              150,000              3,694
Entergy Corp.                                           120,000              3,263
Edison International                                    150,000              3,075
CMS Energy Corp.                                        122,500              2,710
                                                                   ---------------
                                                                            41,565
                                                                   ---------------
Total Common Stocks
(Cost $$459,783)                                                           453,784
                                                                   ===============

                                                      Principal
                                                         Amount
                                                         (000s)
----------------------------------------------------------------------------------
CONVERTIBLE BONDS & NOTES 0.9%
----------------------------------------------------------------------------------
APP Finance VI Mauritius Ltd.
    0.000% due 11/18/2012                       $        18,000              3,038
    3.500% due 04/30/2003                                 1,000                734
APP Global Finance Ltd.
    2.000% due 07/25/2000                                   500                611
                                                                   ---------------
Total Convertible Bonds & Notes
(Cost $$4,808)                                                               4,383
                                                                   ===============

                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 3.7%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 3.7%
State Street Bank
    5.850% due 07/03/2000                                17,875             17,875
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $18,236.
    Repurchase proceeds are $17,884.)
                                                                   ---------------
Total Short-Term Instruments
(Cost $$17,875)                                                             17,875
                                                                   ===============

TOTAL INVESTMENTS(a) 99.5%                                         $       476,042
(Cost $$482,466)

OTHER ASSETS AND LIABILITIES (NET) 0.5%                                      2,164
                                                                   ---------------
NET ASSETS 100.0%                                                  $       478,206
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $494,049 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
overtax cost.                                                      $        50,385

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                (68,392)
                                                                   ---------------

Unrealized depreciation-net                                        $       (18,007)
                                                                   ===============

(b) Non-income producing security.

52  SEE ACCOMPANYING NOTES

Schedule of Investments
Growth Fund
June 30,
2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 98.9%
CAPITAL GOODS 3.9%
General Electric Co.                                  1,500,000    $        79,500
Tyco International Ltd.                                 750,000             35,531
                                                                   ---------------
                                                                           115,031
COMMUNICATIONS 8.8%
Nokia Corp. SP - ADR                                  3,500,000            174,781
Telefonaktiebolaget LM Ericsson SP - ADR              2,500,000             50,000
AT&T Corp. - Liberty Media Group `A'(b)                1,300,00             31,525
                                                                   ---------------
                                                                           256,306
CONSUMER DISCRETIONARY 7.5%
Wal-Mart Stores, Inc.                                 1,500,000             86,438
Home Depot, Inc.                                      1,000,000             49,937
Kohls Corp.(b)                                          800,000             44,500
Clear Channel Communications(b)                         500,000             37,500
                                                                   ---------------
                                                                           218,375
ENERGY 4.3%
Enron Corp.                                           1,500,000             96,750
AES Corp.(b)                                            600,000             27,375
                                                                   ---------------
                                                                           124,125
FINANCIAL & BUSINESS SERVICES 18.7%
Morgan Stanley, Dean Witter, Discover and Co.         1,500,000            124,875
Citigroup, Inc.                                       1,750,000            105,438
Omnicom Group                                         1,000,000             89,062
American International Group, Inc.                      750,000             88,125
American Express                                      1,500,000             78,187
Northern Trust Corp.                                    500,000             32,531
Federal National Mortgage Association                   500,000             26,094
                                                                   ---------------
                                                                           544,312
HEALTH CARE 12.1%
Genentech, Inc.(b)                                      500,000             86,000
Johnson & Johnson                                       800,000             81,500
Amgen, Inc.(b)                                        1,000,000             70,250
Pfizer, Inc.                                          1,000,000             48,000
Schering-Plough Corp.                                   750,000             37,875
Medtronic, Inc.                                         600,000             29,887
                                                                   ---------------
                                                                           353,512
TECHNOLOGY 43.6%
EMC Corp.(b)                                          3,000,000            230,812
Cisco Systems, Inc.(b)                                2,500,000            158,906
Nortel Networks Corp.                                 2,000,000            136,500
JDS Uniphase Corp.(b)                                 1,000,000            119,875
Sun Microsystems, Inc.(b)                             1,000,000             90,938
Texas Instruments, Inc.                               1,000,000             68,688
Corning, Inc.                                           250,000             67,469
Oracle Corp.(b)                                         800,000             67,250
Intel Corp.                                             400,000             53,475
Comverse Technology, Inc.(b)                            500,000             46,500
Applied Materials, Inc.(b)                              500,000             45,313
Broadcom Corp.(b)                                       200,000             43,788
SDL, Inc.(b)                                            150,000             42,778
Applied Micro Circuits Corp.(b)                         350,000             34,563
Flextronics International Ltd.(b)                       500,000             34,344
Network Appliance, Inc.(b)                              400,000             32,200
                                                                   ---------------
                                                                         1,273,399
                                                                   ---------------
Total Common Stocks
(Cost $$1,771,224)                                                       2,885,060
                                                                   ===============

                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
CORPORATE BONDS & NOTES 0.0%
----------------------------------------------------------------------------------
INDUSTRIALS 0.0%
Cabbell Financial Grantor Trust(c)
    7.187% due 12/31/2002                       $           363    $           181
                                                                   ---------------
Total Corporate Bonds & Notes
(Cost $$361)                                                                   181
                                                                   ===============

----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 1.0%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 1.0%
State Street Bank
    5.850% due 07/03/2000                                30,194              30,194
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    5.125% due 02/13/2004 valued at $30,800.
    Repurchase proceeds are $30,209.)
                                                                   ---------------
Total Short-Term Instruments
(Cost $$30,194)                                                             30,194
                                                                   ===============

TOTAL INVESTMENTS(a) 99.9%                                         $     2,915,435
(Cost $$1,801,779)

OTHER ASSETS AND LIABILITIES (NET) 0.1%                                      2,663
                                                                   ---------------

NET ASSETS 100.0%                                                  $     2,918,098
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $1,803,018 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $     1,135,113

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                           (22,696)
                                                                   ---------------

Unrealized appreciation-net                                        $     1,112,417
                                                                   ===============

(b) Non-income producing security.

(c) Illiquid securities.

                                                       See accompanying notes 53

SCHEDULE OF INVESTMENTS
SELECT GROWTH FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 91.1%
----------------------------------------------------------------------------------
COMMUNICATIONS 4.5%
Nokia Corp. SP - ADR                                     15,000    $           749
                                                                   ---------------

CONSUMER DISCRETIONARY 5.1%
Wal-Mart Stores, Inc.                                    15,000                864
                                                                   ---------------

ENERGY 3.8%
Enron Corp.                                              10,000                645
                                                                   ---------------

FINANCIAL & BUSINESS SERVICES 17.2%
American International Group, Inc.                       10,000              1,175
Citigroup, Inc.                                          15,000                904
Morgan Stanley, Dean Witter, Discover and Co.            10,000                833
                                                                   ---------------
                                                                             2,912
HEALTH CARE 13.7%
Genentech, Inc.(b)                                        7,500              1,290
Johnson & Johnson                                        10,000              1,019
                                                                   ---------------
                                                                             2,309
TECHNOLOGY 46.8%
Corning, Inc.                                             5,000              1,349
EMC Corp.(b)                                             15,000              1,154
Nortel Networks Corp.                                    15,000              1,024
Cisco Systems, Inc.(b)                                   15,000                953
Comverse Technology, Inc.(b)                             10,000                930
Sun Microsystems, Inc.(b)                                10,000                909
JDS Uniphase Corp.(b)                                     7,500                899
Texas Instruments, Inc.                                  10,000                687
                                                                   ---------------
                                                                             7,905
                                                                   ---------------
Total Common Stocks
(Cost $$14,220)                                                             15,384
                                                                   ===============

----------------------------------------------------------------------------------
 SHORT-TERM INSTRUMENTS 9.4%
----------------------------------------------------------------------------------
                                                      Principal
                                                         Amount
                                                         (000s)
REPURCHASE AGREEMENT 9.4%
STATE STREET BANK
    5.850% due  07/03/2000                           $    1,591              1,591
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $1,626.
    Repurchase proceeds are $1,592.)
                                                                   ---------------
Total Short-Term Instruments
(Cost $$1,591)                                                               1,591
                                                                   ===============

TOTAL INVESTMENTS(a) 100.5%                                        $        16,975
(Cost $$15,811)

OTHER ASSETS AND LIABILITIES (NET) (0.5%)                                      (93)
                                                                   ---------------

NET ASSETS 100.0%                                                  $        16,882
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $15,814 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $         1,405

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                              (244)
                                                                   ---------------

Unrealized appreciation-net                                        $         1,161
                                                                   ===============

(b) Non-income producing security.

54  SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
TARGET FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)

----------------------------------------------------------------------------------
COMMON STOCKS 94.6%
---------------------------------------------------------------------------------
CAPITAL GOODS 4.3%
Waters Corp.(b)                                         400,000    $        49,925
Millipore Corp.                                         400,000             30,150
Weatherford International, Inc.(b)                      400,000             15,925
                                                                   ---------------
                                                                            96,000
COMMUNICATIONS 5.5%
WinStar Communications, Inc.(b)                       1,100,000             37,263
Echostar Communications Corp. `A'(b)                    900,000             29,798
Nextlink Communications, Inc. `A'(b)                    550,000             20,866
Worldgate Communications, Inc.(b)                     1,000,000             17,750
Pinnacle Holdings, Inc.(b)                              325,000             17,550
                                                                   ---------------
                                                                           123,227
CONSUMER DISCRETIONARY 5.5%
Emmis Broadcasting Corp. `A'(b)                         750,000             31,031
Concord EFS, Inc.(b)                                  1,000,000             26,000
B.J.'s Wholesale Club, Inc.(b)                          700,000             23,100
Harley-Davidson, Inc.                                   600,000             23,100
Tiffany & Co.                                           300,000             20,250
                                                                   ---------------
                                                                           123,481
CONSUMER SERVICES 1.3%
Pegasus Communications Corp.(b)                         600,000             29,438
                                                                   ---------------
ENERGY 1.3%
Cooper Cameron Corp.(b)                                 300,000             19,800
Grant Prideco, Inc.(b)                                  400,000             10,000
                                                                   ---------------
                                                                            29,800
FINANCIAL & BUSINESS SERVICES 3.5%
Young & Rubicam, Inc.                                   500,000             28,594
Robert Half International, Inc.(b)                    1,000,000             28,500
Ace Ltd.                                                750,000             21,000
                                                                   ---------------
                                                                            78,094
HEALTH CARE 14.0%
Minimed, Inc.(b)                                        600,000             70,800
MedImmune, Inc.(b)                                      720,000             53,280
Cytyc Corp.(b)                                          800,000             42,700
Allergan, Inc.                                          450,000             33,525
Alkermes, Inc.(b)                                       700,000             32,988
Immunex Corp.(b)                                        500,000             24,719
Biogen, Inc.(b)                                         300,000             19,350
Sepracor, Inc.(b)                                       150,000             18,094
Shire Pharmaceuticals PLC SP - ADR(b) 325,000                               16,859
                                                                   ---------------
                                                                           312,315
TECHNOLOGY 53.6%
SDL, Inc.(b)                                            500,000            142,594
Comverse Technology, Inc.(b)                          1,100,000            102,300
Sanmina Corp.(b)                                      1,000,000             85,500
Jabil Circuit, Inc.(b)                                1,600,000             79,400
E-Tek Dynamics, Inc.(b)                                 225,000             59,358
PMC - Sierra, Inc.(b)                                   300,000             53,306
Ciena Corp.(b)                                          300,000             50,006
Network Appliance, Inc.(b)                              600,000             48,300
JDS Uniphase Corp.(b)                                   350,000             41,956
Amdocs Ltd.(b)                                          525,000             40,294
RF Micro Devices, Inc.(b)                               450,000             39,431
Rational Software Corp.(b)                              400,000             37,175
Altera Corp.(b)                                         350,000             35,678
Redback Networks, INC.(b)                               200,000             35,600
Maxim Integrated Products, Inc.(b)                      500,000             33,969
Applied Micro Circuits Corp.(b)                         300,000             29,625
Teradyne, Inc.(b)                                       400,000             29,400
CommScope, Inc.(b)                                      700,000             28,700
LSI Logic Corp.(b)                                      500,000             27,063
Scientific-Atlanta, Inc.                                350,000             26,075
Metromedia Fiber Network, Inc. `A'(b)                   650,000             25,797
American Tower Corp. `A'(b)                             550,000             22,928
Cree, Inc.(b)                                           150,000             20,025
TranSwitch Corp.(b)                                     250,000             19,297
ANTEC Corp.(b)                                          400,000             16,625
Sirius Satellite Radio, Inc.(b)                         350,000             15,509
Gilat Satellite Networks Ltd.(b)                        200,000             13,875
Ulticom, Inc.(b)                                        500,000             12,008
Digital Lightwave, Inc.(b)                              100,000             10,050
Fairchild Semiconductor International, Inc. `A'(        175,000    $         7,088
Exfo Electro Optical Engineering, Inc.(b) 125,000                            5.484
                                                                   ---------------
                                                                         1,194,416
TRANSPORTATION 1.2%
Kansas City Southern Industries, Inc.                   300,000             26,606
                                                                   ---------------
UTILITIES 4.4%
Calpine Corp.(b)                                      1,200,000             78,900
Avista Corp.                                          1,025,000             17,872
                                                                   ---------------
                                                                            96,772
                                                                   ---------------
Total Common Stocks
(Cost $$1,146,692)                                                       2,110,149
                                                                   ===============

---------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 5.6%
---------------------------------------------------------------------------------


                                                      Principal
                                                         Amount
                                                         (000s)
REPURCHASE AGREEMENT 5.6%
State Street Bank
    5.850% due 07/03/2000                             $ 125,130            125,130
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Mortgage Corporation
    6.680% due 12/28/2001 valued at $51,003,
    Federal Home Loan Mortgage Corporation
    6.680% due 12/28/2001 valued at $51,003, and
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $25,634.
    Repurchase proceeds are $125,190.)
                                                                   ---------------
Total Short-Term Instruments
(Cost $$125,130)                                                           125,130
                                                                   ===============

TOTAL INVESTMENTS(a) 100.2%                                        $     2,235,279
(Cost $$1,271,822)

OTHER ASSETS AND LIABILITIES (NET) (0.2%)                                   (4,507)
                                                                   ---------------

NET ASSETS 100.0%                                                  $     2,230,772
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $1,274,653 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $     1,005,376

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                (44,750)
                                                                   ---------------

Unrealized appreciation-net                                        $       960,626
                                                                   ===============

(b) Non-income producing security.

                                                       SEE ACCOMPANYING NOTES 55

SCHEDULE OF INVESTMENTS
MID-CAP EQUITY FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 89.7%
----------------------------------------------------------------------------------
CAPITAL GOODS 8.7%
General Electric Co.                                      3,000    $           159
Tyco International Ltd.                                   3,000                142
Waters Corp.(b)                                           1,000                125
                                                                   ---------------
                                                                               426
COMMUNICATIONS 2.9%
WinStar Communications, Inc.(b)                           2,700                 91
Echostar Communications Corp.(b)                          1,600                 53
                                                                   ---------------
                                                                               144
ENERGY 16.4%
EL Paso Energy Corp.                                      4,000                204
Valero Energy Corp.                                       5,500                174
Nabors Industries, Inc.(b)                                3,800                158
Rowan Cos., Inc.(b)                                       3,800                115
Exxon Mobil Corp.                                         1,000                 79
Gulf Canada Resources Ltd.(b)                            15,600                 75
                                                                   ---------------
                                                                               805
FINANCIAL & BUSINESS SERVICES 17.1%
Ace Ltd.                                                  5,800                162
Boston Properties, Inc.                                   3,500                135
Citigroup, Inc.                                           2,000                121
American International Group, Inc.                        1,000                118

YOUNG & RUBICAM, INC                                      1,500                 86
Everest Re Group Ltd.                                     2,600                 85
St. Paul Cos., Inc.                                       2,000                 68
Simon Property Group, Inc.                                3,000                 67
                                                                   ---------------
                                                                               842
HEALTH CARE 14.9%
Johnson & Johnson                                         2,000                203
Minimed, Inc.(b)                                          1,600                189
American Home Products Corp.                              2,000                118
MedImmune, Inc.(b)                                        1,500                111
Tenet Healthcare Corp.(b)                                 4,100                111
                                                                   ---------------
                                                                               732
MATERIALS & PROCESSING 1.5%
Ucar International, Inc.(b)                               5,500                 72
                                                                   ---------------
TECHNOLOGY 25.3%
Comverse Technology, Inc.(b)                              2,000                186
PMC - Sierra, Inc.(b)                                     1,000                178
SDL, Inc.(b)                                                500                143
Arrow Electronics, Inc.(b)                                4,000                124
JDS Uniphase Corp.(b)                                     1,000                120
Jabil Circuit, Inc.(b)                                    2,400                119
EMC Corp.(b)                                              1,500                115
RF Micro Devices, Inc.(b)                                 1,200                105
Teradyne, Inc.(b)                                         1,200                 88
LSI Logic Corp.(b)                                        1,200                 65
                                                                   ---------------
                                                                             1,243
UTILITIES 2.9%
Duke Energy Corp.                                         2,500                141
                                                                   ---------------
Total Common Stocks
(Cost $$3,493)                                                               4,405
                                                                   ===============

                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 10.3%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 10.3%
State Street Bank
    5.850% due 07/03/2000                             $     507    $           507
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.250% due 11/20/2001 valued at $519.
    Repurchase proceeds are $507.)
                                                                   ---------------
Total Short-Term Instruments                                                   507
(Cost $507)                                                        ===============

TOTAL INVESTMENTS(a) 100.0%                                                 $4,912
(Cost $$4,000)

OTHER ASSETS AND LIABILITIES (NET) 0.0%                                          2
                                                                   ---------------
NET ASSETS 100.0%                                                  $         4,914
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $4,000 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value over
tax cost.                                                          $         1,080

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                   (168)
                                                                   ---------------
Unrealized appreciation-net                                        $           912
                                                                   ===============

(b) Non-income producing security.

54  SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
OPPORTUNITY FUND
June 30, 2000


                                                                             Value
                                                         Shares             (000s)

----------------------------------------------------------------------------------
COMMON STOCKS 96.3%
----------------------------------------------------------------------------------
COMMUNICATIONS 5.8%
WinStar Communications, Inc.(b)                         454,550    $        15,398
True North Communications                               239,200             10,525
Worldgate Communications, Inc.(b)                       214,600              3,809
Millicom International Cellular SA(b)                    92,300              3,231
Pinnacle Holdings, Inc.(b)                               51,100              2,759
                                                                   ---------------
                                                                            35,722
CONSUMER DISCRETIONARY 5.1%
Whitehall Jewellers, Inc.(b)                            298,000              5,550
Ann Taylor Stores Corp.(b)                              160,100              5,303
B.J.'s Wholesale Club, Inc.(b)                          155,300              5,125
International Game Technology(b)                        175,600              4,653
Linens`n Things, Inc.(b)                                148,300              4,023
MSC Industrial Direct Co., Inc.                         188,500              3,947
Ultimate Electronics, Inc.(b)                           123,400              3,307
                                                                   ---------------
                                                                            31,908
CONSUMER SERVICES 4.6%

AVIS RENT-A-CAR, INC.(b)                                626,975             11,755
SFX Entertainment, Inc. `A'(b)                          192,450              8,720
Corporate Executive Board Co.(b)                        137,600              8,239
                                                                   ---------------
                                                                            28,714
ENERGY 8.6%
Newpark Resources, Inc.(b)                            1,095,600             10,340
Veritas DGC, Inc.(b)                                    320,300              8,328
Grey Wolf, Inc.(b)                                    1,375,000              6,875
Grant Prideco, Inc.(b)                                  260,300              6,508
Ocean Energy, Inc.(b)                                   422,700              5,997
Key Energy Group, Inc.(b)                               552,600              5,319
NATCO Group, Inc.(b)                                    551,200              5,202
Core Laboratories N.V.(b)                               164,000              4,756
                                                                   ---------------
                                                                            53,325
ENVIRONMENTAL SERVICES 2.0%
Waste Connections, Inc.(b)                              383,000              7,564
Syntroleum Corp.(b)                                     267,500              4,581
                                                                   ---------------
                                                                            12,145
FINANCIAL & BUSINESS SERVICES 7.0%
Meristar Hospitality Corp.                              365,600              7,678
Korn/Ferry International(b)                             222,100              7,038
Golden State Bancorp, Inc.(b)                           369,200              6,646
Modem Media Poppe Tyson, Inc.(b)                        426,200              5,301
Teletech Holdings, Inc.(b)                              164,100              5,097
Bank United Corp. `A'                                   128,700              4,529
Rare Medium Group, Inc.(b)                              220,800              3,491
Metris Companies, Inc.                                  134,950              3,391
                                                                   ---------------
                                                                            43,171
HEALTH CARE 10.9%
Alpharma, Inc.                                          142,200              8,852
Medicis Pharmaceutical `A'(b)                           154,800              8,824
Renal Care Group, Inc.(b)                               338,400              8,275
Cell Therapeutics, Inc.(b)                              240,467              7,364
Alkermes, Inc.(b)                                       151,300              7,130
INAMED Corp.(b)                                         158,000              5,787
Health Management Associates, Inc. `A'(b)               427,200              5,580
Noven Pharmaceuticals, Inc.(b)                          163,300              4,909
Cytyc Corp.(b)                                           78,800              4,206
Province Healthcare Co.(b)                               92,700              3,349
Medarex, Inc.(b)                                         37,300              3,152
                                                                   ---------------
                                                                            67,428
TECHNOLOGY 52.3%
Art Technology Group, Inc.(b)                           121,300             12,244
Netro Corp.(b)                                          210,300             12,066
Aeroflex, Inc.(b)                                       232,750             11,565
TranSwitch Corp.(b)                                     149,250             11,520
Kana Communications, Inc.(b)                            185,900             11,503
Varian Semiconductor Equipment(b)                       176,700             11,099
Digital Microwave Corp.(b)                              284,900             10,862
Informatica Corp.(b)                                    132,300             10,840
Active Software, Inc.(b)                                136,900             10,634
Motient Corp.(b)                                        631,200              9,902
Getty Images, Inc.(b)                                   254,000              9,414
Optimal Robotics Corp.(b)                               242,800              9,317
DDI Corp.(b)                                            315,700              8,997
Documentum, Inc.(b)                                      97,300              8,696
L-3 Communications Holdings, Inc.(b)                    150,200              8,571

TELCOM SEMICONDUCTOR, INC.(b)                           209,000              8,438
Mercury Interactive Corp.(b)                             86,000    $         8,321
Advanced Energy Industries(b)                           139,800              8,239
Sirius Satellite Radio, Inc.(b)                         183,400              8,127
Packeteer, Inc.(b)                                      270,700              7,884
Fairchild Semiconductor International, Inc.(b)          192,200              7,784
Espeed, Inc.(b)                                         171,700              7,458
Bookham Technology PLC(b)                               119,900              7,104
Digene Corp.(b)                                         171,500              6,924
FuelCell Energy, Inc.(b)                                 98,100              6,775
Trimble Navigation Ltd.(b)                              120,900              5,901
Ulticom, Inc.(b)                                        234,900              5,641
iBEAM Broadcasting Corp.(b)                             305,000              5,490
Network Plus Corp.(b)                                   376,400              5,340
MKS Instruments, Inc.(b)                                134,800              5,274
GetThere.com, Inc.(b)                                   495,900              5,238
Exfo Electro Optical Engineering, Inc.(b)               115,100              5,050
CBT Group PLC SP - ADR(b)                                95,600              4,588
Zixit Corp.                                              98,400              4,533
Electro Scientific Industries, Inc.(b)                  100,400              4,421
Elantec Semiconductor, Inc.(b)                           62,000              4,317
Lam Research Corp.(b)                                   114,700              4,301
Capstone Turbine Corp.(b)                                89,700              4,042
Cysive, Inc.(b)                                         156,000              3,725
Be Free, Inc.(b)                                        376,100              3,385
SCG Holding Corp.(b)                                    154,100              3,371
Westell Technologies, Inc.(b)                           198,500              2,978
Repligen Corp.(b)                                       347,826              2,185
Discovery Laboratories, Inc.(b)                         461,538              2,077
Charles River Laboratories International, Inc.(b         67,800              1,504
Eloyalty Corp.(b)                                       113,300              1,445
Precise Software Solutions Ltd.(b)                       59,600              1,430
Stratos Lightwave, Inc.(b)                               46,300              1,291
StorageNetworks, Inc.(b)                                 11,100              1,002
Virage, Inc.(b)                                          50,700                916
                                                                   ---------------
                                                                           323,729
                                                                   ---------------
Total Common Stocks                                                        596,142
(Cost $$483,480)                                                   ===============

----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 5.6%
----------------------------------------------------------------------------------

                                                      Principal
                                                         Amount
                                                         (000s)
REPURCHASE AGREEMENT 5.6%
State Street Bank
    5.850% due 07/03/2000                             $  34,795             34,795
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    5.125% due 02/13/2004 valued at $35,493.
    Repurchase proceeds are $34,812.)
                                                                   ---------------
Total Short-Term Instruments                                                34,795
(Cost $$34,795)

TOTAL INVESTMENTS(a) 101.9%                                        $       630,937
(Cost $$518,275)

OTHER ASSETS AND LIABILITIES (NET) (1.9%)                                  (11,918)
                                                                   ---------------

NET ASSETS 100.0%                                                  $       619,019
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $522,688 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value over
tax cost.                                                          $       136,475

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                           (28,226)
                                                                   ---------------

Unrealized appreciation-net                                        $       108,249
                                                                   ===============

(b) Non-income producing security.

                                                       See accompanying notes 57

Schedule of Investments
INNOVATION FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)

----------------------------------------------------------------------------------
COMMON STOCKS 98.5%
----------------------------------------------------------------------------------
COMMUNICATIONS 9.3%
Nokia Corp. SP - ADR                                  3,148,000    $       157,203
Telefonaktiebolaget LM Ericsson SP - ADR              6,850,000            137,000
ADC Telecommunication, Inc.(b)                        1,075,000             90,166
Next Level Communications, Inc.(b)                      772,500             66,242
Alcatel Alsthom SP - ADR                                850,000             56,525
                                                                   ---------------
                                                                           507,136
CONSUMER DISCRETIONARY 4.0%
Gemstar International Group Ltd.(b)                   2,746,000            168,750
General Motors Corp. `H'                                560,000             49,140
                                                                   ---------------
                                                                           217,890
HEALTH CARE 4.3%
MedImmune, Inc.(b)                                    1,350,000             99,900
Forest Laboratories `A'(b)                              909,000             91,809
IDEC Pharmaceuticals Corp.(b)                           392,800             46,080
                                                                   ---------------
                                                                           237,789
TECHNOLOGY 80.9%
Micron Technology, Inc.(b)                            2,610,000            229,843
Siebel Systems, Inc.(b)                               1,305,200            213,482
Intel Corp.                                           1,480,000            197,858
Cisco Systems, Inc.(b)                                3,040,000            193,230
E-Tek Dynamics, Inc.(b)                                 706,300            186,331
Ciena Corp.(b)                                        1,085,000            180,856
Oracle Corp.(b)                                       2,019,000            169,722
Juniper Networks, Inc.(b)                             1,126,200            163,932
Nortel Networks Corp.                                 2,400,000            163,800
Redback Networks, Inc.(b)                               910,400            162,051
Brocade Communications Systems, Inc.(b)                 867,200            159,118
Xilinx, Inc.(b)                                       1,830,000            151,089
Applied Materials, Inc.(b)                            1,571,600            142,426
ASM Lithography Holding(b)                            3,179,100            140,278
Veritas Software Corp.(b)                             1,148,450            129,793
Dell Computer Corp.(b)                                2,450,000            120,816
Sycamore Networks, Inc.(b)                            1,085,000            119,757
Tibco Software, Inc.(b)                               1,020,600            109,443
Vignette Corp.(b)                                     2,050,000            106,632
Check Point Software Technologies Ltd.(b)               500,000            105,875
National Semiconductor Corp.(b)                       1,810,000            102,718
Rational Software Corp.(b)                            1,061,500             98,653
I2 Technologies, Inc.(b)                                920,200             95,945
Portal Software, Inc.(b)                              1,465,000             93,577
Broadvision, Inc.(b)                                  1,771,100             89,994
Network Appliance, Inc.(b)                            1,100,000             88,550
Texas Instruments, Inc.                               1,240,000             85,173
JDS Uniphase Corp.(b)                                   618,000             74,083
SDL, Inc.(b)                                            250,000             71,297
Ariba, Inc.(b)                                          589,600             57,808
Sun Microsystems, Inc.(b)                               628,400             57,145
RF Micro Devices, Inc.(b)                               627,500             54,985
EMC Corp.(b)                                            670,000             51,548
Extreme Networks, Inc.(b)                               397,500             41,936
Infospace, Inc.(b)                                      700,000             38,675
Phone.com, Inc.(b)                                      547,300             35,643
Analog Devices, Inc.(b)                                 410,000             31,160
Vitesse Semiconductor Co.(b)                            400,000             29,425
Foundry Networks, Inc.(b)                               260,000             28,730
PE Corp.-PE Biosystems Group                            380,000             25,032
Flextronics International Ltd.(b)                       275,000             18,889
Digital Microwave Corp.(b)                              400,000             15,250
                                                                   ---------------
                                                                         4,432,548
                                                                   ---------------
Total Common Stocks                                                      5,395,363
(Cost $$3,710,170)                                                 ===============


                                                        Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 2.1%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 2.1%
State Street Bank
    5.850% due 07/03/2000                             $ 113,785    $       113,785
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Corporation
    6.390% due 10/01/2008 valued at $51,000,
    Federal Home Loan Bank
    5.823% due 05/06/2009 valued at $51,000, and
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $14,064.
    Repurchase proceeds are $113,840.)
                                                                   ---------------
Total Short-Term Instruments                                               113,785
(Cost $$113,785)                                                   ===============

TOTAL INVESTMENTS(a) 100.6%                                        $     5,509,148
(Cost $$3,823,955)

OTHER ASSETS AND LIABILITIES (NET) (0.6%)                                  (29,992)
                                                                   ---------------
NET ASSETS 100.0%                                                  $     5,479,156
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $3,914,225 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $     1,746,367

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                               (151,444)
                                                                   ---------------

Unrealized appreciation-net                                        $     1,594,923
                                                                   ===============

(b) Non-income producing security.

58 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
GLOBAL INNOVATION FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 93.2%
----------------------------------------------------------------------------------
CAPITAL GOODS 1.2%
Waters Corp.(b)                                          10,000    $         1,248
                                                                   ---------------
COMMUNICATIONS 7.3%
Nokia Corp. SP - ADR                                     40,000              1,998
Alcatel Alsthom SP - ADR                                 29,000              1,929
ADC Telecommunication, Inc.(b)                           18,000              1,510
Telefonaktiebolaget LM Ericsson SP - ADR                 70,000              1,400
SK Telecom Co. Ltd. SP - ADR                             21,000                763
                                                                   ---------------
                                                                             7,600
HEALTH CARE 10.3%
IDEC Pharmaceuticals Corp.(b)                            19,000              2,229
Elan Corp. PLC(b)                                        42,000              2,034
Genentech, Inc.(b)                                       11,000              1,892
Ivax Corp.(b)                                            36,000              1,494
Teva Pharmaceutical Industries Ltd.                      20,000              1,109
QLT Phototherapeutics, Inc.(b)                           13,600              1,051
COR Therapeutics, Inc.(b)                                12,000              1,024
                                                                   ---------------
                                                                            10,833
TECHNOLOGY 74.4%
                                                                   ---------------
Juniper Networks, Inc.(b)                                23,800              3,464
Nortel Networks Corp.                                    45,000              3,071
Intel Corp.                                              20,400              2,727
EMC Corp.(b)                                             32,000              2,462
Cisco Systems, Inc.(b)                                   38,100              2,422
Redback Networks, Inc.(b)                                13,000              2,314
I2 Technologies, Inc.(b)                                 22,000              2,294
BEA Systems, Inc.(b)                                     46,000              2,274
Dell Computer Corp.(b)                                   46,000              2,268
Veritas Software Corp.(b)                                20,000              2,260
E-Tek Dynamics, Inc.(b)                                   8,500              2,242
Extreme Networks, Inc.(b)                                21,000              2,216
Brocade Communications Systems, Inc.(b)                  11,700              2,147
Flextronics International Ltd.(b)                        28,500              1,958
Applied Micro Circuits Corp.(b)                          19,000              1,876
Sycamore Networks, Inc.                                  17,000              1,876
Oracle Corp.(b)                                          22,000              1,849
Micron Technology, Inc.(b)                               21,000              1,849
Bookham Technology PLC(b)                                31,000              1,837
Tibco Software, Inc.(b)                                  17,000              1,823
Micromuse, Inc.(b)                                       11,000              1,820
Siebel Systems, Inc.(b)                                  11,100              1,816
Rational Software Corp.(b)                               19,000              1,766
Broadcom Corp.(b)                                         7,500              1,642
Aether Systems, Inc.(b)                                   8,000              1,640
Sun Microsystems, Inc.(b)                                18,000              1,637
Altera Corp.(b)                                          15,200              1,548
Applied Materials, Inc.(b)                               16,900              1,532
Scientific-Atlanta, Inc.                                 20,000              1,490
SDL, Inc.(b)                                              5,000              1,426
Texas Instruments, Inc.                                  20,000              1,374
Teradyne, Inc.(b)                                        18,500              1,360
ASM Lithography Holding(b)                               30,000              1,324
Dialog Semiconductor Ltd.(b)                             25,000              1,256
China Telecom (Hong Kong) Ltd.(b)                         7,000              1,245
Proxim, Inc.(b)                                          12,000              1,188
Inktomi Corp.(b)                                          9,500              1,123
QLogic Corp.(b)                                          15,500              1,024
Maxim Integrated Products, Inc.(b)                       14,100                958
PE Corp.-Celera Genomics Group(b)                        10,000                935
Integrated Device Technology, Inc.(b)                    15,000                898
Yahoo, Inc.(b)                                            7,000                867
Comverse Technology, Inc.(b)                              9,000                837
Apple Computer, Inc.(b)                                  15,000                786
Broadvision, Inc.(b)                                     15,000                762
Interwoven, Inc.(b)                                       3,000                329
StorageNetworks, Inc.(b)                                  1,900                171
                                                                   ---------------
                                                                            77,983
                                                                   ---------------
Total Common Stocks                                                         97,664
(Cost $$87,088)                                                    ===============

                                                       Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
 SHORT-TERM INSTRUMENTS 7.6%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 7.6%
State Street Bank
    5.850% due 07/03/2000                             $   7,962     $        7,962
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $8,125.
    Repurchase proceeds are $7,966.)
                                                                   ---------------
Total Short-Term Instruments                                                 7,962
(Cost $$7,962)                                                     ===============

TOTAL INVESTMENTS(a) 100.8%                                        $       105,626
(Cost $$95,050)

OTHER ASSETS AND LIABILITIES (NET) (0.8%)                                     (878)
                                                                   ---------------
NET ASSETS 100.0%                                                  $       104,748
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $95,889 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $        12,532

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                 (2,795)
                                                                   ---------------

Unrealized appreciation-net                                        $         9,737
                                                                   ===============

(b) Non-income producing security.

                                                       See accompanying notes 59

SCHEDULE OF INVESTMENTS
INTERNATIONAL GROWTH FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 100.6%
----------------------------------------------------------------------------------
AUSTRALIA 2.4%
Woodside Petroleum Ltd.                                  11,000    $            86
Broken Hill Proprietary Co. Ltd. SP - ADR                 3,400                 81
M.I.M. Holdings Ltd.                                     80,000                 43
Telstra Corporation Ltd. - ADR                            2,000                 41
                                                                   ---------------
                                                                               251
CANADA 4.5%
Talisman Energy, Inc.(b)                                  6,000                199
Rogers Communications 'B'(b)                              6,800                194
Research In Motion Ltd.(b)                                1,700                 77
                                                                   ---------------
                                                                               470
CHINA 2.9%
SGS Holdings SA                                             400                168
UBS AG                                                      930                136
                                                                   ---------------
                                                                               304
DENMARK 1.9%
Novo-Nordisk AS SP - ADR(b)                               1,600                135
Kamps AG                                                  2,000                 64
                                                                   ---------------
                                                                               199
ESTONIA 1.3%
TPI TELEF PUB INFO                                       15,000                142

FINLAND 2.5%
Nokia Corp. SP - ADR                                      5,200                260
                                                                   ---------------
FRANCE 7.4%
PSA Peugeot Citroen                                       2,200                441
Total Fina Elf SA                                         1,444                221
Coflexip SA - ADR                                         2,000                121
                                                                   ---------------
                                                                               783
GERMANY 9.0%
Siemens AG                                                4,100                618
Deutsche Bank AG                                          2,300                189
PrimaCom AG SP - ADR(b)                                   4,000                 95
Fresenius Medical Care AG                                 1,800                 47
                                                                   ---------------
                                                                               949
GREECE 1.7%
Hellenic Telecommunications Organization SA              15,000                183
                                                                   ---------------
HONG KONG 2.2%
Cathay Pacific Airways                                   90,000                166
Giordano International Ltd.                              40,000                 61
                                                                   ---------------
                                                                               227
IRELAND 0.5%
CRH PLC                                                   3,063                 55
                                                                   ---------------
ITALY 4.0%
Mediaset SpA                                             15,700                240
Gruppo Editoriale L'Espresso SpA                         14,912                177
                                                                   ---------------
                                                                               417
JAPAN 22.7%
Oracle Corp. - Japan                                        900                326
NTT Data Corp.                                               30                308
Yamanouchi Pharmaceutical                                 5,000                273
NTT Mobile Communication Network, Inc.                       10                270
Nikko Securities Co. Ltd.                                25,000                247
Takeda Chemical Industries Ltd.                           3,000                197
Softbank Corp.                                            1,200                163
Fuji Bank Ltd.                                           21,000                160
Murata Manufacturing Co. Ltd.                             1,000                143
Kyocera Corp.                                               600                102
Enix Corp.                                                1,500                 87
Eisai Co. Ltd.                                            2,000                 64
Banyu Pharmaceutical Co. Ltd.                             2,000                 49
                                                                   ---------------

                                                                             2,389
MEXICO 1.9%
Grupo Televisa SA SP - GDR(b)                             2,000                138
Telefonos de Mexico SP - ADR                              1,000                 57
                                                                   ---------------
                                                                               195
NETHERLANDS 8.5%
Koninklijke Philips Electronics NV SP - ADR(b)            9,136    $           434
STMicroelectronics NV                                     4,200                270
ASM Lithography Holding(b)                                2,820                124
ING Groep NV                                              1,037                 70
                                                                   ---------------
                                                                               898
PORTUGAL 0.5%
PT Multimedia.com(b)                                        500                 25
Telecel Communications(b)                                 1,500                 23
Multimedia Communication(b)                                 500                  4
                                                                   ---------------
                                                                                52
SINGAPORE 0.4%
DBS Group Holdings Ltd.                                   3,489                 45
                                                                   ---------------
SOUTH KOREA 0.6%
Samsung Electronics SP - GDR 144A                           196                 38
Korea Telecom Corp. SP - ADR                                500                 24
                                                                   ---------------
                                                                                62
SPAIN 0.6%
Amadeus Global Travel Distribution SA(b)                  5,500                 63
                                                                   ---------------
SWEDEN 2.7%
Telefonaktiebolaget LM Ericsson SP - ADR `B'              7,500                150
Icon Medialab International AB                           11,000                138
                                                                   ---------------
                                                                               288
SWITZERLAND 2.7%
Disetronic Holding AG(b)                                     26                174
Holderbank Financiere Glarus AG                              93                114
                                                                   ---------------
                                                                               288
UNITED KINGDOM 19.7%
Lasmo PLC                                               210,000                446
Pace Micro Technology PLC                                20,000                288
WPP Group PLC - ADR                                       3,400                247
Wilson Connolly Holdings PLC                            100,000                215
Vodafone Group PLC SP - ADR                               5,000                207
Logica PLC                                                7,000                166
AstraZeneca PLC SP - ADR(b)                               3,000                140
BP AMOCO PLC SP - ADR                                     2,050                116
Stagecoach Holdings PLC                                  90,000                 99
Royal Bank of Scotland Group PLC                          5,800                 97
Allied Zurich PLC                                         5,000                 59
                                                                   ---------------
                                                                             2,080
                                                                   ---------------
Total Common Stocks                                                         10,600
(Cost $$8,162)                                                     ===============

TOTAL INVESTMENTS(a) 100.6%                                        $        10,600
(Cost $$8,162)

OTHER ASSETS AND LIABILITIES (NET) (0.6)%                                      (59)
                                                                   ---------------

NET ASSETS 100.0%                                                  $        10,541
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $8,162 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $         3,039

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                              (601)
                                                                   ---------------

Unrealized appreciation-net                                        $         2,438
                                                                   ===============

(b) Non-income producing security.

60 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
MEGA-CAP FUND
June 30, 2000


                                                                             Value
                                                         Shares             (000s)

----------------------------------------------------------------------------------
COMMON STOCKS 97.7%
----------------------------------------------------------------------------------
CAPITAL GOODS 6.2%
General Electric Co.                                      2,700    $           143
Tyco International Ltd.                                   2,200                104
                                                                   ---------------
                                                                               247
CONSUMER DISCRETIONARY 5.4%
GEMSTAR INTERNATIONAL GROUP LTD.(b)                       1,600                 98
Wal-Mart Stores, Inc.                                     1,500                 86
Kohls Corp.(b)                                              600                 33
                                                                   ---------------
                                                                               217
CONSUMER STAPLES 6.0%
Anheuser Busch Cos., Inc.                                 1,100                 82
Safeway, Inc.(b)                                          1,800                 81
Sysco Corp.                                               1,900                 80
                                                                   ---------------
                                                                               243
ENERGY 8.3%
Enron Corp.                                               1,100                 71
Apache Corp.                                              1,200                 71
Nabors Industries, Inc.(b)                                1,600                 67
Devon Energy Corp.                                        1,100                 62
Dynegy, Inc. `A'                                            900                 61
                                                                   ---------------
                                                                               332
FINANCIAL & BUSINESS SERVICES 5.1%
Citigroup, Inc.                                           1,000                 60
VeriSign, Inc.(b)                                           300                 53
Capital One Financial Corp.                               1,100                 49
Paychex, Inc.                                             1,000                 42
                                                                   ---------------
                                                                               204
HEALTH CARE 12.7%
Pfizer, Inc.                                              3,025                145
Genentech, Inc.(b)                                          600                103
Immunex Corp.(b)                                          2,000                 99
Merck & Co., Inc.                                         1,100                 84
Pharmacia Corp.                                           1,500                 78
                                                                   ---------------
                                                                               509
TECHNOLOGY 52.0%
Corning, Inc.                                               600                162
Redback Networks, Inc.(b)                                   900                160
Intel Corp.                                               1,000                134
Cisco Systems, Inc.(b)                                    2,100                134
Nortel Networks Corp.                                     1,600                109
EMC Corp.(b)                                              1,400                108
Micron Technology, Inc.(b)                                1,200                106
Siebel Systems, Inc.(b)                                     600                 98
JDS Uniphase Corp.(b)                                       800                 96
Oracle Corp.(b)                                           1,100                 93
Compaq Computer Corp.                                     3,500                 89
Broadcom Corp. `A'(b)                                       400                 88
Ciena Corp.(b)                                              500                 83
Sun Microsystems, Inc.(b)                                   900                 82
Applied Materials, Inc.(b)                                  900                 82
Veritas Software Corp.(b)                                   700                 79
I2 Technologies, Inc.(b)                                    700                 73
Texas Instruments, Inc.                                   1,000                 69
Linear Technology Corp.                                   1,000                 64
America Online, Inc.(b)                                   1,200                 63
Teradyne, Inc.(b)                                           800                 59
Network Appliance, Inc.(b)                                  700                 56
                                                                   ---------------
                                                                             2,087
UTILITIES 2.0%
Calpine Corp.(b)                                          1,200                 79
                                                                   ---------------
Total Common Stocks                                                          3,918
(Cost $$3,047)                                                     ===============


                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 4.3%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 4.3%
State Street Bank
    5.850% due 07/03/2000                             $     172    $           172
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Mortgage Corporation
    5.960% due 03/30/2002 valued at $179.
    Repurchase proceeds are $172.)
                                                                   ---------------
Total Short-Term Instruments                                                   172
(Cost $$172)                                                       ===============

TOTAL INVESTMENTS(a) 102.0%                                        $         4,090
(Cost $$3,219)

OTHER ASSETS AND LIABILITIES (NET) (2.0%)                                      (81)
                                                                   ---------------
NET ASSETS 100.0%                                                  $         4,009
                                                                   ---------------

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $3,244 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value over
tax cost.                                                          $           955

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                   (109)
                                                                   ---------------

Unrealized appreciation-net                                        $           846
                                                                   ===============

(b) Non-income producing security.

                                                       SEE ACCOMPANYING NOTES 61

SCHEDULE OF INVESTMENTS
CAPITAL APPRECIATION FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 93.3%
----------------------------------------------------------------------------------
AEROSPACE 0.0%
Honeywell International, Inc.                                 1    $             0
                                                                   ---------------
CAPITAL GOODS 6.5%
General Electric Co.                                    365,900             19,393
Tyco International Ltd.                                 259,300             12,284
Waters Corp.(b)                                          74,800              9,336
United Technologies Corp.                               125,400              7,383
Dover Corp.                                              77,800              3,156
                                                                   ---------------
                                                                            51,552
COMMUNICATIONS 2.2%
ADC Telecommunication, Inc.(b)                          122,800             10,300
ALLTEL Corp.                                            110,800              6,863
SBC Communications, Inc.                                      1                  0
                                                                   ---------------
                                                                            17,163
CONSUMER DISCRETIONARY 7.1%
Wal-Mart Stores, Inc.                                   197,100             11,358
CVS Corp.                                               274,600             10,984
Gemstar International Group Ltd.(b)                     129,400              7,952
McGraw-Hill Companies, Inc.                             137,500              7,425
Harley-Davidson, Inc.                                   173,300              6,672
Home Depot, Inc.                                         82,450              4,117
Sears Roebuck & Co.                                     123,900              4,042
Kohls Corp.(b)                                           71,500              3,977
Delphi Automotive Systems                                     1                  0
                                                                   ---------------
                                                                            56,527
CONSUMER SERVICES 3.2%
Viacom, Inc. `B'(b)                                     196,763             13,417
New York Times Co.                                      161,300              6,371
Gannett, Inc.                                           100,400              6,005
                                                                   ---------------
                                                                            25,793
CONSUMER STAPLES 5.2%
Safeway, Inc.(b)                                        252,700             11,403
Kroger Co.(b)                                           487,400             10,753
Anheuser Busch Cos., Inc.                               139,800             10,441
Quaker Oats Co.                                         108,600              8,159
Sysco Corp.                                               7,500                316
                                                                   ---------------
                                                                            41,072
ENERGY 17.1%
Exxon Mobil Corp                                        210,000             16,485
Anadarko Petroleum Corp.                                213,400             10,523
Baker Hughes, Inc.                                      285,900              9,149
Burlington Resources, Inc.                              232,300              8,885
Royal Dutch Petroleum Co.                               139,100              8,563
EOG Resources, Inc.                                     252,900              8,472
Apache Corp.                                            143,800              8,457
USX Marathon Group                                      330,600              8,286
Devon Energy Corp.                                      141,100              7,928
BP Amoco PLC SP - ADR                                   136,744              7,735
Conoco, Inc.                                            307,600              7,555
Amerada Hess Corp.                                      121,300              7,490
Peco Energy Co.                                         183,800              7,409
Chevron Corp.                                            86,300              7,319
Dynegy, Inc.                                            103,600              7,077
Texaco, Inc.                                             75,900              4,042
Nabors Industries, Inc.(b)                                6,400                266
Enron Corp.                                               4,000                258
                                                                   ---------------
                                                                           135,899
FINANCIAL & BUSINESS SERVICES 10.6%
Citigroup, Inc.                                         184,750             11,131
MGIC Investment Corp.                                   204,100              9,287
American Express                                        163,600              8,528
Hartford Financial Services Group, Inc.                 145,400              8,133
MBNA Corp.                                              286,800              7,779
AFLAC, Inc.                                             168,300              7,731
Capital One Financial Corp.                             172,600              7,703
Fleet Boston Financial Corp.                            205,100              6,973
Marsh & McLennan Cos                                     66,500              6,945
Firstar Corp.                                           292,600              6,164
Federal National Mortgage Association                    61,900              3,230
VeriSign, Inc.(b)                                         1,100                194
Paychex, Inc.                                             3,800                160
                                                                   ---------------
                                                                            83,958
HEALTH CARE 10.0%
Pfizer, Inc.                                            329,925             15,836
Immunex Corp.(b)                                        244,600             12,092
Allergan, Inc.                                          162,200             12,084
Schering-Plough Corp.                                   227,300             11,479
Merck & Co., Inc.                                       140,500    $        10,766
Genentech, Inc.(b)                                       55,300              9,512
Pharmacia Corp.                                         152,600              7,888
                                                                   ---------------
                                                                            79,657
TECHNOLOGY 29.0%
Corning, Inc.                                            59,900             16,166
Intel Corp.                                             112,400             15,026
Nortel Networks Corp.                                   200,400             13,677
Cisco Systems, Inc.(b)                                  212,000             13,475
SDL, Inc.(b)                                             46,200             13,176
Ciena Corp.(b)                                           79,000             13,168
Amdocs Ltd.(b)                                          145,800             11,190
Scientific-Atlanta, Inc.                                149,600             11,145
JDS Uniphase Corp.(b)                                    86,000             10,309
Micron Technology, Inc.                                 112,100              9,873
Altera Corp.(b)                                          96,500              9,837
Compaq Computer Corp.                                   381,600              9,755
Siebel Systems, Inc.(b)                                  58,400              9,552
EMC Corp.(b)                                            123,500              9,502
Analog Devices, Inc.(b)                                 118,100              8,976
Sun Microsystems, Inc.(b)                                96,400              8,767
Oracle Corp.(b)                                         103,100              8,668
Applied Materials, Inc.(b)                               91,800              8,319
Veritas Software Corp.(b)                                73,025              8,253
Texas Instruments, Inc.                                 115,500              7,933
Teradyne, Inc.(b)                                        86,000              6,321
Computer Associates International, Inc.                 102,200              5,231
Redback Networks, Inc.(b)                                 3,100                552
Broadcom Corp.(b)                                         1,600                350
I2 Technologies, Inc.(b)                                  2,800                292
America Online, Inc.(b)                                   4,700                248
Linear Technology Corp.                                   3,800                243
Network Appliance, Inc.(b)                                2,800                225
                                                                   ---------------
                                                                           230,229
UTILITIES 2.4%
Coastal Corp.                                           158,600              9,655
Calpine Corp.(b)                                        140,400              9,231
                                                                   ---------------
                                                                            18,886
                                                                   ---------------
Total Common Stocks                                                        740,736
(Cost $$576,274)                                                   ===============

-------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 7.2%
-------------------------------------------------------------------------------


                                                      Principal
                                                         Amount
                                                         (000s)

REPURCHASE AGREEMENT 7.2%
State Street Bank
    5.850% due 07/03/2000                             $  56,866             56,866
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.400% due 12/21/2001  valued at $51,004 and
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $7,004.
    Repurchase proceeds are $56,893.)
                                                                   ---------------
Total Short-Term Instruments                                                56,866
(Cost $$56,866)                                                    ===============

TOTAL INVESTMENTS(a) 100.5%                                        $       797,602
(Cost $$633,140)                                                   ===============

OTHER ASSETS AND LIABILITIES (NET) (0.5%)                                   (3,792)


NET ASSETS 100.0%                                                  $       793,810
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net  unrealized  appreciation
(depreciation) of investments based on cost for federal income tax purposes of $637,056 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $       178,851

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                (18,305)
                                                                   ---------------

Unrealized appreciation-net                                        $       160,546
                                                                   ===============

(b) Non-income producing security.


62 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
MID-CAP FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 94.3%
AEROSPACE 0.4%
Northrop Grumman Corp.                                   69,000    $         4,571
                                                                   ---------------
BUILDING 1.0%
Lennar Corp.                                            549,100             11,119
                                                                   ---------------
CAPITAL GOODS 3.0%
Waters Corp.(b)                                         153,500             19,159
Millipore Corp.                                         173,100             13,047
                                                                   ---------------
                                                                            32,206
COMMUNICATIONS 2.8%
ADC Telecommunication, Inc.(b)                          205,300             17,220
Westwood One, Inc.(b)                                   389,800             13,302
                                                                   ---------------
                                                                            30,522
CONSUMER DISCRETIONARY 5.0%
                                                                   ---------------
CDW Computer Centers, Inc.(b)                           206,400             12,900
Bed, Bath & Beyond, Inc.(b)                             292,900             10,618
Dollar Tree Stores, Inc.(b)                             265,650             10,510
Intimate Brands, Inc. `A'                               523,380             10,337
B.J.'s Wholesale Club, Inc.(b)                          300,300              9,910
                                                                   ---------------
                                                                            54,275
CONSUMER SERVICES 2.5%
Reader's Digest Assn., Inc. `A'                         363,600             14,453
Brinker International, Inc.(b)                          412,800             12,074
                                                                   ---------------
                                                                            26,527
CONSUMER STAPLES 4.7%
Pepsi Bottling Group, Inc.                              482,100             14,071
SUPERVALU, Inc.                                         662,300             12,625
McCormick & Co.                                         379,500             12,334
Keebler Foods Co.                                       321,400             11,932
                                                                   ---------------
                                                                            50,962
ENERGY 16.8%
Apache Corp.                                            288,900             16,991
Anadarko Petroleum Corp.                                328,300             16,189
Devon Energy Corp.                                      278,700             15,659
EOG Resources, Inc.                                     464,700             15,568
Kerr McGee Corp.                                        250,200             14,747
Murphy Oil Corp.                                        236,400             14,051
Nabors Industries, Inc.(b)                              336,500             13,986
USX Marathon Group                                      511,000             12,807
Ocean Energy, Inc.(b)                                   866,500             12,293
Dynegy, Inc. `A'                                        166,369             11,365
ENSCO International, Inc.                               306,100             10,962
Noble Drilling Corp.(b)                                 257,600             10,610
Cooper Cameron Corp.(b)                                 158,200             10,441
BJ Services Co.(b)                                       79,600              4,975
                                                                   ---------------
                                                                           180,644
FINANCIAL & BUSINESS SERVICES 17.1%
Apartment Investment & Management Co. `A' 375,70         16,249
Liberty Property Trust                                  582,500             15,109
Ace Ltd.                                                528,100             14,787
Federated Investors, Inc. `B'                           418,400             14,670
Valassis Communications, Inc.(b)                        379,850             14,482
Duke-Weeks Realty Corp.                                 636,100             14,233
Ambac Financial Group, Inc.                             238,700             13,084
Golden West Financial Corp.                             316,800             12,929
Waddell & Reed Financial, Inc. `A'                      390,350             12,808
Lincoln National Corp.                                  353,200             12,759
Providian Financial Corp.                               138,950             12,506
Capital One Financial Corp.                             272,900             12,179
PMI Group, Inc.                                         253,500             12,041
Banknorth Group, Inc.                                   412,500              6,316
                                                                   ---------------
                                                                           184,152
HEALTH CARE 5.9%
Allergan, Inc.                                          280,500             20,897
IDEC Pharmaceuticals Corp.(b)                           147,700             17,327
Forest Laboratories `A'(b)                              138,300             13,968
Invitrogen Corp.(b)                                     149,400             11,235
                                                                   ---------------
                                                                            63,427
MATERIALS & PROCESSING 0.8%
Martin Marietta Materials, Inc.                         222,000              8,977
                                                                   ---------------
TECHNOLOGY 31.7%
Integrated Device Technology, Inc.(b)                   322,100    $        19,286
Tektronix, Inc.                                         259,700             19,218
Brocade Communications Systems, Inc.(b)                 101,700             18,660
Ciena Corp.(b)                                          104,200             17,369
Dendrite International, Inc.(b)                         510,250             16,998
Microchip Technology, Inc.(b)                           275,000             16,023
Scientific-Atlanta, Inc.                                213,600             15,913
Amdocs Ltd.(b)                                          200,600             15,396
Symbol Technologies, Inc.                               279,500             15,093
Credence Systems Corp.(b)                               273,400             15,088
Copper Mountain Networks(b)                             169,800             14,964
Novellus Systems, Inc.(b)                               262,900             14,870
Veritas Software Corp.(b)                               123,325             13,938
ISS Group, Inc.(b)                                      129,900             12,826
Comverse Technology, Inc.(b)                            135,800             12,629
CSG Systems International, Inc.(b)                      221,600             12,423
SDL, Inc.(b)                                             41,900             11,949
RF Micro Devices, Inc.(b)                               133,500             11,698
Network Associates, Inc.(b)                             548,700             11,180
SanDisk Corp.(b)                                        181,000             11,075
PerkinElmer, Inc.                                       163,400             10,805
Cypress Semiconductor Corp.(b)                          252,800             10,681
Scient Corp.(b)                                         227,300             10,030
JDS Uniphase Corp.(b)                                    61,000              7,312
LSI Logic Corp.(b)                                      109,400              5,921
                                                                   ---------------
                                                                           341,345
UTILITIES 2.4%
Entergy Corp.                                           477,500             12,982
Florida Progress Corp.                                  266,300             12,483
                                                                   ---------------
                                                                            25,465
Total Common Stocks                                                      1,014,192
(Cost $$827,710)                                                   ===============


-------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 6.3%
-------------------------------------------------------------------------------


                                                      Principal
                                                         Amount
                                                         (000s)

REPURCHASE AGREEMENT 6.3%
State Street Bank
    5.850% due 07/03/2000                               $68,041             68,041
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.350% due 06/22/2001 valued at $51,002 and
    Federal National Mortgage Association
    6.350% due 06/22/2001 valued at $18,404.
    Repurchase proceeds are $68,074.)

                                                                   ---------------
Total Short-Term Instruments                                                68,041
(Cost $$68,041)                                                    ===============

TOTAL INVESTMENTS(a) 100.6%                                        $     1,082,233
(Cost $$895,751)

OTHER ASSETS AND LIABILITIES (NET) (0.6%)                                   (6,057)
                                                                   ---------------

NET ASSETS 100.0%                                                  $     1,076,176
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $900,208 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $       203,233

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                           (21,208)
                                                                   ----------------

Unrealized appreciation-net                                        $       182,025
                                                                   ===============

(b) Non-income producing security.

                                                       SEE ACCOMPANYING NOTES 63

SCHEDULE OF INVESTMENTS
SMALL-CAP FUND
June 30, 2000


                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 99.2%
----------------------------------------------------------------------------------
BUILDING 1.7%
Kaufman & Broad Home Corp.                               21,200    $           420
D.R. Horton, Inc.                                        16,900                229
                                                                   ---------------
                                                                               649
CAPITAL GOODS 5.6%
Power-One, Inc.(b)                                        6,600                752
Oshkosh Truck Corp. `B'                                  13,500                483
Manitowoc Co., Inc.                                      12,150                325
Asyst Technologies, Inc.(b)                               8,500                291
Astec Industries, Inc.(b)                                 8,900                226
                                                                   ---------------
                                                                             2,077
COMMUNICATIONS 2.4%
Westwood One, Inc.(b)                                    13,600                464
Aspect Communications Corp.(b)                           11,000                432
                                                                   ---------------
                                                                               896
CONSUMER DISCRETIONARY 8.1%
Canandaigua Wine Co. `A'(b)                               9,000                454
Jack in the Box, Inc.(b)                                 15,400                379
Callaway Golf Co.                                        22,000                359
CEC Entertainment, Inc.(b)                               13,900                356
Russell Corp.                                            16,600                332
Pier 1 Imports, Inc.                                     30,100                293
Argosy Gaming Co.(b)                                     18,500                266
Salton, Inc.(b)                                           5,600                207
Emmis Communications Corp. `A'(b)                         4,400                182
Guess ?, Inc.(b)                                         11,600                162
                                                                   ---------------
                                                                             2,990
CONSUMER SERVICES 5.1%
Central Newspapers, Inc. `A'                             12,000                759
Ruby Tuesday, Inc.                                       35,500                446
Macrovision Corp.(b)                                      5,900                377
Learning Tree International(b)                            4,800                294
                                                                   ---------------
                                                                             1,876
ENERGY 15.8%
Mitchell Energy & Development Corp. `A'                  25,700                826
Houston Exploration Co.(b)                               24,700                621
Patterson Energy, Inc.(b)                                19,900                567
Triton Energy Ltd.(b)                                    13,400                527
St. Mary Land & Exploration                              12,400                522
Louis Dreyfus Natural Gas(b)                             16,200                507
Ocean Energy, Inc.(b)                                    35,300                501
HS Resources, Inc.(b)                                    16,500                495
Vintage Petroleum, Inc.                                  21,200                478
Barrett Resources Corp.(b)                               13,800                420
Cross Timbers Oil Co.                                    17,300                383
                                                                   ---------------
                                                                             5,847
FINANCIAL & BUSINESS SERVICES 11.7%
Federated Investors, Inc. `B'                            18,700                656
Parkway Properties, Inc.                                 16,200                494
SEI Investments Co.                                      12,300                490
Radian Group, Inc.                                        8,400                435
Hudson United Bancorp                                    17,869                401
Westamerica BanCorp                                      14,100                368
Metris Companies, Inc.                                   14,550                366
AmeriCredit Corp.(b)                                     20,300                345
Banknorth Group, Inc.                                    18,700                286
Prentiss Properties Trust                                11,500                276
Bank United Corp. `A'                                     5,700                201
                                                                   ---------------
                                                                             4,318
HEALTH CARE 7.6%
Invitrogen Corp.(b)                                       9,000                677
IDEC Pharmaceuticals Corp.(b)                             5,100                598
Triad Hospitals, Inc.(b)                                 21,500                520
Celgene Corp.(b)                                          8,800                518

QUEST DIAGNOSTICS, INC.(b)                                7,200                515
                                                                   ---------------
                                                                             2,828
MATERIALS & PROCESSING 3.4%
Florida Rock Industries, Inc.                            13,000                463
Shaw Group, Inc. (The)(b)                                 9,200                434
Martin Marietta Materials, Inc.                           8,800                356
                                                                   ---------------
                                                                             1,253
TECHNOLOGY 35.9%
Quanta Services, Inc.(b)                                 13,900                765
Dendrite International, Inc.(b)                          21,400                713
Varian, Inc.(b)                                          15,300                706
PerkinElmer, Inc.                                         9,800    $           648
Tektronix, Inc.                                           8,600                636
Burr-Brown Corp.(b)                                       7,100                615
Photon Dynamics, Inc.(b)                                  8,100                605
Micromuse, Inc.(b)                                        3,400                563
Radiant Systems, Inc.(b)                                 23,000                552
Polycom, Inc.(b)                                          5,500                518
WebTrends Corp.(b)                                       12,600                487
Serena Software, Inc.(b)                                 10,600                481
Varian Semiconductor Equipment(b)                         7,600                477
Integrated Device Technology, Inc.(b)                     7,600                455
Anadigics, Inc.(b)                                       13,250                451
TranSwitch Corp.(b)                                       5,800                448
Symantec Corp.(b)                                         8,300                448
ISS Group, Inc.(b)                                        4,500                444
Cree, Inc.(b)                                             3,200                427
Sandisk Corp.(b)                                          6,700                410
Powerwave Technologies, Inc.(b)                           8,100                356
Cybex Computer Products(b)                                7,400                318
Nvidia Corp.(b)                                           4,800                305
Cypress Semiconductor Corp.(b)                            6,900                292
Cognizant Technology Solutions Corp.(b)                   8,500                282
Electro Scientific Industries, Inc.(b)                    6,300                276
Hyperion Solutions Corp.(b)                               7,200                234
Advanced Energy Industries(b)                             3,700                218
Helix Technology Corp.                                    4,400                172
                                                                   ---------------
                                                                            13,302
TRANSPORTATION 1.9%
Forward Air Corp.(b)                                     10,600                424
Landstar System, Inc.(b)                                  4,700                280
                                                                   ---------------
                                                                               704
                                                                   ---------------
Total Common Stocks                                                         36,740
(Cost $$30,749)                                                    ===============

-------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 2.9%
-------------------------------------------------------------------------------


                                                      Principal
                                                         Amount
                                                         (000s)

REPURCHASE AGREEMENT 2.9%
State Street Bank
    5.850% due 07/03/2000                             $   1,067              1,067
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.350% due 06/22/2001 valued at $1,092.
    Repurchase proceeds are $1,068.)
                                                                   ---------------
Total Short-Term Instruments                                                 1,067
(Cost $$1,067)                                                     ===============

TOTAL INVESTMENTS(a) 102.1%                                        $        37,807
(Cost $$31,816)

OTHER ASSETS AND LIABILITIES (NET) (2.1%)                                     (781)
                                                                   ---------------

NET ASSETS 100.0%                                                  $        37,026
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $32,793 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value over
tax cost.                                                          $         7,024

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                            (2,010)
                                                                   ---------------

Unrealized appreciation-net                                        $         5,014
                                                                   ===============

(b) Non-income producing security.

64 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
MICRO-CAP FUND
June 30, 2000

                                                                         Value
                                                         Shares         (000s)
------------------------------------------------------------------------------
COMMON STOCKS 92.4%
------------------------------------------------------------------------------
BUILDING 0.9%
Dal-Tile International, Inc.(b)                         269,700    $     2,225
                                                                   -----------
CAPITAL GOODS 5.8%
Quixote Corp.                                           332,700          4,991
Semitool, Inc.(b)                                       200,000          3,462
Primex Technologies, Inc.                               150,900          3,320
Astec Industries, Inc.(b)                                85,000          2,157
                                                                   -----------
                                                                        13,930
CONSUMER DISCRETIONARY 11.9%
Braun's Fashions Corp.(b)                               250,000          9,172
Chico's Fas, Inc.(b)                                    300,000          6,000
Rare Hospitality International, Inc.(b)                 140,000          3,955
Koala Corp.(b)                                          226,600          3,201
Stanley Furniture CO, Inc.(b)                           138,000          3,036
Haverty Furniture Cos., Inc.                            184,000          1,564
Guess ?, Inc.(b)                                        100,800          1,411
                                                                   -----------
                                                                        28,339
CONSUMER SERVICES 0.4%
ICT Group, Inc.(b)                                      100,000            956
                                                                   -----------
CONSUMER STAPLES 1.5%
Hain Celestial Group, Inc.(b)                            96,400          3,537
                                                                   -----------
ENERGY 19.7%
Prima Energy Corp.(b)                                   150,000          8,025
St. Mary Land & Exploration                             175,000          7,361
Patina Oil & Gas Corp.                                  325,000          6,744
Cross Timbers Oil Co.                                   300,000          6,637
Swift Energy Co.(b)                                     200,000          5,675
Ocean Energy, Inc.(b)                                   300,000          4,256
Forest Oil Corp.                                        200,000          3,188
HS Resources, Inc.(b)                                    93,800          2,814
Chesapeake Energy Corp.                                 300,000          2,325
                                                                   -----------
                                                                        47,025
FINANCIAL & BUSINESS SERVICES 4.7%
Hall, Kinion & Associates, Inc.(b)                      123,200          4,104
WFS Financial, Inc.(b)                                  168,900          2,913
Westcorp                                                128,700          1,536
John Nuveen Co. `A'                                      28,400          1,191
Alabama National Bancorp                                 50,000            991
AG Services of America, Inc.(b)                          27,000            412
                                                                   -----------
                                                                        11,147
HEALTH CARE 0.8%
Candela Corp.(b)                                        216,150          1,972
                                                                   -----------
MATERIALS & PROCESSING 0.9%
Albemarle Corp.                                          57,100          1,128
Arch Chemicals, Inc.                                     48,600          1,063
                                                                   -----------
                                                                         2,191
TECHNOLOGY 45.1%
Telcom Semiconductor, Inc.(b)                           220,000          8,882
Merix Corp.(b)                                          166,700          7,835
Photon Dynamics, Inc.(b)                                100,000          7,469
Cybex Computer Products(b)                              173,500          7,460
Radiant Systems, Inc.(b)                                300,000          7,200
Corsair Communications, Inc.(b)                         222,500          6,397
Herley Industries, Inc.(b)                              241,700          4,562
Three-Five Systems, Inc.(b)                              75,001          4,425
Seachange International, Inc.(b)                        150,000          4,331
Loronix Information Systems, Inc.(b)                    118,700          4,266
Pericom Semiconductor Corp.(b)                           60,000          4,080
Webmethods, Inc.(b)                                      25,000          3,930
Zoran Corp.(b)                                           55,000          3,627
OAK Technology, Inc.(b)                                 145,419          3,136
Dendrite International, Inc.(b)                          88,200          2,938
Lightbridge, Inc.(b)                                    110,000          2,626
Mattson Technology, Inc.(b)                              73,000          2,372
Brooktrout, Inc.(b)                                     100,000          2,181
Witness Systems, Inc.(b)                                 85,000          2,072
INTT Intest Corp.(b)                                    131,900          1,962
Unigraphics Solutions, Inc. `A'(b)                       97,600          1,903
Choice One Communications, Inc. `A'(b)                   40,000          1,633
Bookham Technology PLC SP - ADR(b)                       25,000    $     1,481
Inforte Corp.(b)                                         40,000          1,440
Apropos Technology, Inc(b)                               70,000          1,391
Diversa Corp.(b)                                         40,000          1,325
FLAG Telecom Holdings Ltd.(b)                            85,000          1,264
Lante Corp.(b)                                           60,000          1,226
Delano Technology Corp.(b)                              100,000          1,213
Via Net.Works, Inc.(b)                                   70,000          1,081
Eloquent, Inc.(b)                                       120,000          1,080
Audiovox Corp. `A'(b)                                    40,000            883
                                                                   -----------
                                                                       107,671
TRANSPORTATION 0.7%
Providence & Worcester Railroad Co.                     210,100          1,602
                                                                   -----------
Total Common Stocks                                                    220,595
(Cost $$145,003)                                                   ===========

--------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 7.3%
--------------------------------------------------------------------------------

                                                      Principal
                                                         Amount
                                                         (000s)
REPURCHASE AGREEMENT 7.3%
State Street Bank
    5.850% due 07/03/2000                             $  17,491         17,491
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $17,845.
    Repurchase proceeds are $17,500.)
                                                                   -----------
Total Short-Term Instruments                                            17,491
(Cost $$17,491)                                                    ===========

TOTAL INVESTMENTS(a) 99.7%                                         $   238,086
(Cost $$162,494)

OTHER ASSETS AND LIABILITIES (NET) 0.3%                                    701
                                                                   -----------

NET ASSETS 100.0%                                                  $   238,787
                                                                   ===========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $162,496 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value over
tax cost.                                                          $    83,240

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                             (7,650)
                                                                   -----------

Unrealized appreciation-net                                        $    75,590
                                                                   -----------

(b) Non-income producing security.

                                                      See accompanying notes  65

SCHEDULE OF INVESTMENTS
SMALL-CAP VALUE FUND
June 30, 2000

                                                                          Value
                                                         Shares          (000s)
-------------------------------------------------------------------------------
COMMON STOCKS 98.4%
-------------------------------------------------------------------------------
AEROSPACE 2.2%
Newport News Shipbuilding, Inc.                          95,000    $      3,491
Kaman Corp.                                             259,000           2,768
                                                                   ------------
                                                                          6,259
BUILDING 4.0%
MDC Holdings, Inc.                                      187,000           3,483
Hughes Supply, Inc.                                     137,000           2,706
Centex Construction Products, Inc.                      115,000           2,609
Butler Manufacturing Co.                                151,000           2,567
                                                                   ------------
                                                                         11,365
CAPITAL GOODS 10.4%
Primex Technologies, Inc.                               145,000           3,190
Barnes Group, Inc.                                      174,000           2,838
Borg-Warner, Inc.                                        80,000           2,810
GenCorp, Inc.                                           347,000           2,776
Precision Castparts Corp.                                58,000           2,624
Regal-Beloit Corp.                                      160,000           2,570
Trinity Industries, Inc.                                136,000           2,516
Arvin Industries, Inc.                                  140,000           2,432
Tecumseh Products Co. `A'                                59,300           2,265
MTS Systems Corp.                                       340,600           2,129
Meritor Automotive, Inc.                                170,000           1,870
Intermet Corp.                                          250,000           1,719
                                                                   ------------
                                                                         29,739
CONSUMER DISCRETIONARY 12.7%
                                                                   ------------
Ennis Business Forms                                    410,000           3,280
Claire's Stores, Inc.                                   162,800           3,134
Harman International Industries, Inc.                    48,000           2,928
Russ Berrie & Co., Inc.                                 150,000           2,888
Tupperware Corp.                                        129,500           2,849
Sturm Ruger & Co., Inc.                                 320,000           2,840
Banta Corp.                                             148,000           2,803
Haverty Furniture Cos., Inc.                            317,000           2,694
Kimball International `B'                               180,000           2,655
Lancaster Colony Corp.                                  136,000           2,609
Brown Shoe Co., Inc.                                    200,000           2,600
Burlington Coat Factory Warehouse Corp.                 205,000           2,217
Enesco Group, Inc.                                      351,000           1,667
Kellwood Co.                                             48,300           1,020
                                                                   ------------
                                                                         36,184
CONSUMER SERVICES 1.9%
Lubys Cafeterias, Inc.                                  358,000           2,864
Chemed Corp.                                             96,000           2,706
                                                                   ------------
                                                                          5,570
CONSUMER STAPLES 5.7%
Dean Foods Co.                                          101,800           3,226
Universal Foods                                         160,000           2,960
Corn Products International, Inc.                       110,000           2,915
Michael Foods, Inc.                                     116,000           2,842
Universal Corp.                                         127,000           2,683
Nash Finch Co.                                          190,500           1,572
                                                                   ------------
                                                                         16,198
ENERGY 8.8%
St. Mary Land & Exploration                              84,000           3,533
Cross Timbers Oil Co.                                   155,000           3,429
World Fuel Services Corp.                               385,100           3,321
Berry Petroleum Co.                                     185,000           3,145
Mitchell Energy & Development Corp. `A'                  97,800           3,142
UGI Corp.                                               142,900           2,929
Cabot Oil & Gas Corp.                                   134,000           2,839
Northwest Natural Gas Co.                               120,800           2,703
                                                                   ------------
                                                                         25,041
FINANCIAL & BUSINESS SERVICES 22.3%
Selective Insurance Group                               176,000    $      3,344
Washington Federal, Inc.                                175,000           3,194
Raymond James Financial, Inc.                           140,000           3,150
McGrath Rentcorp                                        185,000           3,145
United Dominion Realty Trust                            285,000           3,135
Glimcher Realty Trust                                   210,000           3,019
Hudson United Bancorp                                   134,000           3,007
Susquehanna Bancshares, Inc.                            206,400           2,941
Innkeepers USA Trust                                    310,000           2,829
Health Care Property Investors, Inc.                    103,000           2,807
AmerUs Life Holdings, Inc. `A'                          136,000           2,805
Cabot Industrial Trust                                  141,000           2,776
Kelly Services, Inc. `A'                                120,000           2,775
Franchise Finance Corp. of America                      120,000           2,760
National Golf Properties, Inc.                          130,000           2,746
Shurgard Storage Centers, Inc.                          120,000           2,700
Commercial Federal Corp.                                172,000           2,677
Rollins Truck Leasing Co.                               372,000           2,581
Pacific Century Financial Corp.                         170,000           2,486
Wallace Computer Services, Inc.                         250,000           2,469
Presidential Life Corp.                                 171,000           2,373
New Plan Excel Realty Trust                             176,000           2,288
BankAtlantic Bancorp, Inc. `A'                          423,400           1,588
                                                                   ------------
                                                                         63,595
HEALTH CARE 5.9%
Owens & Minor, Inc.                                     245,000           4,211
Dentsply International, Inc.                            108,000           3,328
Bindley Western Industries, Inc.                        125,000           3,305
Arrow International, Inc.                                89,000           2,981
Invacare Corp.                                          112,000           2,940
                                                                   ------------
                                                                         16,765
MATERIALS & PROCESSING 9.4%
CLARCOR, Inc.                                           160,000           3,180
Commercial Metals Co.                                   107,000           2,942
Pope & Talbot, Inc.                                     180,000           2,880
Cleveland-Cliffs, Inc.                                  110,000           2,839
Omnova Solutions, Inc.                                  450,000           2,812
Universal Forest Products, Inc.                         200,000           2,750
Caraustar Industries, Inc.                              174,000           2,632
Hanna (M.A.) Co.                                        278,000           2,502
Wausau-Mosinee Paper Corp.                              291,100           2,493
Ethyl Corp.                                             704,000           1,760
                                                                   ------------
                                                                         26,790
MISCELLANEOUS 1.0%
Midas, Inc.                                             142,000           2,840
                                                                   ------------
TECHNOLOGY 0.9%
WABTEC                                                  245,000           2,542
                                                                   ------------
TRANSPORTATION 2.9%
Wabash National Corp.                                   236,000           2,817
Sea Containers Ltd. `A'                                 132,000           2,788
USFreightways Corp.                                     103,000           2,530
                                                                   ------------
                                                                          8,135
UTILITIES 10.3%
Energen Corp.                                           167,000           3,643
National Fuel Gas Co.                                    67,000           3,266
RGS Energy Group, Inc.                                  140,000           3,115
United Illuminating Co.                                  69,000           3,019
Peoples Energy Corp.                                     93,000           3,011
OGE Energy Corp.                                        150,000           2,775
CMP Group, Inc.                                          93,000           2,726
Washington Gas Light Co.                                110,000           2,647
Hawaiian Electric Industries, Inc.                       80,000           2,625
Public Service Co. of New Mexico                        170,000           2,624
                                                                   ------------
                                                                         29,451
                                                                   ------------
Total Common Stocks                                                     280,474
(Cost $$339,132)                                                   ============

66  SEE ACCOMPANYING NOTES

                                                      Principal
                                                         Amount           Value
                                                         (000s)          (000s)
-------------------------------------------------------------------------------
 SHORT-TERM INSTRUMENTS 0.7%
-------------------------------------------------------------------------------
REPURCHASE AGREEMENT 0.7%

STATE STREET BANK
    5.850% due 07/03/2000                             $   1,933    $      1,933
    (Dated 06/30/2000.  Collateralized by
    Federal National Mortgage  Association
    5.125% due 02/13/2004 valued at $1,975 and
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $5.
    Repurchase proceeds are $1,938.)
                                                                   ------------
Total Short-Term Instruments                                              1,933
(Cost $$1,933)                                                     ============

TOTAL INVESTMENTS(a) 99.1%                                         $    282,407
(Cost $$341,065)

OTHER ASSETS AND LIABILITIES (NET) 0.9%                                   2,555
                                                                   ------------

NET ASSETS 100.0%                                                  $    284,962
                                                                   ============


NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $342,457 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $     16,703

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                             (76,753)
                                                                   ------------

Unrealized depreciation-net                                        $    (60,050)
                                                                   ============

                                                      SEE ACCOMPANYING NOTES  67

SMALL-CAP VALUE FUND
June 30, 2000

                                                                         Value
                                                         Shares         (000s)
------------------------------------------------------------------------------
COMMON STOCKS 99.2%
------------------------------------------------------------------------------
AEROSPACE 1.0%
Boeing Co.                                                5,000    $       209
Northrop Grumman Corp.                                    2,000            133
General Dynamics Corp.                                    2,400            125
                                                                   -----------
                                                                           467
CAPITAL GOODS 7.3%
General Electric Co.                                     37,300          1,977
Tyco International Ltd.                                   6,900            327
United Technologies Corp.                                 4,300            253
Millipore Corp.                                           2,000            151
Ingersoll-Rand Co.                                        3,400            137
Minnesota Mining & Manufacturing Co.                      1,500            124
Johnson Controls, Inc.                                    2,400            123
Paccar, Inc.                                              3,100            123
ITT Industries, Inc.                                      3,000             91
Navistar International Corp.(b)                           2,400             75
Parker Hannifin Corp.                                     1,500             51
Briggs & Stratton                                         1,000             34
Cummins Engine Co., Inc.                                  1,200             33
Visteon Corp.                                             1,649             20
                                                                   -----------
                                                                         3,519
COMMUNICATIONS 7.6%
BellSouth Corp.                                          16,640            709
MCI WorldCom, Inc.(b)                                    12,700            583
SBC Communications, Inc.                                 13,071            565
Verizon Communications                                    8,518            433
U.S. West, Inc.                                           5,000            429
MediaOne Group, Inc.(b)                                   3,600            238
Qualcomm, Inc.(b)                                         3,800            228
AT&T Corp.                                                7,000            221
ADC Telecommunication, Inc.(b)                            2,000            168
Sprint Corp. (FON Group)                                  1,800             92
                                                                   -----------
                                                                         3,666
CONSUMER DISCRETIONARY 7.2%
Wal-Mart Stores, Inc.                                    13,700            789
Ford Motor Co.                                           12,600            542
Time Warner, Inc.                                         6,100            464
Home Depot, Inc.                                          7,050            352
Federated Department Stores, Inc.(b)                      5,900            199
Target Corp.                                              3,300            191
Whirlpool Corp.                                           3,000            140
Lowe's Cos., Inc.                                         3,300            136
General Motors Corp.                                      1,600             93
Liz Claiborne, Inc.                                       2,600             92
Black & Decker Corp.                                      2,300             90
Limited, Inc.                                             4,000             86
Gap, Inc.                                                 2,350             73
Circuit City Stores                                       2,000             66
Tupperware Corp.                                          3,000             66
RadioShack Corp.                                          1,000             47
Brunswick Corp.                                           2,500             41
                                                                   -----------
                                                                         3,467
CONSUMER SERVICES 3.2%
Viacom, Inc. `B'(b)                                       9,673            660
Darden Restaurants, Inc.                                 14,800            240
Gannett, Inc.                                             3,100            185
New York Times Co.                                        4,500            178
Comcast Corp. Special `A'                                 3,500            142
Knight-Ridder, Inc.                                       2,300            122
                                                                   -----------
                                                                         1,527
CONSUMER STAPLES 5.3%
Pepsico, Inc.                                             8,000            355
Coca-Cola Co.                                             5,900            339
Quaker Oats Co.                                           4,100            308
Anheuser Busch Cos., Inc.                                 4,000            299
ConAgra, Inc.                                            13,300            254
Procter & Gamble Co.                                      4,200            240

SAFEWAY, INC.(b)                                          2,900            131
Alberto-Culver Co.                                        4,000            122
SUPERVALU, Inc.                                           6,400            122
Adolph Coors Co. `B'                                      1,300             79
Philip Morris Cos., Inc.                                  2,900             77
Sara Lee Corp.                                            3,700    $        71
Sysco Corp.                                               1,600             67
Ralston-Ralston Purina Group                              2,700             54
Colgate-Palmolive Co.                                       800             48
                                                                   -----------
                                                                         2,566
                                                                   -----------
ENERGY 5.7%
Exxon Corp.                                              14,565          1,143
Chevron Corp.                                             6,000            509
Royal Dutch Petroleum Co.                                 5,400            332
Kerr McGee Corp.                                          4,500            265
Apache Corp.                                              4,000            235
Amerada Hess Corp.                                        2,000            124
USX Marathon Group                                        4,700            118
Unicom Corp.                                              1,000             39
                                                                   -----------
                                                                         2,765
FINANCIAL & BUSINESS SERVICES 12.8%
Citigroup, Inc.                                          19,010          1,145
Chase Manhattan Corp.                                    14,187            653
Morgan Stanley, Dean Witter, Discover and Co.             6,360            529
BankAmerica Corp.                                        11,274            485
Merrill Lynch & Co.                                       3,200            368
Federal National Mortgage Association                     6,300            329
Fleet Boston Financial Corp.                              7,658            260
State Street Corp.                                        2,000            212
MGIC Investment Corp.                                     4,200            191
Paychex, Inc.                                             4,500            189
Sun Trust Banks, Inc.                                     4,000            183
PaineWebber Group, Inc.                                   4,000            182
Lincoln National Corp.                                    5,000            181
Lehman Brothers Holdings, Inc.                            1,800            170
Bear Stearns Co., Inc.                                    3,534            147
American International Group, Inc.                        1,212            142
PNC Bank Corp.                                            2,800            131
Morgan, J.P. & Co., Inc.                                  1,000            110
First Union Corp.                                         3,730             93
Providian Financial Corp.                                 1,000             90
MBNA Corp.                                                3,200             87
Household International, Inc.                             2,000             83
Wells Fargo Co.                                           1,700             66
Mellon Financial Corp.                                    1,800             66
AFLAC, Inc.                                               1,400             64
H&R Block, Inc.                                           1,100             36
                                                                   -----------
                                                                         6,192
HEALTH CARE 12.1%
Pfizer, Inc.                                             30,750          1,476
Merck & Co., Inc.                                        11,500            881
Johnson & Johnson                                         7,400            754
Amgen, Inc.(b)                                            6,200            436
United Healthcare Corp.                                   4,300            369
Schering-Plough Corp.                                     7,200            364
Bristol-Myers Squibb Co.                                  6,100            355
Abbott Laboratories                                       7,400            330
Bausch & Lomb, Inc.                                       3,100            240
CIGNA Corp.                                               2,000            187
Allergan, Inc.                                            2,300            171
HCA - The Healthcare Co.                                  3,600            109
Mallinckrodt, Inc.                                        2,000             87
Cardinal Health, Inc.                                     1,050             78
Edwards Lifesciences Corp.(b)                               240              5
                                                                   -----------
                                                                         5,842
MATERIALS & PROCESSING 2.8%
Dow Chemical CO                                           8,100            245
Engelhard Corp.                                          10,100            172
Georgia-Pacific Corp.                                     6,200            163
Placer Dome, Inc.                                        15,800            151
W.R. Grace & Co.(b)                                      11,600            141
Ball Corp.                                                3,500            113
Temple-Inland, Inc.                                       2,500            105
E.I. Du Pont de Nemours, Inc.                             1,800             79
Alcoa, Inc.                                               2,000             58
Worthington Industries, Inc.                              5,000             53
Inco Ltd.                                                 2,500             38
International Paper Co.                                   1,200             36
                                                                   -----------
                                                                             1,354

68  SEE ACCOMPANYING NOTES

                                                                         Value
                                                         Shares         (000s)
------------------------------------------------------------------------------
TECHNOLOGY 31.4%
Intel Corp.                                              15,800    $     2,112
Cisco Systems, Inc.(b)                                   30,800          1,958
Microsoft Corp.(b)                                       22,900          1,832
Oracle Corp.(b)                                          12,700          1,068
Sun Microsystems, Inc.(b)                                11,700          1,064
Nortel Networks Corp.                                    11,400            778
International Business Machines Corp.                     7,100            778
EMC Corp.(b)                                              8,400            646
Applied Materials, Inc.(b)                                6,000            544
America Online, Inc.(b)                                   8,300            438
Lucent Technologies, Inc.                                 6,700            397
Texas Instruments, Inc.                                   5,600            385
Dell Computer Corp.(b)                                    7,600            375
Yahoo, Inc.(b)                                            2,600            322
Comverse Technology, Inc.(b)                              2,800            260
Motorola, Inc.                                            8,325            242
Sprint Corp. (PCS Group)(b)                               4,000            238
Xilinx, Inc.(b)                                           2,800            231
Hewlett Packard Co.                                       1,800            225
Computer Associates International, Inc.                   4,300            220
Apple Computer, Inc.                                      3,400            178
Scientific-Atlanta, Inc.                                  2,000            149
Adobe Systems, Inc.                                       1,100            143
Analog Devices, Inc.(b)                                   1,600            122
Veritas Software Corp.(b)                                 1,000            113
Teradyne, Inc.(b)                                         1,400            103
National Semiconductor Corp.(b)                           1,000             57
LSI Logic Corp.(b)                                        1,000             54
Agilent Technologies, Inc.(b)                               686             51
Advanced Micro Devices, Inc.(b)                             600             46
Adaptec, Inc.(b)                                          1,800             41
IMS Health, Inc.                                            800             14
                                                                   -----------
                                                                        15,184
TRANSPORTATION 0.6%
Union Pacific Corp.                                       4,200            156
Kansas City Southern Industries, Inc.                     1,000             89
FDX Corp.(b)                                              1,500             57
                                                                   -----------
                                                                           302
UTILITIES 2.2%
FPL Group, Inc.                                           5,000            247
Reliant Energy, Inc.                                      5,000            148
DTE Energy Co.                                            4,800            147
Duke Energy Corp.                                         2,200            124
FirstEnergy Corp.                                         4,000             93
Edison International                                      4,200             86
Sempra Energy                                             5,000             85
Public Service Enterprise Group, Inc.                     2,000             69
Entergy Corp.                                             2,500             68
                                                                   -----------
                                                                         1,067
                                                                   -----------
Total Common Stocks                                                     47,918
(Cost $$34,671)                                                    ===========

                                                      Principal
                                                         Amount          Value
                                                         (000s)         (000s)
------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 0.8%
------------------------------------------------------------------------------
REPURCHASE AGREEMENT 0.8%
State Street Bank
    5.850% due 07/03/2000                             $     380    $       380
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $388.
    Repurchase proceeds are $380.)
                                                                   -----------
Total Short-Term Instruments                                               380
(Cost $$380)                                                       ===========

TOTAL INVESTMENTS(a) 100.0%                                        $    48,298
(Cost $$35,051)

OTHER ASSETS AND LIABILITIES (NET) (0.0%)                                   (6)
                                                                   -----------

NET ASSETS 100.0%                                                  $    48,292
                                                                   ===========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $35,053 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $    15,502

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                        (2,257)
                                                                   -----------

Unrealized appreciation-net                                        $    13,245
                                                                   ===========

(b) Non-income producing security.

                                                      SEE ACCOMPANYING NOTES  69

SCHEDULE OF INVESTMENTS
TAX-EFFICIENT EQUITY FUND
June 30, 2000

                                                                        Value
                                                         Shares        (000s)
-----------------------------------------------------------------------------
COMMON STOCKS 99.7%
AEROSPACE 0.5%
Honeywell International, Inc.                             4,175    $      141
Lockheed Martin Corp.                                     3,700            92
General Dynamics Corp.                                      900            47
Raytheon Co. `B'                                          1,500            29
                                                                   ----------
                                                                          309
BUILDING 0.0%
Centex Corp.                                                500            12
                                                                   ----------
CAPITAL GOODS 6.5%
General Electric Co.                                     47,910         2,539
Tyco International Ltd.                                   5,200           246
United Technologies Corp.                                 3,800           224
Avery Dennison Corp.                                      1,300            87
Illinois Tool Works, Inc.                                 1,400            80
PPG Industries, Inc.                                      1,800            80
ITT Industries, Inc.                                      1,900            57
Navistar International Corp.(b)                           1,700            53
Cooper Industries, Inc.                                   1,391            45
Deere & Co.                                               1,200            44
TRW, Inc.                                                 1,000            43
Paccar, Inc.                                              1,000            40
Ingersoll-Rand Co.                                          900            36
Textron, Inc.                                               400            22
Briggs & Stratton                                           604            21
Johnson Controls, Inc.                                      400            21
Dover Corp.                                                 400            16
Millipore Corp.                                             200            15
Caterpillar, Inc.                                           400            14
Visteon Corp.(b)                                            720             9
Minnesota Mining & Manufacturing Co.                        100             8
Parker Hannifin Corp.                                       100             3
Timken Co.                                                  100             2
                                                                   ----------
                                                                        3,705
COMMUNICATIONS 6.4%
SBC Communications, Inc.                                 14,801           640
AT&T Corp.                                               16,350           517
Verizon Communications                                    7,300           371
MCI WorldCom, Inc.(b)                                     8,000           367
BellSouth Corp.                                           8,200           350
Nextel Communications, Inc. `A'(b)                        5,000           306
GTE Corp.                                                 4,500           280
U.S. West, Inc.                                           2,400           206
MediaOne Group, Inc.(b)                                   3,000           198
Sprint Corp. (FONGroup)                                   2,700           138
ADC Telecommunication, Inc.(b)                            1,100            92
Vodafone Group PLC SP - ADR                               2,000            83
ALLTEL Corp.                                              1,000            62
CenturyTel, Inc.                                            500            14
                                                                   ----------
                                                                        3,624
CONSUMER DISCRETIONARY 8.9%
Wal-Mart Stores, Inc.                                    20,700         1,193
Home Depot, Inc.                                         11,300           564
Time Warner, Inc.                                         6,800           517
General Motors Corp.                                      4,900           285
Eastman Kodak Co.                                         4,100           244
Ford Motor Co.                                            5,500           237
UST, Inc.                                                13,688           201
Wm. Wrigley Jr. Co.                                       2,500           200
WALGREEN CO                                               5,900           190
Gap, Inc.                                                 5,875           184
Target Corp.                                              1,900           110
Jostens, Inc.                                             3,698            93
Newell Rubbermaid, Inc.                                   2,900            75
Liz Claiborne, Inc.                                       2,100            74
CVS Corp.                                                 1,800            72
Dollar General Corp.                                      3,632            71
McGraw-Hill Companies, Inc.                               1,300            70
Costco Wholesale Corp.                                    1,800            59
Whirlpool Corp.                                           1,200            56
Sears Roebuck & Co.                                       1,700            55
Circuit City Stores                                       1,600            53
Best Buy Co., Inc.(b)                                       800            51
Avon Products, Inc.                                       1,100    $       49
Maytag Corp.                                              1,287            47
Lowe's Cos., Inc.                                         1,100            45
Toys R US, Inc.(b)                                        3,000            44
Federated Department Stores, Inc.(b)                      1,200            41
Mattel, Inc.                                              2,426            32
RadioShack Corp.                                            600            28
Cendant Corp.(b)                                          1,995            28
TJX Cos., Inc.                                            1,336            25
K Mart Corp.(b)                                           3,500            24
Black & Decker Corp.                                        580            23
Hasbro, Inc.                                                900            14
Tupperware Corp.                                            300             7
Consolidated Stores Corp.(b)                                500             6
Brunswick Corp.                                             300             5
                                                                   ----------
                                                                        5,072
CONSUMER SERVICES 3.2%
Viacom, Inc. `B'(b)                                      10,176           694
Disney (Walt) Co.                                         5,800           225
Tribune Co.                                               5,500           193
McDonald's Corp.                                          5,500           181
Interpublic Group of Companies, Inc.                      3,400           146
Gannett, Inc.                                             1,600            96
Waste Management, Inc.                                    3,800            72
Knight-Ridder, Inc.                                       1,300            69
Harrah's Entertainment, Inc.(b)                           2,100            44
Hilton Hotels Corp.                                       4,005            38
New York Times Co.                                          600            24
Darden Restaurants, Inc.                                    400             7
                                                                   ----------
                                                                        1,789
CONSUMER STAPLES 6.5%
Coca-Cola Co.                                             6,177           355
Kimberly-Clark Corp.                                      5,900           339
Pepsico, Inc.                                             6,600           293
Philip Morris Cos., Inc.                                 10,700           284
H.J. Heinz Co.                                            5,000           219
General Mills, Inc.                                       5,700           218
Procter & Gamble Co.                                      3,700           212
Seagram Co. Ltd.                                          3,300           191
Gillette Co.                                              4,800           168
Bestfoods                                                 2,300           159
Colgate-Palmolive Co.                                     2,600           156
Unilever NV - NY                                          2,600           112
Kroger Co.                                                4,800           106
Anheuser Busch Cos., Inc.                                 1,400           105
Sara Lee Corp.                                            4,900            95
Alberto-Culver Co.                                        2,500            76
Safeway, Inc.(b)                                          1,600            72
Campbell Soup Co.                                         2,400            70
Sysco Corp.                                               1,600            67
Albertson's, Inc.                                         1,900            63
Kellogg Co.                                               1,800            54
Clorox Co.                                                1,100            49
Quaker Oats Co.                                             600            45
ConAgra, Inc.                                             2,200            42
Nabisco Group Holdings Corp.                              1,500            39
Adolph Coors Co. `B'                                        500            30
Hershey Foods Corp.                                         600            29
Ralston-Ralston Purina Group                              1,400            28
Archer-Daniels-Midland Co.                                2,800            27
                                                                   ----------
                                                                        3,703
ENERGY 6.0%
Exxon Mobil Corp.                                        19,519         1,532
Royal Dutch Petroleum Co.                                 8,645           532
AES Corp.(b)                                              4,700           214
Peco Energy Co.                                           4,800           194
Chevron Corp.                                             1,900           161
Rowan Cos., Inc.(b)                                       4,800           146
Helmerich & Payne, Inc.                                   3,500           131
BP Amoco PLC SP - ADR                                     1,640            93
Tosco Corp.                                               2,500            71
Conoco, Inc.                                              2,823            69
Amerada Hess Corp.                                        1,000            62
Phillips Petroleum Co.                                    1,200            61
Enron Corp.                                                 650            42

70  SEE ACCOMPANYING NOTES

                                                                        Value
                                                         Shares        (000s)
-----------------------------------------------------------------------------
Texaco, Inc.                                                700    $       37
Halliburton Co.                                             695            33
Sunoco, Inc.                                                700            21
                                                                   ----------
                                                                        3,399
ENVIRONMENTAL SERVICES 0.3%
Allied Waste Industries, Inc.(b)                         16,300           163
Service Corp. International(b)                            3,000            10
                                                                   ----------
                                                                          173
FINANCIAL & BUSINESS SERVICES 13.6%
Citigroup, Inc.                                          18,300         1,103
Morgan Stanley, Dean Witter, Discover and Co.             7,400           616
American International Group, Inc.                        5,091           598
Chase Manhattan Corp.                                    10,350           477
State Street Corp.                                        3,700           392
Wells Fargo Co.                                           9,300           360
KeyCorp                                                  17,667           311
American Express                                          5,700           297
Bank of New York                                          6,200           288
Charles Schwab Corp.                                      7,800           262
Merrill Lynch & Co.                                       2,000           230
MBNA Corp.                                                8,200           222
Paychex, Inc.                                             5,250           221
BankAmerica Corp.                                         3,411           147
Federal National Mortgage Association                     2,700           141
Marsh & McLennan Cos                                      1,300           136
Household International, Inc.                             2,700           112
Comerica, Inc.                                            2,500           112
MGIC Investment Corp.                                     2,366           108
Mellon Financial Corp.                                    2,900           106
Northern Trust Corp.                                      1,600           104
Automatic Data Processing, Inc.                           1,800            96
Omnicom Group                                             1,000            89
Golden West Financial Corp.                               2,100            86
Allstate Corp.                                            3,600            80
Bank One Corp.                                            3,000            80
Equifax, Inc.                                             2,900            76
Lehman Brothers Holdings, Inc.                              800            76
Sun Trust Banks, Inc.                                     1,500            69
Washington Mutual, Inc.                                   2,350            68
Providian Financial Corp.                                   700            63
SLM Holding Corp.                                         1,700            63
First Union Corp.                                         2,300            57
Firstar Corp.                                             2,728            56
Bear Stearns Co., Inc.                                    1,127            47
Associates First Capital Corp.                            1,800            40
Aon Corp.                                                 1,200            37
AFLAC, Inc.                                                 800            37
American General Corp.                                      600            37
Lincoln National Corp.                                      880            32
Dow Jones & Co., Inc.                                       400            29
Fleet Boston Financial Corp.                                829            28
PNC Bank Corp.                                              600            28
Capital One Financial Corp.                                 600            27
Progressive Corp.                                           300            22
Young & Rubicam, Inc.                                       300            17
Federal Home Loan Mortgage Corp.                            310            13
Morgan, J.P. & Co., Inc.                                    100            11
Sabre Holdings Corp.(b)                                     361            10
MBIA, Inc.                                                  200            10
Franklin Resources, Inc.                                    200             6
                                                                   ----------
                                                                        7,733
HEALTH CARE 11.7%
Pfizer, Inc.                                             24,613         1,181
Merck & Co., Inc.                                        10,400           797
Amgen, Inc.(b)                                            8,983           631
Bristol-Myers Squibb Co.                                  9,000           524
Eli Lilly & Co.                                           5,200           519
Johnson & Johnson                                         5,000           509
American Home Products Corp.                              5,900           347
Schering-Plough Corp.                                     6,363           321
Abbott Laboratories                                       6,600           294
Medtronic, Inc.                                           5,700           284
Pharmacia Corp.                                           4,109           212
United Healthcare Corp.                                   1,900           163
Wellpoint Health Networks, Inc.(b)                        2,000           145
Becton Dickinson & Co.                                    4,600           132
CIGNA Corp.                                               1,300    $      122
Baxter International, Inc.                                1,700           120
Guidant Corp.                                             1,700            84
Biomet, Inc.                                              2,000            76
Boston Scientific Corp.(b)                                3,000            65
Aetna, Inc.                                                 600            39
International Flavors & Fragrances                        1,112            34
St. Jude Medical, Inc.                                      600            28
Edwards Lifesciences Corp.(b)                               340             7
                                                                   ----------
                                                                        6,634
MATERIALS & PROCESSING 1.8%
Rohm & Haas Co.                                           6,900           238
Alcoa, Inc.                                               5,400           157
E.I. Du Pont de Nemours, Inc.                             2,868           125
International Paper Co.                                   3,300            98
Freeport-McMoran Copper & Gold, Inc.(b)                   8,900            82
Sealed Air Corp.(b)                                       1,500            79
Barrick Gold Corp.                                        2,500            45
Engelhard Corp.                                           2,600            44
W.R. Grace & Co.(b)                                       2,912            35
Air Products & Chemicals                                  1,000            31
Praxair, Inc.                                               700            26
Fort James Corp.                                            900            21
Sherwin-Williams Co.                                        700            15
Nucor Corp.                                                 400            13
FMC Corp.(b)                                                100             6
Ball Corp.                                                  100             3
                                                                   ----------
                                                                        1,018
TECHNOLOGY 31.8%
Intel Corp.                                              18,365         2,455
Cisco Systems, Inc.(b)                                   31,400         1,996
Microsoft Corp.(b)                                       24,400         1,952
Oracle Corp.(b)                                          15,870         1,334
Lucent Technologies, Inc.                                15,400           912
International Business Machines Corp.                     8,158           894
Sun Microsystems, Inc.(b)                                 8,800           800
EMC Corp.(b)                                             10,400           800
Dell Computer Corp.(b)                                   15,900           784
Nortel Networks Corp.                                    10,200           696
Hewlett Packard Co.                                       5,200           649
Texas Instruments, Inc.(b)                                8,000           550
Applied Materials, Inc.(b)                                5,932           538
America Online, Inc.(b)                                   9,000           475
Motorola, Inc.                                           10,200           296
Network Appliance, Inc.(b)                                3,400           274
Yahoo, Inc.(b)                                            2,200           273
Tellabs, Inc.(b)                                          3,700           253
Qualcomm, Inc.(b)                                         3,200           192
Computer Sciences Corp.(b)                                2,000           149
Agilent Technologies, Inc.(b)                             1,983           146
3Com Corp.(b)                                             2,500           144
Danaher Corp.                                             2,800           138
Corning, Inc.                                               500           135
Solectron Corp.(b)                                        3,200           134
Sprint Corp. (PCS Group)(b)                               2,168           129
Gateway, Inc.(b)                                          2,200           125
Computer Associates International, Inc.                   2,000           102
Micron Technology, Inc.(b)                                1,040            92
Electronic Data Systems Corp.                             2,000            83
Compaq Computer Corp.                                     3,220            82
Veritas Software Corp.(b)                                   600            68
BMC Software, Inc.(b)                                     1,500            54
Global Crossing Ltd.(b)                                   1,900            50
PerkinElmer, Inc.                                           600            40
Adobe Systems, Inc.                                         280            36
Lexmark International Group, Inc. `A'(b)                    500            34
Siebel Systems, Inc.(b)                                     200            33
American Power Conversion Corp.(b)                          700            29
Comverse Technology, Inc.(b)                                300            28
IMS Health, Inc.(b)                                         800            14
Energizer Holdings, Inc.(b)                                 466             9
Xilinx, Inc.(b)                                             100             8
Analog Devices, Inc.(b)                                     100             8
Teradyne, Inc.(b)                                           100             7
Maxim Integrated Products, Inc.(b)                          100             7
PE Corp.-PE Biosystems Group                                100             7
Parametric Technology Corp.(b)                              594             7

                                                      SEE ACCOMPANYING NOTES  71

TAX-EFFICIENT EQUITY FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
Xerox Corp.                                                 290    $             6
Compuware Corp.(b)                                          411                  4
Citrix Systems, Inc.(b)                                     100                  2
Unisys Corp.(b)                                             100                  1
                                                                   ---------------
                                                                            18,034
TRANSPORTATION 1.0%
Kansas City Southern Industries, Inc.                     3,100                275
Ryder System, Inc.                                        8,100                153
Delta Air Lines, Inc.                                     1,500                 76
FDX Corp.(b)                                              1,200                 46
Southwest Airlines Co.                                    1,600                 30
                                                                   ---------------
                                                                               580
UTILITIES 1.5%
Coastal Corp.                                             4,700                286
Northern States Power-Mn                                 10,200                206
Columbia Gas Systems, Inc.                                1,800                118
Duke Energy Corp.                                         1,000                 56
FirstEnergy Corp.(b)                                      2,116                 49
PG&E Corp.                                                1,700                 42
Texas Utilities Co.                                       1,300                 38
DTE Energy Co.                                            1,100                 34
Constellation Energy Group, Inc.                            400                 13
                                                                   ---------------
                                                                               842
                                                                   ---------------
Total Common Stocks                                                         56,627
(Cost $$46,063)                                                    ===============

                                                      Principal
                                                         Amount              Value
                                                         (000s)             (000s)
----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 0.4%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENT 0.4%
State Street Bank
    5.850% due 07/03/2000                             $     217                217
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $224.
    Repurchase proceeds are $217.)
                                                                   ---------------
Total Short-Term Instruments                                                   217
(Cost $$217)                                                       ===============

TOTAL INVESTMENTS(a) 100.1%                                        $        56,844
(Cost $$46,280)                                                    ===============

OTHER ASSETS AND LIABILITIES (NET) (0.1%)                                      (37)

NET ASSETS 100.0%                                                  $        56,807

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000,  the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $46,808 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $        12,663

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                 (2,627)
                                                                   ---------------

Unrealized appreciation-net                                        $        10,036
                                                                   ===============

(b) Non-income producing security.


72  SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
STRUCTURED EMERGING MARKETS FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 99.0%
----------------------------------------------------------------------------------
ARGENTINA 3.6%
PC Holdings(b)                                          105,289    $           193
Telefonica de Argentina SA                               56,714                184
Molinos Rio de la Plata SA                               87,457                166
Telecom Argentina SA `B'                                 27,499                152
Siderca SA `A'                                           61,050                140
Banco de Galicia y Buenos Aires SA de CV `B'             31,680                119
Banco Frances SA                                         14,442                105
Astra Cia Argentina de Petroleo SA(b)                    36,210                 93
Renault Argentina                                       120,653                 81
Sociedad Comercial Del Plata SA                         335,780                 41
                                                                   ---------------
                                                                             1,274
BALTIC NATIONS 2.5%
Baltic Fund `A'                                           7,116                733
AS Eesti Telekom                                          7,000                141
                                                                   ---------------
                                                                               874
BOTSWANA 1.4%
Standard Chart Bank Botswana                            339,460                291
Sechaba Breweries Ltd.                                  181,100                151
Sefalana Holding Co. Ltd.                                80,500                 69
                                                                   ---------------
                                                                               511
BRAZIL 4.7%
Telecomunicacoes Brasileiras SA SP - ADR                  3,500                340
Companhia Cervejaria Brahma                             334,531                284
Petroleo Brasileiro SA                                    8,750                259
Itausa-Investimentos Itau SA                            140,300                136
Companhia Suzano de Papel e Celulose                     46,000                115
Banco Estado de Sao Paul                              2,410,000                 71
Companhia Vidraria Santa Marina                          48,000                 65
Telecomunicacoes de Sao Paulo SA                          3,500                 65
Banco Bradesco SA                                     7,300,000                 64
Embratel Participacoes SA                                 2,600                 61
Banco Do Brasil SA                                   10,300,000                 52
Mahle Cofap Aneis(b)                                     22,047                 41
Telecomunicacoes de Sao Paulo                         2,104,594                 40
Telesp Celular Participacoes SA(b)                    1,795,712                 32
Tele Sudeste Celular Participacoes SA(b)                    700                 21
Tele Norte Leste Participacoes SA                           409                 10
Petroleo Brasileiro SA                                        5                  0
                                                                   ---------------
                                                                             1,656
BULGARIA 0.3%
Framlington Bulgaria Fund(b)                             33,920                110
                                                                   ---------------
CHILE 3.4%
Masisa SA SP - ADR                                       16,600                196
Banco Santiago SA SP - ADR                               10,000                179
Cristalerias de Chile SP - ADR                            8,300                137
Enersis SA SP - ADR                                       6,214                124
Administradora de Fondos
    de Pensiones Provida SA SP - ADR                      4,700                100
Sociedad Quimica y Minera de Chile SA SP - ADR            4,000                 89
Laboratorio Chile SA SP - ADR                             4,600                 88
Madeco SA SP - ADR                                       10,300                 79
Empresa Nacional de Electricidad SA SP - ADR              5,159                 57
Compania Cervecerias Unidas SA SP - ADR                   2,500                 57
Embotelladora Andina SA SP - ADR `A'                      3,500                 41
Embotelladora Andina SA SP - ADR `B'                      4,300                 41
Quimica Y Minera de Chile                                   731                 17
Compania de Telecomunicaciones de Chile SA SP - ADR          45                  1
                                                                   ---------------
                                                                             1,206
CHINA 4.6%
China Mobile (Hong Kong) Ltd.(b)                         97,000                855
China Merchants Shekou Port Service Co. Ltd.            293,000                141
Yizheng Chemical Fibre Co. Ltd. `H'                     578,000                115
Shanghai Petrochemical Co. Ltd. `H'                     813,000                111
Legend Holdings Ltd.                                    100,000                 97
China Resources Enterprise Ltd                           68,000                 82
Shanghai Dazhong Taxi Co. `B'                           125,788                 68
Shanghai Diesel Engine Co. Ltd. `B'                     231,000                 57
Maanshan Iron & Steel Co. `H'                         1,044,000                 52
Chinadotcom Corp. `A'(b)                                  2,000                 41
Guangdong Investment Ltd.                                 1,000                  0
China Overseas Land & Investment                          1,000                  0
                                                                   ---------------
                                                                             1,619
COLOMBIA 0.4%
Bancolombia SA SP - ADR(b)                               29,400    $            62
Carulla y Compania SA SP - ADR                           34,700                 27
Banco Ganadero SA SP - ADR                                4,966                 20
Cadena Almacenes SP - ADR                                31,040                 15
Cementos Diamante SA SP - GDR 144A                        5,800                  5
Cementos Diamante SA SP - GDR                             2,300                  2
                                                                   ---------------
                                                                               131
CROATIA 0.8%
Pliva D.D                                                27,390                283
                                                                   ---------------

CZECH REPUBLIC 1.5%
Cesky Telecom AS(b)                                       7,500                126
SPT Telecom AS                                            6,893                117
Komercni Banka AS                                         5,351                108
Ceske Radiokomunikace(b)                                  1,800                 80
Ceska Pojistovna                                            529                 34
ZDB(b)                                                   10,273                 21
Vodni Stavby Praha AS                                    10,580                 19
Synthesia AS                                             15,050                 19
Aliachem AS(b)                                           85,472                 11
                                                                   ---------------
                                                                               535
EGYPT 1.9%
Mobinil-Egyptian Mobile Network(b)                        7,141                232
Al Ahram Beverages(b)                                     9,700                173
Commercial International Bank                            12,041                128
Suez Cement Co.                                          11,566                121
Paints & Chemical Industries Co. SAE                      3,008                 18
Egyptian Financial & Industrial Co.                       1,716                 14
                                                                   ---------------
                                                                               686
GHANA 0.5%
Social Security Bank Ltd.(b)                            137,600                 51
Unilever Ghana Ltd.(b)                                  113,960                 39
Ashanti Goldfields Co. Ltd. SP - GDR                     21,434                 38
Mobil Oil Ghana Ltd.(b)                                   8,631                 28
Standard Chartered Bank Ghana Ltd.                        4,700                 19
Aluworks Ghana Ltd.(b)                                   32,200                 16
                                                                   ---------------
                                                                               191
GREECE 4.1%
National Bank of Greece SP-ADR                           25,480                199
Intracom SA                                               3,740                137
Panafon Hellenic Telecommunications Co. SA               11,800                134
Hellenic Telecommunication Organization SA                5,239                128
J. Boutaris & Son Holdings                               18,990                118
National Bank of Greece SA                                2,833                111
Alpha Credit Bank                                         2,502                 99
Titan Cement Co. SA                                       2,060                 78
Commercial Bank of Greece SA                              1,760                 76
General Construction SA                                   5,156                 74
Aluminium of Greece SA                                    1,630                 61
Elais Co. SA                                              2,170                 49
Alpha Leasing SA                                          3,018                 42
Ergo Bank SA                                              1,578                 30
Aegek SA                                                  3,550                 29
EFG Eurobank(b)                                           1,080                 29
Hellenic Bottling Co. SA                                  1,780                 28
Attica Enterprises SA                                     1,386                 15
Naoussa Spinning Mills SA                                 1,160                 10
Radio Athinai                                                 4                  0
                                                                   ---------------
                                                                             1,447
HUNGARY 3.6%
OTP Bank Rt                                               5,541                289
Antenna Hungaria Rt.(b)                                   6,178                179
Magyar Tavkozlesi Rt. SP - ADR                            4,800                165
Gedeon Richter Rt                                         2,852                154
BorsodChem Rt.(b)                                         3,381                104
Inter-Europa Bank Rt                                      1,942                 82
MOL Magyar Olaj-es Gazipari Rt                            5,630                 78
Pick Szeged Rt                                            1,900                 70
Demasz Rt                                                 1,200                 69
Pannonplast Rt                                            2,360                 51
Danubius Hotel and Spa Rt                                 1,890                 36
                                                                   ---------------
                                                                             1,277

                                                      SEE ACCOMPANYING NOTES  73

SCHEDULE OF INVESTMENTS
STRUCTURED EMERGING MARKETS FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
INDIA 3.6%
UTI India IT Fund(b)                                      6,000    $           429
The India Fund, Inc.                                     23,000                326
Reliance Industries SP - GDR                              4,608                 97
Hindalco Industries Ltd. SP - GDR                         4,800                 94
State Bank of India SP - GDR                              7,800                 77
Indo Gulf Corp. Ltd. SP - GDR                            66,300                 63
I.T.C. Limited SP - GDR                                   3,100                 60
CESC Ltd. SP - GDR                                       88,000                 35
Tata Engineering and Locomotive Co. Ltd. SP - GD          7,950                 22
Mahindra & Mahindra Ltd. SP - GDR                         4,029                 19
Ranbaxy Laboratories Ltd. SP - GDR(b)                     1,100                 18
Bajaj Auto Ltd. SP - GDR                                  1,902                 17
Grasim Industries SP - GDR                                1,500                 13
Tata Electric Cos. SP - GDR                                  10                  1
                                                                   ---------------
                                                                             1,271
INDONESIA 2.8%
PT Gudang Garam                                         127,500                206
PT Astra International, Inc.                            514,000                161
PT Telekomunikasi Indonesia                             407,080                143
PT Indocement Tunggal Prakarsa                          329,500                121
PT Indah Kiat Pulp & Paper Corp.                        597,000                121
PT Hanjaya Mandala Sampoerna                             68,500                 99
PT Indofood Sukses Makmur                               130,000                 71
PT Indosat (Persero)                                     44,500                 52
                                                                   ---------------
                                                                               974
ISRAEL 4.3%
Teva Pharmaceutical Industries Ltd.                       6,591                358
Bezek Israeli Telecommunication Corp.                    51,695                288
Israel Chemicals Ltd.                                   161,074                197
Bank Hapoalim Ltd.                                       50,080                145
Nice Systems Ltd.                                         1,749                136
Koor Industries Ltd.                                      1,051                113
Discount Investment Corp.                                 1,694                 96
Bank Leumi Le-Israel                                     34,395                 71
Industrial Buildings Corp.                               36,596                 54
Leumi Insurance Holdings(b)                              49,005                 51
                                                                   ---------------
                                                                             1,509
KENYA 0.7%
Uchumi Supermarket Ltd.                                 132,100                 73
Firestone East Africa Ltd.                              303,150                 50
Kenya Airways Ltd.                                      364,500                 38
Sasini Tea & Coffee Ltd.                                 43,600                 20
National Industrial Credit Bank                          63,460                 17
Kenya Power & Lighting Co. Ltd.                          25,050                 17
Athi River Mining Ltd.                                  256,800                 15
Kenya Commercial Bank Ltd.                               28,451                 10
                                                                   ---------------
                                                                               240
MALAYSIA 3.6%
Malayan Banking Bhd                                      55,900                227
Sime Darby Bhd                                          110,700                142
Edaran Otomobil Nasional Bhd                             39,000                123
United Engineers (Malaysia) Bhd                          58,900                120
Leader Universal Holdings Bhd                           367,000                109
Telekom Malaysia Bhd                                     26,000                 90
Genting Bhd                                              24,300                 90
Technology Resources Industries Bhd                      56,000                 60
Malaysia Internation Shipping Bhd                        33,000                 55
Tenaga Nasional Bhd                                      16,000                 52
Commerce Asset-Holding Bhd                               16,950                 49
Aokam Perdana Bhd                                        30,166                 38
Nestle Malaysia Bhd                                       8,000                 37
Magnum Corp. Bhd                                         47,000                 28
Rashid Hussain Bhd                                       33,000                 28
United Engineers Bhd. - Warrant(b)                       13,440                 12
                                                                   ---------------
                                                                             1,260
MAURITIUS ISLAND 0.9%
New Mauritius Hotels Ltd.                                31,515                 49
State Bank of Mauritius Ltd.                             63,350                 42
The United Basalt Products                               39,500                 41
Sun Resorts Ltd.                                         20,969                 39
Shell Mauritius Ltd.(b)                                  26,979                 32
Mauritius Commercial Bank(b)                              9,034                 31
Air Mauritius Ltd.                                       38,200                 25
Mon Tresor & Mon Desert Ltd.(b)                          23,449                 25
Ireland Blyth Ltd.(b)                                    29,400                 25
Rogers & Co. Ltd.                                         6,455                 23
                                                                   ---------------
                                                                               332
MEXICO 6.8%
Carso Global Telecom `A1'                               163,000    $           465
Grupo Financiero Banamex Accival SA                      85,000                357
Grupo Financiero Bancomer SA                            530,000                269
Grupo Televisa SA `CPO'                                  63,000                216
Telefonos de Mexico SA(b)                                72,400                207
Cemex SA de CV                                           34,630                162
Grupo Carso SA de CV `A1'(b)                             42,000                149
Coca-Cola Femsa SA `L'                                   78,000                147
Cifra SA de CV `V'                                       56,569                133
Alfa SA de CV `A'                                        39,572                 90
Grupo Mexico SA `B'                                      28,000                 79
Grupo Industrial Bimbo SA de CV `A'                      41,000                 65
Kimberly-Clark de Mexico SA de CV `A'                    15,000                 43
Industrias Penoles SA `CP'(b)                            16,000                 26
GRUPO SITUR SA DE CV `B'                                641,000                  0
                                                                   ---------------
                                                                             2,408
MOROCCO 1.8%
Omnium Nord Africain SA                                   1,348                149
Cie Transports LN                                         3,121                109
Samir(b)                                                  1,510                104
Banque Commercial du Maroc                                  684                 62
Wafabank                                                    674                 62
Lesieur Cristal                                             414                 50
Ciments du Maroc                                            648                 49
Brasseries du Nord Marocain                                 259                 40
                                                                   ---------------
                                                                               625
PERU 3.7%
Telefonica del Peru SA `B'                              250,949                361
Cerveceria Backus & Johnston SA `T'                     697,309                200
Banco Wiese Ltd.                                        747,299                199
Credicorp Ltd.                                           15,737                142
Compania de Minas Buenaventura SA `B'                    16,157                141
Ferreyros SA                                            424,666                135
Cementos Lima SA                                          7,317                 90
Southern Peru Copper Corp.                               10,834                 39
                                                                   ---------------
                                                                             1,307
PHILIPPINES 3.4%
San Miguel Corp. `B'                                    245,900                304
Philippine Long Distance Telephone Co.                   13,300                238
ABS-CBN Holdings Corp.                                   86,469                107
Manila Electric Co. `B'                                  69,956                103
Benpres Holdings Corp.(b)                               942,500                 90
Petron Corp.                                          2,727,623                 90
Ayala Corp.                                             451,100                 83
Metro Bank Trust Co.                                      9,650                 45
SM Prime Holdings, Inc.                                 369,000                 44
Ayala Land, Inc.                                        303,560                 39
International Container Term Services, Inc.             634,000                 19
First Philippine Holdings Corp.                          28,520                 15
Fortune Cement Corp.                                  1,022,250                  9
Metropolitan Bank and Trust Co.(b)                          965                  1
                                                                   ---------------
                                                                             1,187
POLAND 3.8%
Telekomunikacja Polska SA                                24,900                178
Bank Rozwoju Eksportu SA                                  4,860                151
KGHM Polska Miedz SA                                     18,650                140
Prokom Software SA                                        2,562                134
Wielkopolski Bank Kredytowy SA                           21,628                126
Bank Handlowy W. Warszawie                                7,285                115
Elektrim Spolka Akcyjna SA                                9,925                114
Zaklady Piwowarskie W Zywcu SA                            1,600                110
Bank Slaski SA W Katowicach                               1,865                100
Netia Holdings SA(b)                                      2,900                 81
Zaklady Metali Lekkich Kety(b)                            3,845                 55
Fabryka Kotlow Rafako SA                                 27,790                 44
Mostostal Export SA                                       7,305                  8
                                                                   ---------------
                                                                             1,356
ROMANIA 1.0%
Society Generale Romania Fund                             3,096                163
Romanian Investment Fund                                    402                161
Romanian Growth Fund                                     24,300                 21
                                                                   ---------------
                                                                               345

74  SEE ACCOMPANYING NOTES

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
RUSSIA 2.7%
Surgutneftegaz                                           11,500    $           153
LUKoil Holding SP - ADR                                   2,500                128
Unified Energy System SP - ADR                            9,530                110
Omz Gruppor Uralmash-Izhora(b)                           67,000                107
Baltika Brewery(b)                                          300                 96
Varyeganneftegaz                                         59,285                 89
Rao Gazprom SP - ADR                                     11,000                 74
Vimpel-Communications SP - ADR(b)                         1,900                 42
Samson(b)                                                25,791                 39
Uralmash-Zavody SP - ADR(b)                              13,000                 24
Rostelecom SP - ADR                                       1,666                 23
Avtovaz                                                     500                 21
Rao Gazprom SP - ADR                                      3,100                 21
Mosk Gorod Tel(b)                                         2,500                 19
Mosenergo SP - ADR                                        4,101                 16
                                                                   ---------------
                                                                               962
SAUDI ARABIA 1.1%
Saudi Arabian Investment Fund                            36,200                396
                                                                   ---------------
SOUTH AFRICA 4.4%
Impala Platinum Holdings Ltd.                             7,970                296
Sasol Ltd.                                               32,836                220
Nedcor Ltd.                                               8,900                187
Liberty Group Ltd.                                       12,916                123
Anglo American PLC                                        2,568                122
De Beers Centenary                                        4,640                113
Dimension Data Holding(b)                                12,050                100
Barlow Ltd.                                              16,400                 98
FirstRand Ltd.                                           83,460                 86
South African Breweries PLC(b)                            9,865                 72
DataTec Ltd.(b)                                           8,200                 57
Comparex Holdings Ltd.                                   24,100                 42
Pepkor Ltd.                                               7,540                 27
Wooltru Ltd. `N'                                         18,500                 21
                                                                   ---------------
                                                                             1,564
SOUTH KOREA 5.0%
Samsung Electronics                                         940                311
SK Telekom Co.                                              840                275
Hite Brewery Co. Ltd.                                     6,120                269
LG Electronics                                            6,550                183
Trigem Computer, Inc.                                     6,372                128
SK Corp.                                                  6,250                115
Pohang Iron & Steel Co. Ltd.                              1,220                104
Korea Telecom                                             1,050                 92
Shinhan Bank                                              8,674                 82
Samsung Fire & Marine Insurance                           2,494                 69
Korea Electric Power Corp.                                2,120                 66
Hanvit Bank(b)                                           11,500                 58
Daewoo Securities Co.                                     1,771                  9
Korean Air                                                  603                  5
                                                                   ---------------
                                                                             1,766
TAIWAN 4.4%
R.O.C. Taiwan Fund                                       63,310                550
Taiwan Fund, Inc.                                        27,335                523
Acer, Inc.(b)                                            14,198                133
Macronix International Co. Ltd. SP - ADR 3,573               91
Walsin Lihwa Corp. SP - GDR(b)                           11,856                 89
China Steel Corp. SP - GDR                                4,485                 61
Asia Cement Corp. SP - GDR                                8,757                 57
Yang Ming Marine Transport SP - GDR(b)                    5,186                 41
Systex Corp.(b)                                           1,850                 20
Teco Electric & Machinery SP - GDR                           40                  0
                                                                   ---------------
                                                                             1,565
THAILAND 3.7%
Hana Microelectronics Public Co. Ltd.                    31,400                246
BEC World Public Co. Ltd.                                29,600                180
Advanced Info Service Public Co. Ltd.                    13,400                167
Thai Euro Fund(b)                                        27,500                154
TelecomAsia Corp. Public Co. Ltd.(b)                     98,700                110
Siam Cement Public Co. Ltd.                               9,700                107
PTT Exploration & Production                             20,750                101
Thai Farmers Bank Public Co. Ltd.                       115,500                 97
United Communication Industries                         102,000                 88
Bangkok Bank Public Co.                                  27,900                 34
Telecomasia(b)                                           31,168                 18
                                                                   ---------------
                                                                             1,302
TURKEY 3.5%
Turk Hava Yollari Anonim Ortakligi                    9,606,132    $           178
Yapi ve Kredi Bankasi AS                             12,939,190                144
Dogan Sirketler Grubu Holding AS                      5,746,424                139
Migros Turk TAS                                         602,868                112
Haci Omer Sabanci Holding AS                          9,406,800                111
Koc Holding AS                                        1,469,168                104
Akbank TAS                                           12,910,504                100
Tupras-Turkiye Petrol AS                              1,600,000                 84
Netas Northern Electric Telekomunikasyon AS 649,             72
Eregli Demir Ve Celik Fabrikalari TAS 1,482,609              60
Vestel Elektronik Sanayi                                185,000                 56
Erciyas Biracilik ve Malt Sanayii AS                    968,713                 45
Petrol Ofisi AS(b)                                      469,585                 23
Aktas Elektrik(b)                                        82,000                 20
                                                                   ---------------
                                                                             1,248
VENEZUELA 3.1%
Electridad de Caracas SP - ADR                           21,400                540
Compania Anonima Nacional Telefonos
    de Venezuela SP - ADR                                14,000                381
Banco Venezolano de Creditio SP - ADR                    30,573                104
Mantex S.A.C.A. SP - ADR                                  8,800                 62
International Briquettes Holding, Inc.                    6,667                 18
                                                                   ---------------
                                                                             1,105
ZIMBABWE 1.4%
Barclays Bank of Zimbabwe                               561,400                245
Delta Corp. Ltd.                                        447,038                122
Interfresh Ltd.                                       1,829,700                 65
Wankie Colliery Co. Ltd.                              1,364,428                 53
                                                                   ---------------
                                                                               485
                                                                   ---------------
Total Common Stocks                                                         35,007
(Cost $$31,182)                                                    ===============


----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 0.1%
----------------------------------------------------------------------------------

                                                      Principal
                                                         Amount
                                                         (000s)
REPURCHASE AGREEMENTS 0.1%
State Street Bank
     5.850% DUE 2000/07/03                            $      47                 47
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.000% due 07/16/2001 valued at $51.
    Repurchase proceeds are $47.)
                                                                   ---------------
Total Short-Term Instruments                                                    47
(Cost $$47)                                                        ===============

TOTAL INVESTMENTS(a) 99.1%                                         $        35,054
(Cost $$31,229)                                                    ===============

OTHER ASSETS AND LIABILITIES (NET) 0.9%                                        322
                                                                   ---------------
NET ASSETS 100.0%                                                  $        35,376
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $31,542 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $        10,117

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                            (6,605)
                                                                   ---------------

Unrealized appreciation-net                                        $         3,512
                                                                   ===============

(b) Non-income producing security.

                                                       SEE ACCOMPANYING NOTES 75

SCHEDULE OF INVESTMENTS
TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)

----------------------------------------------------------------------------------
COMMON STOCKS 98.6%
----------------------------------------------------------------------------------
ARGENTINA 4.1%
PC Holdings(b)                                          412,737    $           756
Telecom Argentina SA `B'                                 81,039                448
Telefonica de Argentina SA                              133,634                435
Siderca SA `A'                                          170,989                393
Banco Frances SA                                         43,102                317
Argentina Fund(b)                                        28,800                295
Banco de Galicia y Buenos Aires SA de CV `B'             77,829                292
Astra Cia Argentina de Petro SA                         105,540                272
Renault Argentina                                       241,431                162
Molinos Rio de la Plata SA                               74,161                141
Sociedad Comercial Del Plata SA                         813,560                100
                                                                   ---------------
                                                                             3,611
BALTIC NATIONS 1.3%
Baltic Fund `A'                                           9,107                938
Eesti Telekom(b)                                          9,000                181
                                                                   ---------------
                                                                             1,119
BOTSWANA 0.9%
Standard Chart Bank Botswana                            403,350                345
Sechaba Breweries Ltd.                                  382,400                319
Sefalana Holding Co. Ltd.                                93,100                 80
                                                                   ---------------
                                                                               744
BRAZIL 6.8%
Petroleo Brasileiro SA                                   86,900              2,574
Telecomunicacoes Brasileiras SA SP - ADR                 22,080              2,145
Telecomunicacoes de Sao Paulo SA                         22,080                408
Companhia Cervejaria Brahma                             277,000                235
Itausa-Investimentos Itau SA                            147,500                143
Tele Sudeste Celular Participacoes SA(b)                  4,416                135
Banco Estado de Sao Paul                              2,800,457                 84
Tele Norte Leste Participacoes SA(b)                      2,585                 61
Telecomunicacoes de Sao Paulo                         2,424,254                 46
Telesp Celular(b)                                     2,165,657                 39
Mahle Cofap Aneis                                        18,777                 35
Banco Do Brasil SA                                          300                  0
                                                                   ---------------
                                                                             5,905
BULGARIA 0.2%
Framlington Bulgaria Fund(b)                             44,260                144
                                                                   ---------------
CHILE 3.5%
Enersis SA SP - ADR                                      17,416                347
Empresa Nacional de Electricidad SA SP - ADR 31,            346
Masisa SA SP - ADR                                       27,900                330
Banco Santiago SA SP - ADR                               17,200                307
Laboratorio Chile SA SP - ADR                            13,600                261
Madeco SA SP - ADR                                       32,600                249
Administradora de Fondos
    de Pensiones Provida SA SP - ADR                     10,600                225
Cristalerias de Chile SP - ADR                           13,100                216
Compania de Telecomunicaciones de Chile SA SP -          10,796                196
Compania Cervecerias Unidas SA SP - ADR                   7,800                177
Sociedad Quimica y Minera de Chile SA SP - ADR            6,300                140
Embotelladora Andina SA SP - ADR `B'                      8,700                 83
Gener SA SP - ADR                                         5,500                 81
Embotelladora Andina SA SP - ADR `A'                      4,200                 49
Quimica Y Minera de Chile                                 1,264                 29
                                                                   ---------------
                                                                             3,036
CHINA 4.5%
China Telecom Ltd.(b)                                   223,000              1,967
Shanghai New Asia Group Co. Ltd. `B'                  1,067,500                314
Shanghai Diesel Engine Co. Ltd. `B'                     923,000                229
China Merchants Shekou Port Service Co. Ltd.                463                223
Shanghai Dazhong Taxi Co. `B'                           331,000                179
China Resources Enterprise Ltd.                         122,000                146
Jilin Chemical Industrial Co. Ltd.                    2,354,000                143
Maanshan Iron & Steel Co. `H'                         2,866,000                142
Shanghai Petrochemical Co. Ltd. `H'                     962,000                131
China Travel International Investment Hong Kong         800,000                130
Guangdong Investment Ltd.                               631,800                 85
Chinadotcom Corp. `A'(b)                                  3,600                 74
China Overseas Land & Investment                        762,000                 72
Harbin Power Equipment Co. Ltd. `H'                   1,170,000                 56
Legend Holdings(b)                                       36,000                 35
                                                                   ---------------
                                                                             3,926
COLOMBIA 0.4%
Bancolombia SP - ADR(b)                                  73,400    $           156
Banco Ganadero SA SP - ADR                               14,600                 57
Cadena Almacenes SP - ADR                               118,100                 57
Carulla y Compania SP - ADR                              41,200                 32
Cementos Diamante SA SP - GDR 144A                        6,900                  5
Cementos Diamante SA SP - GDR                             2,800                  2
                                                                   ---------------
                                                                               309
CROATIA 0.6%
Pliva D.D                                                52,250                539
                                                                   ---------------
CZECH REPUBLIC 1.4%
Cesky Telecom AS(b)                                      26,100                438
SPT Telecom AS                                           15,730                266
Ceske Radiokomunikace(b)                                  5,700                253
Komercni Banka AS                                         8,337                169
Ceska Pojistovna                                          1,255                 81
ZDB(b)                                                   12,178                 25
Aliachem AS                                             101,312                 14
Synthesia AS                                             10,433                 13
                                                                   ---------------
                                                                             1,259
EGYPT 1.8%
Mobinil-Egyptian Mobile Network(b)                       15,900                517
Eastern Co. for Tobacco & Cigarettes                     10,000                218
Al Ahram Beverages(b)                                     9,300                165
Commercial International Bank                            14,833                158
Orascom Construction(b)                                  13,768                158
Oriental Weavers Co.                                      9,070                144

SUEZ CEMENT CO                                            9,695                101
Alexandria National Iron & Steel Co.(b)                   2,546                 87
Egyptian International Pharmaceutical Industries            660                 29
                                                                   ---------------
                                                                             1,577
GHANA 0.3%
Ashanti Goldfields Co. Ltd. SP - GDR                     60,366                106
Unilever Ghana Ltd.(b)                                  135,040                 46
Mobil Oil Ghana Ltd.(b)                                  10,174                 33
Standard Chartered Bank Ghana Ltd.                        5,500                 22
Aluworks Ghana Ltd.(b)                                   38,100                 18
Social Security Bank Ltd.(b)                             47,400                 17
                                                                   ---------------
                                                                               242
GREECE 3.8%
Hellenic Telecommunication Organization SA                19,60                480
Intracom SA                                              12,058                441
Alpha Credit Bank                                         6,672                263
Alpha Leasing SA                                         16,912                233
General Construction SA                                  15,918                227
Titan Cement Co. SA                                       5,130                195
Commercial Bank of Greece SA                              4,370                189
Hellenic Bottling Co. SA                                 10,110                161
Aegek SA                                                 18,140                147
Aluminium of Greece SA                                    3,900                146
Panafon Hellenic Telecommunications Co. SA 11,80            134
J. Boutaris & Son Holdings                               20,910                131
EFG Eurobank(b)                                           4,160                110
National Bank of Greece SA                                2,632                104
Elais Co. SA                                              4,280                 97
National Bank of Greece ADR(b)                           11,900                 93
Ergo Bank SA                                              3,702                 71
Heracles General Cement SA                                2,790                 59
Attica Enterprises SA                                     2,310                 25
                                                                   ---------------
                                                                             3,306
HUNGARY 4.2%
Magyar Tavkozlesi Rt. SP - ADR                           29,000                999
OTP Bank Rt                                               9,171                478
Gedeon Richter Rt                                         8,300                447
Antenna Hungaria Rt.(b)                                  13,970                405
Graboplast Rt                                            25,772                260
BorsodChem Rt.(b)                                         6,964                215
Pick Szeged Rt                                            5,790                214
MOL Magyar Olaj-es Gazipari Rt                           15,475                213
Demasz Rt                                                 2,700                155
Danubius Hotel and Spa Rt                                 7,558                146
Inter-Europa Bank Rt                                      2,390                101
                                                                   ---------------
                                                                             3,633

76 SEE ACCOMPANYING NOTES

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
INDIA 4.1%
The India Fund, Inc.                                    107,200    $         1,521
Reliance Industries SP - GDR                             24,000                504
UTI India IT Fund(b)                                      5,600                400
Morgan Stanley India Investment Fund(b)                  30,000                360
I.T.C. Limited SP - GDR                                  16,533                318
Hindalco Industries Ltd. SP - GDR                         7,067                138
Indo Gulf Corp. Ltd. SP - GDR                           138,300                131
Mahindra & Mahindra Ltd. SP - GDR                        15,490                 73
Bajaj Auto Ltd. SP - GDR                                  6,775                 62
CESC Ltd. SP - GDR                                      109,800                 44
Ranbaxy Laboratories Ltd. SP - GDR                        2,400                 39
Tata Electric Cos. SP - GDR                                 100                 13
Tata Engineering and Locomotive Co. Ltd. SP - GD          2,400                  7
                                                                   ---------------
                                                                             3,610
INDONESIA 3.2%
PT Astra International, Inc.                          1,963,000                617
PT Hanjaya Mandala Sampoerna                            422,000                612
PT Telekomunikasi Indonesia                           1,197,320                421
PT Gudang Garam                                         216,000                349
PT Indofood Sukses Makmur                               589,000                321
PT Indah Kiat Pulp & Paper Corp.                      1,322,721                268
PT Indocement Tunggal Prakarsa                          486,500                179
PT Mayora Indah                                         553,000                 33
                                                                   ---------------
                                                                             2,800
ISRAEL 4.4%
Teva Pharmaceutical Industries Ltd.                      15,320                833
Nice Systems Ltd.                                        10,356                806
Bezek Israeli Telecommunication Corp. Ltd. 108,0            602
Leumi Insurance Holdings(b)                             414,644                434
Israel Chemicals Ltd.                                   319,714                391
Bank Hapoalim Ltd.                                      131,022                380
Bank Leumi Le-Israel                                    143,110                295
Blue Square Chain Investments and Properties Ltd          8,150                112
                                                                   ---------------
                                                                             3,853
KENYA 0.4%
Uchumi Supermarket Ltd.                                 156,500                 86
Firestone East Africa Ltd.                              359,250                 60
Kenya Power & Lighting Co. Ltd.                          87,600                 58
Kenya Airways Ltd.                                      432,000                 44
Sasini Tea & Coffee Ltd.                                 51,620                 24
National Industrial Credit Bank                          83,660                 23
Athi River Mining Ltd.                                  304,400                 18
Kenya Commercial Bank Ltd.                               33,755                 12
                                                                   ---------------
                                                                               325
MALAYSIA 4.1%
United Engineers (Malaysia) Bhd                         396,800                809
Commerce Asset-Holding Bhd                              257,000                744
Telekom Malaysia Bhd                                    124,000                427
Malayan Banking Bhd                                      90,400                366
Sime Darby Bhd                                          263,000                338
Genting Bhd                                              70,400                259
Tenaga Nasional Bhd                                      75,000                245
Leader Universal Holdings Bhd                           712,000                212
United Engineers Bhd. - Warrant(b)                       79,360                 73
Magnum Corp. Bhd                                        100,000                 59
Aokam Perdana Bhd                                        35,733                 45
                                                                   ---------------
                                                                             3,577
MAURITIUS ISLAND 0.7%
State Bank of Mauritius Ltd.(b)                         257,549                169
Mauritius Commercial Bank                                40,685                139
New Mauritius Hotels Ltd.                                37,200                 58
The United Basalt Products                               46,900                 49
Sun Resorts Ltd.                                         24,761                 46
Shell Mauritius Ltd.                                     32,000                 38
Mon Tresor & Mon Desert Ltd.(b)                          27,800                 30
Air Mauritius Ltd.                                       45,200                 30
Ireland Blyth Ltd.(b)                                    34,809                 30
Rogers & Co. Ltd.                                         7,600                 27
                                                                   ---------------
                                                                               616
MEXICO 5.0%
Grupo Financiero Banamex Accival SA                     167,000                702
Telefonos de Mexico SA(b)                               226,780                647
Carso Global Telecom `A1'                               184,000                525
Grupo Financiero Bancomer SA                            948,000                481
Cifra SA de CV `V'                                      155,741    $           365
Grupo Televisa SA `CPO'                                 100,000                343
Cemex SA de CV                                           55,136                258
Grupo Carso SA de CV `A1'(b)                             64,000                227
Alfa SA de CV `A'                                        78,000                178
Coca-Cola Femsa SA `L'                                   93,000                175
Grupo Mexico SA `B'                                      55,369                156
Grupo Industrial Bimbo SA de CV `A'                      75,777                119
Kimberly-Clark de Mexico SA de CV `A'                    28,000                 80
Industrias Penoles SA `CP'                               43,000                 69
Grupo Situr SA de CV `B'                                759,751                  0
                                                                   ---------------
                                                                             4,325
MOROCCO 1.5%
Omnium Nord Africain SA                                   3,131                345
Ciments du Maroc                                          2,335                178
Cie Transports LN                                         4,961                174
Brasseries du Nord Marocain                               1,007                156
Banque Commercial du Maroc                                1,652                150
Samir(b)                                                  1,790                123
Wafabank                                                  1,242                113
Lesieur Cristal                                             491                 60
                                                                   ---------------
                                                                             1,299
PERU 4.0%
Buenaventura SA                                          37,042                641
Telefonica Del Peru SA                                   51,500                586
Credicorp Ltd.                                           45,132                406
Telefonica del Peru SA `B'                              268,617                387
Cementos Lima SA                                         23,313                287
Banco Wiese Ltd.                                      1,067,395                285
Compania de Minas Buenaventura SA `B'                    24,428                213
BCO Continental                                         436,467                209
Ferreyros SA                                            544,170                173
Cerveceria Backus & Johnston SA `T'                     450,146                129
Southern Peru Copper Corp.                               32,448                116
Credicorp Ltd.                                            7,300                 66
                                                                   ---------------
                                                                             3,498
PHILIPPINES 3.7%
San Miguel Corp. `B'                                    634,400                785
Philippine Long Distance Telephone Co.                   29,750                533
Manila Electric Co. `B'                                 243,165                357
ABS CBN Holdings Corp.(b)                               218,031                270
Ayala Corp.                                           1,373,320                254
Petron Corp.                                          6,599,500                217
Benpres Holdings Corp.(b)                             1,701,000                163
Metro Pacific Corp.(b)                                9,891,900                144
Metro Bank Trust Co.                                     28,500                133
Ayala Land, Inc.                                        988,740                126
Equitable Banking Corp.                                  78,100                 79
SM Prime Holdings, Inc.                                 643,000                 77
International Container Term Services, Inc.           1,198,000                 35
Metropolitan Bank and Trust Co.(b)                        2,850                  3
                                                                   ---------------
                                                                             3,176
POLAND 4.2%
Telekomunikacja Polska                                  128,200                885
Prokom Software SA                                        9,649                505
KGHM Polska Miedz SA                                     67,440                505
Elektrim Spolka Akcyjna SA                               23,940                275
Telekomunikacja Polska SA(b)                             35,400                254
Bank Handlowy W. Warszawie                               14,870                235
Zaklady Piwowarskie W Zywcu SA                            2,820                194
Bank Rozwoju Eksportu SA                                  5,760                179
KGHM Polska Miedz SA                                     11,300                168
Bank Slaski SA W Katowicach                               3,050                164
Netia Holdings SA(b)                                      5,400                150
Wielkopolski Bank Kredytowy SA                           25,638                150
                                                                   ---------------
                                                                             3,664
ROMANIA 0.6%
Society Generale Romania Fund(b)                          5,212                274
Romanian Investment Fund                                    513                205
Romanian Growth Fund                                     28,700                 25
                                                                   ---------------
                                                                               504
RUSSIA 2.6%
LUKoil Holding SP - ADR                                  13,050                667
Unified Energy System SP - ADR                           50,700                583
Surgutneftegaz                                           18,200                243
Uralmash-Zavody SP - ADR(b)                              94,000                175

                                                       SEE ACCOMPANYING NOTES 77

SCHEDULE OF INVESTMENTS
TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
Vimpel-Communications SP - ADR(b)                         5,180    $           115
Mosenergo SP - ADR                                       27,100                106
Varyeganneftegas(b)                                      59,285                 89
Samson(b)                                                60,400                 91
Irkutskenergo SP - ADR                                   23,300                 81
Baltika Brewery(b)                                          250                 80
Rostelecom SP - ADR                                       3,333                 45
Avtovaz                                                     500                 21
Trading House TSUM SP - ADR                               3,800                 11
                                                                   ---------------
                                                                             2,307
SAUDI ARABIA 0.8%
Saudi Arabia Investment Fund                             64,500                706
                                                                   ---------------
SOUTH AFRICA 4.5%
Sasol Ltd.                                              112,510                754
Impala Platinum Holdings Ltd.                            12,601                468
Dimension Data Holding(b)                                50,620                419
De Beers Centenary                                       16,791                408
FirstRand Ltd.                                          318,000                328
Nedcor Investment Bank Holdings Ltd.                    544,183                257
Nedcor Ltd.                                              10,583                222
Anglo American PLC                                        3,900                185
Datatec Ltd.(b)                                          26,000                179
Liberty Life Association of Africa Ltd.                  15,330                146
Barlow Ltd.                                              19,375                116
Pepkor Ltd.                                              26,323                 95
South African Breweries PLC                              12,000                 89
Wooltru Ltd. `N'                                         55,000                 64
Edgars Consolidated Stores                                6,438                 62
Comparex Holdings Ltd.                                   28,500                 50
Wooltru Ltd.                                             22,298                 26
                                                                   ---------------
                                                                             3,868
SOUTH KOREA 4.3%
Trigem Computer, Inc.                                    75,402              1,511
Samsung Electronics                                       1,578                522
Korea Telecom                                             4,550                401
Samsung Fire & Marine Insurance                           7,612                212
Pohang Iron & Steel Co. Ltd.                              2,020                171
Shinhan Bank                                             18,106                171
Korea Asia Fund(b)                                          100                171
LG Electronics                                            4,463                125
SK Telekom Co.                                              370                121
Korean Air                                               11,477                 95
Hite Brewery Co. Ltd.                                     1,950                 86
SK Telecom Co. Ltd. SP - ADR                              2,250                 82
Daewoo Securities Co.                                    14,727                 79
Korea Electric Power Corp.                                  930                 29
                                                                   ---------------
                                                                             3,776
TAIWAN 3.8%
Taiwan Fund, Inc.                                        48,503                929
R.O.C. Taiwan Fund                                       72,795                632
Macronix International Co. Ltd. SP - ADR                 13,490                345
Acer, Inc.                                               28,118                264
China Steel Corp. SP - GDR                               17,330                234
Walsin Lihwa Corp. SP - GDR(b)                           30,178                226
President Enterprise Corp. SP - GDR(b)                   17,730                135
Yang Ming Marine Transport SP - GDR(b)                   17,066                134
Asia Cement Corp. SP - GDR                               16,010                104
Yageo Corp. SP - GDR(b)                                  12,276                101
Teco Electric & Machinery SP - GDR(b)                     9,513                 95
Tuntex Distinct Corp. SP - GDR                           52,304                 71
Systex Corp.(b)                                           3,680                 39
                                                                   ---------------
                                                                             3,309
THAILAND 4.1%
Krung Thai Bank Public Co. Ltd.                       1,203,000                407
Advanced Info Service Public Co. Ltd.                    29,100                362
BEC World Public Co. Ltd.                                59,300                360
TelecomAsia Corp. Public Co. Ltd.(b)                    305,100                339
Shinawatra Computer Co. Ltd.                             56,000                294
PTT Exploration & Production                             58,600                284
Thai Euro Fund(b)                                        48,750                273
Thai Farmers Bank Public Co. Ltd.                       275,300                232
Land & Houses Public Co. Ltd.                           414,400                217
Delta Electronics                                        24,970                168
United Communication Industries                         143,300                123
Thai Telephone & Telecom                                576,500                 97
Thai International Fund                                      15    $            91
Siam Makro Public Co.                                    73,900                 91
Banpu Public Co. Ltd.                                   169,800                 82
Hana Microelectronics Public Co. Ltd.                     7,800                 61
Telecomasia(b)                                           96,347                 56
                                                                   ---------------
                                                                             3,537
TURKEY 5.0%
Dogan Sirketler Grubu Holding AS                     40,891,200                989
Turk Hava Yollari Anonim Ortakligi(b)                26,364,738                489
Eregli Demir Ve Celik Fabrikalari TAS                11,642,000                469
Migros Turk TAS                                       2,501,250                464
Netas Northern Electric Telekomunikasyon AS           3,930,000                437
Koc Holding AS                                        4,095,912                290
Yapi ve Kredi Bankasi AS                             25,080,000                279
Vestel Elektronik Sanayi                                875,000                264
Arcelik AS                                            4,641,600                228
Erciyas Biracilik ve Malt Sanayii AS                  4,426,000                207
Tupras-Turkiye Petrol AS                              2,222,000                116
Aktas Elektrik                                          198,000                 48
Petrol Ofisi AS(b)                                      797,650                 39
Akbank TAS                                              592,530                  5
                                                                   ---------------
                                                                             4,324
VENEZUELA 2.7%
Electridad de Caracas SP - ADR                           43,300              1,093
Compania Anonima Nacional
    Telefonos de Venezuela SP - ADR                      32,900                894
Mavesa SA SP - ADR                                       57,900                182
Mantex S.A.C.A. SP - ADR                                 15,033                106
Siderurgica Venezolana Sivensa SP - ADR                  26,067                 62
                                                                   ---------------
                                                                             2,337
ZIMBABWE 1.1%
Barclays Bank of Zimbabwe                             1,105,400                483
Interfresh Ltd.                                       5,547,900                197
Delta Corp. Ltd.                                        710,684                195
Wankie Colliery Co. Ltd.                              2,199,200                 86
                                                                   ---------------
                                                                               961
                                                                   ---------------
Total Common Stocks                                                         85,722
(Cost $76,615)                                                     ===============


----------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 0.2%
----------------------------------------------------------------------------------
REPURCHASE AGREEMENTS 0.2%
State Street Bank
    5.850% due 07/03/2000                               $   167                167
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Assocation
    6.375% due 01/16/2002 valued at $173.
    Repurchase proceeds are $167.)
                                                                   ---------------
Total Short-Term Instruments                                                   167
(Cost $$167)                                                       ===============

TOTAL INVESTMENTS(a) 98.8%                                         $        85,889
(Cost $$76,782)

OTHER ASSETS AND LIABILITIES (NET) 1.2%                                      1,084
                                                                   ---------------

NET ASSETS 100.0%                                                  $        86,973
                                                                   ===============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $77,883 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $        23,290

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                (15,284)
                                                                   ---------------

Unrealized appreciation-net                                        $         8,006
                                                                   ===============

(b) Non-income producing security.

78 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
INTERNATIONAL FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
COMMON STOCKS 90.7%
----------------------------------------------------------------------------------
BRAZIL 1.0%
Telecomunicacoes Brasileiras SA SP - ADR                  3,850    $           374
Petroleo Brasileiro SA                                    8,240                249
Centrais Electricas Brasileiras SA `B'                6,513,000                144
Cia Vale Do Rio(b)                                        5,100                144
Telecomunicacoes de Sao Paulo SA(b)                       4,600                 85
Companhia Cervejaria Brahma                              80,000                 68
Banco Itau SA                                           730,000                 64
Banco Bradesco SA                                     7,276,037                 63
Companhia Energetica de Minas Gerais                  2,940,800                 51
Companhia Siderurgica Nacional(b)                     1,360,000                 43
Aracruz Celulose SA `B'                                  21,000                 40
Tele Sudeste Celular Participacoes SA(b)                    920                 28
Tele Norte Leste Participacoes SA                       133,204                 16
Telesp Celular(b)                                            76                  0
                                                                   ---------------
                                                                             1,369
CHILE 1.1%
Compania de Telecomunicaciones de Chile SA SP -          20,855                378
Banco Santander Chile SP - ADR                           15,850                254
Enersis SA SP - ADR                                      12,122                242
Empresa Nacional de Electricidad SA SP - ADR             16,367                181
Gener SA SP - ADR                                        10,633                156
Compania Cervecerias Unidas SA SP - ADR                   4,300                 98
Sociedad Quimica y Minera de Chile SA SP - ADR            3,000                 67
Masisa SA SP - ADR                                        3,900                 46
Madeco SA SP - ADR(b)                                     4,342                 33
Quimica Y Minera de Chile                                   531                 12
                                                                   ---------------
                                                                             1,467
CHINA 0.7%
China Telecom Ltd.(b)                                    82,000                723
Huaneng Power International, Inc.                       399,000                131
Yizheng Chemical Fibre Co. Ltd. `H'                     514,000                102
Guangshen Railway Co. Ltd. `H'                          668,000                 68
                                                                   ---------------
                                                                             1,024
FINLAND 4.4%
Nokia Corp.                                              94,208              4,807
Sonera Group OYJ                                          9,520                434
Sanoma WSOY                                              13,520                225
Yit-Yhtyma OY                                            12,184                161
Talentum                                                 13,630                126
Hartwall OY AB                                            4,700                 94
Jot Automation Group OYJ                                 10,500                 70
UPM-Kymmene Corp.                                         2,746                 68
Kemira OYJ                                               12,050                 59
Okobank                                                   2,564                 26
Rautaruukki OY                                            4,895                 23
Viking Line AB                                              880                 21
                                                                   ---------------
                                                                             6,114
FRANCE 8.4%
France Telecom SA                                        10,641              1,487
Total SA                                                  9,032              1,385
Vivendi (Ex-Generale Des Eaux)                           12,158              1,073
AXA                                                       6,348              1,000
Banque National de Paris                                  9,050                871
Alcatel Telecommunications                               12,890                845
Carrefour Supermarche                                     8,580                586
Legrand SA                                                2,500                561
Cap Gemini SA                                             2,900                511
Hermes International                                      3,115                421
Suez Lyonnaise des Eaux                                   2,310                405
L'OREAL                                                     460                398
Lafarge SA                                                4,801                373
Castorama Dubois                                          1,470                364
Sodexho Alliance SA                                       1,750                318
Groupe GTM                                                2,870                269
Groupe Danone                                             1,960                260
Renault SA                                                5,140                234
Schneider SA                                              2,801                195
Societe BIC SA                                            2,680                131
Vivendi Warrants(b)                                       2,750                  9
                                                                   ---------------
                                                                            11,696
GERMANY 10.2%
Deutsche Telekom                                         40,332              2,303
Allianz AG                                                5,397              1,939
Siemens AG                                                8,793              1,326
SAP AG                                                    6,180              1,139
E On AG                                                  20,468                987
DaimlerChrysler AG                                       17,819                929
Muenchener Rueckversicherungs-Gesellschaft AG             2,590                814
Bayer AG                                                 20,600                804
BASF AG                                                  17,900                719
Bayerische Hypo Vereinsbank AG                           10,500                678
Dresdner Bank AG                                         16,120                663
Bayerische Motoren Werke AG                              20,420                617
MAN AG                                                   17,000                514
Commerzbank AG                                           11,500                412
Metro AG                                                  6,800                240
                                                                   ---------------
                                                                            14,084
HONG KONG 0.4%
Citic Pacific Ltd.                                       42,000                220
Legend Holdings                                         216,000                209
Cosco Pacific Ltd.                                      228,000                180
                                                                   ---------------
                                                                               609
HUNGARY 3.2%
                                                                   ---------------
Magyar Tavkozlesi Rt                                    395,300              2,749
OTP Bank Rt                                              13,010                678
MOL Magyar Olaj-es Gazipari Rt                           33,500                462
Gedeon Richter Rt                                         7,945                428
Danubius Hotel and Spa Rt                                 7,490                144
Pick Szeged Rt                                            1,090                 40
                                                                   ---------------
                                                                             4,501
INDIA 0.6%
Mahanagar Telephone Nigam Ltd.(b)                        20,200                206
Videsh Sanchar Nigam Ltd.                                10,000                156
I.T.C. Limited SP - GDR(b)                                6,900                133
State Bank of India SP - GDR                             11,700                116
BSES Ltd. - GDR                                           5,400                100
Larsen & Toubro Ltd.                                      8,600                 96
                                                                   ---------------
                                                                               807
IRELAND 1.0%
CRH PLC                                                  21,866                395
Allied Irish Banks PLC                                   35,100                314
Eircom PLC                                              100,300                268
Kerry Group PLC                                          10,700                140
Jefferson Smurfit Group PLC                              70,900                122
Irish Life & Permanent PLC                                9,141                 77
Bank of Ireland                                           9,200                 58
                                                                   ---------------
                                                                             1,374
ITALY 2.2%
Telecom Italia Mobile SpA                                50,200                513
Telecom Italia SpA                                       31,865                438
ENI SpA                                                  69,900                404
Istituto Bancario San Paolo di Torino                    20,757                368
Assicuazioni Generali                                     9,135                313
Enel SpA                                                 45,800                203
Fiat SpA                                                  6,540                170
Benetton Group SpA                                       75,700                158
Banca Popolare di Milano                                 19,200                138
RAS AG                                                   12,300                135
Banca Intesa SpA                                         21,885                 98
Telecom Italia SpA                                       13,400                 89
Olivetti SpA                                             18,200                 66
Beni Stabili SpA                                         20,757                 11
Banca Intesa SpA                                          3,486                  5
                                                                   ---------------
                                                                             3,109
JAPAN 20.6%
Nippon Telegraph & Telephone                                158              2,100
Fanuc                                                    16,300              1,658
Murata Manufacturing Co.                                 11,000              1,578
Toyota Motor Corp.                                       33,000              1,502
Bank of Tokyo-Mitsubishi Ltd.                           115,000              1,388
Matsushita Electric Industrial Co. Ltd.                  49,000              1,270
Fuji Photo Film                                          31,000              1,268
Fujisawa Pharmaceutical                                  30,000              1,213
Sharp Corp.                                              67,000              1,184
NEC Corp.                                                35,000              1,098
Kirin Brewery Co. Ltd.                                   83,000              1,036
Sony Corp.                                               11,000              1,026
Mitsubishi Estate                                        86,000              1,012
Sumitomo Bank Ltd.                                       81,000                992
Canon, Inc.                                              18,000                896
Asahi Chemical Industry Co. Ltd.                        118,000                834
Secom                                                    11,000    $           803

                                                       SEE ACCOMPANYING NOTES 79

INTERNATIONAL FUND
June 30, 2000

                                                                             Value
                                                         Shares             (000s)
----------------------------------------------------------------------------------
DAI Nippon Printing Co. Ltd.                             45,000                793
Nomura Securities Co. Ltd.                               31,000                758
Hitachi Ltd.                                             52,000                750
Tokyo Electric Power                                     28,300                689
Honda Motor Co. Ltd.                                     20,000                680

YAMANOUCHI PHARM                                         12,000                655
Ito-Yokado Co. Ltd.                                      10,000                601
Mitsubishi Heavy Industries Ltd.                        131,000                580
Nippon Steel Corp.                                      257,000                540
Tokio Marine & Fire Insurance Co.                        46,000                531
Mitsubishi Corp.                                         55,000                497
Bridgestone Corp.                                        19,000                402
Nissan Motor Co. Ltd.(b)                                 63,000                371
                                                                   ---------------
                                                                            28,705
MALAYSIA 1.6%
Tenaga Nasional Bhd                                     185,000                604
Malayan Banking Bhd                                     122,000                494
Telekom Malaysia Bhd                                    106,000                366
Malaysia International Shipping Bhd                     137,000                227
Public Bank Bhd                                         216,000                216
Commerce Asset-Holding Bhd                               49,000                142
RHB Capital                                             102,000                111
Resorts World Bhd                                        37,000                101
                                                                   ---------------
                                                                             2,261
NETHERLANDS 3.2%
Royal Dutch Petroleum Co.                                20,370              1,266
Philips Electronics(b)                                   11,200                528
ING Groep NV                                              7,585                513
Koninklijke KPN NV                                        7,940                355
ABN AMRO Mortgage Corp.                                  13,600                333
Aegon NV                                                  8,400                299
Fortis NL                                                 7,960                232
Unilever NV                                               4,953                227
Verernigde Nederlandse Uitgeversbedrijven Bezit           4,380                226
Heineken NV                                               3,100                189
Akzo Noble NV                                             3,980                169
Koninklijke Ahold NV                                      4,700                138
                                                                   ---------------
                                                                             4,475
NEW ZEALAND 0.8%
Telecom Corp. of New Zealand Ltd.                       159,200                556
Fletcher Challenge Energy                                52,800                172
Lion Nathan Ltd.                                         59,600                133
Carter Holt Harvey Ltd.                                 147,500                128
Brierley Investments Ltd.                               566,000                 88
Fisher & Paykel Industries Ltd.                          21,200                 67
                                                                   ---------------
                                                                             1,144
NORWAY 2.3%
Norsk Hydro ASA                                          28,470              1,194
Orkla ASA                                                20,800                395
Christiania Bank Og Kreditkasse                          53,900                290
Storebrand ASA                                           37,700                272
Den Norske Bank ASA                                      61,060                253
Petroleum Geo-Services(b)                                14,100                241
Tomra Systems ASA                                         6,400                170
Norske Skogindustrier ASA                                 5,600                134
Merkantildata ASA(b)                                     17,900                 92
Hafslund ASA `B'                                         20,200                 66
Tandberg Television ASA(b)                                8,500                 49
Unitor ASA                                                4,000                 29
                                                                   ---------------
                                                                             3,185
POLAND 2.1%
Telekomunikacja Polska SA                               151,900              1,049

POLSKI KONCERN NAFTOWY                                   57,153                537
Bank Slaski SA W Katowicach                               4,840                261
Elektrim Spolka Akcyjna SA                               16,280                187
Bank Pekao(b)                                            14,400                173
Prokom Software SA                                        2,820                148
Wielkopolski Bank Kredytowy SA                           19,590                114
Bank Rozwoju Eksportu SA                                  3,100                 96
Stomil Olsztyn SA                                        14,500                 95
Big Bank Gdanski SA                                      42,500                 86
Softbank SA                                               1,440                 75
Debica SA                                                 4,930                 41
Bank Handlowy W. Warszawie                                2,509                 40
                                                                   ---------------
                                                                             2,902
RUSSIA 1.9%
LUKoil Holding SP - ADR                                  21,000    $         1,074
Surgutneftegaz                                           59,900                798
Unified Energy System SP - ADR                           43,300                498
Rostelecom SP - ADR                                      17,000                232
Mosenergo SP - ADR                                       12,800                 50
                                                                   ---------------
                                                                             2,652
SINGAPORE 0.9%
Singapore Press Holdings                                 20,000                313
DBS Group Holdings Ltd.                                  21,000                270
Singapore Tech Engineering Ltd.                         165,000                243
City Developments Ltd.                                   47,000                182
Overseas Union Bank                                      47,000                182
DBS Land                                                102,000                132
                                                                   ---------------
                                                                             1,322
SOUTH KOREA 1.9%
Samsung Electronics(b)                                    2,000                662
Korea Electric Power Corp.                               14,000                434
Korea Fund, Inc.(b)                                      17,000                239
SK Telecom Co.(b)                                           600                196
Korea Telecom                                             2,000                176
Kookmin Bank                                             11,000                140
Samsung Electro-Mechanics                                 2,000                125
Pohang Iron & Steel Co.                                   5,000                120
Hyundai Motor Co. Ltd.                                    8,000                103
L.G. Chemical Ltd.                                        5,000                100
Samsung Display Devices Co.                               2,000                 96
SK Corp.                                                  4,000                 73
Shinhan Bank                                              7,000                 66
Samsung Heavy Industries                                 14,000                 65
                                                                   ---------------
                                                                             2,595
SPAIN 3.0%
Telefonica SA                                            61,940              1,331
Banco Bilbao Vizcaya International                       61,220                915
Banco Santander Central Hispano SA                       55,060                581
Endesa SA                                                25,780                499
Repsol SA                                                17,420                347
Fomento de Contrucciones y Contratas SA                   9,220                174
Iberdrola SA                                              8,750                113
Sogecable SA(b)                                           2,700                 96
Autopistas Concesionaria Espanola SA                      5,900                 51
Gas Natural                                               2,560                 46
Union Electric Fenosa                                     2,330                 42
Autopistas, Concesionaria Espanola SA warrants(b          5,900                  3
                                                                   ---------------
                                                                             4,198
SWEDEN 2.1%

MSCI SWEDEN OPAL SERIES B(b)                              7,660              2,966

SWITZERLAND 4.6%
Novartis AG                                                 884              1,400
Roche Holding AG                                            116              1,129
Nestle SA                                                   458                917
Credit Suisse Group                                       4,185                832
UBS AG                                                    5,360                785
New ABB Ltd.                                              2,873                344
Zurich Allied AG                                            675                334
Swisscom AG                                                 880                305
Holderbank Financiere Glarus AG                             146                179
Schindler Holding AG                                         99                152
Givaudan AG(b)                                              116                 35
                                                                   ---------------
                                                                             6,412
TAIWAN 2.9%
Taiwan Fund, Inc.                                        56,300              1,077
Winbond Electronics Corp.(b)                             27,994                805
Asustek Computer, Inc.(b)                                57,120                524
Taiwan Semiconductor Manufacturing Co. Ltd.(b)           11,392                441
China Steel Corp. SP - GDR(b)                            29,900                404
Evergreen Marine Corp.                                   31,320                302
Asia Cement Corp. SP - GDR(b)                            37,817                246
Advanced Semiconductor Engineering SP - GDR(b)           14,391                245
Standard Foods Taiwan Ltd.(b)                             4,269                 12
                                                                   ---------------
                                                                             4,056

80  SEE ACCOMPANYING NOTES

TURKEY 3.8%
Turkiye Is Bankasi 'C'                               61,608,800    $         1,316
Yapi ve Kredi Bankasi AS                             73,768,334                821
Turkiye Garanti Bankasi AS(b)                        50,552,200                611
Arcelik AS                                            9,553,500                470
Migros Turk TAS                                       1,784,700                331
Eregli Demir Ve Celik Fabrikalari TAS 7,059,300             284
Ege Biracilik ve Malt Sanayii AS                      3,326,100                217
Vestel Elektronik Sanayi                                696,000                210
Trakya Cam Sanayii AS                                15,181,104                174
Dogan Sirketler Grubu Holding AS                      7,162,000                173
Netas Northern Electric Telekomunikasyon AS 1,20            134
Brisa Bridgestone Sabanci Lastik San. Ve Tic AS       1,976,000                123
Aygaz AS                                              2,790,000                111
Adana Cimento Sanayii 'A'                             6,439,845                 99
Haci Omer Sabanci Holding AS                          7,941,600                 93
Akbank TAS                                           11,765,498                 91
                                                                   ---------------
                                                                             5,258
UNITED KINGDOM 5.8%
Morgan Stanley Capital LLC                               17,000              4,635
MSCI World Equity Benchmark Shares
    United Kingdom Index IOPV                           181,000              3,450
                                                                   ---------------
                                                                             8,085
Total Common Stocks                                                        126,370
                                                                   ---------------
(Cost $ 108,106)

--------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 7.2%
--------------------------------------------------------------------------------



                                                      Principal
                                                         Amount
                                                         (000s)
REPURCHASE AGREEMENTS 2.0%
State Street Bank
    5.850% due 07/03/2000                             $   2,823              2,823
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $,884.
    Repurchase proceeds are $2,824.)

TIME DEPOSITS(c) 5.2%
State Street Bank
    5.000% due 07/03/2000                             BP  3,700              5,598
    4.350% due 07/03/2000                             EC  1,700              1,623
                                                                   ---------------
                                                                             7,221
                                                                   ---------------
Total Short-Term Instruments                                                10,044
                                                                   ---------------
(Cost $$10,044)

TOTAL INVESTMENTS(a) 97.9%                                         $       136,414
(Cost $$118,150)

OTHER ASSETS AND LIABILITIES (NET) 2.1%                                      2,956
                                                                   ---------------
NET ASSETS 100.0%                                                  $       139,370
                                                                   ---------------


NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation (depreciation) of investments based on cost for federal income tax purposes of $118,561 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $        26,110

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                            (8,257)
                                                                   ---------------
Unrealized appreciation-net                                        $        17,853
                                                                   ---------------

(b) Non-income producing security.

(c) Assets with an aggregate market value of $5,582 have been segregated with the custodian to cover margin requirements for the following open futures contracts at June 30, 2000


                                                        # of         Unrealized
Type                                               Contracts      (Depreciation)
--------------------------------------------------------------------------------

GBP 100 Index Futures (09/2000)                           58       $       (147)



                                                      SEE ACCOMPANYING NOTES  81

SCHEDULE OF INVESTMENTS
NFJ EQUITY INCOME FUND
June 30, 2000



                                                                          Value
                                                         Shares          (000s)

-------------------------------------------------------------------------------
COMMON STOCKS 92.0%
-------------------------------------------------------------------------------
AEROSPACE 3.7%
BF Goodrich Co.                                          16,400       $     559
Northrop Grumman Corp.                                    8,200             543
                                                                      ---------
                                                                          1,102
BUILDING 1.8%
Armstrong Holdings, Inc.                                 34,300             525
                                                                      ---------

CAPITAL GOODS 6.3%
GATX Corp.                                               16,300             554
Hubbell, Inc. 'B'                                        21,600             551
Dana Corp.                                               25,900             549
Tenneco Automotive, Inc.                                 38,200             201
Visteon Corp.(b)                                          1,637              20
                                                                      ---------
                                                                          1,875
COMMUNICATIONS 5.3%
U.S. West, Inc.                                           6,600             566
GTE Corp.                                                 8,100             504
Verizon Communications                                    9,800             498
                                                                      ---------
                                                                          1,568
CONSUMER DISCRETIONARY 15.5%
Thomas & Betts Corp.                                     39,600             757
J.C. Penney Co.                                          32,300             596

FORD MOTOR CO                                            13,000             559
UST, Inc.                                                37,100             545
Brunswick Corp.                                          32,800             543
Eastman Kodak Co.                                         9,100             541
Springs Industries, Inc. 'A'                             16,500             531
Whirlpool Corp.                                          10,900             508
                                                                      ---------
                                                                          4,580
CONSUMER STAPLES 8.2%
SUPERVALU, Inc.                                          28,800             549
Fortune Brands, Inc.                                     23,700             547
Brown-Forman Corp. 'B'                                   10,100             543
RJ Reynolds Tobacco Holdings, Inc.                       19,200             536
Pactiv Corp.(b)                                          30,900             243
                                                                      ---------
                                                                          2,418
ENERGY 13.1%
Ultramar Diamond Shamrock Corp.                          42,700           1,059
Repsol SA SP - ADR                                       28,700             569
Kerr McGee Corp.                                          9,600             566
Conoco, Inc. 'B'                                         22,700             558
KeySpan Corp.                                            18,100             557
USX Marathon Group                                       22,200             556
                                                                      ---------
                                                                          3,865
FINANCIAL & BUSINESS SERVICES 18.3%
Deluxe Corp.                                             46,500           1,096
Union Planters Corp.                                     38,200           1,067
Edwards (A.G.), Inc.                                     14,200             554
HRPT Properties Trust                                    78,400             544
Morgan, J.P. & Co., Inc.                                  4,900             540
PNC Bank Corp.                                           11,500             539
KeyCorp                                                  30,100             531
BankAmerica Corp.                                        12,100             520
                                                                      ---------
                                                                          5,391
HEALTH CARE 3.0%
Mallinckrodt, Inc.                                       20,100             873
                                                                      ---------

MATERIALS & PROCESSING 7.5%
USX-U.S. Steel Group, Inc.                               59,700           1,108
Westvaco Corp.                                           22,400             556
Georgia-Pacific Corp. (Timber Group)                     25,000             541
                                                                      ---------
                                                                          2,205
UTILITIES 9.3%
NICOR, Inc.                                              17,300             564
Public Service Enterprise Group, Inc.                    16,100             557
American Electric Power, Inc.                            18,500             548
New Century Energies, Inc.                               18,200             546
DTE Energy Co.                                           17,700             541
                                                                      ---------
                                                                          2,756
Total Common Stocks                                                      27,158
                                                                      =========
(Cost $ 29,125)



                                                      Principal
                                                         Amount           Value
                                                         (000s)          (000s)
-------------------------------------------------------------------------------
 SHORT-TERM INSTRUMENTS 9.8%
-------------------------------------------------------------------------------

REPURCHASE AGREEMENT 9.8%
State Street Bank
    5.850% due 07/03/2000                             $   2,893       $   2,893
    (Dated 06/30/2000.  Collateralized by
    Federal National Mortgage Association
    5.940% due 09/04/2001 valued at $2,956.
    Repurchase proceeds are $2,894.)
                                                                      ---------
Total Short-Term Instruments                                              2,893
(Cost $ 2,893)                                                        =========

TOTAL INVESTMENTS(a) 101.8%                                           $  30,051
(Cost $$32,018)

OTHER ASSETS AND LIABILITIES (NET) (1.8%)                                  (525)
                                                                      ---------

NET ASSETS 100.0%                                                     $  29,526
                                                                      =========


NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation (depreciation) of investments based on cost for federal income tax purposes of $32,018 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                        $     438

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                         (2,405)
                                                                      ---------

Unrealized depreciation-net                                           $  (1,967)
                                                                      =========


(b) Non-income producing security.


82  SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
NFJ VALUE FUND
June 30, 2000



                                                                          Value
                                                         Shares          (000s)
-------------------------------------------------------------------------------
COMMON STOCKS 93.6%
-------------------------------------------------------------------------------

AEROSPACE 2.2%

NORTHROP GRUMMAN CORP                                       300       $      20

BUILDING 0.4%
American Standard Companies(b)                              100               4
                                                                      ---------

CAPITAL GOODS 3.7%
Parker Hannifin Corp.                                       500              17
Dana Corp.                                                  800              17
                                                                      ---------
                                                                             34
COMMUNICATIONS 8.9%
GTE Corp.                                                   500              31
Verizon Communications                                      600              31
AT&T Corp.                                                  600              19
                                                                      ---------
                                                                             81
CONSUMER DISCRETIONARY 11.7%
Whirlpool Corp.                                             600              28
Tupperware Corp.                                            900              20
Brunswick Corp.                                           1,100              18
Liz Claiborne, Inc.                                         500              18
UST, Inc.                                                   900              13
Thomas & Betts Corp.                                        500              10
                                                                      ---------
                                                                            107
CONSUMER SERVICES 2.1%
Manpower, Inc.                                              600              19
                                                                      ---------

CONSUMER STAPLES 9.9%
Brown-Forman Corp.                                          600              32
Pepsi Bottling Group, Inc.                                  700              20
SUPERVALU, Inc.                                           1,000              19
Fortune Brands, Inc.                                        800              19
                                                                      ---------
                                                                             90
ENERGY 13.9%
Ultramar Diamond Shamrock Corp.                           1,500              37
Kerr McGee Corp.                                            600              35
Repsol SA SP - ADR                                        1,000              20
Apache Corp.                                                300              18
Conoco, Inc.                                                700              17
                                                                      ---------
                                                                            127
FINANCIAL & BUSINESS SERVICES 13.2%
Morgan, J.P. & Co., Inc.                                    300              33
Bear Stearns Co., Inc.                                      500              21

DELUXE CORP                                                 800              19
PNC Bank Corp.                                              400              19
Union Planters Corp.                                        500              14
MGIC Investment Corp.                                       300              14
                                                                      ---------
                                                                            120
HEALTH CARE 6.6%
Mallinckrodt, Inc.                                          700              30
Tenet Healthcare Corp.(b)                                   700              19
Mylan Laboratories, Inc.                                    600              11
                                                                      ---------
                                                                             60
MATERIALS & PROCESSING 6.9%
Westvaco Corp.                                            1,500              37
USX-U.S. Steel Group, Inc.                                1,400              26
                                                                      ---------
                                                                             63
TECHNOLOGY 6.3%
American Power Conversion Corp.(b)                          500              20
Computer Associates International, Inc.                     300              15
Intel Corp.                                                 100              13
Unisys Corp.(b)                                             600               9
                                                                      ---------
                                                                             57
UTILITIES 7.8%
NICOR, Inc.                                               1,100              36
DTE Energy Co.                                              600              18
Public Service Enterprise Group, Inc.                       500              17
                                                                      ---------
                                                                             71
Total Common Stocks                                                         853
(Cost $ 907)                                                          =========




                                                      Principal
                                                         Amount           Value
                                                         (000s)          (000s)
-------------------------------------------------------------------------------
 SHORT-TERM INSTRUMENTS 4.6%
-------------------------------------------------------------------------------

REPURCHASE AGREEMENT 4.6%
State Street Bank
    5.850% due 07/03/2000                             $      42    $         42
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $45.
    Repurchase proceeds are $42.)

                                                                   ------------
Total Short-Term Instruments                                                 42
(Cost $ 42)                                                        ============

TOTAL INVESTMENTS(a) 98.2%                                         $        895
(Cost $$949)

OTHER ASSETS AND LIABILITIES (NET) 1.8%                                      16
                                                                   ------------
NET ASSETS 100.0%                                                  $        911
                                                                   ============

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation (depreciation) of investments based on cost for federal income tax purposes of $949 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                     $         29

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                                 (83)
-------------------------------------------------------------------------------

Unrealized depreciation-net                                        $        (54)
                                                                   ============


(b) Non-income producing security.


                                                      SEE ACCOMPANYING NOTES  83

NOTES TO FINANCIAL STATEMENTS
June 30, 2000

1. ORGANIZATION
PIMCO Funds: Multi-Manager Series (the "Trust") is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company organized as a Massachusetts business trust. The Trust currently consists of thirty-two separate investment funds (the "Funds"). The Trust may offer up to six classes of shares: Institutional, Administrative, A, B, C and D. Each share class has identical voting rights (except shareholders of a class that have exclusive voting rights regarding any matter relating solely to that class of shares). Information presented in these financial statements pertains to the Institutional and Administrative Classes (the "Institutional Classes") of the Trust. Certain detailed financial information for the A, B, C and D Classes (the "Other Classes") is provided separately and is available upon request.

2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements in conformity with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

SECURITY VALUATION. Portfolio securities and other financial instruments for which market quotations are readily available are stated at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, the mean between representative bid and asked quotations obtained from a quotation reporting system or from established market makers. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market value. Certain fixed income securities for which daily market quotations are not readily available may be valued, pursuant to guidelines established by the Board of Trustees, with reference to fixed income securities whose prices are more readily obtainable.

SECURITIES TRANSACTIONS AND INVESTMENT INCOME. Securities transactions are recorded as of the trade date. Securities purchased or sold on a when-issued or delayed delivery basis may be settled a month or more after the trade date. Realized gains and losses from securities sold are recorded on the identified cost basis. Dividend income is recorded on the ex-dividend date, except certain dividends from foreign securities where the ex-dividend date may have passed, are recorded as soon as the Fund is informed of the ex-dividend date. Interest income, adjusted for the accretion of discounts and amortization of premiums, is recorded on the accrual basis.

FOREIGN CURRENCY. Foreign currencies, investments, and other assets and liabilities are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Fluctuations in the value of these assets and liabilities resulting from changes in exchange rates are recorded as unrealized foreign currency gains (losses). Realized gains (losses) and unrealized appreciation (depreciation) on investment securities and income and expenses are translated on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments in securities are not segregated in the Statements of Operations from the effects of changes in market prices of those securities, but are included with the net realized and unrealized gain or loss on investment securities.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends from net investment income, if any, are declared and paid quarterly to shareholders of record by the Equity Income, Renaissance and Value Funds. Dividends from net investment income, if any, are declared and paid at least annually to shareholders of record by the other Funds. Net long-term capital gains earned by a Fund, if any, will be distributed at least once each year.
     Income dividends and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for such items as wash sales, foreign currency transactions, net operating losses and capital loss carryforwards. Certain amounts have been reclassified between undistributed net investment income, accumulated undistributed net realized gains or losses and paid in capital to more appropriately conform financial accounting and tax characterizations of dividend distributions.

MULTICLASS OPERATIONS. Each class offered by the Trust has equal rights as to assets. Income, non-class specific expenses, and realized and unrealized capital gains and losses are allocated to each class of shares based on the relative net assets of each class.

FEDERAL INCOME TAXES. Each Fund intends to qualify as a regulated investment company and distribute all of its taxable income and net realized gains, if applicable, to shareholders. Accordingly, no provision for Federal income taxes has been made.

FOREIGN TAXES ON DIVIDENDS. Dividend income in the statements of operations is shown net of foreign taxes withheld on dividends from foreign securities. Foreign taxes withheld were as follows: Equity Income Fund - $3,238; Value Fund
- $4,122; Renaissance Fund - $277,154; Growth Fund - $159,737; Select Growth Fund - $105; Mid-Cap Equity Fund - $1,059; Innovation Fund - $70,327; Global Innovation Fund - $516; International Growth Fund - $20,103; Mega-Cap Fund - $9; Capital Appreciation Fund - $68,867; Mid-Cap Fund - $6,012; Tax-Efficient Equity Fund - $2,525; Structured Emerging Markets Fund - $81,022; Tax-Efficient Structured Emerging Markets Fund - $143,171; and International Fund - $234,085.

FUTURES AND OPTIONS. Certain Funds are authorized to enter into futures contracts and options. A Fund may use futures contracts to manage its exposure to the markets or to movements in interest rates and currency values. The primary risks associated with the use of futures contracts and options are imperfect correlation between the change in market value of the securities held by a Fund and the prices of futures contracts and options, the possibility of an illiquid market, and the inability of the counterparty to meet the terms of the contract. Futures contracts and purchased options are valued based upon their quoted daily settlement prices. The premium received for a written option is recorded as an asset with an equal liability which is marked to market based on the option's quoted daily settlement price. Fluctuations in the value of such instruments are recorded as unrealized appreciation (depreciation) until terminated, at which time realized gains and losses are recognized.

FORWARD CURRENCY TRANSACTIONS. Certain Funds are authorized to enter into forward foreign exchange contracts for the purpose of hedging against foreign exchange risk arising from the Fund's investment or anticipated investment in securities denominated in foreign currencies. A Fund may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. All commitments are marked to market daily at the applicable translation rates and any resulting unrealized gains or losses are recorded. Realized gains or losses are recorded at the time the forward contract matures or by delivery of the currency. Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

REPURCHASE AGREEMENTS. Each Fund may engage in repurchase transactions. Under the terms of a typical repurchase agreement, the Fund takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed-upon price and time. The market value of the collateral must be equal at all times to the total amount of the repurchase obligations, including interest. Generally, in the event of counterparty default, the Fund has the right to use the collateral to offset losses incurred.

DELAYED DELIVERY TRANSACTIONS. A Fund may purchase or sell securities on a when-issued or delayed delivery basis. These transactions involve a commitment by a Fund to purchase or sell securities for a predetermined price or yield, with payment and delivery taking place beyond the customary settlement period. When delayed delivery purchases are outstanding, a Fund will set aside and maintain until the settlement date in a segregated account, liquid assets in an amount sufficient to meet the purchase price. When purchasing a security on a delayed delivery basis, a Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. A Fund may dispose of or renegotiate a delayed delivery transaction after it is entered into, and may sell when-issued securities before they are delivered, which may result in a capital gain or loss. When the Fund has sold a security on a delayed delivery basis, the Fund does not participate in future gains and losses with respect to the security. Forward sales commitments are accounted for by the Fund in the same manner as forward currency contracts discussed above.

3. FEES, EXPENSES, AND RELATED PARTY TRANSACTIONS INVESTMENT ADVISORY FEE. PIMCO Advisors L.P. ("PIMCO Advisors") serves as investment advisor to the Trust, pursuant to an Investment Advisory Agreement. PIMCO Advisors receives from the Trust a fee based on an annual percentage of the average daily net assets of each Fund as follows: 0.50% for the Growth Fund; 0.55% for the International and Target Funds; 0.60% for the Renaissance, Select Growth, and Small-Cap Value Funds; 0.63% for the Mid-Cap Equity Fund; 0.65% for the Opportunity and Innovation Funds; 0.75% for the International Growth Fund; 1.00% for the Global Innovation and Small-Cap Funds; 1.25% for the Micro-Cap Fund; and 0.45% for all other Funds. Each of the Funds also has a sub-advisor which, under the supervision of PIMCO Advisors, directs the investments of the Fund's assets. Other than the sub-advisor of the International Fund, all of the sub-advisors are affiliates of PIMCO Advisors. The advisory fees received by PIMCO Advisors are paid in all or in part to each of the sub-advisors in accordance with the portfolio management agreements.

NEW ADVISORY FEE STRUCTURE. Effective April 1, 2000, PIMCO Core Equity Fund changed its name to PIMCO Select Growth Fund and increased its advisory fee from 0.57% to 0.60%. International Growth Fund has lowered the advisory fee from 0.85% to 0.75% effective May 8, 2000.

ADMINISTRATION FEE. PIMCO Advisors provides administrative services to the Trust for which it receives from each Fund a monthly administrative fee based on each share class' average daily net assets. The Administration Fee for the Institutional and Administrative Classes is charged at the annual rate of 0.40% for the Global Innovation Fund; 0.50% for the International, International Growth, Structured Emerging Markets, and Tax-Efficient Structured Emerging Markets Funds; and 0.25% for all other Funds. The Administration Fee for the A, B and C Classes is charged at the annual rate of 0.60% for Global Innovation Fund, 0.65% for the International Fund, and 0.40% for all other Funds. The Administration Fee for Class D is charged at the annual rate of 0.60% for the Global Innovation Fund and 0.40% for all other Funds.

June 30, 2000

FUND REIMBURSEMENT FEE. Investors in Institutional Class and Administrative Class shares of the Structured Emerging Markets and Tax-Efficient Structured Emerging Markets Funds are subject to a fee ("Fund Reimbursement Fee"), both at the time of purchase and at the time of redemption, equal to 1.00% of the net asset value of the shares purchased or redeemed. Fund Reimbursement Fee, which are retained by each respective fund, are accounted for as an addition to paid in capital. Any shares of these Funds acquired through June 30, 1998 will not be subject to Fund Reimbursement Fees upon the subsequent redemption (including any redemption in connection with an exchange).

DISTRIBUTION AND SERVICING FEES. PIMCO Funds Distributors LLC ("PFD"), a wholly-owned subsidiary of PIMCO Advisors L.P., serves as the distributor of the Trust's shares.
     The Trust is permitted to reimburse out of the Administrative Class assets of each Fund, in an amount up to 0.25% on an annual basis of the average daily net assets of that class, financial intermediaries that provide services in connection with the distribution of shares or administration of plans or programs that use Fund shares as their funding medium. The effective rate paid to PFD was 0.25% during the current fiscal year.
     Pursuant to the Distribution and Servicing Plans adopted by the A, B, C and D Classes of the Trust, the Trust compensates PFD or an affiliate with respect to Class D for services provided and expenses incurred in connection with assistance rendered in the sale of shares and services rendered to shareholders and for maintenance of shareholder accounts of the A, B, C and D Classes. The Trust paid PFD distribution and servicing fees at an effective rate as set forth below (calculated as a percentage of each Fund's average daily net assets attributable to each class):



                        Distribution Fee (%)   Servicing Fee (%)
----------------------------------------------------------------

CLASS A
ALL FUNDS                                --                 0.25
CLASS B
ALL FUNDS                              0.75                 0.25
CLASS C
ALL FUNDS                              0.75                 0.25
CLASS D
ALL FUNDS                                --                 0.25


PFD also receives the proceeds of the initial sales charges paid by the shareholders upon the purchase of Class A shares and the contingent deferred sales charges paid by the shareholders upon certain redemptions of Class A, B and C shares. For the period ended June 30, 2000, PFD received $19,231,147 representing commissions (sales charges) and contingent deferred sales charges.

EXPENSES. The Trust is also responsible for the following expenses: (i) salaries and other compensation of any of the Trust's executive officers and employees who are not officers, directors, stockholders or employees of PIMCO Advisors, PIMCO, or its subsidiaries or affiliates; (ii) taxes and governmental fees;
(iii) brokerage fees and commissions and other portfolio transaction expenses;
(iv) the cost of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not "interested persons" of the Advisor, PIMCO, Portfolio Managers, or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organization expenses; and (viii) any expenses allocated or allocable to a specific class of shares, which include service fees payable with respect to the Administrative Class shares and may include certain other expenses as permitted by the Trust's Multiple Class Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940 and subject to review and approval by the Trustees. The ratio of expenses to average net assets, as disclosed in the Financial Highlights, may differ from the annual fund operating expenses as disclosed in the Prospectus for the reasons set forth above. PIMCO has agreed to waive a portion of the Global Innovation and Mega-Cap Funds' administrative fees to the extent that the payment of each Fund's pro rata share of Trustee fees and organizational expenses cause the actual expense ratios to rise above the rates disclosed in the then-current prospectus (as set forth below) plus 0.49 basis points (calculated as a percentage of each Fund's average daily net assets attributable to each class):


Class D                  Inst'l Class    Admn. Class     Class A     Class B     Class C     Class D
----------------------------------------------------------------------------------------------------
GLOBAL INNOVATION FUND          1.40%          1.65%       1.85%       2.60%       2.60%       1.85%
MEGA-CAP FUND                   0.70%          0.95%         --          --          --          --

PIMCO Advisors may be reimbursed for these waived amounts in future periods. Each unaffiliated Trustee receives an annual retainer of $45,000, plus $2,000 for each Board of Trustees meeting attended, and $500 for each Audit and Performance Committee meeting attended, plus reimbursement of related expenses. Each Audit and Performance Committee receives an additional annual retainer of $1,000, the Chairman of the Audit an Performance Committees receives an additional annual retainer of $2,000, the Chairman of the Independent Trustees receives an additional annual retainer of $6,000, and each Vice Chairman of the entire Board receives an additional annual retainer of $3,000. These expenses are allocated to the Funds of the Trust according to their respective net assets.

4. PURCHASES AND SALES OF SECURITIES

Purchases and sales of securities (excluding short-term investments) for the period ended June 30, 2000 were as follows (amounts in thousands):



                                            Non - U.S. Government/Agency
                                            ----------------------------
                                                  Purchases        Sales
------------------------------------------------------------------------

EQUITY INCOME FUND                               $  170,958   $  268,838
VALUE FUND                                          377,222      414,717
RENAISSANCE FUND                                    705,776      881,016
GROWTH FUND                                       1,880,500    2,085,744
SELECT GROWTH FUND                                   19,188        5,846
TARGET FUND                                       1,578,298    1,590,309
MID-CAP EQUITY FUND                                   9,880       16,467
OPPORTUNITY FUND                                  1,219,231    1,243,563
INNOVATION FUND                                   8,262,248    5,850,236
GLOBAL INNOVATION FUND                              129,259       42,067
INTERNATIONAL GROWTH FUND                             6,724        8,660
MEGA-CAP FUND                                         8,076        5,166
CAPITAL APPRECIATION FUND                         1,055,304    1,609,185
MID-CAP FUND                                      1,607,227    1,882,039
SMALL-CAP FUND                                       81,050      120,948
MICRO-CAP FUND                                      180,462      237,360
SMALL-CAP VALUE FUND                                176,319      221,533
ENHANCED EQUITY FUND                                 12,204       32,108
TAX-EFFICIENT EQUITY FUND                            41,160       15,783
STRUCTURED EMERGING MARKETS FUND                     10,978       28,083
TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND       29,213       20,318
INTERNATIONAL FUND                                   77,301      106,095
NFJ EQUITY INCOME FUND                               29,649          489
NFJ VALUE FUND                                          929           40


5. LINE OF CREDIT

Effective December 14, 1999, the Funds entered into an unsecured $350,000,000 syndicated bank line of credit agreement with Citicorp USA, Inc. Under this syndicated agreement, Citicorp USA, Inc. will fund $150,000,000 and both Bank of New York and State Street Bank & Trust Company will each fund $100,000,000. Borrowings under the agreement bear interest at the Fed Funds plus 50 basis points or the Base Rate, which is typically the Prime Rate. The Funds may borrow money solely for temporary purposes to fund shareholder redemptions. The Funds did not borrow from the line during the period December 14, 1999 through June 30, 2000.

6. IN-KIND TRANSACTIONS

For the period ended June 30, 2000, the following fund incurred realized gains from in-kind redemptions of approximately (amount in thousands):



                                                  June 30, 2000
---------------------------------------------------------------

MID-CAP FUND                                           $2,322


7. FEDERAL INCOME TAX MATTERS
As of June 30, 2000, the Fund listed in the table below had remaining capital loss carryforwards that were realized in current and prior years. In addition, as part of the transaction described in Note 10, the Value Fund acquired a capital loss carryforward from the Value 25 Fund. Use of the acquired capital loss carryforward may be limited under current tax laws. Additionally, the Equity Income Fund, Value Fund, Renaissance Fund, Select Growth Fund, Mid-Cap Equity Fund, Capital Appreciation Fund, Tax-Efficient Equity Fund, Structured Emerging Markets Fund, Tax-Efficient Structured Emerging Markets Fund, International Fund and NFJ Equity Income Fund realized capital losses and/or foreign currency losses during the period November 1, 1999 through June 30, 2000, which the Funds elected to defer to the following fiscal year pursuant to income tax regulations. The amounts are $21,246,345, $19,204,542, $1,586,042,
$158,434, $26,977, $20, $2,191,620, $79,435, $7,171,054, $537,614, and $34,841
respectively.
     The Fund will resume capital gain distributions in the future to the extent gains are realized in excess of the available carryforwards.



                                       Capital Loss Carryforwards
                                -------------------------------------
                                  Realized   Acquired
                                    Losses     Losses      Expiration
---------------------------------------------------------------------

VALUE FUND                      $       --   $384,037       6/30/2005
SMALL-CAP VALUE FUND             8,531,912         --       6/30/2007
TAX-EFFICIENT EQUITY FUND           27,778         --       6/30/2007
                                 1,332,594         --       6/30/2008
TAX-EFFICIENT STRUCTURED
     EMERGING MARKETS FUND       1,625,269         --       6/30/2007
                                 7,893,990         --       6/30/2008


8. ACQUISITION BY ALLIANZ AG
On May 5, 2000, Allianz AG completed the acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors L.P. ("PIMCO Advisors"), of which PIMCO is a subsidiary partnership. As a result of this transaction, PIMCO Advisors, and its subsidiaries, are now controlled by Allianz AG, a leading provider of financial services, particularly in Europe. PIMCO remains operationally independent, continues to operate under its existing name, and now leads the global fixed income efforts of Allianz AG. Key employees at each PIMCO Advisors' investment units, including PIMCO's Bill Gross, have signed long-term employment contracts and have significant profit-sharing and retention arrangements to ensure continuity of the investment process and staff. With the addition of PIMCO Advisors, the Allianz Group manages assets of approximately US $650 billion, including more than 300 mutual funds for retail and institutional clients around the world.

JUNE 30, 2000

9. SHARES OF BENEFICIAL INTEREST

The Trust may issue an unlimited number of shares of beneficial interest with a $.0001 par value. Changes in shares of beneficial interest were as follows (amounts in thousands):

                                                 EQUITY INCOME FUND                                    VALUE FUND
                                 ------------------------------------------------   -----------------------------------------------
                                   Year Ended 06/30/2000  Year Ended 06/30/1999       Year Ended 06/30/2000   Year Ended 06/30/1999
                                     Shares     Amount      Shares     Amount           Shares     Amount       Shares     Amount
                                 ------------------------------------------------   -----------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class               1,137     $ 12,519       1,941    $ 28,202          2,656    $ 33,916      1,320    $ 19,355
                                 -------------------------------------------------  ------------------------------------------------
   Administrative Class                217        2,575         495       7,079          1,188      14,601      1,038      14,684
                                 -------------------------------------------------  ------------------------------------------------
   Other Classes                     1,440       17,019       2,630      38,810          4,011      50,168      4,533      65,101
                                 -------------------------------------------------  ------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                   0            0           0           0              0           0          0           0
                                 -------------------------------------------------  ------------------------------------------------
   Administrative Class                  0            0           0           0              0           0          0           0
                                 -------------------------------------------------  ------------------------------------------------
   Other Classes                         0            0           0           0            137       1,373          0           0
                                 -------------------------------------------------  ------------------------------------------------

ISSUED AS REINVESTMENT OF
  DISTRIBUTIONS
   Institutional Class               2,051       21,995       1,311      18,538          1,294      14,905        822      11,141
                                 -------------------------------------------------  ------------------------------------------------
   Administrative Class                231        2,476         108       1,521            368       4,210        144       1,950
                                 -------------------------------------------------  ------------------------------------------------
   Other Classes                     1,016       10,793         506       7,112          1,823      20,851      1,111      14,980
                                 -------------------------------------------------  ------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class              (8,323)     (90,772)     (3,994)    (59,589)        (4,792)    (52,577)    (2,937)    (43,290)
                                 -------------------------------------------------  ------------------------------------------------
   Administrative Class             (1,064)     (11,529)       (447)     (6,530)          (927)    (12,122)      (325)     (4,695)
                                 -------------------------------------------------  ------------------------------------------------
   Other Classes                    (2,988)     (33,626)     (2,146)    (31,549)        (6,315)    (78,181)    (5,849)    (83,212)
                                 -------------------------------------------------  ------------------------------------------------

NET INCREASE (DECREASE)
  RESULTING FROM FUND SHARE
  TRANSACTIONS                      (6,283)   $ (68,550)        404   $   3,594           (557)  $  (2,856)      (143)  $  (3,986)
                                 =================================================  ================================================

                                                          RENAISSANCE FUND
                                          ------------------------------------------------
                                             Year Ended 06/30/2000   Year Ended 06/30/1999
                                              Shares       Amount      Shares     Amount
                                          ------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                          542    $   8,314            6    $     105
----------------------------------------  -------------------------------------------------
   Administrative Class                          56          869           58        1,000
----------------------------------------  -------------------------------------------------
   Other Classes                             14,286      212,839       17,896      305,834
----------------------------------------  -------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                            0            0            0            0
----------------------------------------  -------------------------------------------------
   Administrative Class                           0            0            0            0
----------------------------------------  -------------------------------------------------
   Other Classes                                  0            0            0            0
----------------------------------------  -------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                            2           25            0            0
----------------------------------------  -------------------------------------------------
   Administrative Class                          10          131            2           25
----------------------------------------  -------------------------------------------------
   Other Classes                              7,934      103,507        4,947       74,634
----------------------------------------  -------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                         (124)      (1,924)         (43)        (744)
----------------------------------------  -------------------------------------------------
   Administrative Class                         (25)        (372)         (37)        (634)
----------------------------------------  -------------------------------------------------
   Other Classes                             (26,644)   (392,194)     (20,668)    (350,656)
----------------------------------------  -------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                    (3,963)  $ (68,805)       2,161    $  29,564
========================================  =================================================

                                                               OPPORTUNITY FUND
                                          --------------------------------------------------------

                                             Year Ended 06/30/2000         Year Ended 06/30/1999
                                               Shares        Amount         Shares        Amount
                                          --------------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                          1,369    $    37,684             19    $       428
---------------------------------------   ---------------------------------------------------------
   Administrative Class                           246          6,173             87          1,990
---------------------------------------   ---------------------------------------------------------
   Other Classes                               22,983        700,026         71,407      1,722,778
---------------------------------------   ---------------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                              0              0              0              0
---------------------------------------   ---------------------------------------------------------
   Administrative Class                             0              0              0              0
---------------------------------------   ---------------------------------------------------------
   Other Classes                                    0              0              0              0
---------------------------------------   ---------------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                             64          1,540              0              0
---------------------------------------   ---------------------------------------------------------
   Administrative Class                            82          1,964              0              0
---------------------------------------   ---------------------------------------------------------
   Other Classes                                4,619        113,143          3,979         81,564
---------------------------------------   ---------------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                            (21)          (608)            (2)           (38)
---------------------------------------   ---------------------------------------------------------
   Administrative Class                          (102)        (2,767)            (4)          (101)
---------------------------------------   ---------------------------------------------------------
   Other Classes                              (24,615)      (748,101)       (81,838)    (1,986,190)
---------------------------------------   ---------------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                      4,625    $   109,054         (6,352)   $  (179,569)
=======================================   =========================================================

                                                               INNOVATION FUND
                                          --------------------------------------------------------

                                             Year Ended 06/30/2000         Year Ended 06/30/1999
                                               Shares        Amount         Shares        Amount
                                          --------------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                            442    $    32,792             27    $       895
---------------------------------------   ---------------------------------------------------------
   Administrative Class                            11            807              0              0
---------------------------------------   ---------------------------------------------------------
   Other Classes                               77,474      4,811,154         43,277      1,310,384
---------------------------------------   ---------------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                              0              0              0              0
---------------------------------------   ---------------------------------------------------------
   Administrative Class                             0              0              0              0
---------------------------------------   ---------------------------------------------------------
   Other Classes                                    0              0              0              0
---------------------------------------   ---------------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                             10            582              0              0
---------------------------------------   ---------------------------------------------------------
   Administrative Class                             0              0              0              0
---------------------------------------   ---------------------------------------------------------
   Other Classes                                5,044        273,164            829         22,135
---------------------------------------   ---------------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                            (73)        (5,053)           (15)          (505)
---------------------------------------   ---------------------------------------------------------
   Administrative Class                            (2)          (163)             0              0
---------------------------------------   ---------------------------------------------------------
   Other Classes                              (39,281)    (2,339,586)       (25,673)      (753,602)
---------------------------------------   ---------------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                     43,625    $ 2,773,697         18,445    $   579,307
=======================================   =========================================================

                                               GLOBAL INNOVATION
                                                     FUND
                                          ---------------------------
                                             Period from 12/31/1999
                                                      to 06/30/2000
                                                Shares       Amount
                                          ---------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                             21    $       391
---------------------------------------   ---------------------------
   Administrative Class                             0              0
---------------------------------------   ---------------------------
   Other Classes                                5,890        100,247
---------------------------------------   ---------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                              0              0
---------------------------------------   ---------------------------
   Administrative Class                             0              0
---------------------------------------   ---------------------------
   Other Classes                                    0              0
---------------------------------------   ---------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                              0              0
---------------------------------------   ---------------------------
   Administrative Class                             0              0
---------------------------------------   ---------------------------
   Other Classes                                    0              0
---------------------------------------   ---------------------------

COST OF SHARES REDEEMED
   Institutional Class                              0             (8)
---------------------------------------   ---------------------------
   Administrative Class                             0              0
---------------------------------------   ---------------------------
   Other Classes                                 (373)        (6,141)
---------------------------------------   ---------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                      5,538    $    94,489
=======================================   ===========================

                                                                  GROWTH FUND
                                          --------------------------------------------------------

                                             Year Ended    06/30/2000      Year Ended   06/30/1999
                                               Shares        Amount         Shares        Amount
                                          --------------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                            490    $    17,297             39    $     1,212
----------------------------------------  --------------------------------------------------------
   Administrative Class                           358         11,200            207          6,217
----------------------------------------  --------------------------------------------------------
   Other Classes                               43,516      1,549,439         39,459      1,197,934
----------------------------------------  --------------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                              0              0              0              0
----------------------------------------  --------------------------------------------------------
   Administrative Class                             0              0              0              0
----------------------------------------  --------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------  --------------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                             17            553              0              0
----------------------------------------  --------------------------------------------------------
   Administrative Class                            70          2,231              0              0
----------------------------------------  --------------------------------------------------------
   Other Classes                               11,710        371,315          9,157        246,482
----------------------------------------  --------------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                            (38)        (1,353)            (9)          (268)
----------------------------------------  --------------------------------------------------------
   Administrative Class                          (193)        (6,359)           (10)          (288)
----------------------------------------  --------------------------------------------------------
   Other Classes                              (50,030)    (1,758,585)       (40,642)    (1,227,582)
----------------------------------------  --------------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                      5,900    $   185,738          8,201    $   223,707
========================================  ========================================================

                                                                SELECT GROWTH FUND
                                           -------------------------------------------------------

                                               Year Ended  06/30/2000        Year Ended 06/30/1999
                                                 Shares        Amount         Shares        Amount
                                           -------------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                            109    $     2,457             77    $     1,782
----------------------------------------   -------------------------------------------------------
   Administrative Class                             2             47          1,822         34,758
----------------------------------------   -------------------------------------------------------
   Other Classes                                  599         13,646              0              0
----------------------------------------   -------------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                              0              0              0              0
----------------------------------------   -------------------------------------------------------
   Administrative Class                             0              0              0              0
----------------------------------------   -------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------   -------------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                              9            193              3             57
----------------------------------------   -------------------------------------------------------
   Administrative Class                             0              3            275          5,514
----------------------------------------   -------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------   -------------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                            (57)        (1,304)          (126)        (2,915)
----------------------------------------   -------------------------------------------------------
   Administrative Class                            (1)           (14)        (8,430)      (180,866)
----------------------------------------   -------------------------------------------------------
   Other Classes                                   (6)          (131)             0              0
----------------------------------------   -------------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                        655    $    14,897         (6,379)   $  (141,670)
========================================   =======================================================

                                                                    TARGET FUND
                                           -------------------------------------------------------

                                               Year Ended 06/30/2000         Year Ended 06/30/1999
                                                 Shares        Amount         Shares        Amount
                                           -------------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                           598    $    16,723             75    $      1,265
----------------------------------------  --------------------------------------------------------
   Administrative Class                           99          2,172            327           5,508
----------------------------------------  --------------------------------------------------------
   Other Classes                             101,496      2,464,150         87,501       1,337,208
----------------------------------------  --------------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                             0              0              0               0
----------------------------------------  --------------------------------------------------------
   Administrative Class                            0              0              0               0
----------------------------------------  --------------------------------------------------------
   Other Classes                                   0              0              0               0
----------------------------------------  --------------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                            15            319              0               0
----------------------------------------  --------------------------------------------------------
   Administrative Class                           26            555              0               0
----------------------------------------  --------------------------------------------------------
   Other Classes                               5,515        110,776          4,745          64,479
----------------------------------------  --------------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                           (93)        (2,721)            (2)            (36)
----------------------------------------  --------------------------------------------------------
   Administrative Class                         (222)        (5,556)           (16)           (275)
----------------------------------------  --------------------------------------------------------
   Other Classes                            (100,546)    (2,409,356)       (99,140)     (1,510,466)
----------------------------------------  --------------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                     6,888    $   177,062         (6,510)   $   (102,317)
========================================  ========================================================

                                                              MID-CAP EQUITY FUND
                                          ---------------------------------------------------------

                                               Year Ended 06/30/2000         Year Ended 06/30/1999
                                                 Shares        Amount         Shares        Amount
                                          --------------------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                            159    $     2,235            110    $     1,457
----------------------------------------  --------------------------------------------------------
   Administrative Class                             0              0            198          2,607
----------------------------------------  --------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------  --------------------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                              0              0              0              0
----------------------------------------  --------------------------------------------------------
   Administrative Class                             0              0              0              0
----------------------------------------  --------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------  --------------------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                            131          1,370             15            184
----------------------------------------  --------------------------------------------------------
   Administrative Class                             0              0             14            168
----------------------------------------  --------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------  --------------------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                           (378)        (5,302)          (285)        (4,344)
----------------------------------------  --------------------------------------------------------
   Administrative Class                             0              0           (388)        (5,740)
----------------------------------------  --------------------------------------------------------
   Other Classes                                    0              0              0              0
----------------------------------------  --------------------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                        (88)   $    (1,697)          (336)   $    (5,668)
========================================  ========================================================

                                                           INTERNATIONAL GROWTH FUND                   MEGA-CAP FUND
                                          ----------------------------------------------------  -----------------------
                                                                                                Period from 12/31/1999
                                               Year Ended 06/30/2000    Year Ended 06/30/1999            to 06/30/2000
                                                 Shares        Amount    Shares        Amount      Shares       Amount
                                          ----------------------------------------------------  -----------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                        675           $  12,739          22   $     355          300  $     3,000
--------------------------------------- ------------------------------------------------------  -----------------------
   Administrative Class                         0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------
   Other Classes                                0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                          0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------
   Administrative Class                         0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------
   Other Classes                                0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                         93               1,831           0           2            0            1
--------------------------------------- ------------------------------------------------------  -----------------------
   Administrative Class                         0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------
   Other Classes                                0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------

COST OF SHARES REDEEMED
   Institutional Class                       (777)                 (2)        (31)          0            0      (25,969)
--------------------------------------- ------------------------------------------------------  -----------------------
   Administrative Class                         0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------
   Other Classes                                0                   0           0           0            0            0
--------------------------------------- ------------------------------------------------------  -----------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                     (9)          $    (341)         20   $     326          300  $     3,001
======================================= ======================================================  =======================

                                                 CAPITAL APPRECIATION FUND                            MID-CAP FUND
                                         -------------------------------------------- ---------------------------------------------
                                         Year Ended 06/30/2000  Year Ended 06/30/1999 Year Ended 06/30/2000  Year Ended 06/30/1999
                                          Shares       Amount    Shares     Amount     Shares       Amount    Shares     Amount
                                         -------------------------------------------- ---------------------------------------------
RECEIPTS FOR SHARES SOLD
   Institutional Class                     12,277  $ 316,049      17,583   $ 439,612     23,444   $ 579,389      29,207   $ 640,912
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Administrative Class                     2,324     60,068       6,022     152,828      2,875      78,391       4,726     104,472
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Other Classes                            3,652     94,043       4,010      98,940      6,995     189,893       9,113     199,882
---------------------------------------  -------------------------------------------- ---------------------------------------------

SHARES ISSUED IN REORGANIZATION
   Institutional Class                          0          0           0           0          0           0           0           0
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Administrative Class                         0          0           0           0          0           0           0           0
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Other Classes                                0          0           0           0          0           0           0           0
---------------------------------------  -------------------------------------------- ---------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
   Institutional Class                      3,357     79,661       1,505      35,601        113       2,801         925      19,896
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Administrative Class                     1,712     40,183         579      13,612         11         280         213       4,543
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Other Classes                            1,538     35,616         590      13,712         17         414         665      14,079
---------------------------------------  -------------------------------------------- ---------------------------------------------

COST OF SHARES REDEEMED
   Institutional Class                    (25,969)  (672,004)    (25,867)   (649,159)    (29,964   (759,314)    (23,032)   (505,497)
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Administrative Class                    (5,941)  (150,725)     (3,068)    (76,012)    (2,788)    (73,751)     (3,452)    (74,169)
---------------------------------------  -------------------------------------------- ---------------------------------------------
   Other Classes                           (4,714)  (122,166)     (3,149)    (77,743)    (9,669)   (250,063)     (7,361)   (157,774)
---------------------------------------  -------------------------------------------- ---------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
   FUND SHARE TRANSACTIONS                (11,764) $(319,275)     (1,795)  $ (48,609)    (8,966)  $(231,960)     11,004   $ 246,344
=======================================  ============================================ =============================================

June 30, 2000

9. SHARES OF BENEFICIAL INTEREST (CONT.)

The Trust may issue an unlimited number of shares of beneficial interest with a $.0001 par value. Changes in shares of beneficial interest were as follows (amounts in thousands):



                                                           SMALL-CAP FUND                             MICRO-CAP FUND
                                          --------------------------------------------  --------------------------------------------
                                          Year Ended 06/30/2000  Year Ended 06/30/1999  Year Ended 06/30/2000  Year Ended 06/30/1999
                                           Shares       Amount    Shares     Amount      Shares       Amount     Shares    Amount
                                          --------------------------------------------  --------------------------------------------
RECEIPTS FOR SHARES SOLD
    Institutional Class                       978    $  11,696    3,014    $  36,581      2,107    $  46,143     4,984    $  98,906
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                      105        1,215      157        1,691        231        4,998       115        2,225
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                               0            0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------

SHARES ISSUED IN REORGANIZATION
    Institutional Class                         0            0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                        0            0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                               0            0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
    Institutional Class                         0            0      206        2,229          0            0       339        6,383
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                        0            0        5           52          0            0         4           83
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                               0            0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------

COST OF SHARES REDEEMED
    Institutional Class                    (4,201)     (50,657)    (800)      (8,682)    (4,611)     (99,032)   (4,495)    (84,282)
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                      (97)      (1,149)     (35)        (379)       (92)      (1,992)     (171)     (3,312)
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                               0            0        0            0          0            0         0           0
----------------------------------------  --------------------------------------------  --------------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
    FUND SHARE TRANSACTIONS                (3,215)   $ (38,895)   2,547    $  31,492     (2,365)   $ (49,883)      776    $  20,003
========================================  ============================================  ============================================


                                                    SMALL-CAP VALUE FUND                              INTERNATIONAL FUND
                                          --------------------------------------------- --------------------------------------------
                                          Year Ended 06/30/2000  Year Ended 06/30/1999  Year Ended  06/30/2000 Year Ended 06/30/1999
                                           Shares       Amount   Shares     Amount      Shares        Amount    Shares      Amount
                                          --------------------------------------------- --------------------------------------------
RECEIPTS FOR SHARES SOLD
    Institutional Class                      1,752   $  24,902    2,479    $  37,773        304    $   3,806       495    $   5,567
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                       768      10,894    1,502       22,238        771        9,021     1,494       16,127
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                           11,210     158,475   12,114      183,088     70,129      864,448    61,433      736,111
----------------------------------------  --------------------------------------------  --------------------------------------------


SHARES ISSUED IN REORGANIZATION
    Institutional Class                          0           0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                         0           0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                                0           0        0            0          0            0         0            0
----------------------------------------  --------------------------------------------  --------------------------------------------


ISSUED AS REINVESTMENT OF DISTRIBUTIONS
    Institutional Class                         59         797      149        2,202         57          652         6           67
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                        24         324       54          790        202        2,286        13          129
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                              307       4,109      716       10,426      1,342       15,118     1,045       11,029
----------------------------------------  --------------------------------------------  --------------------------------------------


COST OF SHARES REDEEMED
    Institutional Class                     (3,387)    (47,564)  (1,625)     (24,130)       (96)      (1,128)     (189)      (2,213)
----------------------------------------  --------------------------------------------  --------------------------------------------
    Administrative Class                    (1,029)    (14,401)    (850)     (12,454)      (713)      (8,442)     (140)      (1,579)
----------------------------------------  --------------------------------------------  --------------------------------------------
    Other Classes                          (14,537)   (201,997) (10,906)    (160,295)   (72,239)    (896,874)  (62,751)    (757,207)
----------------------------------------  --------------------------------------------  --------------------------------------------


NET INCREASE (DECREASE) RESULTING
FROM FUND SHARE TRANSACTIONS                (4,833)  $ (64,461)   3,633    $  59,638       (243)   $ (11,113)    1,406    $   8,031
========================================  ============================================  ============================================

                                               NFJ EQUITY INCOME                    NFJ VALUE
                                                    FUND                              FUND
                                           ---------------------------      ---------------------------
                                             Period from 05/08/2000           Period from 05/08/2000
                                                     to 06/30/2000                    to 06/30/2000
                                                Shares       Amount              Shares       Amount
                                           ---------------------------      ---------------------------
RECEIPTS FOR SHARES SOLD
    Institutional Class                          2,513     $  26,504              84      $    942
----------------------------------------   ---------------------------      ---------------------------
    Administrative Class                           480         5,045               0             0
----------------------------------------   ---------------------------      ---------------------------
    Other Classes                                    0             0               0             0
----------------------------------------   ---------------------------      ---------------------------

SHARES ISSUED IN REORGANIZATION
    Institutional Class                              0             0               0             0
----------------------------------------   ---------------------------      ---------------------------
    Administrative Class                             0             0               0             0
----------------------------------------   ---------------------------      ---------------------------
    Other Classes                                    0             0               0             0
----------------------------------------   ---------------------------      ---------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
    Institutional Class                              7            70               0             4
----------------------------------------   ---------------------------      ---------------------------
    Administrative Class                             1            11               0             0
----------------------------------------   ---------------------------      ---------------------------
    Other Classes                                    0             0               0             0
----------------------------------------   ---------------------------      ---------------------------

COST OF SHARES REDEEMED
    Institutional Class                              0             0               0             0
----------------------------------------   ---------------------------      ---------------------------
    Administrative Class                           (11)         (121)              0             0
----------------------------------------   ---------------------------      ---------------------------
    Other Classes                                    0             0               0             0
----------------------------------------   ---------------------------      ---------------------------

NET INCREASE (DECREASE) RESULTING FROM
    FUND SHARE TRANSACTIONS                      2,990     $  31,509              84      $    946
========================================   ===========================      ===========================

                                                      ENHANCED EQUITY FUND                        TAX-EFFICIENT EQUITY FUND
                                          --------------------------------------------  --------------------------------------------
                                          Year Ended 06/30/2000  Year Ended 06/30/1999  Year Ended 06/30/2000  Year Ended 06/30/1999
                                          Shares       Amount     Shares      Amount    Shares        Amount   Shares     Amount
                                          --------------------------------------------  --------------------------------------------
RECEIPTS FOR SHARES SOLD
    Institutional Class                      518     $  6,548        725    $  8,851         96   $  1,085          0   $      0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Administrative Class                   1,020       12,786      1,282      15,340      1,799     20,566        307      3,320
---------------------------------------   --------------------------------------------  -----------------------------------------
    Other Classes                              0            0          0           0      1,692     19,459      2,619     26,786
---------------------------------------   --------------------------------------------  -----------------------------------------
SHARES ISSUED IN REORGANIZATION
    Institutional Class                        0            0          0           0          0          0          0          0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Administrative Class                       0            0          0           0          0          0          0          0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Other Classes                              0            0          0           0          0          0          0          0
---------------------------------------   --------------------------------------------  -----------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
    Institutional Class                      134        1,712        429       4,790          0          0          0          0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Administrative Class                      84        1,059        181       2,005          0          0          0          0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Other Classes                              0            0          0           0          0          0          0          0
---------------------------------------   --------------------------------------------  -----------------------------------------

COST OF SHARES REDEEMED
    Institutional Class                   (2,374)     (28,964)      (759)     (9,355)        (1)        (8)         0          0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Administrative Class                    (804)        (424)    (5,174)       (466)    (5,427)       (15)      (158)         0
---------------------------------------   --------------------------------------------  -----------------------------------------
    Other Classes                              0            0          0           0       (873)   (10,104)      (490)    (5,032)
---------------------------------------   -------------------------------------------   -----------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
    FUND SHARE TRANSACTIONS               (1,422)    $(17,070)     1,434    $ 16,457      2,247   $ 25,571      2,421   $ 24,916
=======================================   ===========================================   =========================================

                                                                                               TAX-EFFICIENT STRUCTURED
                                                STRUCTURED EMERGING MARKETS FUND                 EMERGING MARKETS FUND
                                          -------------------------------------------   -------------------------------------------
                                          Year Ended 06/30/2000   Year Ended 06/30/1999 Year Ended 06/30/2000  Year Ended 06/30/1999
                                          Shares       Amount     Shares      Amount    Shares        Amount   Shares     Amount
                                          --------------------------------------------- -------------------------------------------
RECEIPTS FOR SHARES SOLD
    Institutional Class                      143     $  1,761        290    $  2,664      1,090   $ 16,041      1,210   $ 12,518
---------------------------------------   -------------------------------------------   -----------------------------------------
    Administrative Class                       0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------
    Other Classes                              0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------

SHARES ISSUED IN REORGANIZATION
    Institutional Class                        0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------
    Administrative Class                       0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------
    Other Classes                              0            0      3,558      35,582          0          0      4,416     44,157
---------------------------------------   -------------------------------------------   -----------------------------------------

ISSUED AS REINVESTMENT OF DISTRIBUTIONS
    Institutional Class                      250        3,230        135       1,209         37        574         32        300
---------------------------------------   -------------------------------------------   -----------------------------------------
    Administrative Class                       0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------
    Other Classes                              0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------

COST OF SHARES REDEEMED
    Institutional Class                   (1,297)     (18,490)      (233)     (2,261)      (450)    (6,600)      (184)    (1,678)
---------------------------------------   -------------------------------------------   -----------------------------------------
    Administrative Class                       0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------
    Other Classes                              0            0          0           0          0          0          0          0
---------------------------------------   -------------------------------------------   -----------------------------------------

NET INCREASE (DECREASE) RESULTING FROM
    FUND SHARE TRANSACTIONS                 (904)    $(13,499)     3,750    $ 37,194        677   $ 10,015      5,474   $ 55,297
=======================================   ===========================================   =========================================




10. REORGANIZATION

On July 1, 1998, the Structured Emerging Markets and Tax-Efficient Structured Emerging Markets Funds commenced investment operations immediately following a transaction (the "Transition") in which each Fund issued Institutional Class shares to unit holders of the Parametric Portfolio Associates Emerging Markets Trust (the "E.M. Trust") a separate account managed by Parametric, in a tax free exchange for the E.M. Trust's assets. Assets in the E.M. Trust are transferred in exchange for shares to the Structured Emerging Markets and Tax-Efficient Structured Emerging Markets Funds as follows (shares and amounts in thousands):



                                   Value of                      Fund's
                           Shares    Shares    Total Net     Unrealized
Fund                       Issued    Issued       Assets   Depreciation
------------------------------------------------------------------------

STRUCTURED EMERGING         3,558    $ 35,582    $ 35,582  $  (2,621)
MARKETS FUND

TAX-EFFICIENT               4,416    $ 44,157    $ 44,157  $ (28,709)
STRUCTURED
EMERGING
MARKETS FUND


The Acquiring Fund, as listed below, acquired the assets and certain liabilities of the Acquired Fund, also listed below, in a tax-free exchange for shares of the Acquiring Fund, pursuant to a plan of reorganization approved by the Acquired Fund's shareholders (amounts in thousands):


                                                                   Value of                               Total Net
                                                          Shares     Shares   Total Net    Total Net      Assets of        Acquired
                                                       Issued by  Issued by   Assets of    Assets of      Acquiring          Fund's
                                                       Acquiring  Acquiring    Acquired    Acquiring     Fund After      Unrealized
Acquiring Fund          Acquired Fund            Date       Fund       Fund        Fund         Fund    Acquisition  (Depreciation)
------------------------------------------------------------------------------------------------------------------------------------
PIMCO                   PIMCO
VALUE FUND              Value 25 Fund   March 3, 2000
                                                             137  $   1,373  $    1,373   $  163,988      $165,361     $    (419)

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE TRUSTEES AND INSTITUTIONAL AND ADMINISTRATIVE CLASS SHAREHOLDERS OF THE PIMCO FUNDS: MULTI-MANAGER SERIES

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations, of changes in net assets and the financial highlights for the Institutional and Administrative share classes present fairly, in all material respects, the financial position of the Equity Income Fund, Value Fund, Renaissance Fund, Growth Fund, Select Growth Fund, Target Fund, Mid-Cap Equity Fund, Opportunity Fund, Innovation Fund, Global Innovation Fund, International Growth Fund, Mega-Cap Fund, Capital Appreciation Fund, Mid-Cap Fund, Small-Cap Fund, Micro-Cap Fund, Small-Cap Value Fund, Enhanced Equity Fund, Tax-Efficient Equity Fund, Structured Emerging Markets Fund, Tax-Efficient Structured Emerging Markets Fund, International Fund, NFJ Equity Income Fund, and NFJ Value Fund (hereafter referred to as the "Funds") at June 30, 2000, the results of each of their operations, the changes in each of their net assets and the financial highlights for the Institutional and Administrative share classes for each of the periods indicated, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2000 by correspondence with the custodians and brokers, provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Kansas City, Missouri
August 21, 2000>

FEDERAL INCOME TAX INFORMATION
(unaudited)

As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of the Trust's fiscal year end (June 30, 2000) regarding the status of the distributions made to the shareholders

DIVIDEND RECEIVED DEDUCTION. For the benefit of corporate shareholders only, the portion of dividends paid out of ordinary income earned during certain Funds' fiscal years ended June 30, 2000 which qualify for the corporate dividend-received deduction are as follows:



EQUITY INCOME FUND                                                    63.95%
VALUE FUND                                                            38.57%
RENAISSANCE FUND                                                      14.42%
SELECT GROWTH FUND                                                    12.01%
TARGET FUND                                                            5.12%
MID-CAP EQUITY FUND                                                    0.99%
OPPORTUNITY FUND                                                       1.66%
INNOVATION FUND                                                        0.15%
MEGA-CAP FUND                                                          6.94%
CAPITAL APPRECIATION                                                  58.39%
MID-CAP FUND                                                          40.50%
SMALL-CAP VALUE FUND                                                 100.00%
ENHANCED EQUITY FUND                                                 100.00%
STRUCTURED EMERGING MARKETS FUND                                       0.32%
TAX-EFFICIENT STRUCTURED EMERGING MARKETS FUND                         0.70%
NFJ EQUITY INCOME FUND                                                80.65%
NFJ VALUE FUND                                                        19.39%


CAPITAL GAIN DISTRIBUTIONS. Capital gains distributions paid for all classes of shares during the fiscal year ended June 30, 2000, were in the amounts as follows:

                                                                  Per Share       Per Share
                                                                  Long-Term      Short-Term
                                                              Capital Gains   Capital Gains
---------------------------------------------------------------------------------------------
EQUITY INCOME FUND                                                 1.85496         0.78284
VALUE FUND                                                         1.11374         1.45284
RENAISSANCE FUND                                                   1.79690         0.00190
GROWTH FUND                                                        5.66485               0
SELECT GROWTH FUND                                                 0.67098         3.04478
TARGET FUND                                                        0.79431         1.00897
MID-CAP EQUITY FUND                                                0.31283         8.28772
OPPORTUNITY FUND                                                   5.06114         2.82008
INNOVATION FUND                                                    3.85703         2.53396
INTERNATIONAL GROWTH FUND                                          0.59336         3.83458
CAPITAL APPRECIATION FUND                                          4.99628               0
MID-CAP FUND                                                       0.01720               0
ENHANCED EQUITY FUND                                               0.44261         0.02981
STRUCTURED EMERGING MARKETS FUND                                   0.51059         0.28109
INTERNATIONAL FUND                                                 1.73874               0

Shareholders are advised to consult their own tax advisor with respect to the tax consequences of their investment in the Trust. However, income received by tax-exempt recipients need not be reported as taxable income. In January 2001, you will be advised on IRS form 1099-DIV as to the federal tax status of the dividends and distributions received by you in calendar year 2000.

(unaudited)

FOREIGN TAX CREDIT. The following Funds have elected to pass through the credit for taxes paid in foreign countries The foreign income and foreign tax per share outstanding on June 30, 2000 are as follows:

---------------------------------------------------------------------------------------------------------
                       International                Structured Emerging        Tax-Efficient Structured
                        Growth Fund                   Markets Fund               Emerging Markets Fund
               ------------------------------------------------------------------------------------------
                 Gross Foreign   Foreign         Gross Foreign   Foreign        Gross Foreign  Foreign
Country          Dividends       Tax             Dividends       Tax            Dividends      Tax
---------------------------------------------------------------------------------------------------------
Argentina               0              0            0.01683              0         0.01447             0
Australia         0.00955        0.00025                  0              0               0             0
Botswana                0              0            0.01642        0.00114         0.01274       0.00062
Brazil                  0              0            0.02424        0.00282         0.02016       0.00254
Chile                   0              0            0.01595        0.00451         0.01346       0.00378
China                   0              0            0.00525        0.00010         0.00699       0.00005
Columbia                0              0            0.00647        0.00028         0.00815       0.00016
Denmark           0.00193        0.00029                  0              0               0             0
Egypt                   0              0            0.00866              0         0.00916             0
Estonia                 0              0            0.00171        0.00044         0.00102       0.00026
Finland           0.00213        0.00032                  0              0               0             0
France            0.07619        0.01406                  0              0               0             0
Germany           0.01672        0.00165                  0              0               0             0
Ghana                   0              0            0.00815        0.00093         0.00439       0.00050
Greece            0.01123              0            0.00664              0         0.00687             0
Hong Kong         0.00762              0            0.00324              0         0.00747       0.00008
Hungary                 0              0            0.00632        0.00137         0.00612       0.00129
India                   0              0            0.01085        0.00100         0.00445       0.00046
Indonesia               0              0            0.00228        0.00034         0.00333       0.00050
Ireland           0.00441        0.00167                  0              0               0             0
Israel                  0              0            0.02261        0.00563         0.02194       0.00546
Italy             0.02337        0.00160                  0              0               0             0
Japan             0.02322        0.00348                  0              0               0             0
Kenya                   0              0            0.00579        0.00058         0.00409       0.00043
Malaysia                0              0            0.00868        0.00146         0.00688       0.00108
Mauritius Islands       0              0            0.00687              0         0.00491             0
Mexico            0.00210        0.00016            0.00790        0.00060         0.00625       0.00048
Morocco                 0              0            0.00591        0.00059         0.00495       0.00050
Netherlands       0.00985        0.00172                  0              0               0             0
Peru                    0              0            0.01344              0         0.01237             0
Philippines             0              0            0.00481        0.00114         0.00479       0.00111
Poland                  0              0            0.00679        0.00101         0.00383       0.00057
Portugal                0              0                  0              0         0.00008       0.00001
Russia            0.00098        0.00028            0.00047        0.00028         0.00089       0.00005
Singapore         0.00323        0.00078                  0              0               0             0
South Africa            0              0            0.01795              0         0.01648             0
South Korea       0.00063        0.00010            0.01006        0.00166         0.06270       0.00104
Spain             0.00603        0.00090                  0              0               0             0
Sweden            0.00058        0.00009                  0              0               0             0
Switzerland       0.00989        0.00148                  0              0               0             0
Taiwan                  0              0            0.00569        0.00063         0.00467       0.00060
Thailand                0              0            0.00400        0.00019         0.00492       0.00025
Turkey                  0              0            0.00170              0         0.00174             0
United Kingdom    0.05295        0.00509            0.00158        0.00003         0.00094             0
Venezuela               0              0            0.01904        0.00064         0.01760       0.00055
Zimbabwe                0              0            0.00661        0.00099         0.00568       0.00085

The pass-through of foreign tax credit will affect only shareholders on the dividend record date in December 1999. Shareholders will receive more detailed information along with their Form 1099-DIV in January 2001.

PIMCO Advisors Holdings L.P. is one of the largest investment management companies in the United States with assets under management of more than $264 billion as of June 30, 2000. PIMCO Advisors is a member of the Allianz Group of companies. Allianz AG is a European based multi-national insurance and financial services holding company. PIMCO Advisors offers institutional and individual investors domestically and abroad a diverse range of fixed income and equity advisory styles and services including mutual funds and institutional separate account management. PIMCO Global Advisors, the international unit, offers investment services worldwide through offices in London, Tokyo, Singapore and Sydney.

PIMCO Advisors investment firms are:

Pacific Investment Management Company LLC/Newport Beach, California

Oppenheimer Capital/New York, New York

Cadence Capital Management/Boston, Massachusetts

NFJ Investment Group/Dallas, Texas

Parametric Portfolio Associates/Seattle, Washington

PIMCO Equity Advisors/New York, New York a division of PIMCO Advisors L.P.

PIMCO/Allianz International Advisors LLC/New York, New York



TRUSTEES AND OFFICERS

     Stephen J. Treadway,
       PRESIDENT, CHIEF EXECUTIVE OFFICER
       AND TRUSTEE

     E. Philip Cannon, TRUSTEE

     Donald P. Carter, TRUSTEE

     Gary A. Childress, TRUSTEE

     Richard L. Nelson, TRUSTEE

     Kenneth M. Poovey, TRUSTEE

     Lyman W. Porter, TRUSTEE

     Alan Richards, TRUSTEE

     W. Bryant Stooks, TRUSTEE

     Gerald M. Thorne, TRUSTEE

     Newton B. Schott, Jr., SECRETARY

     John P. Hardaway, TREASURER

INVESTMENT ADVISER AND ADMINISTRATOR

     PIMCO Advisors L.P.
     800 Newport Center Drive, Suite 600
     Newport Beach, California 92660



PIMCO FUNDS: ACCESS TO THE HIGHEST STANDARD

PIMCO Funds offers unique access to the investment expertise of PIMCO Advisors L.P. PIMCO Advisors manages approximately $264 billion, including assets for 46 of the 100 largest U.S. corporations. The firm's institutional heritage is reflected in the PIMCO Funds, each seeking the highest caliber performance in a specific investment style.

--------------------------------------------------------------------------------
MANAGER           PIMCO Advisors L.P., 800 Newport Center Drive,
                  Newport Beach, CA 92660

--------------------------------------------------------------------------------
DISTRIBUTOR       PIMCO Funds Distributors LLC, 2187 Atlantic Street,
                  Stamford, CT 06902-6896

--------------------------------------------------------------------------------
CUSTODIAN         State Street Bank & Trust Company, 801 Pennsylvania,
                  Kansas City, MO 64105

--------------------------------------------------------------------------------
SHAREHOLDER       National Financial Data Services, 330 W. 9th Street, 4th Floor
SERVICING AGENT   Kansas City, MO 64105
AND TRANSFER
AGENT

--------------------------------------------------------------------------------
INDEPENDENT       PricewaterhouseCoopers LLP, 1055 Broadway,
ACCOUNTANT        Kansas City, MO 64105

--------------------------------------------------------------------------------
LEGAL COUNSEL     Ropes & Gray, One International Place,
                  Boston, MA 02110

--------------------------------------------------------------------------------
For Account       For PIMCO Funds account information contact your financial
Information       advisor, or if you receive account statements directly from
                  PIMCO Funds, you can also call 1-800-927-4648

--------------------------------------------------------------------------------
This is a copy of a report by PIMCO Funds to its shareholders. Distribution of this report to persons other than shareholders of the Trust is authorized only when accompanied by the Trust's Prospectus. This report does not offer for sale or solicit orders to buy any securities.

This material is authorized for use only when preceded or accompanied by a current PIMCO Funds prospectus, which describes in greater detail the investment policies, management fees and other matters of interest to prospective investors. Please read the prospectus carefully before you invest or send money.

                                                                      PZ031.8/00

               PIMCO                                               BULK RATE
               FUNDS                                              U.S. POSTAGE
               -----                                                  PAID
                                                                 SMITHTOWN, NY
PIMCO FUNDS                                                      PERMIT NO. 700
DISTRIBUTORS LLC

2187 Atlantic Street
Stamford, CT 06902-6896